   As filed with the Securities and Exchange Commission on November 12, 1997


                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section14(a) of
                      the Securities Exchange Act of 1934

    /X/  Filed by Registrant.
    / /  Filed by Party other than the Registrant

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                            NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

/ / Fee computed in accordance with the table below pursuant to Rule 14a-6(i)(1) and Rule 0-11(c)

                                       CALCULATION OF FILING FEE
    TITLE OF CLASS        AMOUNT    PRICE PER SHARE(1)     TOTAL     FILING FEE
Common Stock, $.001 par
  value................  4,436,033       $      12       $53,232,396 $10,646(2)

--------------------------

(1) Based on the average high and low sales prices of $12 per share of Stock on the American Stock Exchange on September 2, 1997.

(2) Previously paid.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computer pursu-ant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total Fee Paid:
         -----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement Number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No:
     (3) Filing Party:
     (4) Date Filed:

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                           1670 BROADWAY--SUITE 3350
                             DENVER, COLORADO 80202
                                 (303) 869-4700


                                                               November 12, 1997


To the Stockholders of
American Real Estate Investment Corporation


    On August 20, 1997, American Real Estate Investment Corporation (the "Company") reached agreement with a group of investors to have them make a major investment in the Company and to change the business strategy and operations of the Company from the ownership of multi-family residential real estate in the Southwestern United States to the ownership of office and industrial properties, currently in New Jersey and Eastern Pennsylvania, and with plans to expand these activities initially through the mid-Atlantic and Northeastern United States.



    The transaction will result in the issuance to certain investors of approximately 3,964,767 shares of Common Stock, par value $0.001 per share (the "Stock") of the Company and approximately 3,362,503 units of partnership interest (the "LP Units") in American Real Estate Investment, L.P. (the "Operating Partnership"), the Company's Operating Partnership, each of which LP Units can be converted at the holder's option at any time into one share of Stock or, at the election of the Company, the cash equivalent thereof. Such issuance is subject to various provisions in the Transaction Documents described in the attached Proxy Statement. The purchase price for each share of Stock and each LP Unit sold in the transaction is $11.00 per share or LP Units.



    We believe this transaction is very favorable to the Company and its stockholders and urge you to carefully review the information in the enclosed Proxy Statement. The transaction described in the enclosed Proxy Statement will be submitted for approval of the stockholders of the Company at a Special Meeting to be held at 1:00 PM, local time, on Thursday, December 11, 1997, at The Clubhouse, Americana Lakewood Apartments, 12598 West Dakota Avenue, Lakewood Colorado. You are cordially invited to attend this meeting. Approvals of matters relating to this transaction will be the only matters to be voted on at the Special Meeting.



    The Board of Directors of the Company, including its independent Directors, has concluded that the proposed transaction is fair to and in the best interest of the Company and its stockholders. The Board of Directors has obtained an opinion from its independent financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, to the effect that, at the date of the opinion and based upon and subject to certain matters stated therein, the consideration to be paid and received by the Company pursuant to the terms of the Transaction Agreements (as defined in the enclosed Proxy Statement) was, in the aggregate, fair from a financial point of view to the Company and its stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.



    The accompanying Notice of Special Meeting of Stockholders and Proxy Statement, and the Appendix thereto, provide detailed information concerning matters to be considered at the Special Meeting, the reasons for the Board of Directors' recommendation of the proposed transaction, and certain additional information, including, without limitation, information on all of the parties to the proposed transaction. You are urged to carefully consider all of the information in the accompanying material. Stockholders of the Company will not exchange their stock certificates in connection with this transaction.


    It is important that your shares of Stock be represented at the Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting in person.
                                                Very truly yours,
                                            James Mulvihill, Chairman
                                             Evan Zucker, President

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                           1670 BROADWAY--SUITE 3350
                             DENVER, COLORADO 80202
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 11, 1997


To The Stockholders:


    Notice is hereby given that a Special Meeting of Stockholders of the Company will be held on Thursday, December 11, 1997, at 1:00 PM, local time, at The Clubhouse, Americana Lakewood Apartments, 12598 West Dakota Avenue, Lakewood, Colorado, for the following purposes:


        1) To consider and vote upon a proposal to approve, subject to stockholder approval at the Special Meeting of proposals 2 and 3 herein, the consummation of an agreement with McBride Hudson Bay, L.P. and various entities affiliated with it (herein collectively referred to as "McBride") providing for the contribution to the Company or the Operating Partnership of (i) interests in certain entities owning real properties, cash and agreements to acquire office and industrial properties, and (ii) $2 million, in exchange for Stock, LP Units and warrants to purchase LP Units (see the Glossary for the definitions of certain terms used herein);

        2) To consider and vote upon a proposal to approve, subject to stockholder approval at the Special Meeting of proposals 1 and 3 herein, the consummation of the merger (the "Merger") of Fair Lawn Industrial Park, Inc., a New York corporation ("FLIP"), which is owned by certain persons associated with McBride, with and into the Company pursuant to which the Company will issue to the stockholders of FLIP shares of Stock of the Company and, as a consequence of the Merger, will result in the adoption of Amended and Restated Articles of Incorporation of the Company and the reconstitution of the Company's Board of Directors;

        3) To consider and vote upon a proposal to approve, subject to stockholder approval at the Special Meeting of proposals 1 and 2 herein, the consummation of an agreement providing for the purchase by Hudson Bay Partners, L.P. ("Hudson Bay") and certain other investors of a total of 1,963,635 shares of Stock;

        4) To approve the postponement or adjournment of the Special Meeting for the solicitation of additional votes, if necessary; and

        5) To transact such other business as may properly come before the Special Meeting, or any adjournment thereof.

    If the Transactions are approved, each existing holder of shares of Stock of the Company will retain the same number of shares of Stock as he or she holds immediately before consummation of the Transactions.


    Information with respect to the Transactions is set forth in the Proxy Statement which accompanies this Notice. Only stockholders of the Company of record at the close of business on October 8, 1997 are entitled to notice of and to vote at the Special Meeting and any adjournments and postponements thereof.

    The Board of Directors considers the vote of each stockholder to be important and encourages your participation in the Special Meeting. Accordingly, we urge you to mark the enclosed Proxy, sign it, and return it promptly in the enclosed stamped envelope addressed to the Company's Transfer Agent, whether or not you plan to attend the Special Meeting. Your Proxy may be revoked at any time prior to its exercise by voting in person at the Special Meeting or by delivering a written revocation or later dated proxy to the Secretary of the Company prior to the commencement of the Special Meeting.

                                          By Order of the Board of Directors
                                          Rick A. Burger, Secretary


Denver, Colorado
November 12, 1997

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                                PROXY STATEMENT



        SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 1997



    This Proxy Statement is being furnished to the holders of Common Stock, par value $0.001 per share (the "Stock"), of American Real Estate Investment Corporation, a Maryland corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at a Special Meeting of the Company's stockholders (the "Special Meeting") to be held on Thursday, December 11, 1997, at 1:00 PM local time, at The Clubhouse, Americana Lakewood Apartments, 12598 West Dakota Avenue, Lakewood, Colorado and at any adjournments or postponements thereof. The only business which the Board of Directors intends to present or knows that others will present at the Special Meeting is to consider and vote upon certain proposals relating to the Transactions (as defined in the Glossary herein).


    The Transactions involve, among other things, the contribution by McBride Hudson Bay, L.P. and various entitites affiliated with it (collectively, "McBride") of interests in certain entities owning real property, cash and acquisition agreements, the consummation of the Merger of Fair Lawn Industrial Park, Inc., a New York corporation ("FLIP"), with and into the Company, and the investment in the Company by Hudson Bay Partners, L.P. ("Hudson Bay"), in exchange for Stock, LP Units and purchase warrants for shares of Stock and LP Units. The Transactions also involve the election of five persons to the Company's Board of Directors to fill five vacancies that will exist upon consummation of the Transactions by reason of the resignations of three of the Company's present Directors and the expansion of the Board by two persons, the adoption, as a consequence of the Merger, of Amended and Restated Articles of Incorporation of the Company, the disposition of all of the multi-family residential properties or interests therein owned by the Company's operating partnership, American Real Estate Investment, L.P. (the "Operating Partnership"), on the date hereof, and the amendment of the Agreement of Limited Partnership of the Operating Partnership. The Transactions involve the issuance to the Investor Group (as defined below) and certain other investors of an aggregate of 3,964,767 shares of Stock and an aggregate of 3,362,503 LP Units which, valued at the Per Unit Purchase Price of $11, have an aggregate transaction value of approximately $80.6 million. The Transactions also involve the issuance of warrants to purchase 300,000 shares of Stock at $11 per share and 375,000 LP Units at $11 per LP Unit, and the assumption of approximately $56.8 million of debt (including $11.8 million of indebtedness assumed in connection with the Acquisition Properties (as defined in the Glossary)).

    All information herein with respect to the Company has been furnished by the Company; all information herein with respect to McBride, FLIP and the McBride Portfolio (as herein defined) has been furnished by McBride and FLIP; all information herein with respect to Penn Square Properties, Inc. ("Penn Square") has been furnished by Penn Square; and all information herein with respect to Hudson Bay has been furnished by Hudson Bay. Herein, McBride, FLIP, Penn Square, Jeffrey E. Kelter, and Hudson Bay are collectively referred to as the "Investor Group."

    SEE "RISK FACTORS" COMMENCING ON PAGE 13 FOR A DESCRIPTION OF MATERIAL RISK FACTORS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS BEFORE VOTING.

    Under the laws of the State of Maryland, no stockholder of the Company will have any dissenters' rights with respect to the Transactions.


    This Proxy Statement is first being mailed to the stockholders of the Company on or about November 12, 1997.



               THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 12, 1997

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
Summary....................................................................................................           5
  The Special Meeting......................................................................................           5
  Parties to the Transactions..............................................................................           6
  Recommendation of the Board of Directors.................................................................           6
  Opinion of Financial Advisor.............................................................................           7
  Principal Features of the Transactions...................................................................           7
  Ownership of the Company after the Transactions..........................................................           7
  Conflicts of Interest Involved with the Transactions.....................................................           7
  Operations Following the Transactions....................................................................           8
  Closing Date of the Transactions.........................................................................          11
  Accounting Treatment.....................................................................................          11
  Rights of Dissenting Stockholder.........................................................................          11
  Summary Selected Historical and Pro Forma Financial Data.................................................          11
Risk Factors...............................................................................................          13
  Risk Factors Relating to Changes in the Control and the Business Strategy of the Company and to the
    Transactions...........................................................................................          13
  Conflict of Interests of Certain Officers and Directors in the Transactions..............................          16
  Real Estate Investment Risks.............................................................................          17
  Certain Tax Risks........................................................................................          20
Significant Aspects of the Transactions....................................................................          22
Background Of The Transactions.............................................................................          23
  General..................................................................................................          23
  Events Leading to the Transactions.......................................................................          25
Recommendation Of The Company's Board Of Directors.........................................................          28
  Recommendation...........................................................................................          28
  Opinion of Financial Advisor to the Company..............................................................          29
Market Price And Dividend Data For The Company's Stock.....................................................          37
Capitalization.............................................................................................          38
Selected Financial Information.............................................................................          39
  Selected Historical and Pro Forma Financial Data for the Company.........................................          39
  Selected Financial Information for Penn Square...........................................................          42
Meeting Of Stockholders Of The Company.....................................................................          43
  Introduction.............................................................................................          43
  Date, Time and Place.....................................................................................          43
  Matters to be Considered.................................................................................          43
  Record Date, Quorum and Vote Required....................................................................          43
  Voting and Revocation of Proxies.........................................................................          43
  Miscellaneous............................................................................................          44
Recent Developments Concerning The Company.................................................................          44
The Investor Group.........................................................................................          44
  McBride..................................................................................................          44
  Penn Square..............................................................................................          45
  Hudson Bay...............................................................................................          45
Operations Following The Transactions......................................................................          46
  Business and Growth Strategies...........................................................................          46
  Summary Property Table...................................................................................          48
  Description of Properties................................................................................          49
  Nomura Refinancing.......................................................................................          56
  The Acquisition Facility.................................................................................          56
The Transaction Documents..................................................................................          57

                                                                                                                PAGE
                                                                                                                -----
  The Master Agreement.....................................................................................          57
  The McBride Agreement....................................................................................          62
  The Merger Agreement.....................................................................................          64
  The Penn Square Agreement................................................................................          65
  Stock Purchase Agreement.................................................................................          65
  Voting Agreements........................................................................................          66
  Lock-Up Agreements.......................................................................................          66
  Non-Competition Agreements...............................................................................          67
  Registration Rights Agreement............................................................................          67
Accounting Treatment For The Transactions..................................................................          68
Conflicts of Interest Of Certain Persons In The Transactions...............................................          68
  Purchase of Options......................................................................................          68
  The Spin-Off.............................................................................................          68
  Termination of Employment and Consulting Agreements......................................................          69
Dissenters' Rights.........................................................................................          71
Policies With Respect To Certain Activities Following The Transactions.....................................          71
  Investment Policies......................................................................................          71
  Financing Policies.......................................................................................          71
  Disposition Policies.....................................................................................          72
  Conflict of Interest Policies............................................................................          73
  Other Policies...........................................................................................          73
Amendment To Partnership Agreement.........................................................................          74
  Conversion and Registration Rights.......................................................................          74
  Disposition of Company Properties........................................................................          75
  Consent of Certain Limited Partners......................................................................          75
  Merger, Consolidation or Other Combinations..............................................................          75
  Amendment of Partnership Agreement.......................................................................          75
Amendment Of the Company's Charter And By-Laws.............................................................          76
  Capitalization...........................................................................................          76
  Ownership Limits and Restrictions on Transfer............................................................          77
  Number, Vacancy and Removal of Directors.................................................................          78
  Stockholder Action.......................................................................................          79
  Stockholder Meetings.....................................................................................          79
  Control Shares...........................................................................................          79
  Amendments to Charter and Bylaws.........................................................................          80
Management Of The Company Following The Transactions.......................................................          81
  Board of Directors.......................................................................................          81
  Employment Agreements....................................................................................          82
Principal And Other Stockholders...........................................................................          83
Federal Income Tax Consequences............................................................................          85
  General..................................................................................................          85
  Opinion of Company's Counsel.............................................................................          85
  Taxation of the Company..................................................................................          86
  Requirements for Qualification...........................................................................          87
  Taxation of U.S. Stockholders............................................................................          93
  Special Tax Consequences for Foreign Stockholders........................................................          95
  Income Taxation of the Operating Partnership, the Subsidiary Partnerships
    and Their Partners.....................................................................................          96
  Spin-Off Subsidiary......................................................................................          98
  Information Reporting Requirements and Backup Withholding Tax............................................          99

                                                                                                                PAGE
                                                                                                                -----
  State and Local Tax Consequences.........................................................................          99
  Possible Federal Tax Developments........................................................................          99
Description Of The Company's Capital Stock.................................................................         100
  General..................................................................................................         100
  Restrictions on Transfer.................................................................................         100
  Limitation of Liability of Directors.....................................................................         101
  Indemnification of Directors and Officers................................................................         101
  Transfer Agent...........................................................................................         101
Submission Of Stockholders' Proposals For 1998 Annual Meeting..............................................         102
Experts....................................................................................................         102
Glossary...................................................................................................         103
Annual Report On Form 10-KSB And Quarterly Report On Form 10-QSB...........................................         106
Available Information......................................................................................         106
Information Incorporated By Reference......................................................................         106
Financial Statements.......................................................................................         F-1
Appendix

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.


                            ------------------------

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included herein is forward-looking, such as information relating to "Summary--Operations Following the Transactions," "Risk Factors--Risk Factors Relating to Changes in the Company and to the Transactions," "--Real Estate Investment Risks," "Operations Following the Transactions," and "Policies With Respect to Certain Activities Following the Transactions." Such forward-looking information involves important risks and uncertainties that could cause actual future results to differ significantly from those expressed in any forward-looking statements made by, or on behalf of, the Company or to render the Company unable to accomplish its business objectives after the Closing (as such term is defined herein). These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions, development and divestitures of properties, operational and management changes, possible rapid growth of the Company, geographic concentrations of real estate, possible future tenant breaches of leases, and changes in the competitive environment in which the Company and the Investor Group operate.

                                    SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE (I) MASTER INVESTMENT AGREEMENT (THE "MASTER AGREEMENT") AMONG THE COMPANY, THE OPERATING PARTNERSHIP AND THE INVESTOR GROUP, (II) THE MERGER AGREEMENT (THE "MERGER AGREEMENT") AMONG THE COMPANY, FLIP AND THE STOCKHOLDERS OF FLIP, (III) THE STOCK PURCHASE AGREEMENT (THE "STOCK PURCHASE AGREEMENT") BETWEEN THE COMPANY AND HUDSON BAY, (IV) THE MANAGEMENT CONTRIBUTION AGREEMENT (THE "PENN SQUARE AGREEMENT") AMONG THE COMPANY, THE OPERATING PARTNERSHIP, JEFFREY E. KELTER AND PENN SQUARE, (V) THE MCBRIDE CONTRIBUTION AGREEMENT (THE "MCBRIDE AGREEMENT") AMONG THE COMPANY, THE OPERATING PARTNERSHIP AND VARIOUS ENTITIES THAT ARE AFFILIATED WITH MCBRIDE, AND (VI) THE PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY, ALL OF WHICH APPEAR IN THE APPENDIX TO THIS PROXY STATEMENT, AND BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE HEREIN, ACCOMPANYING THIS PROXY STATEMENT AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH OR INCORPORATED BY REFERENCE ELSEWHERE IN THIS PROXY STATEMENT AND ITS APPENDIX, ALL OF WHICH SHOULD BE REVIEWED CAREFULLY. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES HEREIN TO THE COMPANY INCLUDE AMERICAN REAL ESTATE INVESTMENT CORPORATION AND THE OPERATING PARTNERSHIP. HEREIN THE MASTER AGREEMENT, THE MERGER AGREEMENT, THE STOCK PURCHASE AGREEMENT, THE PENN SQUARE AGREEMENT, AND THE MCBRIDE AGREEMENT ARE COLLECTIVELY REFERRED TO AS THE "TRANSACTION DOCUMENTS." CERTAIN TERMS USED HEREIN ARE DEFINED IN THE GLOSSARY.


THE SPECIAL MEETING


    MEETING DATE AND PLACE; RECORD DATE: The Special Meeting of the Company's stockholders will be held on Thursday, December 11, 1997, at 1:00 PM, local time, at The Clubhouse, Americana Lakewood Apartments, 12598 West Dakota Avenue, Lakewood, Colorado (the "Special Meeting"). Only holders of record of shares of Common Stock, $0.001 par value per share (the "Stock"), of the Company at the closing of business on October 8, 1997 are entitled to notice of and to vote at the Special Meeting.


    VOTE REQUIRED AND VOTING OF PROXIES: The Merger must be authorized by the affirmative vote of the holders of shares of Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the proposal. Each of the other proposals to be submitted to a vote of the stockholders will require for approval the favorable vote of a majority of all the votes cast at the Special Meeting; except that the proposal to approve the postponement or adjournment of the Special Meeting to solicit additional votes will require the vote of a majority of the votes cast at the Special Meeting whether or not a quorum is present. See "Meeting of Stockholders of the Company--Record Date, Quorum and Vote Required."

    Shares as to which the proxy holders have been instructed to abstain from voting will be so indicated in the tabulation of voting results but will be counted for purposes of establishing a quorum at the Special Meeting. Shares that have not been voted by brokers who hold shares on behalf of the beneficial owner ("broker non-votes") will not be counted for purposes of establishing a quorum. Because the Merger must be adopted by a majority of the Company's total voting power, abstentions and broker non-votes will have the same effect as voting against the Merger. Because the approval of the other proposals requires the favorable vote of a majority of all the votes cast at the Special Meeting, abstentions and broker non-votes will have no effect on the outcome of the vote on such proposal.

    As of October 8, 1997, officers and Directors of the Company held an aggregate of 48,582 shares of Stock (approximately 4.3%) entitled to be voted at the Meeting. Such persons have advised the Company that all of such shares will be voted in favor of the Transactions.

    The Directors of the Company have unanimously recommended to the Company's stockholders that they vote in favor of the Transactions. See "Recommendation of the Company's Board of Directors."

PARTIES TO THE TRANSACTIONS

    THE COMPANY


    The Company was organized on August 24, 1993 to own and operate, as a self-administered real estate investment trust ("REIT"), multi-family residential properties. Through a 59.21% general partnership interest in the Operating Partnership, the Company owned, as of October 15, 1997, either a full or partial interest in, and operates directly or through partnership interests, two multi-family properties (the "Company Properties") containing an aggregate of 810 apartments located in the Denver, Colorado and Phoenix, Arizona metropolitan areas.


    The Company's executive offices are currently located at 1670 Broadway, Suite 3350, Denver, Colorado 80202, and its telephone number is (303) 869-4700. Subsequent to the Closing, the Company's executive offices will be relocated to 620 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462 and its telephone number will be (215) 972-0097.

    THE INVESTOR GROUP

    MCBRIDE: As part of the Transactions, the Company will acquire all of the interests in entities owning 15 properties totaling approximately 1.2 million square feet (the "McBride Portfolio") and $6.4 million in cash (or, in lieu of such cash, certain newly acquired Acquisition Properties (as defined below)) from McBride and FLIP, and assume approximately $56.8 million in debt (including $11.8 million of indebtedness assumed in connection with the Acquisition Properties) in exchange for approximately $53.0 million in Stock and LP Units (valued at $11 per share or LP Unit). McBride and its predecessors and affiliates have been engaged in real estate development activities in Northern New Jersey for over 40 years. See "The Transaction Documents--The McBride Agreement" and "--The Merger Agreement."


    PENN SQUARE: Also as part of the Transactions, a 95% non-voting equity interest in Penn Square will be contributed to the Company by Jeffrey E. Kelter in exchange for 363,636 LP Units. Penn Square is a full service real estate development, management, construction and brokerage company located in Philadelphia, Pennsylvania. See "The Transaction Documents--The Penn Square Agreement."


    Penn Square has entered into purchase agreements (the "Acquisition Agreements") to acquire seven industrial/warehouse properties (the "Acquisition Properties") totaling approximately 1.2 million square feet for an aggregate purchase price, including transaction costs, of approximately $39.0 million, including the assumption of approximately $11.8 million of primarily long-term indebtedness. The Acquisition Agreements have been assigned to McBride. McBride may acquire one or more of the Acquisition Properties prior to consummation of the Transactions, in which case the Company would acquire such Acquisition Properties at Closing. The closing of each Acquisition Agreement is contingent upon satisfaction of customary conditions and no assurances can be given that such conditions will be satisfied. See "Operations Following the Transactions--Description of Properties."


    HUDSON BAY: Hudson Bay and certain other investors will invest $23.6 million in the Company (including $21.6 million to be invested in the Company in exchange for 1,963,635 shares of Stock, and $2.0 million to be invested by Hudson Bay in McBride which will be contributed to the Operating Partnership). Hudson Bay is a discretionary investment fund formed to make strategic investments in real estate and real estate related securities.


RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE DIRECTORS OF THE COMPANY BELIEVE THAT THE TRANSACTIONS ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND HAVE UNANIMOUSLY RECOMMENDED, WITH THE UNANIMOUS APPROVAL OF AN INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS, TO THE COMPANY'S STOCKHOLDERS THAT THEY VOTE IN FAVOR OF THE TRANSACTIONS. SEE "RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS."

OPINION OF FINANCIAL ADVISOR


    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), an independent investment banking firm, has rendered its opinion to the Company's Board of Directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid and received by the Company pursuant to the terms of the McBride Agreement, Merger Agreement, Stock Purchase Agreement and Penn Square Agreement (collectively, the "Transaction Agreements"), was, in the aggregate, fair from a financial point of view to the Company and its stockholders. A copy of the DLJ opinion, dated as of the date of this Proxy Statement, which sets forth the assumptions made, procedures followed, other matters considered and limits of review by DLJ, is attached to this Proxy Statement in the Appendix. See "Recommendation of the Company's Board of Directors-- Opinion of Financial Advisor to the Company."


PRINCIPAL FEATURES OF THE TRANSACTIONS

    Upon the consummation of the Transactions, the Company (i) will acquire all interests in the entities owning the McBride Portfolio or any Acquisition Properties acquired by McBride prior to Closing, the Acquisition Agreements, $30 million in cash (except to the extent used by McBride or FLIP to acquire one or more Acquisition Properties prior to Closing), and a 95% non-voting equity interest in Penn Square, including the management staff and expertise of Penn Square, and (ii) will issue to the Investor Group and certain other investors an aggregate of 3,964,767 shares of Stock, 3,362,503 LP Units, warrants to purchase 300,000 shares of Stock at $11 per share and 375,000 LP Units at $11 per LP Unit, and assume approximately $56.8 million of debt (including $11.8 million of indebtedness assumed in connection with the Acquisition Properties).

    The Transactions also involve a change in the Company's business strategy from the ownership of multi-family residential real estate in the Southwestern United States to the ownership of office and industrial properties currently in Northern New Jersey and Eastern Pennsylvania. Accordingly, the Company intends to dispose of its existing portfolio of residential real estate interests.

    Upon the consummation of the Transactions, the Company's Board of Directors will consist of David F. McBride, Jeffrey E. Kelter, Timothy McBride, David Lesser and Robert Branson, all of whom will be newly elected to the Company's Board of Directors, as well as James Mulvihill and Evan Zucker, who are currently Directors of the Company.

OWNERSHIP OF THE COMPANY AFTER THE TRANSACTIONS


    Upon consummation of the Transactions, the Investor Group and certain other investors will hold in the aggregate 3,964,767 shares of the Company's Stock which will represent approximately 75.3% of the shares of Stock outstanding, assuming no LP Units are converted. There will also be issued upon consummation of the Transactions 3,362,503 LP Units, each of which will be convertible into one share of Stock or, at the election of the Company, the cash equivalent thereof. Assuming all the LP Units outstanding prior to consummation of the Transactions, as well as those issued concurrently with consummation of the Transactions, are converted into shares of Stock, the Investor Group and such other investors would hold in the aggregate approximately 77.8% of the shares of Stock then outstanding.


CONFLICTS OF INTEREST INVOLVED WITH THE TRANSACTIONS

    Certain officers and Directors of the Company have certain interests in the Transactions that may be deemed to create conflicts of interest. These include
(i) the cancellation of certain outstanding options held by Mr. Mulvihill to purchase 165,850 shares of Stock, by Mr. Zucker to purchase 165,850 shares of Stock and by Mr. Burger to purchase 57,000 shares of Stock in consideration of the payment of $607,558, $607,558 and $208,808, respectively; (ii) the spin-off of a subsidiary organized under the laws of the State of Maryland with nominal capitalization, with only a nominal percentage to be distributed to the

Company's stockholders, which spin-off is intended to enable the creation of a publicly held entity for Messrs. Mulvihill and Zucker to pursue real estate investment opportunities other than in the office or industrial sectors; and
(iii) the payment to Messrs. Mulvihill, Zucker and Burger of $150,000, $225,000 and $85,000, respectively, in consideration for their termination of their employment and consulting agreements. Each of Messrs. Mulvihill, Zucker and Burger has elected to receive the payments referred to in the preceding clauses
(i) and (iii) in the form of shares of Stock, valued at $11 per share. Accordingly, they will receive 68,869, 75,687 and 26,710 shares, respectively.


OPERATIONS FOLLOWING THE TRANSACTIONS

    BUSINESS AND GROWTH STRATEGIES

    The Company's primary business objectives following the Closing will be to maximize total return to stockholders through growth in the Company's cash flow per share and increase the size and value of its assets. The Company intends to achieve its objectives by maximizing cash flow from its Properties (as defined in the Glossary) through aggressive asset and property management, acquiring and selectively developing new properties and initially focusing its activities in the mid-Atlantic and Northeastern United States.

    The Company intends to increase cash flow per share and increase stockholder value by:

    - maintaining and increasing occupancy and rental rates through aggressive management of its existing portfolio of assets;

    - acquiring primarily Class A industrial properties and portfolios in targeted markets at attractive yields and acquiring institutional quality office properties in strategic situations and locations;

    - targeting properties which have potential for additional growth through renovation and/or expansion; and

    - generating build-to-suit development opportunities particularly by maintaining and building strong owner/tenant relationships and establishing local market prominence.

        The Company's acquisition strategy will be to target opportunities in the following three categories:

    - FAMILY BUSINESSES: capitalize on the experience of McBride in targeting similar family-owned businesses and offering tax efficient means by which they may increase diversification and liquidity of their closely held interests while retaining participation in future growth. McBride's experience and understanding of family and other closely held businesses and the motivations of the individuals involved in such transactions is expected to provide a competitive advantage for the Company;


    - INSTITUTIONAL PORTFOLIOS: utilize the contacts of Penn Square and Hudson Bay in the institutional real estate investment industry to source acquisition opportunities. Management of Penn Square, including Mr. Kelter, has acted as property manager and developer for institutional investors since 1982. The principals of Hudson Bay have, in the past, provided corporate finance and financial advisory services for institutional investors. The Company expects to be able to capitalize on the accelerating trend within the industry toward ownership of real estate in publicly-traded REITs as institutions look to convert direct property holdings to ownership of public securities; and


    - SINGLE ASSETS: acquire properties in markets where the Company will have a presence or in markets where it will seek to establish a meaningful presence.

    Based on the Investor Group's familiarity with the area, management believes attractive investment opportunities exist in certain markets servicing the metropolitan corridor between Washington, D.C. and Boston because (i) there is less competition for assets from other REITs and institutional investors and hence more attractive acquisition prices, (ii) better opportunities exist to establish a dominant local market presence, particularly through consolidation of successful regional developers, and (iii) escalating rental rates in primary markets are driving tenants toward secondary markets. Accordingly, the Company intends to initially focus its acquisition activities in such markets following the Closing.


    It should be noted, however, that economic and other factors may prevent the Company from implementing the foregoing strategies or achieving the foregoing objectives and there can be no assurance that the Company will be able to increase its cash flow per share or increase the size and value of its assets. These factors include the change in control and the change in the business strategy of the Company, and the lack of experience of the majority of the Company's newly-constituted Board of Directors and the Company's new executive officers in managing a public company and operating a real estate investment trust. See "Risk Factors."

    PROPERTIES

    The following table sets forth certain information with respect to each of the Properties as of June 30, 1997:


                                                                                         % OF PORTFOLIO
                                                                 YEAR                       RENTABLE
  BUILDINGS                             LOCATION            BUILT/RENOVATED SQUARE FEET    SQUARE FEET      % LEASED
----------------------------  ----------------------------  --------------  -----------  ---------------  -------------
  MCBRIDE PORTFOLIO

Office:
  40 Potash Road............  Oakland, NJ                            1992       60,994            2.5%            100%
  1655 Valley Road..........  Wayne, NJ                              1989      155,700            6.4%            100%
  16-00 Route 208...........  Fairlawn, NJ                           1983       54,805            2.2%             82%
  128 Bauer Drive...........  Oakland, NJ                            1981       41,450            1.7%             84%
  22-08 Route 208...........  Fairlawn, NJ                        1960/68       78,253            3.2%             75%
  15-00 Pollitt Drive.......  Fairlawn, NJ                        1970/92       18,614            0.8%            100%
  19-00 Pollitt Drive.......  Fairlawn, NJ                    1970/84, 95       77,262            3.2%            100%
  95 Bauer Drive............  Oakland, NJ                         1974/91        6,792            0.3%            100%
  99 Bauer Drive............  Oakland, NJ                            1971       20,449            0.8%            100%
                                                                            -----------         -----             ---
                                                                               514,319           21.1%             93%
Industrial:
  5 Thornton Road...........  Oakland, NJ                         1973/81      151,874            6.2%            100%
  2 Volvo Drive.............  Rockleigh, NJ                       1966/93       67,460            2.8%            100%
  17-01 Pollitt Drive.......  Fairlawn, NJ                           1968      105,367            4.3%             71%
  19-05 Nevins Road.........  Fairlawn, NJ                           1955      151,700            6.2%            100%
                                                                            -----------         -----             ---
                                                                               476,401           19.5%             94%
Other:
  88 Mary Street............  Paterson, NJ                           1976      114,000            4.7%            100%
  Urban Farms Shopping
    Center..................  Franklin Lakes, NJ                  1965-82       91,008            3.7%             90%
                                                                            -----------         -----             ---
  TOTAL MCBRIDE PORTFOLIO                                                    1,195,728           48.9%             94%

  ACQUISITION PROPERTIES

Industrial:
  1 Philips Drive...........  Mountaintop, PA                     1991/93      400,000           16.4%            100%
  100 Oak Hill Road (1).....  Mountaintop, PA                        1996      105,000            4.3%            100%
  1057 Arnold Road..........  Reading, PA                            1995      219,120            9.0%            100%
  1091 Arnold Road..........  Reading, PA                            1996      133,055            5.4%            100%
  1305 Goshen Parkway.......  West Chester, PA                       1991       90,000            3.7%            100%
  One Tabas Lane............  Exton, PA                              1970      150,027            6.1%            100%
  Two Tabas Lane............  Exton, PA                           1970/91      150,000            6.1%            100%
                                                                            -----------         -----             ---
  TOTAL ACQUISITION
    PROPERTIES                                                               1,247,202           51.1%            100%
                                                                            -----------         -----             ---

  GRAND TOTAL                                                                2,442,930          100.0%             97%
                                                                            -----------         -----             ---
                                                                            -----------         -----             ---


------------------------

(1) This Property was acquired in September 1997.

CLOSING DATE OF THE TRANSACTIONS

    The Transactions will be consummated (the "Closing") on a date to be mutually agreed by the parties, but no later than the third business day after the conditions specified in the Master Agreement have been satisfied, or, if permissible, waived, or on such other date as the parties agree (herein such date on which the Closing occurs is referred to as the "Closing Date").

ACCOUNTING TREATMENT

    In a series of simultaneous transactions, the Company will (i) exchange its Stock for stock of FLIP, which is owned by McBride, (ii) issue Stock and warrants for cash contributed by Hudson Bay, an institutional investor and Robert Branson, (iii) issue LP Units and LP Unit warrants to McBride and Mr. Kelter in exchange for cash and the interests in certain partnerships and corporations, including Penn Square, and (iv) acquire certain Acquisition Properties.


    The transactions with McBride, including the Merger, and Penn Square, and the acquisition of the Acquisition Properties will be recorded at fair value using the purchase method of accounting. The $11 per share of Stock or LP Unit price will be used as the fair value basis of the consideration given in these transactions.


RIGHTS OF DISSENTING STOCKHOLDER

    No stockholder of the Company will have any dissenters' rights under the laws of the State of Maryland.

    All of the stockholders of FLIP have executed the Merger Agreement and have adopted a plan of merger by unanimous written consent. Accordingly, such stockholders will have no right to dissent from the action taken and seek to receive payment in cash of the fair value for their shares.

SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA


    The following table sets forth certain financial data on a pro forma basis and historical basis for the Company. The financial data should be read in conjunction with the financial statements and notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in this Proxy Statement. Pro forma operating data are presented for the six months ended June 30, 1997 and the year ended December 31, 1996 as if the Transactions had occurred at the beginning of the period presented and pro forma balance sheet data are presented as if the Transactions had occurred on June 30, 1997. The pro forma data do not purport to represent what the actual financial position or results of operations of the Company would have been as of the period or for the periods indicated, nor do they purport to represent any future financial position or results of operations for any future period.


    Other data that management believes are important in understanding trends in its business and properties are also included in the table.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
            SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         SIX MONTHS ENDED JUNE 30,      YEAR ENDED DECEMBER 31,
                                                        ----------------------------  ----------------------------
                                                        PRO FORMA 1997      1997      PRO FORMA 1996      1996
                                                        ---------------  -----------  ---------------  -----------

                                                          (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
OPERATING DATA
Total revenue.........................................    $    10,884     $   4,093      $  20,963      $  10,240
  Income (loss) before gains on sales of real
    estate............................................            970           116          1,569           (683)
  Gains on sales of real estate.......................        --                403         --              1,786
  Net income..........................................            970           519          1,569          1,104

PER SHARE RESULTS
Income (loss) before gains on sales of real estate....            .18           .10            .30           (.61)
Gains on sales of real estate.........................        --                .36         --               1.61
Net income............................................            .18           .46            .30           1.00
Dividends paid........................................                          .43                           .85

BALANCE SHEET DATA
Investments in real estate, net.......................        164,367        35,159                        43,555
Total assets..........................................        175,512        40,530                        46,223
Stockholders' equity..................................         49,594         4,725                         4,629

                                  RISK FACTORS

    In considering whether to vote in favor of the Transactions submitted to a vote of stockholders at the Special Meeting, holders of shares of Stock should consider the following matters:

RISK FACTORS RELATING TO CHANGES IN THE CONTROL AND THE BUSINESS STRATEGY OF THE
  COMPANY AND TO THE TRANSACTIONS

    OPERATIONAL CHANGES. Following the consummation of the Transactions, the Company will own office and industrial properties containing an aggregate of approximately 1.2 million square feet of rentable office and industrial space. In addition, the Company will own, or will be a party to contracts to purchase, up to an additional 1.2 million square feet of office and industrial space at an aggregate purchase price, including assumed indebtedness aggregating $11.8 million, of $39.0 million, including transaction costs. All of such properties are located in Northern New Jersey and Eastern Pennsylvania. The Company will dispose of its remaining multi-family residential properties located in the Southwestern states. Accordingly, there will be a change in the Company's operations from the ownership of multi-family residential properties in the Southwestern states to the ownership of office and industrial properties located in Northern New Jersey and Eastern Pennsylvania. A stockholder of the Company will be exposed to the risks inherent in the ownership of a different category of real estate and in a different section of the United States.

    MANAGEMENT CHANGES. Upon consummation of the Transactions, David F. McBride will be elected as the Company's Chairman and Jeffrey E. Kelter will be elected as the Company's President, resulting in a change of the Company's executive officers. Although each of Messrs. McBride and Kelter have substantial experience in the development and operation of real estate properties, such persons have heretofore operated separate entities not affiliated with the Company. Mr. McBride has been largely responsible for the operations of McBride and FLIP, and Mr. Kelter has been responsible for the operations of Penn Square. Upon consummation of the Transactions, each of Messrs. McBride and Kelter, as well as Timothy McBride, David Lesser and Robert Branson, will be elected to the Company's Board of Directors, joining James Mulvihill and Evan Zucker, who will remain as members of the Board of Directors. The Company's real estate activities in the future will be substantially dependent upon the business experience of such persons in operating successfully the combined operations. The lack of experience of such persons in managing a public company and operating a real estate investment trust may create additional risks to a stockholder of the Company. See "Operations Following the Transactions" and "Management of the Company Following the Transactions."

    COMBINED PORTFOLIO AND OPERATIONS. Subsequent to the consummation of the Transactions, the Company's portfolio of properties will consist of the McBride Portfolio as well as any Acquisition Properties that have been acquired. The operation of these properties by the Company's new management will be subject to numerous contingencies, including the cost of integrating the operation of the properties and a constantly changing operating, economic and competitive environment. Because all material events and circumstances cannot be predicted and unanticipated events and circumstances are likely to occur, and because the operations of these combined properties will be handled by a management staff that includes persons who do not have previous management experience together, the Company may experience unexpected unfavorable operating results with some or all of its properties.

    RISK THAT PENDING ACQUISITIONS WILL NOT CLOSE. While the Company will have, upon consummation of the Transactions, Acquisition Agreements to acquire the Acquisition Properties not acquired by the Company at or prior to the Closing, the Acquisition Agreements are subject to customary closing conditions. Therefore, there can be no assurances that the Company will complete any or all of such acquisitions.

    RISKS ASSOCIATED WITH THE ACQUISITION OF SUBSTANTIAL NEW PROPERTIES. The Company may experience rapid growth by acquisition of additional properties, including the Acquisition Properties, following the Closing. The aggregate purchase price for the Acquisition Properties is expected to be approximately $39.0 million, including transaction costs and $11.8 million of assumed indebtedness. The ability of the Company's new management to manage its growth effectively will require it to integrate successfully its new acquisitions into its existing management structure. None of the Acquisition Properties have an operating history under management by the Company or the Investor Group prior to their acquisition by the Company. None of the Acquisition Properties is currently managed by the Company. Such properties may have characteristics or deficiencies unknown to the Company affecting their valuation or revenue potential. The operating performance of these properties may decline under the Company's management. A decline in the operating performance of these properties will adversely affect the Company's operating results and funds from operations thereby adversely impacting the amount of distributions the Company will be able to pay.


    DEPENDENCE ON MAJOR TENANTS. Substantially all of the Company's income is and will be derived from rental income on its properties and, consequently, the Company's distributable cash flow and ability to make expected distributions to stockholders would be adversely affected if a significant number of tenants of its properties failed to meet their lease obligations. Following the Closing, the Company's largest tenant, Reckitt & Coleman, Inc., will constitute approximately 16.0% of the Company's aggregate portfolio annualized rent and the Company's ten largest tenants will constitute a total of approximately 63.0% of the Company's aggregate portfolio annualized rent. See "Operations Following the Transactions--Description of Properties--Principal Tenants." At any time, a tenant at any such property may seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termination of such tenant's lease and thereby cause a reduction in the Company's cash flow and the amounts available for distribution to its stockholders. As a consequence of the change in the Company's business strategy from multi-family residential real estate to the ownership of office and industrial properties, its rental income will be derived from a smaller base of tenants and a default under a lease by a single or small number of tenants may have a larger impact on the Company's rental income, cash flow and its ability to make distributions to its stockholders than is currently the case. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, the Company's cash flow and the amounts available for distributions to its stockholders may be adversely affected.


    GEOGRAPHIC CONCENTRATIONS OF REAL ESTATE. All of the McBride Portfolio properties and the Acquisition Properties are located in Northern New Jersey and Eastern Pennsylvania. Like other real estate markets, these commercial real estate markets have experienced economic downturns in the past, and future declines in any of these economies or real estate markets could adversely affect the Company's operations or cash available for distribution. The Company's financial performance and its ability to make distributions to stockholders therefore, will be particularly sensitive to the economic conditions in Northern New Jersey and Eastern Pennsylvania. The Company's revenues and the value of its properties (including the Acquisition Properties) may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office, industrial and other competing commercial properties). These factors, when and if they occur in the area in which the Company's properties are located, would adversely affect the Company's ability to make distributions to its stockholders.

    RISK OF DIFFERING OBJECTIVES BETWEEN MCBRIDE AND THE COMPANY UPON SALE, REFINANCING OR PREPAYMENT OF INDEBTEDNESS OF PROPERTIES. McBride and its affiliates will have unrealized taxable gain associated with their LP Units. Because McBride may suffer different and more adverse tax consequences than the Company and its stockholders upon the sale of certain properties in the McBride Portfolio, or the refinancing or prepayment of the Company's debt, McBride and the Company may have different objectives regarding the appropriate pricing and timing of any sale of such properties or the refinancing or prepayment of debt. Except as restricted by the terms of certain of the Transaction Documents referred to below, the Company has the exclusive authority as to whether and on what terms to sell or refinance an individual property.

However, the factors described above may create conflicts of interest involving David and Timothy McBride relating to the sale of these properties or the refinancing or prepayment of the Company's debt.

    The Company has agreed that for at least two years after the Closing, it will not sell the FLIP Properties included in the McBride Portfolio, subject to certain exceptions. The Company has further agreed that in disposing of any Properties or any Company Properties, it will use all commercially reasonable efforts to structure such transactions so as to qualify as tax-free exchanges for federal income tax purposes. In addition, the Amended Partnership Agreement will provide that, at any time during the seven year period following the Closing Date, the Operating Partnership may not sell or otherwise dispose of 1655 Valley Road, 5 Thornton Road and Urban Farms Shopping Center (together, the "Designated Properties"), or a property acquired by the Operating Partnership upon the disposition of a Designated Property in a Section 1031 Exchange transaction that does not result in gain recognition (a "Successor Designated Property"), in any transaction that causes gain recognition for McBride (together with its successors, the "Special Consenting Partners"), without the consent of the Special Consenting Partners. Under the Amended Partnership Agreement, this restriction will not apply with respect to any Special Consenting Partner if at any time such Special Consenting Partner beneficially owns fewer than 30% of the number of LP Units beneficially owned by such Special Consenting Partner on the Closing Date. David and Timothy McBride will constitute two of the seven Directors of the Company following the consummation of the Transactions and may thereby be able to influence the Company's management to that extent.


    RISKS ASSOCIATED WITH CONCENTRATION OF OWNERSHIP. In connection with the consummation of the Transactions, Hudson Bay will own 1,454,545 shares of Stock and warrants to purchase 300,000 shares of Stock, representing in the aggregate 17.4% of the issued and outstanding shares of Stock on a fully diluted basis. In connection with the consummation of the Transactions, McBride will own 2,001,132 shares of Stock and 2,998,866 LP Units, representing in the aggregate 51.2% of the issued and outstanding shares of Stock on a fully diluted basis. The respective significant beneficial ownership of the Stock by Hudson Bay and McBride may enable each of them to exercise substantial influence over the management of the Company. The concentration of beneficial ownership of the Company may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Stock at a premium over the market price of the Stock and may adversely affect the market price of the Stock.


    ESTABLISHMENT OF THE RELATIVE VALUES OF ASSETS CONTRIBUTED. Pursuant to the terms of the Transaction Documents, various interests in entities owning office and industrial properties, cash, real estate management businesses, and any Acquisition Properties acquired prior to the Closing will be contributed to the Company, and the Company will issue 3,964,767 shares of Stock, 3,362,503 LP Units, warrants to purchase 300,000 shares of Stock and warrants to purchase 375,000 LP Units. The terms on which the Investor Group's investments will be made in the Company were negotiated between the Company and each member of the Investor Group, but without any appraisals of the McBride Portfolio, the Acquisition Properties or Penn Square. No assurance can be given that the Company is not paying more than the fair value for these assets.

    RISKS ASSOCIATED WITH FIXED PER UNIT PURCHASE PRICE. The shares of Stock and LP Units to be issued in the Transactions have been valued for purposes of the Transactions at a fixed price of $11 per share of Stock or LP Unit. If the Transactions are consummated at a time when the market price for the Company's Stock on the American Stock Exchange exceeds $11 per share, then the persons receiving Stock and LP Units will be receiving a consideration in the Transactions which has a market value in excess of the fixed price attributed to such securities in the Transaction Documents and, on the basis of the market price of the securities to be issued, the Company may be receiving assets having a value less than the aggregate market value attributable to the securities issued as consideration for the acquisition of those assets. Changes in the market price of the Company's Stock at the time of the consummation of the Transactions will affect the value of the securities to be issued in the Transactions.

    CERTAIN ANTI-TAKEOVER PROVISIONS IN CHARTER AND BYLAWS. The Company's existing Charter and Bylaws include, and the amended Charter and By-laws to become effective upon consummation of the Merger will include, certain provisions that make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions may inhibit a change of control in the Company under circumstances that could give the Company's stockholders the opportunity to realize a premium over the then-prevailing market prices.

CONFLICTS OF INTEREST OF CERTAIN OFFICERS AND DIRECTORS IN THE TRANSACTIONS

    Certain of the Company's current Directors and executive officers have interests in the Transactions that may present them with actual or potential conflicts of interest including the following:

    PURCHASE OF OPTIONS. As a condition to the Closing of the Transactions, the Company shall cancel certain outstanding options and warrants, including options held by Mr. Mulvihill to purchase 165,850 shares of Stock, options held by Mr. Zucker to purchase 165,850 shares of Stock, and options held by Rick A. Burger to purchase 57,000 shares of Stock. All of such options are exercisable at $10 per share, and have expiration dates of November 2003 through December 2006. Such persons have agreed with the Company to surrender their options at the Closing in consideration of the payment by the Company of $607,558, $607,558, and $208,808, respectively. Each of such persons has elected to receive such payments in shares of Stock valued at $11 per share. See "The Transaction Documents--The Master Agreement--Certain Conditions to the Closing--Cancellation of Certain Options and Warrants."

    THE SPIN-OFF. The Company has also agreed to organize, prior to the Closing Date, a wholly owned subsidiary (the "Spin-Off Subsidiary") under the laws of the State of Maryland with a nominal capitalization and appoint Messrs. Mulvihill and Zucker, or their designees, as Directors of the Spin-Off Subsidiary. The purpose of organizing the Spin-Off Subsidiary is to enable Messrs. Mulvihill and Zucker to pursue real estate investment opportunities other than in the office or industrial sectors. The Company (including the Spin-Off Subsidiary prior to the Spin-Off) has no obligation to pay the general, administrative, start-up or other costs of the Spin-Off Subsidiary, or to pay the costs and expenses of such Spin-Off, and Messrs. Mulvihill and Zucker, or another person designated by them and acceptable to the Company, have agreed to reimburse or cause to be reimbursed the Company for such costs and expenses. It is currently anticipated that only a nominal percentage of the Spin-Off Subsidiary's stock will be distributed to the Company's stockholders. Accordingly, by reason of their ability to direct the timing and certain terms of the Spin-Off, including the percentage of the shares that may be distributed to Messrs. Mulvihill and Zucker or such other persons in exchange for the assets to be contributed to the Spin-Off Subsidiary, Messrs. Mulvihill and Zucker may obtain benefits from the Spin-Off not obtained by other stockholders of the Company. It is intended that after the Spin-Off, the Spin-Off Subsidiary will be an entity operated and managed independently of the Company with publicly-traded securities.

    It is currently not expected that the stockholders of the Company will receive any material financial benefit from any distribution of the Spin-Off Subsidiary shares. Messrs. Mulvihill and Zucker have made no definitive plans with respect to any future real estate activities for the Spin-Off Subsidiary and have not entered into any agreement or agreement in principle with respect thereto. Initially Messrs. Mulvihill and Zucker expect to expend only a limited amount of their time in activities related to the Spin-Off Subsidiary involving the identification of possible future real estate investment activities. At such time as Messrs. Mulvihill and Zucker have identified real estate investment activities that the Spin-Off Subsidiary will pursue, they expect to expend a material portion of their time on such activities but do not presently expect to expend all their time on these activities. While there is no present intention in this regard, the Spin-Off Subsidiary may invest in multi-family residential properties. Messrs. Mulvihill and Zucker do not expect the Spin-Off Subsidiary will acquire any Company Properties. The Spin-Off Subsidiary will enable Messrs. Mulvihill and Zucker to obtain the benefits available from having access to a company with public shareholders with a possible public market for its shares and with the ability to raise financing in the public market which company can be used by them to invest in real estate activities. Thereby, the Spin-Off Subsidiary, of which Messrs. Mulvihill and Zucker, or another person designated by them, are expected to be the principal stockholders, can be expected to be able to avoid many of the expenses involved in the initial public offering for a publicly traded entity and may be able to use its securities in making acquisitions of real estate assets.

    PAYMENTS TO OFFICERS AND DIRECTORS UPON TERMINATION OF EMPLOYMENT AND CONSULTING AGREEMENTS. Each of Messrs. Zucker and Burger are parties to Employment Agreements with the Company expiring on December 31, 1999. In addition Mr. Mulvihill is a party to an oral consulting agreement with the Company pursuant to which he has been providing services to the Company since 1993. At the Closing, all of such agreements will be terminated and in consideration for the termination of their respective agreements, Mr. Zucker will be paid $225,000, Mr. Burger will be paid $85,000 and Mr. Mulvihill will be paid $150,000. Each of such persons has elected to receive such payments in shares of Stock valued at $11 per share. The aggregate amount payable to such persons was arrived at in negotiations with the Investor Group on the basis of the terms of the employment agreements between Messrs. Zucker and Burger and the oral consulting agreement of Mr. Mulvihill with the Company. Messrs. Zucker's and Burger's employment agreements provide that in the event of certain major corporate transactions such persons are to be paid an amount equal to twice their current base salary. The Investor Group agreed to pay such persons an aggregate amount approximately equal to twice their currently expected compensation from the Company. The amounts of the aggregate sum payable to each of Messrs. Mulvihill, Zucker and Burger was determined by discussions among such persons. See "The Transaction Documents--The Master Agreement--Certain Conditions to the Closing--Termination of Employment and Consulting Agreements."

    RISKS OF UNENFORCEABILITY OF NON-COMPETITION AGREEMENTS. At the Closing of the Transactions, each of Messrs. Mulvihill and Zucker will enter into a non-competition agreement with the Company which agreement will continue in effect throughout the term he is a Director of the Company and prohibits him from engaging in activities involving the acquisition, development or operation of office and industrial properties throughout the United States, with certain exceptions. See "The Transaction Documents--Non-Competition Agreements." While the Company believes such agreements are enforceable as drafted, there can be no assurance that if subsequent to the Closing the terms of such agreements should be contested in legal proceedings that a court may not rule that such agreements are not fully enforceable in accordance with their terms.

REAL ESTATE INVESTMENT RISKS

    GENERAL. Real property investments are subject to varying degrees of risk. The yields available from equity investment in real estate depend upon the amount of income generated and expenses incurred. If properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, the owner's income and ability to make distributions will be adversely affected. An owner's income from properties may be adversely affected by a variety of factors, including the general economic climate, local conditions, such as oversupply of the particular category of real estate owned or controlled by the owner, or reduction in demand for any such properties, competition from properties owned by others, or the ability of the owner to provide adequate facilities maintenance, services and amenities. With respect to office and industrial properties, maintaining income at desired levels can be affected by a number of factors, including the ability to locate desirable replacements for key tenants at attractive rent levels following expiration of leases, and the costs of reletting and providing tenant improvements required to attract and maintain attractive tenants at desirable rentals.

    Often, increased operating costs, including real estate taxes, insurance and maintenance costs, do not decline when circumstances cause a reduction in income from a property. If a property is mortgaged to secure payment of indebtedness, and the owner is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property. In addition, income from properties and real estate values are also affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing.

    ILLIQUIDITY OF REAL ESTATE AND REINVESTMENT RISK. Real estate investments are relatively illiquid and, therefore, tend to limit the ability of the owner to adjust its portfolio in response to changes in economic or other conditions. Subsequent to the Closing, to the extent the Company Properties are not disposed of prior thereto, the Company intends to continue its efforts to dispose of those properties and re-deploy its assets to office and industrial properties located in the mid-Atlantic and Northeastern United States. No assurance can be made as to when the Company Properties can be sold or the terms thereof or the time when the proceeds from such sales can be re-deployed into office and industrial properties. The Company Properties have a book value as of June 30, 1997 of approximately $29.0 million. While the Company expects to be able to sell the Company Properties on favorable terms, no assurance can be given that these properties can be sold for a price in excess of their book value. Further, no assurance can be given as to when or the terms on which additional office and industrial properties will be acquired, and whether such acquisitions will result in earnings and cash flow. In this respect, in the markets targeted for future acquisition of office and industrial properties in Northern New Jersey and Eastern Pennsylvania, there is considerable buying competition from other real estate companies, many of whom will have greater resources than the Company, with a consequent increase of prices and decrease of yields.


    COMPETITION. All of the properties in the McBride Portfolio and the Acquisition Properties are located in the well-developed Northern New Jersey and Eastern Pennsylvania market areas. There are numerous other office and industrial properties and real estate companies within the market area of each of such properties which will compete with the Company for tenants and development and acquisition opportunities. The number of competitive properties and real estate companies in such areas could have a material effect on the Company's (i) operations subsequent to the Closing Date, (ii) ability to rent its properties and the rents charged, and (iii) development and acquisition opportunities. The Company will compete for tenants and acquisitions with others who may have greater resources. The Company's competition for tenants will be derived from other office and industrial properties located in the same market areas as the Properties owned by the Company. The Company's competitive position for tenants will be strongly influenced by economic conditions in its market areas. With respect to development and acquisition opportunities, the Company will compete with other REITs and investors in office and industrial properties seeking to acquire properties in the areas where the Company will concentrate its activities. The Company will experience strong competition in pursuing development and acquisition opportunities.


    DEBT FINANCING AND POTENTIAL ADVERSE EFFECTS ON CASH FLOWS AND DISTRIBUTIONS. None of the Company's Charter, Bylaws or investment policies contains any limitation on the amount of aggregate indebtedness the Company may incur and no stockholder approval is required to incur additional indebtedness. Accordingly, the Company's management will have discretion to incur such amounts of aggregate indebtedness as it determines. The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to pay distributions at expected levels and meet required payments of principal and interest, the risk that indebtedness on its properties (which will not have been fully amortized at maturity in all cases) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. Upon the Closing, the Company expects to have outstanding indebtedness of approximately $83.3 million (excluding any indebtedness incurred after the date hereof and prior to the Closing to finance the cash portion of the purchase price for any Acquisition Properties acquired after the date hereof and prior to the Closing), all of which will be secured by certain of its properties, with maturities ranging from September 1998 to October 2007. See "Operations Following the Transactions--Description of Properties--Summary of Indebtedness." Based on the market prices for the Company's Stock at the close of business on August 20, 1997, the last day before the public announcement of the Transactions, and November 7, 1997, such indebtedness is equal to approximately 47.7% and 37.8%, respectively, of the Company's total market capitalization calculated on a pro forma basis to reflect the issuance of 4,136,033 shares of Stock and the conversion of all outstanding LP Units as well as the 3,362,503 LP Units to be issued upon Closing. On the basis of valuing the Company at the Per Unit Transaction Price, such indebtedness would be equal to approximately 44.6% of the Company's value, calculated as described in the preceding sentence. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as the issuance of new equity or debt, the Company expects that its cash flow will not be sufficient in all years to pay distributions at expected levels and to repay all maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, which would adversely affect the Company's cash flow and the amounts available for distributions to its stockholders. If a property or properties are mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, including amounts due at maturity or on default, the property could be foreclosed upon by or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company.

    POSSIBLE CROSS DEFAULTS UNDER INDEBTEDNESS; CROSS COLLATERALIZATION OF LOANS. The terms of the Company's indebtedness contain provisions whereby a default under one loan agreement also constitutes a default under other indebtedness. Accordingly, if the Company should default under the terms of one loan agreement such default could also constitute an event of default under other indebtedness which could result in all of such indebtedness becoming immediately due and payable. There are currently no defaults under any of the Company's outstanding indebtedness. In addition, certain of the Company's Properties serve as collateral under two or more loan agreements and accordingly a default under one loan agreement collateralized by a Property could enable the lender also to foreclose against any and all other Properties that collateralize the indebtedness. A default under any of the Company's indebtedness would adversely affect the Company's ability to make distributions to stockholders.

    RISKS ASSOCIATED WITH ACQUISITION, REDEVELOPMENT, DEVELOPMENT AND CONSTRUCTION. The Company intends to acquire office and industrial properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. See "Operations Following the Transactions -Business and Growth Strategies." Acquisitions of office and industrial properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.

    The Company intends to continue redevelopment, development and construction of office and industrial buildings in accordance with the Company's growth policies. See "Policies with Respect to Certain Activities Following The Transactions." Risks associated with the Company's redevelopment, development and construction activities may include: abandonment of redevelopment or development opportunities; construction costs of a property exceeding original estimates, possibly making the property unprofitable; occupancy rates and rents at a newly renovated or completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for redevelopment or development of a property; and permanent financing may not be available on favorable terms to replace a short-term construction loan and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. In addition, new redevelopment or development activities, regardless of whether they are ultimately successful, typically require a substantial portion of management's time and attention. Redevelopment or development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.

    RISKS OF NON-RENEWAL OF LEASES AND NON-RELETTING OF SPACE. The Company is and will be subject to the risk that upon expiration of leases for space located in the Properties, the leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 2.2%, 2.0% and 1.0% of the total net rentable square feet in the Properties will expire in the remainder of 1997, in 1998 and 1999, respectively. See "Operations Following the Transactions--Description of Properties--Lease Expirations." The Company will establish initial and annual reserves for renovation and reletting expenses, which are intended to take into consideration its views of both the current and expected business conditions in the appropriate markets, but no assurance can be given that these reserves will be sufficient to cover such expenses. If the Company were unable to relet promptly or renew the leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting were significantly lower than expected or if its reserves for these purposes proved inadequate, then the Company's cash flow and ability to make expected distributions to stockholders may be adversely affected.

    POSSIBLE ENVIRONMENTAL LIABILITIES. Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including ACMs. As the owner of the properties, the Company may be potentially liable for any such costs. Phase I environmental site assessments ("ESAs") have been obtained on all of the properties in the McBride Portfolio and will be obtained on all of the Acquisition Properties prior to their acquisition. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Company may be responsible and to assess the status of environmental regulatory compliance. For a number of the properties in the McBride Portfolio, the Phase I ESAs referenced prior Phase II ESAs obtained on such properties. Phase II ESAs generally involve more invasive procedures than Phase I ESAs, such as soil sampling and testing or the installation and monitoring of groundwater wells. See "The Transaction Documents--The McBride Agreement-- Environmental and Title Matters" for information regarding one property in the McBride Portfolio that has been the subject of on-going site investigation activities.

    With the possible exception of the property referred to above, the ESAs have not revealed any environmental condition, liability or compliance concern that the Company believes would have a material adverse affect on the Company's business, assets or results of operations, nor is the Company aware of any such condition, liability or concern. It is possible that the ESAs relating to any of the properties in the McBride Portfolio or the Acquisition Properties do not reveal all environmental conditions, liabilities or compliance concerns or that there are material environmental conditions, liabilities or compliance concerns that arose at a property in the McBride Portfolio or Acquisition Property after the related ESA report was completed of which the Company is otherwise unaware.

CERTAIN TAX RISKS

    REIT CLASSIFICATION. The Company believes that it has qualified to be taxed as a REIT for federal income tax purposes and the Company intends to continue to operate so as to qualify after the consummation of the Transactions. A REIT generally is not subject to federal corporate income taxes on that portion of its income distributed currently to stockholders. The Company expects to continue to qualify as a REIT, but no assurance can be given that the Company will be able to so qualify or will continue to remain so qualified. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. If the Company fails to qualify as a REIT, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless certain statutory relief provisions apply, if the Company is disqualified from treatment as a REIT at any time, the Company also will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost.

    DISPOSITION OF PROPERTIES. In order to remain qualified as a REIT for taxable years prior to 1998, gain from prohibited transactions (generally, a sale or other disposition of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property), gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sale of foreclosure property) and certain other specified items of income must represent less than 30% of the Company's gross income for each taxable year. If it were determined that gain recognized by the Company on the disposition and planned disposition of properties owned by certain partnerships in which the Company holds an interest constituted gain from prohibited transactions or gain from the disposition of one or more properties held for less than four years at the time of its disposition and the total amount of such gain constituted 30% or more of the Company's gross income for a taxable year prior to 1998, the Company would cease to qualify as a REIT. The Company does not believe that any such dispositions will constitute prohibited transactions and although the Company anticipates that one or more of the assets to be disposed of will have been held for less than four years at the time of its disposition, the Company intends to structure its remaining dispositions as deferred like-kind exchanges in which little or no gain will be recognized for federal income tax purposes. However, there can be no assurance that the Company will be able to cause all such dispositions to so qualify. See "Federal Income Tax Consequences--Requirements for Qualification--Income Tests."


    STOCK OWNERSHIP LIMITATIONS. In order to maintain its qualification as a REIT for federal income tax purposes, not more than 50% of the value of the outstanding capital stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined for federal income tax purposes to include certain entities) during the last half of each taxable year of the Company after 1993. The Existing Charter includes and the Amended Charter will include certain restrictions regarding transfers of shares of Stock that are intended to assist the Company in satisfying such limitations. Such restrictions in the Amended Charter may not be adequate in all cases, however, to prevent the transfer of shares of Stock in violation of the ownership limitations. See "Amendment of the Company's Charter and By-Laws--Ownership Limits and Restrictions on Transfer" and "Description of The Company's Capital Stock--Restrictions on Transfer."


    CONSEQUENCES OF FAILURE TO QUALIFY THE PARTNERSHIPS AS PARTNERSHIPS. The Company will receive an opinion of counsel that the partnerships in which the Company holds a direct or indirect interest have been and continue to be, and after giving effect to the Transactions, those partnerships in which the Company will acquire a direct or indirect interest will be, treated as partnerships for federal income tax purposes. If the Internal Revenue Service were to successfully determine that any such partnership is properly treated as a corporation, the Company would not be able to satisfy the requirements for REIT status based upon a determination that the Company owned more than 10% of the voting stock of such partnership that would then be treated as a corporation or if the value of the Company's ownership interest in such partnership exceeded 5% of the value of the Company's total assets. Such a determination also would cause the affected partnership to be required to pay income tax at corporate tax rates on its net income. See "Federal Income Tax Consequences--Income Taxation of the Operating Partnership, the Subsidiary Partnerships and Their Partners--Classification of the Partnerships and the Subsidiary Partnerships as Partnerships."

                    SIGNIFICANT ASPECTS OF THE TRANSACTIONS

    Among other things, the Transactions will involve a change in control of the Company and a complete change in the Company's business strategy. The significant aspects of the Transactions involve the following:


McBride...........................  The Company will acquire from McBride and FLIP the fifteen properties constituting the McBride Portfolio
                                    and $6.4 million in cash or, in lieu of such cash, any
                                    Acquisition Properties acquired by McBride or FLIP prior
                                    to Closing.
                                    The Company will issue to the FLIP stockholders and
                                    McBride an aggregate of 2,001,132 shares of Stock and an
                                    aggregate of 2,998,867 LP Units, representing an
                                    aggregate consideration of approximately $55.0 million,
                                    based on the $11 per share or LP Unit price, and will
                                    assume approximately $56.8 million in debt (excluding
                                    any indebtedness incurred after the date hereof and
                                    prior to the Closing to finance the cash portion of the
                                    purchase price for any Acquisition Properties acquired
                                    after the date hereof and prior to the Closing).
                                    The McBride Portfolio has a negative net book value of
                                    approximately $8.9 million as of June 30, 1997. No third
                                    party appraisal was obtained with respect to the
                                    valuation of the McBride Portfolio. As a result, the
                                    consideration paid for the McBride Portfolio may exceed
                                    its fair market value.
Penn Square.......................  The Company will acquire (i) a 95% non-voting equity interest in Penn Square and (ii) the Acquisition
                                    Agreements.
                                    The Company will issue to Mr. Kelter 363,636 LP Units,
                                    representing an aggregate consideration of approximately
                                    $4.0 million based on the $11 per LP Unit price.
                                    Penn Square has a negative net book value of
                                    approximately $119,000 as of June 30, 1997. No third
                                    party appraisal was obtained with respect to the
                                    valuation of Penn Square. As a result, the consideration
                                    paid for Penn Square may exceed its fair market value.
Hudson Bay and Other Investors....  The Company, in exchange for an aggregate investment of
                                    $21.6 million by Hudson Bay and other investors, will
                                    issue an aggregate of 1,963,635 shares of Stock. In
                                    addition, Hudson Bay will invest $2.0 million in McBride
                                    which will be contributed to the Company.
Changes in Management.............  Upon the consummation of the Transactions, David F.
                                    McBride will become Chairman of the Board and a Director
                                    of the Company and Mr. Kelter will become President and
                                    a Director of the Company. In addition, Timothy McBride,
                                    David Lesser and Robert Branson will be elected
                                    Directors joining James Mulvihill and Evan Zucker who
                                    will remain Directors of the Company.
Stock Ownership...................  Upon consummation of the Transactions, the Company's existing stockholders will hold approximately 21.4% of
                                    the shares of Stock outstanding, assuming no LP Units
                                    are converted. Assuming all the LP Units outstanding
                                    prior to consummation of the Transactions as well as
                                    those issued concurrently with consummation of the
                                    Transactions are converted into shares of Stock, the
                                    shares of Stock currently held by the Company's existing
                                    stockholders would represent approximately 12.0% of the
                                    shares of Stock then outstanding.

Change of Focus of the Company's    Following the consummation of the Transactions, there
  Activities......................  will be a change in the Company's operations from the ownership of multi-family residential properties in the
                                    Southwestern states, which properties are intended to be
                                    sold, to the ownership of office and industrial
                                    properties located in Northern New Jersey and Eastern
                                    Pennsylvania.

                         BACKGROUND OF THE TRANSACTIONS

GENERAL

    The Company completed an initial public offering of its securities and commenced its business activities as a REIT in November 1993, acquiring three multi-family residential properties located in the Denver, Colorado area with an aggregate of 726 apartment units. In 1994, the Company acquired three additional multi-family residential properties with an aggregate of 1,416 apartment units. At December 31, 1994, the Company's total portfolio of interests in six multi-family residential properties included a total of 2,142 apartment units with a total investment in real estate on its financial statements of approximately $46.5 million.

    Management of the Company continued its efforts to expand the Company's portfolio by seeking to acquire additional multi-family residential properties in its targeted market areas and elsewhere in the United States into early 1995. However, commencing in the first quarter of 1995 the Company began to experience increased competition for multi-family properties. The investment opportunities that were available appeared to favor the larger REITs with better access to capital markets, and with the ability to negotiate and acquire properties on more favorable terms and more quickly than the Company. Also, by early 1995, the market price for the Company's Stock had declined substantially from its public offering price to the point where, in management's opinion, it was not attractive to sell shares or use LP Units to acquire additional properties because of the dilution that would have been sustained by the Company's stockholders. Management believed that there were more well capitalized REITs and other real estate investment entities seeking to acquire multi-family residential properties than was the case with other sectors of the real estate market and that, as a result, market conditions for the multi-family residential sector improved more quickly for that sector of the market from the relatively depressed levels of the late 1980s and the early 1990s than it did for other sectors of the industry. This led management to explore other sectors of the real estate investment market.

    In the first half of 1995, management began considering various strategic alternatives for the Company and in the late Spring of 1995 had a series of meetings with representatives of several nationally recognized investment banking firms with a view to soliciting input from these firms as to the Company's future direction and alternative opportunities. The Company believed it appropriate to enter into an arrangement with a nationally recognized investment banking firm because, as a part of their investment banking business, their personnel are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritten public offerings and private placements of securities.

    After further discussions with three investment banking firms, management of the Company in the summer of 1995 selected PaineWebber Incorporated ("PaineWebber") to serve as its exclusive financial advisor to explore the possible sale, merger, recapitalization or restructuring of the Company. Management engaged in consultations with PaineWebber and by mid-August 1995, PaineWebber completed the preparation of an offering memorandum directed at seeking an investor in the Company, a business combination with or acquisition of the Company. The offering memorandum was initially distributed commencing in the middle of August 1995 and it contemplated a closing at the end of October 1995.

    The activities of PaineWebber stimulated responses from numerous persons potentially interested in making various forms of business proposals to the Company. Management believed in mid- and late-1995 that the net realizable asset value from a liquidation of all the Company's properties would result in stockholders realizing at least $10 per share. Management considered the various expressions of interest received through the efforts of PaineWebber in the light of this valuation and concluded that these expressions of interest would involve transactions that would (i) result in a per share price of less than $10 to the Company's stockholders, (ii) involve the sale of some but not all of the Company's properties, or (iii) otherwise not meet management's criteria for entering into such a transaction.

    In October 1995, one investor contacted by PaineWebber initiated substantive negotiations with the Company with respect to a potential transaction that management of the Company believed, if the transaction could have been completed as initially structured, would have resulted in the stockholders of the Company realizing a price per share of slightly in excess of $10. The proposed transaction would have involved the simultaneous acquisition by the investor of other real estate properties. Because the investor was unable to effect the timely acquisition of these other properties, management of the Company concluded that pursuing the transaction further would not be in the best interests of the Company and its stockholders and negotiations with this investor were terminated in March 1996. The Company's agreement with PaineWebber expired in February 1996.

    In the course of the meetings and conversations held throughout 1995 and into 1996 with various investment banking firms and potential investors, management of the Company became aware that the presence in the Company's real estate portfolio of three multi-family residential properties constructed in the 1970s detracted materially from the values potential investors were willing to attribute to the Company. Management of the Company concluded, based upon these meetings and conversations with various investment banking firms and potential investors and such persons' indications of values they attributed to these properties as compared with the values management believed should be realizable from a sale of these properties, that through a sale of these properties the Company could realize more favorable values than investors were willing to attribute to these properties in a transaction involving the entire Company.

    In the early Summer of 1996, a broker on behalf of the Company commenced offering these 1970s properties for sale either individually or as a group which led, in August 1996, to the execution of contracts to sell these three properties, subject to fulfillment of closing conditions, for gross proceeds of approximately $19.2 million. Following the execution of these contracts, and a due diligence period, the proposed buyer sought to renegotiate materially the price on two of the three properties and to eliminate the third property from the transaction. Negotiations with this proposed buyer continued through November 1996 at which time the Company terminated further negotiations because of management's belief that the prices proposed were inadequate and the transaction was not in the best interests of the Company.

    During this period, another potential buyer expressed an interest in The International Apartments at a price in excess of $3.0 million, which was approximately $475,000 higher than provided by the August 1996 contracts, and the Company entered into an agreement to sell this property at the proposed price, which transaction was completed in December 1996. Also in January 1997, a buyer was obtained for The Timberleaf Apartments and a transaction was completed in February 1997 at a sale price of $9.1 million, which exceeded the price proposed in the August 1996 contracts by approximately $440,000.

    On August 29, 1997, the Company sold The Sedona Apartments at a price of $9.2 million. This sale price exceeds the price provided by the August 1996 contract by approximately $350,000 net of additional capital improvements to the property.

    As a consequence of selling the three properties individually, the Company realized approximately $1.3 million more than had been proposed under the August 1996 contracts. In management's view, the sale of all three properties increased the value of the Company to an investor in a business combination or other corporate reorganization.

EVENTS LEADING TO THE TRANSACTIONS

    On January 29, 1997, Messrs. Mulvihill and Zucker met with representatives of DLJ to discuss the Company's current structure and business strategy and to explore hiring DLJ to act as the Company's financial advisor with respect to the Company's future business strategy and plans. Mr. Michael Dana, now a Managing Director at DLJ, had advised the Company when he was a Managing Director with PaineWebber.

    No further conversations were held by management with representatives of DLJ until the evening of February 25, 1997, when Mr. Dana telephoned Mr. Mulvihill to discuss with Mr. Mulvihill the fact that Mr. Dana was in discussions with the Investor Group and inquired as to whether management of the Company had any interest in speaking with representatives of the Investor Group to determine whether a basis existed for pursuing negotiations relating to a possible business combination transaction with the Company. On the basis of management's belief that sectors of the real estate investment market, other than multi-family residential properties, should be considered by the Company and that persons with experience in the ownership of office and industrial properties should be responsible for the Company's management if the Company were to change its business strategy to investing in this category of assets, Messrs. Mulvihill and Zucker concluded that there was a basis for exploring a transaction with the Investor Group.

    On February 26, 1997, Messrs. Mulvihill and Zucker spoke again with Mr. Dana as well as with Mr. Kelter, of Penn Square, and had a general discussion of the real estate investment activities of the Investor Group, their backgrounds and investment goals. Following that telephone conversation, Messrs. Mulvihill and Zucker concluded that further discussions with the Investor Group could possibly lead to a favorable transaction. On March 24, 1997, management met with Hudson Bay and Penn Square for a further discussion of the possible basis on which a business combination transaction could occur, the parties' existing real estate investments, and their goals and objectives in such a transaction. Early in the discussions, the Investor Group advised management of the Company that any transaction would be conditioned on a reduction in the number of the Company's outstanding options and warrants. This led to the condition to the consummation of the Transactions requiring the cancellation of certain outstanding options and warrants. Also, early in the discussions, Messrs. Mulvihill and Zucker, being aware of the change in management of the Company as a consequence of the Transactions and the termination of their employment with the Company, advised the Investor Group that they wanted to be able to pursue future real estate investment opportunities, not competitive with the real estate activities of the Company, through the spin-off by the Company of a subsidiary to the stockholders of the Company thereby creating a publicly held entity in which these investments could be acquired and held. Messrs. Mulvihill and Zucker advised the Investor Group that the Spin-Off was intended to be on terms that cause no detriment or expense to the Company.

    Throughout April 1997, there were meetings and telephone conversations among management, DLJ and the Investor Group regarding a possible transaction and preliminary negotiations on pricing. In addition, during this period, the parties exchanged information with each other as to their real estate assets and operations and DLJ prepared a preliminary term sheet which continued to be revised throughout the month. On April 25 management met with DLJ in New York City and discussed the preliminary terms of a possible transaction.

    By letter dated April 30, 1997, DLJ circulated among management and the Investor Group a draft term sheet reflecting what were believed to be the terms discussed on a preliminary basis on April 25, 1997. The draft term sheet proposed that the Investor Group invest in the Company on the basis of a price equal to the "net cash available" at the time of the closing of the proposed transactions. The terms further contemplated a per share price, after paying all transaction costs, of not less than $10 or more than $11 per share of Stock. The draft term sheet further contemplated the repurchase of certain outstanding options and warrants, including those held by Messrs. Mulvihill, Zucker and Burger and Ms. Rosalind Davidowitz at a sum of approximately $2,065,000, as well as the payment of an aggregate of $460,000 in consideration for the termination of employment and consulting agreements, including $225,000 to be paid to Mr. Zucker, $150,000 to be paid to Mr. Mulvihill and $85,000 to be paid to Mr. Burger.

    Further discussions of the proposed terms continued throughout the month of May 1997. On May 12 and 13, 1997, management toured substantially all of the McBride Portfolio in New Jersey and the properties under management or proposed to be acquired by Penn Square. In addition, during this period negotiations continued among the members of the Investor Group. Throughout June 1997, the parties negotiated the terms of the proposed transactions.


    Throughout the early part of negotiations, management kept members of the Company's Board of Directors apprised of developments concerning the proposed transaction on an individual basis. At a meeting of the Company's Board of Directors held by telephone on July 2, 1997, with all members participating, there was a general discussion of the proposed transaction, the parties involved, and their objectives. Representatives from DLJ participated in the meeting for the purpose of explaining to the Board the terms of the proposed transactions and a preliminary financial model dated June 25, 1997 containing information prepared and provided by the Company and the Investor Group and assembled by DLJ and previously distributed to members of the Board. The financial model summarized the Company's estimate of the net asset value of its underlying real estate assets on a per share basis, summarized the Investor Group's financial projections and value estimates for the Penn Square and McBride assets and described the potential impact of the proposed transactions on the Company in order to assist the Board in determining whether to continue negotiations with the Investor Group regarding the proposed transactions. The financial model did not contain a discussion of the fairness of the consideration to be paid and received by the Company or contain any findings or recommendations by DLJ. There was additional discussion regarding the aspects of the proposals involving the repurchase of management's options and payments for termination of their employment and consulting agreements. The Board agreed, without taking formal action, that it would be advisable to appoint a committee of directors who had no interest in the proposed transactions different from any other holder of Stock or LP Units (the "Independent Committee") to review the possible conflicts of interest involved in the proposed transactions and whether any payments to management or other terms of the proposed transactions were appropriate under the circumstances. It was also agreed that the Independent Committee would be represented by legal counsel selected by it. The Board believed it appropriate to appoint the Independent Committee because certain terms of the proposed transactions involved payments or other terms which were a possible benefit to management.


    At a subsequent meeting of the Board of Directors held on July 21, 1997, a resolution was unanimously adopted by all Directors appointing J. Christopher O'Keeffe, Hord Hardin, III, and Michael Rotchford to the Independent Committee. The Board of Directors also unanimously approved the adoption of a resolution approving the hiring of independent counsel to advise the Independent Committee. Subsequently, the Independent Committee selected the firm of Miles & Stockbridge, of Baltimore, Maryland, to provide it with legal advice.

    Negotiations among the parties continued throughout early July 1997. On July 17, 1997, management had a meeting in New York City with Hudson Bay, which had been authorized to negotiate on behalf of the Investor Group, in which Messrs. Mulvihill and Zucker sought agreement on a fixed sum purchase price of $11 per share in the transaction. A further meeting was held the same day at the offices of Rogers & Wells, counsel to the Investor Group, in New York City. Present were representatives from management, the Company's legal counsel, Hudson Bay and counsel to the Investor Group. At the meeting, there was a discussion of the structure of the transaction, the initial drafts of documents and the other agreements likely to be involved, the matter of a price range, subject to a collar, rather than a fixed per share price in the proposed transaction and various other matters. On July 30, final agreement was reached for an investment in the Company at a fixed price of $11 per share.

    Also on July 30, 1997, a meeting of the Company's Board of Directors was held at the offices of DLJ in New York City for the purpose of further informing the entire Board of Directors as to the proposed transactions. Present were Messrs. Mulvihill, Zucker, Hardin, O'Keeffe and Rotchford, constituting all of the members of the Board of Directors of the Company, as well as Mr. Burger on behalf of the Company; Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company; William S. Clarke, Esquire, counsel to the Company; representatives from DLJ; White & Case, counsel to DLJ; Piper & Marbury L.L.P., counsel to the Company as to matters of Maryland law; and Miles & Stockbridge, counsel to the Independent

Committee. At the meeting, the discussion included the structure of the transactions, matters relating to payments to management, the role of the Independent Committee, and a presentation by DLJ of the background of the proposed transactions, the parties and their objectives, management of the Company after the Closing, the potential for the growth of the Company after the Closing, a description of the McBride Portfolio and the Acquisition Properties, and the status of the Company's due diligence inquires into the McBride Portfolio and the Acquisition Properties, as well as other matters.

    Subsequent to its appointment, the Independent Committee met on three occasions, once on July 30 and twice on August 13, 1997, with counsel participating in each meeting. In those meetings, the Independent Committee reviewed the responsibilities of disinterested directors under Maryland law, reviewed information and analyses provided by DLJ, and identified and considered the aspects of the proposed transactions in which Messrs. Mulvihill and Zucker have an interest and concluded that the payments and other terms involving such persons were appropriate under the circumstances. The Independent Committee concluded that the payments to Messrs. Mulvihill, Zucker and Burger for the termination of their employment and consulting agreements were appropriate because the aggregate amount to be paid was equal to approximately two years of compensation to these persons and because of the efforts made by these persons in initiating, structuring and negotiating the transactions. Also considered was the loss of income by Mr. Mulvihill and the non-competition agreements Messrs. Mulvihill and Zucker will be required to execute. As to the payments to be made on termination of such persons' options, the Independent Committee concluded the payments were fair and reasonable under the circumstances and represented the payment of a price of $3.66 per share. The Independent Committee also noted in reaching this conclusion that the cancellation of these options had been negotiated and insisted on by Hudson Bay, was not negotiated until an agreement had been reached on the terms of the basic agreement, the options extended through the year 2006 and the length of the term of the options supported the agreed price. As to the Spin-Off, the Independent Committee reached its conclusion that it was appropriate under the circumstances in light of the fact that the Master Agreement had been drafted to protect the Company from any liabilities or obligations associated with the Spin-Off. The Independent Committee concluded at its second meeting on August 13 that in the light of the presentations made to it, it believed it appropriate to recommend preliminary approval of the proposed transactions to the full Board.

    The parties continued to negotiate the terms of the draft transaction documents throughout the first three weeks of August. During this period, the Company's Board of Director's held meetings on August 13 and August 20, 1997. At the August 13 meeting, among other matters considered was a discussion by Paul, Weiss, Rifkind, Wharton & Garrison of the terms of the agreements that had changed in any material respect since July 30, 1997 and a discussion of the due diligence activities undertaken by that firm and by Reynolds & Rose, P.C., on behalf of the Company. DLJ presented to the Board an updated and expanded memorandum of the terms of the proposed transactions and related matters.

    At the meeting held by telephone on August 20, 1997, the entire Board of Directors met, with the participation of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, William S. Clarke, Esquire, counsel to the Company, DLJ, White & Case, counsel to DLJ, and Miles & Stockbridge, counsel to the Independent Committee. At the meeting, DLJ rendered its opinion to the effect that, as of the date of such opinion, based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid and received by the Company pursuant to the terms of the Transaction Agreements was, in the aggregate, fair from a financial point of view to the Company and its stockholders. See "Recommendation of the Company's Board of Directors--Opinion of Financial Advisor to the Company." After receiving the opinion of DLJ and after further discussion, the Board of Directors, by unanimous vote, authorized management to execute the Transaction Documents.

               RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

    THE DIRECTORS OF THE COMPANY UNANIMOUSLY BELIEVE THAT THE TERMS OF THE TRANSACTIONS ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSACTIONS AND RECOMMENDS ADOPTION BY THE COMPANY'S STOCKHOLDERS.

RECOMMENDATION

    The Board of Directors, in reaching its decision to recommend the adoption of the Transactions by the Company's stockholders, considered all of the following factors, both favorable and unfavorable, and none of such factors individually was the basis of the Board's decision. The collective impact of considering the following factors served as the basis of the Board's decision.

    The recommendation of the Company's Board of Directors is based on a number of favorable factors, including the following:

    - The Transactions will result in the ownership and operation of interests in 22, primarily office and industrial, properties totaling approximately
      2.4 million square feet. Accordingly, the continuing ownership interest of the stockholders of the Company will represent an investment in an enterprise with a significantly larger and more diversified real estate portfolio. The Company's Board of Directors believed that this aspect of the Transactions reduced the risks to the Company and its stockholders associated with a smaller entity.

    - The financial stability resulting from the larger asset base for the Company as a consequence of the Transactions increases the likelihood that the Company will be able to access new capital to finance future growth through debt and equity financings on more favorable terms. Upon consummation of the Transactions, the Company will have improved debt service coverage ratios, a reduced percentage of debt-to-market capitalization and substantially increased equity capitalization. The Company's Board of Directors believed that this increased the Company's opportunity for growth and reduced the likelihood of defaults on outstanding indebtedness and increased the Company's ability to meet debt service requirements.

    - The Transactions will allow the Company to re-deploy the proceeds resulting from the disposition of its existing multi-family properties into office and industrial properties which currently provide more attractive growth prospects. The Company's Board of Directors believed that this redeployment of its assets resulting in improved growth prospects improved the likelihood of a better market valuation for the Company's Stock.

    - The successful track record, management expertise and access to capital demonstrated by the Investor Group, as well as the contribution of cash, a quality portfolio of properties and a property management business to the Company on favorable terms. The Company's Board of Directors believed these matters to be important in conjunction with the change in the Company's business strategy.

    - The Board concurred with the opinion of DLJ to the effect that, as of the date of such opinion, based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid and received by the Company pursuant to the terms of the Transaction Agreements was, in the aggregate, fair from a financial point of view to the Company and its stockholders. See "--Opinion of Financial Advisors to the Company."

    - The Board in its consideration of the proposed transactions considered the conclusions reached by the Independent Committee that the payments and other terms involving Messrs. Mulvihill, Zucker and Burger were appropriate under the circumstances. See "Background of the Transactions-- Events Leading to the Transactions."

    The Board also considered a number of factors which it believed negatively impacted its decision to recommend that the stockholders approve the Transactions, including the following:


    - The Transactions will result in a change of control of the Company including the fact that the stockholders of the Company prior to the Closing will hold approximately 21.4% of the shares outstanding following the Closing, five persons will be added to a new seven person Board of Directors, and the Company will have a new Chairman of the Board and President. The Transactions will result in a change in the Company's management team and the new management team lacks experience in managing a public company and in operating a real estate investment trust.


    - The Transactions will involve a change in the Company's business strategy from multi-family residential real estate in the Southwestern United States to the ownership of office and industrial properties in Northern New Jersey and Eastern Pennsylvania.

     The Board believed that the foregoing two factors created uncertainties as to the Company's future operations which were required to be considered in connection with its recommendations to the Company's stockholders.

    - The Transactions contemplate the Spin-Off which may confer certain benefits on Messrs. Mulvihill and Zucker that will not be available to other stockholders of the Company.

    - The transactions will be consummated based on a fixed price of $11 per share of Stock or LP Unit which may result in the Investor Group receiving consideration having a market value exceeding the fixed price attributable to the consideration and the Company receiving assets having a value less than the aggregate market value attributable to the securities issued, if the market price for the Stock exceeds $11 on the Closing Date.

    The foregoing factors which negatively impacted the Board's decision were not of such importance as would cause the Board not to recommend that the Transactions be adopted by the Company's stockholders. The Independent Committee considered that the payments and other terms of the Transactions involving Messrs. Mulvihill, Zucker and Burger were appropriate under the circumstances. See "Background of the Transactions--Events Leading to the Transactions."

OPINION OF FINANCIAL ADVISOR TO THE COMPANY

    The Company formally retained DLJ on August 11, 1997 to render financial advisory services in connection with a potential investment in the Company by the Investor Group. In connection with the engagement, the Company asked DLJ to render an opinion as to the fairness from a financial point of view to the Company and its stockholders of the consideration to be paid and received by the Company, in the aggregate, pursuant to the terms of the Transaction Agreements. DLJ was not requested to, and did not make, any recommendation to the Company's Board as to the amount or type of consideration to be paid or received as provided for in the Transaction Agreements, which consideration was determined through arms-length negotiations between the Company and the Investor Group.

    The Company retained DLJ to act as its advisor based upon DLJ's prominence as an investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes especially with respect to REITs and other real estate companies and because of DLJ's familiarity with the Company and its operations.


    On August 20, 1997, DLJ delivered its opinion to the Company's Board of Directors and on the date of this Proxy Statement DLJ delivered its subsequent opinion (the "DLJ Opinion"), to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid and received by the Company pursuant to the Transaction Agreements was, in the aggregate, fair to the Company and its stockholders from a financial point of view. The DLJ Opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the Transactions.


    A COPY OF THE DLJ OPINION DATED THE DATE OF THIS PROXY STATEMENT IS ATTACHED HERETO IN THE APPENDIX. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE DLJ OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.


    In arriving at the DLJ Opinion, DLJ assumed that (i) 10% or more of the sum of aggregate Allocated Amounts (as defined in the McBride Agreement) and the Allocated Amounts (as defined in the Merger Agreement) will not be deleted by the Operating Partnership pursuant to the terms of the McBride Agreement and/or the Merger Agreement and (ii) the Acquisition Portfolio (as defined in the McBride Agreement) will consist of Acquisition Properties (as defined in the McBride Agreement) or contracts for the purchase of Acquisition Properties (or other comparable properties in lieu thereof) having an aggregate value of at least $37 million.


    In arriving at the DLJ Opinion, DLJ, among other things, reviewed: the Transaction Documents; the draft Amended and Restated Agreement of Limited Partnership of the Operating Partnership attached to the Master Agreement; and the draft Articles of Amendment of Articles of Incorporation of Penn Square attached to the Penn Square Agreement. DLJ also reviewed financial and other information that was publicly available or furnished to it by the Company or the Investor Group including information provided during discussions with Company management and representatives of the Investor Group. Included in the information provided during discussions with Company management were certain financial projections of the Company for the period beginning January 1, 1997 and ending December 31, 2002 prepared by management of the Company. Included in the information provided during discussions with representatives of the Investor Group were certain financial projections of Penn Square for the period beginning January 1, 1997 and ending December 31, 2006 prepared by management of Penn Square, certain cash flow projections for the individual real estate properties to be transferred to the Company or the Operating Partnership pursuant to the transactions contemplated by the Master Agreement for the period beginning July 1, 1997 and ending June 30, 2003 prepared by the Investor Group and certain operating cost projections for the Company on a pro forma basis for the period beginning January 1, 1997 and ending June 30, 1998 prepared by the Investor Group. In addition, DLJ compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company's Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of the DLJ Opinion. No restrictions or limitations were imposed by the Company's Board of Directors upon DLJ with respect to the investigation made or procedures followed by DLJ in rendering the DLJ Opinion. DLJ was not requested to, nor did it, solicit the interest of any other party in acquiring the Company. Further, DLJ did not recommend the Per Unit Purchase Price of $11.00 or the amount of consideration to be paid to and by the Investor Group; such amounts were determined by the Company. DLJ will not be paid any additional fees or additional consideration other than the fees and consideration disclosed in this Proxy Statement.


    In rendering the DLJ Opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by the Company, the Investor Group or their respective representatives, or that was otherwise reviewed by it. With respect to the financial projections supplied to it, DLJ assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of management of the Company as to the future operating and financial performance of the Company. With respect to the cash flow projections supplied to it, DLJ assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the Investor Group as to the future cash flows of the applicable real estate properties. With respect to the operating cost projections supplied to it, DLJ assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the Investor Group as to the future operating costs of the Company on a pro forma basis. DLJ has not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities, or those of Penn Square or any assets or liabilities to be transferred to the Company pursuant to the Transactions or for making any independent verification of any of the information reviewed by it.

    The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to DLJ as of, the date of the opinion. It should be understood that, although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise or reaffirm the opinion. DLJ does not express any opinion in the DLJ Opinion as to the price at which the Company's Stock will actually trade at any time. The DLJ Opinion does not address the relative merits of the Transactions and the other business strategies considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transactions.

    THE DLJ OPINION IS DIRECTED TO THE COMPANY'S BOARD AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO THE COMPANY AND ITS STOCKHOLDERS, OF THE CONSIDERATION TO BE PAID AND RECEIVED BY THE COMPANY, IN THE AGGREGATE, PURSUANT TO THE TERMS OF THE TRANSACTION AGREEMENTS. THE DLJ OPINION WAS RENDERED TO THE COMPANY'S BOARD FOR ITS CONSIDERATION IN DETERMINING WHETHER TO APPROVE THE TRANSACTIONS. THE DLJ OPINION DOES NOT ADDRESS THE RELATIVE MERITS OF THE TRANSACTIONS AND ANY OTHER TRANSACTIONS OR BUSINESS STRATEGIES DISCUSSED BY THE COMPANY'S BOARD AS ALTERNATIVES TO THE TRANSACTIONS OR THE DECISION OF THE COMPANY'S BOARD TO PROCEED WITH THE TRANSACTIONS.

    The following is a summary of the presentation made by DLJ to the Company Board at its August 13, 1997 board meeting.

    AMERICAN REAL ESTATE CURRENT CAPITALIZATION ANALYSIS. DLJ reviewed certain trading information for the Company's Stock and, on the basis thereof, calculated its market value, market capitalization and trading multiples based on its closing stock price on August 8, 1997 of $9.75. For this purpose, DLJ defined "total market capitalization" as market value of the Company's Stock on a fully diluted basis (including LP Units and options and warrants with an exercise or strike price less than or equal to $9.75 per share), plus total debt less cash (net of dividends payable and other liabilities). DLJ calculated stock price multiples for the Company using publicly available financial information. DLJ noted that the Company's fully diluted funds from operations ("FFO") per share for the 12 month period ending June 30, 1997 was $1.05. DLJ calculated a total market capitalization of the Company as of August 8, 1997 of $47.9 million and a debt-to-market capitalization ratio of 60.9% and a dividend yield of 8.9%.

    STOCK TRADING HISTORY ANALYSIS. DLJ reviewed the history of trading prices for the Company's Stock from its initial public offering on November 4, 1993 through August 8, 1997, and reviewed the historical total returns (comprised of cumulative dividends and changes in stock price) of the Company's Stock from November 4, 1993 through August 8, 1997 in relation to the Standard & Poor's 500 Index and an index of 29 equity multi-family REITs covered or monitored by DLJ's real estate research department. The comparison to the Standard & Poor's 500 Index was utilized to consider the Company's historical total return performance relative to the overall stock market. The comparison of the Company's Stock to the index of multi-family REITs was utilized to consider the Company's historical total return performance relative to the multifamily REIT market. DLJ noted that the Company's Stock, which produced a total return of 41.7% from November 4, 1993 to August 8, 1997, underperformed both the index of multi-family REITs, which generated total returns of 67.3% during this period, and Standard & Poor's 500 Index, which generated total returns of 104.1% during this period.

    In addition, DLJ reviewed the historical implied premium/(discount) between the daily closing price of the Company's Stock and the Per Unit Purchase Price of $11.00. DLJ observed that the price of the Company's Stock has never closed at a price greater than the Per Unit Purchase Price of $11.00 between November 4, 1993 and August 8, 1997. DLJ also reviewed the historical distribution of closing prices of the Company's Stock. DLJ noted that, during such period, the Company's Stock closed at a price greater than $10.00 per share less than 2% of the total number of trading days since November 4, 1993, and has never closed greater than $10.50.


    SELECTED COMPARATIVE COMPANIES ANALYSIS. Using publicly available information, DLJ compared selected historical financial, operating and stock market performance data of the Company to the corresponding data of certain publicly-traded companies that DLJ deemed to be reasonably comparable. The comparative companies represented small cap REITs focused primarily on multi-family properties (the "Small Cap REITs"). These companies consisted of ASR Investments Corporation, Century Realty Trust, Grove Property Trust and Vinland Property Trust. The Small Cap REITs were selected principally based on their comparable market capitalizations and growth prospects, as well as the consistency of property types owned with those owned by the Company. The Small Cap REITs had total market capitalizations ranging from $34.2 million to $186.8 million, debt-to-market capitalization ratios ranging from 29.8% to 63.1% and dividend yields ranging from 0.0% to 8.7%. As of August 8, 1997, the Company's total market capitalization was $47.9 million and its debt-to-market capitalization ratio was 60.9% with a dividend yield of 8.9%.


    DLJ derived a range of per share values for the Company by applying the Company's FFO per share for two selected time periods to the corresponding median estimated FFO multiples for the Small Cap REITs for those same periods. The two periods selected were the 12 month periods ended December 31, 1996 and June 30, 1997. Due to the absence of investment analyst coverage of the Small Cap REITs, projected earnings and projected cash flow estimates were not available. In calculating the FFO multiples for the two selected periods, the August 8, 1997 closing stock prices of the Small Cap REITs were used. DLJ observed that (i) the FFO multiples for the Small Cap REITs for the 12 month period ending December 31, 1996 ranged from 7.3x to 13.6x, with a mean of 9.8x, and (ii) the FFO multiples for the Small Cap REITs for the 12 month period ending June 30, 1997 ranged from 6.2x to 13.3x, with a mean of 9.5x.

    DLJ also reviewed the financial terms, to the extent publicly available, of four completed mergers between larger publicly-traded multi-family REITs (the "Multi-family Transactions"). DLJ calculated various financial multiples based on certain publicly available information for each of the Multi-family Transactions and compared them to the Transactions. The Multi-family Transactions included the following transactions: (i) Wellsford Residential Property Trust's acquisition by Equity Residential Properties Trust, (ii) Paragon Group Inc.'s acquisition by Camden Property Trust, (iii) South West Property Trust Inc.'s acquisition by United Dominion Realty Trust, and (iv) Copley Properties, Inc.'s acquisition by EastGroup Properties Inc. The total amount of consideration paid in the Multi-family Transactions ranged from $53.0 million to $990.4 million. For purposes of comparison, DLJ utilized FFO per share for the latest 12 months of financial data publicly available at the date the transaction was announced. DLJ noted the multiple of equity purchase price to the latest 12 months of FFO for the Multi-family Transactions ranged from 10.5x to 12.8x, with a mean of 12.0x.

    None of the companies utilized in the above analysis for comparative purposes is, of course, identical to the Company. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in the financial and operating characteristics of the Small Cap REITs and Multi-family Transactions and other factors that could affect the public trading value of these companies as well as that of the Company. In addition, the multiples of common stock price to historical FFO may not be reflective of the future prospects of the companies. In particular, the multiples represented by the Multi-family Transactions involve much larger REITs with lower costs of capital, more diverse portfolios, and more stable cash flow characteristics. DLJ calculated per share values for the Company by multiplying the

Company's FFO per share of $1.17 and $1.05 for the 12 month periods ending December 31, 1996 and June 30, 1997, respectively, by FFO multiples ranging from 8.0x to 10.0x, after giving more weight to the range of FFO multiples of 6.2x to 13.3x indicated by the Small Cap REITs which are more similar to the Company. The values produced by this method ranged from $8.40 to $10.50 per share. DLJ observed that the closing price of the Company's Stock of $9.75 on August 8, 1997 was within this range and that the Per Unit Purchase Price of $11.00 was above this range.

    DISCOUNTED CASH FLOW VALUATION ANALYSIS. The discounted cash flow valuation analysis assumes, as a basic premise, that the value of any real estate business can be determined with reference to the current value of the future cash flow that the real estate assets will generate for its owners. DLJ used projections and other information supplied by the management of the Company to estimate the free cash flow of the Company's real estate portfolio (defined as revenues less property operating expenses, real estate taxes, capital expenditures and estimated incremental general and administrative costs). The projections assumed that cash proceeds from the projected sale of the International, Timberleaf and Sedona properties and the Emerald Vista partnership interest are used to pay down the first mortgage debt on Americana Lakewood and that the Company continued to own and operate Quadrangles Village and Americana Lakewood over the term of the projections. The present value of free cash flow for the six-year period beginning July 1, 1997 through June 30, 2003, inclusive, was calculated using discount rates ranging from 11.0% to 13.0% based on published real estate industry market surveys for multi-family properties and considering the location, quality, occupancy and income characteristics of the properties.

    DLJ estimated the terminal value of the Company by taking estimated FFO of fiscal year 2003 and applying FFO multiples ranging from 9.5x to 10.5x, and adding the projected debt balance after scheduled amortization as of June 30, 2002. DLJ then discounted the range of terminal values back to July 1, 1997 at discount rates ranging from 11.0% to 13.0%, the same market-based discount rates used in calculating the present value of the free cash flow. DLJ then added together the range of present values of the free cash flow and the range of present values of terminal value, and subtracted the Company's pro forma debt balance as of July 1, 1997, to arrive at a discounted cash flow valuation for the Company's equity. The discounted cash flow valuation produced ranges of values for the Company's equity of $16.5 million to $20.9 million, or $8.60 to $10.87 per share. DLJ observed that the closing price of the Company's Stock of $9.75 on August 8, 1997 was in the range produced by the discounted cash flow analysis and that the Per Unit Purchase Price of $11.00 was above this range.

    NET ASSET VALUATION ANALYSIS. DLJ performed a net asset valuation analysis of the Company's multifamily assets by subtracting outstanding debt from the gross estimated value of the properties. The Company's net asset valuation was analyzed based on the estimated net sales proceeds from the sale of four multifamily assets (Americana, Sedona, Quadrangles and Emerald Pointe) plus the cash balance as of March 31, 1997 (net of estimated dividends payable and other liabilities). The estimated net sale proceeds for Sedona was based on an offer received for such property and the estimated net sale proceeds for Emerald Pointe was based on a negotiated buy-out agreement for such property. The estimated net sale proceeds for the other two properties (Americana and Quadrangles) was based on 1997 budgeted net operating income divided by an appropriate capitalization rate based on published real estate industry market surveys for multi-family properties, giving consideration to the quality and financial performance of the asset, and in the case of Quadrangles, the value of its long-term tax exempt bond financing. Capitalization rates ranged from 9.50% to 10.25% for Americana and 9.20% to 9.80% for Quadrangles. The net asset valuation analysis produced an estimated value for the Company's equity of approximately $20.7 million to $23.5 million, or $10.60 to $11.67 per share. DLJ observed that the closing price of the Company's Stock of $9.75 on August 8, 1997 was below the range produced by the net asset valuation analysis and that the Per Unit Purchase Price of $11.00 was within this range.

    PREMIUMS PAID ANALYSIS. DLJ compared the premium of the Per Unit Purchase Price of $11.00 over the unaffected price of the Company's Stock with the percentage premium of the offer price over the trading prices one day and one week prior to the announcement date of approximately 80 recent merger and acquisition transactions involving public company targets in the $50 million to $150 million range. The transactions analyzed consisted of stock-for-stock and cash-for-stock merger or acquisition transactions completed between January 1, 1993 and December 12, 1996, in which the target company was a domestic, non-financial, publicly traded company and in which more than 50% of the target company's stock was acquired. The transactions involve companies not necessarily directly comparable to the Company. The median premiums for the stock-for-stock transactions over the trading prices, one day and one week prior to the announcement dates were 20% and 26%, respectively, and the median premiums for the cash-for-stock transactions over the trading prices, one day and one week prior to the announcement dates were 42% and 40%, respectively. Overall, the median premiums for all deals over the one day and one week trading prices were 26% and 30%, respectively. DLJ applied a range of premiums of 25% to 30% to the unaffected price of the Company's Stock on August 8, 1997 of $9.75 to derive stand alone prices of the Company's Stock ranging from $11.68 to $13.85 per share. Based on this analysis, the 12.8% premium of the Per Unit Purchase Price of $11.00 over the unaffected price of the Company's Stock of $9.75 as of August 8, 1997, is below the median merger premiums for merger transactions analyzed. DLJ noted that the lower premium paid may be a result of the stable net asset value of the underlying real estate properties, the Company's overall limited growth potential and the lack of significant control premiums paid in typical REIT merger and acquisition transactions. In addition, DLJ noted that the Company's stock has lower price volatility than the overall market.

    MCBRIDE DISCOUNTED CASH FLOW VALUATION ANALYSIS. DLJ assisted the Company in collecting and analyzing data on the McBride Portfolio including, but not limited to, operating statements, current rent rolls, lease abstracts, budgets, operating projections and market information on rental rates, occupancy rates, vacancy rates, tenant improvement allowances, operating expenses, discount rates and capitalization rates. Based on the Company's analyses of such data, DLJ under the direction of the Company, adjusted the free cash flow projections supplied by McBride for the six-year period beginning July 1, 1997 through June 30, 2003. The present value of free cash flow for the McBride Portfolio was calculated using discount rates ranging from 11.0% to 12.5% based on published real estate industry market surveys for suburban office/industrial properties and considering the location, quality, occupancy and income characteristics of the properties. DLJ estimated the terminal value of the McBride Portfolio by taking estimated free cash flow for fiscal year 2003, adding back estimated capital expenditures for that year and applying terminal value capitalization rates ranging from 9.25% to 10.5%, based on published real estate industry market surveys for suburban office/industrial properties and considering the location, quality, occupancy and income characteristics of the properties. DLJ then discounted the range of terminal values back to July 1, 1997 at discount rates ranging from 11.0% to 12.5%, the same discount rates used in calculating the present value of the free cash flows. DLJ then added together the range of present values of the free cash flow and the range of present values of terminal value to arrive at an estimate of the asset value of the McBride Portfolio. The discounted cash flow valuation produced ranges of asset value of $85.9 million to $98.5 million. McBride equity value of $40.9 million to $53.4 million was calculated by subtracting the $45 million of debt to be assumed by the Company from the indicated asset value of the McBride Portfolio. DLJ observed that the $46.6 million in equity value indicated by number of shares to be issued to McBride for the McBride Portfolio pursuant to the Transaction Agreements multiplied by the Per Unit Purchase Price of $11.00 per share was within the range indicated by the discounted cash flow analysis.

    NET ASSET VALUATION ANALYSIS. DLJ performed a net asset valuation analysis of the McBride Portfolio by subtracting outstanding debt from the gross estimated value of the properties. The Company's net asset valuation was based on budgeted net operating income for the 12 month period ending June 30, 1998, divided by an appropriate market-based capitalization rate, giving consideration to the quality and financial performance of the assets. Capitalization rates applied ranged from 9.00% to 10.25%. The net asset valuation analysis produced an estimated asset value for the McBride Portfolio of approximately $84.9 million to $96.7 million, and estimated equity value of $39.9 million to $51.7 million. DLJ observed that the $46.6 million in equity value indicated by number of shares to be issued to McBride for the

McBride Portfolio pursuant to the Transaction Agreements multiplied by the Per Unit Purchase Price of $11.00 was within the range indicated by the net asset valuation analysis.

    PENN SQUARE SELECTED COMPARATIVE COMPANIES ANALYSIS. Using publicly available information, DLJ compared selected historical and projected financial and operating performance data of Penn Square supplied by Penn Square to the corresponding data of certain publicly-traded management companies that were deemed to be reasonably comparable to Penn Square (the "Management Companies"). The Management Companies represented publicly traded real estate property management and service organizations and included NHP Inc., Insignia Financial Group, Inc., Cardinal Realty Services Inc. and CB Commercial Holdings Inc. DLJ also analyzed valuation multiples indicated by three transactions involving management companies (the "Management Transactions"): Insignia Financial Group, Inc.'s acquisition of Edward S. Gordon, HFS Inc.'s acquisition of PHH Corporation, and Home Property of New York Inc.'s acquisition of Conifer Realty, Inc. The Management Companies and Management Transactions were analyzed based on valuation multiples of total market capitalization to trailing 12 months earnings before interest, taxes, depreciation and amortization ("EBITDA") and total market capitalization to trailing 12 months revenue.

    DLJ observed that (i) the trailing 12 month EBITDA multiples for the Management Companies ranged from 7.1x to 13.8x, with a mean of 10.3x, and (ii) the trailing 12 months EBITDA multiples for the Management Transactions ranged from 4.8x to 16.8x, with a mean of 12.6x. DLJ noted that the Management Companies represent strong public companies aggressively pursuing growth opportunities. In comparison, Penn Square is a regional management company with limited growth potential. After considering these factors, DLJ concluded a valuation multiple range of 6.0x to 8.0x EBITDA, which when applied to 1997 Budgeted EBITDA for Penn Square, indicates a total market capitalization of $3.0 to $4.1 million. This value range implied a 1.3x to 1.8x revenue multiple which was consistent with the revenue multiples of the Management Companies and Management Transactions. DLJ noted that the Penn Square contribution value of $4.0 million indicated by the number of shares to be issued to Penn Square pursuant to the Transaction Agreements multiplied by the Per Unit Purchase Price of $11.00 was within the range indicated by the comparable companies valuation.

    PRO FORMA TRANSACTION ANALYSIS. DLJ performed an analysis of the effect of the Transactions on the Company's FFO per share for the fiscal years ending June 30, 1998 and June 30, 1999, based on projections and other information supplied by the management of the Company, McBride and Penn Square. The projections prepared by McBride and Penn Square were adjusted by the Company for property operations, transaction costs and incremental expenses associated with running a larger public company.

    The pro forma transaction analysis assumed a closing of the Transactions on July 1 of each year presented. DLJ combined the projected results of the Company with the projected results assuming completion of the Transactions to arrive at projected FFO for the combined company. To estimate the pro forma number of shares outstanding, DLJ used the the number of new shares to be issued pursuant to the Transaction Agreements. DLJ then compared the resulting pro forma FFO per share in each year to the Company's projected stand-alone FFO per share. This analysis indicated that the pro forma impact of the Transactions was accretive to the Company's FFO per share in an amount equal to $.09 per share in fiscal year 1998 and in an amount equal to $.25 per share in fiscal year 1999.

    DLJ also noted that in addition to being accretive on a pro forma basis, the Transactions would also decrease the Company's ratio of debt to total market capitalization. Specifically, DLJ noted that this ratio would decrease from approximately 60.9% to approximately 37.2% on a pro forma basis.

    The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes, in summary form, the material elements of the presentation by DLJ to the Board on August 13, 1997 in connection with its preparation of the DLJ Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Transactions and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinions. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business, economic, market and financial conditions and other matters, including the absence of any material changes in the real estate markets in which the Company and the Investor Group conduct business, U.S. economic conditions generally and the financial markets and mergers and acquisitions markets in particular. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.


    Pursuant to an engagement letter dated August 11, 1997, DLJ has received a fee of $500,000 for delivery of its opinion. In addition, DLJ will receive (i) an additional fee of $50,000 for each update of the DLJ Opinion delivered by DLJ at the request of the Board to be paid by the Company upon delivery of such update and (ii) an additional $500,000 fee to be paid by the Company upon completion of the Transactions for financial advisory services provided to the Company. DLJ will not be paid any additional fees or additional consideration for the proposed transactions, other than the fees and consideration discussed in this Proxy Statement. The Company has also agreed to indemnify DLJ, its affiliates and their respective directors, officers, employees, agents and controlling persons against certain liabilities, including liabilities under federal securities laws.


    DLJ may actively trade the securities of the Company for its own account and for the accounts of its customers and, accordingly, DLJ may at any time hold long or short positions in such securities.

                         MARKET PRICE AND DIVIDEND DATA
                            FOR THE COMPANY'S STOCK


    The Company's Stock is listed under the trading symbol "REA" on the American Stock Exchange. The following table sets forth for the two years ended December 31, 1996 and the calendar year 1997 through November 7, the Company's quarterly dividend per share and high and low sales prices for its shares of Stock on the American Stock Exchange.



                                                                                           SALES PRICE
                                                                                      ---------------------
                                                               DIVIDENDS            HIGH                   LOW
                                                               ----------         --------               --------
1995:
  1st Quarter................................................  $  0.20625   $       7   3/4        $       6  5/8
  2nd Quarter................................................  $  0.2075    $       7   7/8        $       6  7/8
  3rd Quarter................................................  $  0.20875   $       8   3/4        $       7  11/16
  4th Quarter................................................  $  0.2100    $       8   1/2        $       7  3/4
1996:
  1st Quarter................................................  $  0.21125   $       8   5/8        $       7  7/8
  2nd Quarter................................................  $  0.2125    $       9   1/4        $       8  1/4
  3rd Quarter................................................  $  0.21375   $       8   11/16      $       7  11/16
  4th Quarter................................................  $  0.2150    $       8   3/4        $       7  3/4
1997:
  1st Quarter                                                  $  0.21625   $      10   1/4        $       8  1/2
  2nd Quarter................................................  $  0.2175    $       9   15/16      $       8  5/8
  3rd Quarter................................................  $  0.21875   $      16   3/4        $       9  5/8
  4th Quarter (through November 7)...........................  N/A                $16   1/8              $14  3/8


    On August 20, 1997, the last trading day prior to the first public announcement of the Transactions, the closing sale price per share of Stock was $9 11/16. On October 8, 1997, the Company had outstanding 1,135,660 shares of Stock which were held by approximately 66 stockholders of record. Based on information available to the Company, the Company believes that there are approximately 1,200 beneficial owners of the Company's Stock.

                                 CAPITALIZATION

    The following table sets forth, as of June 30, 1997, the historical capitalization of the Company and as adjusted to give effect to the Transactions as if the Transactions had occurred on June 30, 1997. The information set forth in this table should be read in connection with the historical and the unaudited pro forma condensed consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in the 1996 Annual Report and the 1997 Semi-Annual Report (as defined herein).

                                                                                               JUNE 30, 1997
                                                                                         --------------------------
                                                                                         HISTORICAL   PRO FORMA (1)
                                                                                         -----------  -------------

                                                                                         (UNAUDITED)   (UNAUDITED)
                                                                                               (IN THOUSANDS)
Debt...................................................................................   $  32,189    $    83,348
Minority interest......................................................................       2,758         38,967
Stockholders' equity:
  Preferred stock, $0.01 par value; 5,000,000 shares authorized, no preferred shares
    issues and outstanding.............................................................      --            --
  Stock, $0.001 par value, 30,000,000 shares authorized, 1,128,594 common shares issued
    and outstanding, 5,264,627 common shares as adjusted (1)...........................           1              5
  Additional paid-in-capital...........................................................       5,439         52,063
  Stock warrants.......................................................................      --                 86
  Cumulative net income................................................................       2,393            548
  Cumulative dividends.................................................................      (3,108)        (3,108)
                                                                                         -----------  -------------
  Total stockholders' equity...........................................................       4,725         49,594
                                                                                         -----------  -------------
        Total Capitalization...........................................................   $  39,672    $   171,909
                                                                                         -----------  -------------
                                                                                         -----------  -------------


------------------------

(1) June 30, 1997 Pro Forma information includes the effect of 4,136,033 shares of Stock to be issued as a result of the Transactions.

                         SELECTED FINANCIAL INFORMATION

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA FOR THE COMPANY


    The following table sets forth certain financial data on a pro forma basis and historical basis for the Company. The financial data should be read in conjunction with the financial statements and notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in this Proxy Statement. Pro forma operating data are presented for the six months ended June 30, 1997 and the year ended December 31, 1996 as if the Transactions had occurred on the beginning of the period presented and pro forma balance sheet data are presented as if the Transactions had occurred on June 30, 1997. The pro forma data do not purport to represent what the actual financial position or results of operations of the Company would have been as of the period or for the periods indicated, nor do they purport to represent any future financial position or results of operations for any future period.


    Other data that management believes are important in understanding trends in its business and properties are also included in the table.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                      JUNE 30,            JUNE 30,          DECEMBER 31,            DECEMBER 31,
                                        1997      ------------------------      1996       -------------------------------
                                      PRO FORMA      1997         1996        PRO FORMA      1996       1995       1994
                                     -----------  -----------  -----------  -------------  ---------  ---------  ---------
                                     (UNAUDITED)  (UNAUDITED)  (UNAUDITED)   (UNAUDITED)
OPERATING RESULTS:
Total Revenue......................   $  10,884    $   4,093    $   5,060     $  20,963    $  10,240  $   9,965  $   5,505
Income (loss) before gains on sales
  of interest in real estate.......         970          116          283         1,569         (682)       342        695
Gains on sales of interest in real
  estate...........................      --              403       --            --            1,786     --         --
Income before extraordinary item...         970          519          283         1,569        1,104        342        695
Extraordinary loss from debt
  refinancing......................      --           --           --            --           --           (371)    --
Net income (loss)..................         970          519          283         1,569        1,104        (29)       695
Dividends paid.....................      --              487          465        --              943        901        775
PER SHARE RESULTS:
Income (loss) before gains on sales
  of interest in real estate.......         .18         0.10         0.26           .30        (0.61)      0.31        .65
Gains on sales of interest in real
  estate...........................      --             0.36       --            --             1.61     --         --
Income before extraordinary item...         .18         0.46         0.26           .30         1.00       0.31        .65
Extraordinary loss from debt
  refinancing......................      --           --           --            --           --          (0.34)    --
Net income (loss)..................         .18         0.46         0.26           .30         1.00      (0.03)       .65
Dividends paid.....................                     0.43         0.42                       0.85       0.83        .72
BALANCE SHEET DATA:
Investments in real estate, at
  cost.............................     165,327       35,159       45,055        --           43,555     45,634     46,464
Total assets.......................     175,512       40,530       46,964        --           46,223     47,741     49,437
Total mortgage and bank loans
  payable..........................      83,348       32,189       39,562        --           37,239     39,739     36,021
OTHER DATA:
Cash flows provided by (used in):
    Operating activities...........       3,396          148        1,148         7,431        2,253      1,493      1,377
    Investing activities...........       8,502        2,003         (100)        9,069        2,570       (575)    (9,300)
    Financing activities...........      26,523          482         (977)       21,923       (4,118)    (1,342)    (8,537)
FUNDS FROM OPERATIONS (A):
Net income (loss) before minority
  interest.........................       1,732          519          283         2,802        2,468        (44)       695
Less:
  Gains on sales of interest in
    real estate....................      --             (403)      --            --           (1,786)    --         --
  Equity in earnings from
    investments in partnership and
    management company.............        (238)        (264)        (242)         (307)        (570)      (596)      (277)
Plus:
  Depreciation and amortization....       1,788          535          652         3,552        1,306      1,304        706
  FFO allocation from investment in
    partnership and management
    company........................         (48)         355          380        --              748        786        430
  Costs of debt refinancing........          11           11       --            --           --            371     --
                                     -----------  -----------  -----------  -------------  ---------  ---------  ---------
Funds from operations..............   $   3,245    $     753    $   1,073     $   6,047    $   2,166  $   1,821  $   1,554
                                     -----------  -----------  -----------  -------------  ---------  ---------  ---------
                                     -----------  -----------  -----------  -------------  ---------  ---------  ---------


                                      1993(B)
                                     ---------

OPERATING RESULTS:
Total Revenue......................  $     568
Income (loss) before gains on sales
  of interest in real estate.......        104
Gains on sales of interest in real
  estate...........................     --
Income before extraordinary item...        104
Extraordinary loss from debt
  refinancing......................     --
Net income (loss)..................        104
Dividends paid.....................     --
PER SHARE RESULTS:
Income (loss) before gains on sales
  of interest in real estate.......        .10
Gains on sales of interest in real
  estate...........................     --
Income before extraordinary item...        .10
Extraordinary loss from debt
  refinancing......................     --
Net income (loss)..................        .10
Dividends paid.....................     --
BALANCE SHEET DATA:
Investments in real estate, at
  cost.............................     14,606
Total assets.......................     15,728
Total mortgage and bank loans
  payable..........................      6,336
OTHER DATA:
Cash flows provided by (used in):
    Operating activities...........        (53)
    Investing activities...........     (2,188)
    Financing activities...........        208
FUNDS FROM OPERATIONS (A):
Net income (loss) before minority
  interest.........................        104
Less:
  Gains on sales of interest in
    real estate....................     --
  Equity in earnings from
    investments in partnership and
    management company.............     --
Plus:
  Depreciation and amortization....        109
  FFO allocation from investment in
    partnership and management
    company........................     --
  Costs of debt refinancing........     --
                                     ---------
Funds from operations..............  $     213
                                     ---------
                                     ---------

------------------------

(a) FFO, which is a commonly used measurement of the performance of an equity REIT, as defined by NAREIT, is net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Management believes the presentation of FFO is a useful disclosure as a general measurement of its performance in the real estate industry, although the Company's FFO may not necessarily be comparable to similarly titled measures of other REITs. NAREIT recently clarified the application of its FFO definition and recommended the implementation of the new application of its FFO definition no later than for fiscal periods beginning in 1996. The Company implemented the new application of the NAREIT FFO definition in the first quarter of 1996, and all amounts have been restated to conform to the new NAREIT definition wherein amortization of loan costs aggregating $71,358 and $188,468, respectively, have not been included in FFO for the years ended December 31, 1996 and December 31, 1995. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(b) For the period from inception (November 10, 1993), the date of the Company's initial public offering, to December 31, 1993.

SELECTED FINANCIAL INFORMATION FOR PENN SQUARE

    The following sets forth selected financial information for Penn Square for each of the five years during the years in the period ended December 31, 1996 and for the six months ended June 30, 1996 and 1997.


    The following selected financial information should be read in conjunction with the Penn Square financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for Penn Square included in this Proxy Statement.



                                  PENN SQUARE
                                 (IN THOUSANDS)


                                   FOR THE SIX MONTHS
                                     ENDED JUNE 30,                     FOR THE YEAR ENDED DECEMBER 31,
                                  --------------------  ---------------------------------------------------------------
                                    1997       1996       1996        1995         1994         1993          1992
                                  ---------  ---------  ---------  -----------  -----------  -----------  -------------

                                      (UNAUDITED)                  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)   (UNAUDITED)

OPERATING RESULTS:
Total revenues..................  $   1,231  $   1,426  $   3,089   $   1,063    $   1,161    $   1,252     $     726
  Net income (loss).............        (51)       132         77         (82)          58           57           182

BALANCE SHEET DATA:
Total Assets....................        154        310        532         162          122           72           239
Long-term debt and notes
  payable.......................        100         16        144          20            0            0             4
Stockholders' Equity
  (Deficit).....................       (119)       116        (67)        (12)          70           12            49

CASH FLOW DATA:
Cash flows from operating
  activities....................       (310)        24        279          50           43           22             7
Cash flows from investing
  activities....................        186        (20)      (206)        (23)          (2)          (4)           (1)
Cash flows from financing
  activities....................        (44)        (4)        (8)         20            0            0            (6)

                     MEETING OF STOCKHOLDERS OF THE COMPANY

INTRODUCTION

    The enclosed proxy is solicited by the Board of Directors of the Company from the holders of shares of Stock to be voted at the Special Meeting.

DATE, TIME AND PLACE


    The Special Meeting will be held on Thursday, December 11, 1997, at 1:00 PM, local time, at The Clubhouse, Americana Lakewood Apartments, 12598 West Dakota Avenue, Lakewood, Colorado.


MATTERS TO BE CONSIDERED

    The only business which the Board of Directors intends to present or knows that others will present at the Special Meeting is to consider and vote upon the following proposals: (a) the contribution by McBride of (i) interests in certain entities owning real properties, cash, and Acquisition Agreements and (ii) $2,000,000 in exchange for shares of Stock, LP Units and warrants to purchase LP Units; (b) the Merger; (c) the purchase by Hudson Bay and certain other investors of a total of 1,963,635 shares of Stock; (d) to approve the postponement or adjournment of the Special Meeting for the solicitation of additional votes, if necessary; and (e) to transact such other business as may properly come before the Special Meeting, or any adjournment thereof.


    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSALS.


RECORD DATE, QUORUM AND VOTE REQUIRED

    Only holders of record of the Stock of the Company at the closing of business on October 8, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. The presence in person or by proxy of shares of Stock representing a majority of the votes entitled to be cast at the Special Meeting is required to constitute a quorum for the transaction of business at the Special Meeting. Each holder of record as of the Record Date is entitled to one vote per share of Stock. The Merger must be authorized by the affirmative vote of the holders of shares of Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the proposal. Each of the other proposals to be submitted to a vote of the stockholders will require for approval the favorable vote of a majority of all the votes cast at the Special Meeting; except that the proposal to approve the postponement or adjournment of the Special Meeting to solicit additional votes will require the vote of a majority of the votes cast at the Special Meeting whether or not a quorum is present. As of the Record Date, the Company had 1,135,660 shares of Stock issued and outstanding, of which 48,582 shares (approximately 4.3%) were held by Directors and officers of the Company.

VOTING AND REVOCATION OF PROXIES


    If properly executed and timely returned, the enclosed proxies will be voted in accordance with the instructions indicated thereon and will supersede all previously delivered proxies. If no voting instructions are given as to any proposal, except on the proposal to postpone or adjourn the Special Meeting, duly executed and delivered proxies will be voted in favor of such proposal. If no voting instructions are given on the proposal to postpone or adjourn the Special Meeting, such proxies will not be voted. Shares as to which the proxy holders have been instructed to abstain from voting will be so indicated in the tabulation of voting results but will be counted for purposes of establishing a quorum at the Special Meeting. Shares that have not been voted by brokers who hold shares on behalf of the beneficial owner ("broker non-votes") will not be counted for purposes of establishing a quorum. Because the Merger must be adopted by a majority of the Company's total voting power, abstentions and broker non-votes will have the same effect as voting against such proposals. Because the approval of the other proposals requires the favorable vote of a majority of all the votes cast at the Special Meeting, abstentions and broker non-votes will have no affect on the outcome of the vote on such proposal.


    The Company's Bylaws permit the holders of a majority of the shares represented at the Special Meeting, whether or not constituting a quorum, to adjourn the Special Meeting or any adjournment thereof to a date not more than 120 days after the original Record Date. The proxy holders will only vote in favor of the proposal to postpone or adjourn the Special Meeting if a stockholder has voted in favor of such proposal.


    A proxy may be revoked at any time before it is voted by (i) attending the Special Meeting and voting in person or (ii) delivering a written revocation or a later-dated proxy to the Secretary of the Company prior to the commencement of the Special Meeting.

MISCELLANEOUS

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses. The Company intends to retain Georgeson & Company, Inc., to aid in the solicitation of proxies. The fee of such firm is expected to be $6,500, plus reimbursement for out-of-pocket expenses.

    The Company expects a representative of Arthur Andersen LLP to be present at the Special Meeting and to be available to respond to appropriate questions or make a statement if he desires to do so.

                   RECENT DEVELOPMENTS CONCERNING THE COMPANY

    On February 28, 1997, the Company sold the 450-unit apartment complex known as the Timberleaf Apartments, which was constructed in 1972 and is located in Aurora, Colorado. The gross selling price for this property was approximately $9.1 million. This property had been purchased in June 1994 for approximately $8.5 million. On August 29, 1997, the Company sold the Sedona Apartments, a 276-unit apartment complex constructed in 1971 located in Denver, Colorado. The property had been acquired by the Company upon its organization as a REIT in 1993. The selling price for the property was $9.2 million.

    On September 26, 1997, the Company sold its 50% general partner interest in Emerald Vista Associates, L.P. which owns the 456 unit apartment complex known as the Emerald Pointe apartments located in San Diego County, California. The selling price for the general partnership interest was $2.0 million.

                               THE INVESTOR GROUP

MCBRIDE

    As part of the Transactions, the Company will acquire the McBride Portfolio and $6.4 million in cash (or, in lieu of such cash, certain newly acquired Acquisition Properties) from McBride and FLIP and assume approximately $56.8 million in debt (including $11.8 million of indebtedness assumed in connection with the Acquisition Properties) in exchange for approximately $53.0 million in Stock and LP Units. See "The Transaction Documents--The McBride Agreement" and "--The Merger Agreement." McBride traces its roots to a mechanical contracting firm known as The Frank A. McBride Company founded in 1898 by Frank A. McBride. Initially concentrating its activity in plumbing and heating, the mechanical company grew dramatically during the late 1930s and early 1940s by installing mechanical systems in buildings designed for production of materials for World War II. In the early 1950s, the three sons of Frank A. McBride capitalized a business for the investment in and development of real estate, primarily in the Northern New Jersey area. The business expanded and by the mid-1960s, the family had assembled and commenced development of office and industrial parks throughout Northern New Jersey totaling over 1,000 acres. Management of McBride shifted to the current generation throughout the 1980s with David F. McBride taking over the Chief Executive responsibilities in 1987. Together, the three generations of McBrides have successfully developed over 20.0 million square feet of office and industrial properties. Upon consummation of the Transactions, David F. McBride will become Chairman of the Board of the Company and Timothy McBride will also become a member of the Board of Directors.


PENN SQUARE


    Also as part of the Transactions, a 95% non-voting equity interest in Penn Square will be contributed to the Company by Mr. Kelter in exchange for $4.0 million in LP Units. See "The Transaction Documents--The Penn Square Agreement." Penn Square is a full service real estate development, management, construction and brokerage company founded by Mr. Kelter in Philadelphia, Pennsylvania in 1982. Penn Square currently manages six properties totaling approximately 2.6 million square feet primarily on behalf of institutional clients, including JP Morgan Investment Management, Inc. Penn Square has demonstrated a track record of creating value for its clients through renovation of properties ranging from expansion and modernization of industrial distribution facilities to large scale urban office redevelopments. Over the past 15 years, Penn Square has developed in excess of 4.5 million square feet with a total value in excess of $240.0 million on behalf of its clients. Mr. Kelter will be President of the Company and a member of the Board of Directors. Mr. Kelter and the Penn Square staff will handle day-to-day property operations for the Company upon consummation of the Transactions.

    Penn Square has entered into the Acquisition Agreements to acquire the seven Acquisition Properties totaling approximately 1.2 million square feet for an aggregate purchase price, including transaction costs, of approximately $39.0 million, including the assumption of approximately $11.8 million of primarily long-term indebtedness. The Acquisition Agreements have been assigned to McBride. McBride may acquire one or more of the Acquisition Properties prior to consummation of the Transactions, in which case the Company would acquire such Acquisition Properties at Closing. The closing of each Acquisition Agreement is contingent upon satisfaction of customary conditions and no assurances can be given that such conditions will be satisfied.

HUDSON BAY

    Hudson Bay, a private real estate investment fund capitalized primarily by Crescent Real Estate Equities Company through Crescent Real Estate Equities Limited Partnership (together, "Crescent"), will invest $18.0 million in the Company (including $16.0 million to be invested in the Company in exchange for 1,454,545 shares of Stock, and $2.0 million to be invested in McBride which will be contributed to the Operating Partnership). Hudson Bay is a discretionary investment fund formed by David Lesser to make strategic investments in real estate and real estate related securities. Prior to forming Hudson Bay, Mr. Lesser was a Senior Vice-President of Crescent. Crescent is the beneficial owner of a significant economic interest in Hudson Bay through a limited partnership interest. Prior to joining Crescent, Mr. Lesser was a Director in the Real Estate Investment Banking Department of Merrill Lynch & Co. Mr. Lesser will be a member of the Board of Directors of the Company. Hudson Bay will actively assist the Company with the implementation of its growth strategies and capital markets related activities. The principals of Hudson Bay have extensive experience in providing corporate finance and strategic advisory services to leading real estate operating companies, REITs and opportunistic investment funds.

    In addition, an institutional investor will invest $5.0 million in the Company for 454,545 shares of Stock and Robert Branson, who upon the Closing will become a Director of the Company, will invest $600,000 in the Company for 54,545 shares of Stock.

                     OPERATIONS FOLLOWING THE TRANSACTIONS

BUSINESS AND GROWTH STRATEGIES

    The Company's primary business objectives following the Closing will be to maximize total return to stockholders through growth in the Company's cash flow per share and increase the size and value of its assets. The Company intends to achieve its objectives by maximizing cash flow from its Properties through aggressive asset and property management, acquiring and selectively developing new properties and initially focusing its activities in the mid-Atlantic and Northeastern United States.

    The Company intends to increase cash flow per share and increase stockholder value by:

    - maintaining and increasing occupancy and rental rates through aggressive management of its existing portfolio of assets;

    - acquiring primarily Class A industrial properties and portfolios in targeted markets at attractive yields and acquiring institutional quality office properties in strategic situations and locations;

    - targeting properties which have potential for additional growth through renovation and/or expansion; and

    - generating build-to-suit development opportunities particularly by maintaining and building strong owner/tenant relationships and establishing local market prominence.

    The Company's acquisition strategy will be to target opportunities in the following three categories:

    - FAMILY BUSINESSES: capitalize on the experience of McBride in targeting similar family-owned businesses and offering tax efficient means by which they may increase diversification and liquidity of their closely held interests while retaining participation in future growth. McBride's experience and understanding of family and other closely held businesses and the motivations of the individuals involved in such transactions is expected to provide a competitive advantage for the Company;

    - INSTITUTIONAL PORTFOLIOS: utilize the contacts of Penn Square and Hudson Bay in the institutional real estate investment industry to source acquisition opportunities. Management of Penn Square, including Mr. Kelter, have acted as property managers and developers for institutional investors since 1982. The principals of Hudson Bay have, in the past, provided corporate finance and financial advisory services for institutional investors. The Company expects to be able to capitalize on the accelerating trend within the industry toward ownership of real estate in publicly-traded REITs as institutions look to convert direct property holdings to ownership of public securities; and


    - SINGLE ASSETS: properties in markets where the Company will have a presence or in markets where it will seek to establish a meaningful presence.



    Based on the Investor Group's familiarity with the area, management believes attractive investment opportunities exist in certain markets servicing the metropolitan corridor between Washington, D.C. and Boston because (i) there is less competition for assets from other REITs and institutional investors and hence more attractive acquisition prices, (ii) better opportunities exist to establish a dominant local market presence, particularly through consolidation of successful regional developers, and (iii) escalating rental rates in primary markets are driving tenants toward secondary markets. Accordingly, the Company intends to initially focus its acquisition activities in such markets following the Closing.


    It should be noted, however, that economic and other factors may prevent the Company from implementing the foregoing strategies or achieving the foregoing objectives and there can be no assurance that the Company will be able to increase its cash flow per share or increase the size and value of its assets. These factors include the change in control and the change in the business strategy of the Company, and the lack of experience of the majority of the Company's newly-constituted Board of Directors and the

Company's new executive officers in managing a public company and operating a real estate investment trust. See "Risk Factors."

    Following the consummation of the Transactions, Mr. Kelter and the Penn Square staff will handle the day-to-day property operations for the Company. The Company Properties will continue to be managed by independent property management companies currently managing the properties until such time as they are sold. Accordingly, with respect to the Company Properties, it is expected that there will be no impact on the Company's liquidity or results of operations following the consummation of the Transactions.

SUMMARY PROPERTY TABLE

    The following table sets forth certain information with respect to each of the Properties as of June 30, 1997:

                                                                                     % OF
                                                                                   PORTFOLIO
                                                            YEAR                   RENTABLE                   ANNUAL-
                                                           BUILT/       SQUARE      SQUARE          %           IZED
        BUILDINGS                    LOCATION            RENOVATED       FEET        FEET        LEASED       RENT (1)
--------------------------  --------------------------  ------------  ----------  -----------  -----------  ------------
MCBRIDE PORTFOLIO:
Office:
  40 Potash Road (4)......  Oakland, NJ                 1992              60,994         2.5%         100%  $  1,035,068
  1655 Valley Road
    (4)(6)................  Wayne, NJ                   1989             155,700         6.4%         100%     2,307,474
  16-00 Route 208(4)......  Fairlawn, NJ                1983              54,805         2.2%          82%       687,515
  128 Bauer Drive.........  Oakland, NJ                 1981              41,450         1.7%          84%       184,164
  22-08 Route 208.........  Fairlawn, NJ                1960/68           78,253         3.2%          75%       675,915
  15-00 Pollitt Drive
    (3)(4)(5).............  Fairlawn, NJ                1970/92           18,614         0.8%         100%       162,873
  19-00 Pollitt Drive
    (3)(4)(5).............  Fairlawn, NJ                1970/84, 95       77,262         3.2%         100%       687,632
  95 Bauer Drive (4)......  Oakland, NJ                 1974/91            6,792         0.3%         100%        78,108
  99 Bauer Drive (4)......  Oakland, NJ                 1971              20,449         0.8%         100%       141,303
                                                                      ----------       -----        -----   ------------
                                                                         514,319        21.1%          93%  $  5,960,052
Industrial:
  5 Thornton Road
    (4)(6)................  Oakland, NJ                 1973/81          151,874         6.2%         100%  $    905,169
  2 Volvo Drive...........  Rockleigh, NJ               1966/93           67,460         2.8%         100%       502,577
  17-01 Pollitt Drive
    (3)(4)(5).............  Fairlawn, NJ                1968             105,367         4.3%          71%       529,500
  19-05 Nevins Road
    (3)(4)(5).............  Fairlawn, NJ                1955             151,700         6.2%         100%       620,930
                                                                      ----------       -----        -----   ------------
                                                                         476,401        19.5%          94%  $  2,558,176
Other:
  88 Mary Street..........  Paterson, NJ                1976             114,000         4.7%         100%       525,000
  Urban Farms Shopping
    Center (6)............  Franklin Lakes, NJ          1965-82           91,008         3.7%          90%     1,005,556
                                                                      ----------       -----        -----   ------------
TOTAL MCBRIDE PORTFOLIO...                                             1,195,728        48.9%          94%  $ 10,048,784

ACQUISITION PROPERTIES
Industrial:
  1 Philips Drive.........  Mountaintop, PA             1991/93          400,000        16.4%         100%  $  1,188,000
  100 Oak Hill
    Road(5)(7)............  Mountaintop, PA             1996             105,000         4.3%         100%       365,417
  1057 Arnold Road........  Reading, PA                 1995             219,120         9.0%         100%       654,759
  1091 Arnold Road........  Reading, PA                 1996             133,055         5.4%         100%       465,696
  1305 Goshen Parkway.....  West Chester, PA            1991              90,000         3.7%         100%       503,280
  One Tabas Lane..........  Exton, PA                   1970             150,027         6.1%         100%       450,081
  Two Tabas Lane..........  Exton, PA                   1970/91          150,000         6.1%         100%       724,500
                                                                      ----------       -----        -----   ------------
TOTAL ACQUISITION
  PROPERTIES..............                                             1,247,175        51.1%         100%  $  4,351,733
                                                                      ----------       -----        -----   ------------
GRAND TOTAL...............                                             2,442,930       100.0%          97%  $ 14,400,517
                                                                      ----------       -----        -----   ------------
                                                                      ----------       -----        -----   ------------

                                                        ANNUAL-
                                                         IZED
                                                         RENT
                               % OF                       PER
                             PORTFOLIO                  LEASED
                            ANNUAL- IZED    # OF        SQUARE
        BUILDINGS              RENT        LEASES      FOOT (2)
--------------------------  -----------  -----------  -----------
MCBRIDE PORTFOLIO:
Office:
  40 Potash Road (4)......         7.2%           1    $   16.97
  1655 Valley Road
    (4)(6)................        16.0%           1        14.82
  16-00 Route 208(4)......         4.8%          18        15.31
  128 Bauer Drive.........         1.3%           3         5.30
  22-08 Route 208.........         4.7%           7        11.47
  15-00 Pollitt Drive
    (3)(4)(5).............         1.1%           1         8.75
  19-00 Pollitt Drive
    (3)(4)(5).............         4.8%           1         8.90
  95 Bauer Drive (4)......         0.5%           1        11.50
  99 Bauer Drive (4)......         1.0%           1         6.91
                                                 --
                                 -----                -----------
                                  41.4%          34    $   11.58
Industrial:
  5 Thornton Road
    (4)(6)................         6.3%           1    $    5.96
  2 Volvo Drive...........         3.5%           1         7.45
  17-01 Pollitt Drive
    (3)(4)(5).............         3.7%           2         7.10
  19-05 Nevins Road
    (3)(4)(5).............         4.3%           1         4.09
                                                 --
                                 -----                -----------
                                  17.8%           5    $    5.74
Other:
  88 Mary Street..........         3.6%           1    $    4.61
  Urban Farms Shopping
    Center (6)............         7.0%          38    $   12.27
                                                 --
                                 -----                -----------
TOTAL MCBRIDE PORTFOLIO...        69.8%          78    $    8.97
ACQUISITION PROPERTIES
Industrial:
  1 Philips Drive.........         8.3%           1    $    2.97
  100 Oak Hill
    Road(5)(7)............         2.5%           1         3.48
  1057 Arnold Road........         4.6%           3         2.99
  1091 Arnold Road........         3.2%           1         3.50
  1305 Goshen Parkway.....         3.5%           1         5.59
  One Tabas Lane..........         3.1%           1         3.00
  Two Tabas Lane..........         5.0%           1         4.83
                                                 --
                                 -----                -----------
TOTAL ACQUISITION
  PROPERTIES..............        30.2%           9    $    3.49
                                                 --
                                 -----                -----------
GRAND TOTAL...............       100.0%          87    $    6.08
                                                 --
                                                 --
                                 -----                -----------
                                 -----                -----------


------------------------


(1) Annualized Rent, as used throughout this Proxy Statement, represents the monthly contractual rent under existing leases as of June 30, 1997 multiplied by 12. This amount reflects total rent before any rent abatement and excluding any expense reimbursements.



(2) Annualized Rent Per Leased Square Foot, as used throughout this Proxy Statement, represents Annualized Rent, as described in Footnote (1) above, presented on a per leased square foot basis.


(3) A FLIP Property.

(4) A Property securing the Nomura Refinancing.

(5) The Company may not sell or otherwise dispose of this Property for two years from the Closing Date, subject to certain exceptions.

(6) The Company may not sell or otherwise dispose of this Property without the consent of the Special Consenting Partner (as defined herein) for seven years from the Closing Date other than in a Section 1031 Exchange.

(7) This Property was acquired in September 1997.

    SIGNIFICANT PROPERTY. Following the consummation of the Transactions, the only Property with a book value that will account for 10% or more of the Company's total assets, on a pro forma basis, is 1655 Valley Road, Wayne, New Jersey. The following table sets forth certain information for that Property for the years indicated.


                                                                                  ANNUALIZED RENT
                                                     % LEASED    ANNUALIZED RENT  PER SQUARE FOOT
                                                  -------------  ---------------  ---------------
1992............................................          100%    $   2,039,670      $   13.10
1993............................................          100%    $   2,050,676      $   13.20
1994............................................          100%    $   3,070,404      $   19.70
1995............................................          100%    $   2,879,670      $   18.50
1996............................................          100%    $   2,307,474      $   14.80
1997............................................          100%    $   2,307,474      $   14.80


    The property is occupied by a single tenant, Reckitt & Coleman, Inc. and is used for office space related to food distribution activities. McBride owns the property subject to the mortgage described under "--Nomura Refinancing." There are no plans to make any material renovations or improvements to this property. The property has a Federal tax basis of approximately $14.3 million and depreciation is being taken on the property on a straight line basis at the rate of 3.17% per year. The property has an estimated life of 31.5 years. Real estate taxes in 1997 are $494,050, equal to $2.41 per $100 of assessed valuation. See "--Description of Properties--McBride Portfolio--Office Properties" for additional information relating to this property.

DESCRIPTION OF PROPERTIES

    MCBRIDE PORTFOLIO: The McBride Portfolio includes the following improved properties, all of the buildings on which were constructed by McBride.

    OFFICE PROPERTIES

    40 POTASH ROAD was constructed in 1992 and is located in the Oakland Industrial Park, Oakland, New Jersey. The park is located within five miles of each of US Route 202, US Route 208 and I-287. The building is a three-story office building with 60,994 square feet, a three-bay truck service area, loading docks, two elevators, ample parking spaces and is situated on seven acres. As of June 30, 1997, the building was 100% leased to TCI of Northern New Jersey under a lease expiring November 10, 2012, subject to four five-year renewal options, and generated an Annualized Rent of $1,035,068 on a net basis. The tenant has the right to purchase the premises during 2002 and 2012 at fair market value.

    1655 VALLEY ROAD was constructed in 1989 as an office building and is located in the Wayne Office and Research Park, Wayne, New Jersey. The park is located within ten miles of each of US Route 202, US Route 208 and I-287. The building contains 155,700 square feet and six elevators and is situated on 11 acres with 438 parking spaces. As of June 30, 1997, the building was 100% leased to Reckitt & Colman Inc. under a lease expiring December 14, 2003, subject to two five-year renewal options, and generated an Annualized Rent of $2,307,474 on a net basis.

    16-00 ROUTE 208 was constructed in 1983 and is located in the Fair Lawn Industrial Park, Fair Lawn, New Jersey. The park is located on US Route 208 and is within five miles of each of US Route 4 and I-80 and within ten miles of I-287. The building is a four-story multi-tenanted office building with 54,805 square feet, two elevators, 235 parking spaces and is situated on 3.3 acres. As of June 30, 1997, the building was 82% leased and generated Annualized Rent of $687,515. No tenant leases more than approximately 8,500 square feet.

    128 BAUER DRIVE was constructed in 1981 and is located in the Oakland Industrial Park, Oakland, New Jersey. The park is located within five miles of each of US Route 202, US Route 208 and I-287. The building is a one-story office building containing 41,450 square feet and is situated on five acres. It has 80 parking spaces, four tailgate loading docks, two drive-in ramps and 22' clear ceiling heights in the warehouse. As of June 30, 1997, the building was 84% leased and generated an Annualized Rent of $184,164. Effective July 1, 1997, the major tenants were Warner Lambert Co.-Tetra/Second Nature Division which leases 25% of the building, N-D Industries, which leases 34% of the building, and TCI of Northern New Jersey, Inc., which leases approximately 25% of the building. Warner Lambert Co.-Tetra/ Second Nature Division is expected to vacate the premises in February 1998.

    22-08 ROUTE 208 was constructed in 1960 as a light industrial building, which has since been converted to a multi-tenanted office building, and is located in the Fair Lawn Industrial Park, Fair Lawn, New Jersey. The park is located on US Route 208 and is within five miles of each of US Route 4 and I-80 and within ten miles of I-287. The building is a one-story multi-tenanted office building containing 78,253 square feet (including a partial basement) and is situated on 5.5 acres. It has 330 parking spaces. As of June 30, 1997, the building was 75% leased and generated an Annualized Rent of $675,915. The major tenant is Maxell Corp. of America which leases 28% of the building.

    15-00 POLLITT DRIVE was constructed in 1970 and was completely renovated in 1992 at which time all mechanical and electrical systems, windows and entries were replaced. It is located in the Fair Lawn Industrial Park, Fair Lawn, New Jersey. The park is located on US Route 208 and is within five miles of each of US Route 4 and I-80 and within ten miles of I-287. The building is a one-story office building containing 18,614 square feet, 106 parking spaces and is situated on 2.7 acres. As of June 30, 1997, the building was leased 100% to New Jersey Bell Telephone Company under a lease expiring February 28, 2001 and generated an Annualized Rent of $162,873 on a net basis.

    19-00 POLLITT DRIVE was constructed in 1970 as an office building and is located in the Fair Lawn Industrial Park, Fair Lawn, New Jersey. The park is located on US Route 208 and is within five miles of each of US Route 4 and I-80 and within ten miles of I-287. In 1984 the building was completely renovated and in 1995 was extensively upgraded. The building is a one-story office/computer center containing 77,262 square feet with approximately 400 parking spaces and is situated on 5.1 acres. As of June 30, 1997, the building was 100% leased to Paid Prescriptions, Inc., and guaranteed by Merck & Co., Inc., under a lease expiring January 31, 2006, subject to two five-year renewal options, and generated an Annualized Rent of $687,632 on a net basis.

    95 BAUER DRIVE was constructed in 1974 as a two-story office building and is located in the Oakland Industrial Park, Oakland, New Jersey. The park is located within five miles of each of US Route 202, US Route 208 and I-287. In 1991, the building was retro-fitted to accommodate its current use as a day care center. It contains 6,792 square feet, 29 parking spaces, a partial basement and is situated on two acres. As of June 30, 1997, the building was 100% leased to Greentree Learning Centers Inc. under a lease expiring September 30, 2004, subject to one five-year renewal option, and is guaranteed by Children's Discovery Centers of America, Inc. and generated an Annualized Rent of $78,108 on a net basis.

    99 BAUER DRIVE was constructed in 1971 as an office building and is located in the Oakland Industrial Park, Oakland, New Jersey. The park is located within five miles of each of US Route 202, US Route 208 and I-287. It contains 20,450 square feet with 75 parking spaces and is situated on three acres. As of June 30, 1997, the building was 100% leased to Addison-Wesley Educational Publishers, Inc., successor to Scott, Forsman and Company, under a lease expiring September 11, 2001 and generated an Annualized Rent of $141,303 on a net basis. Effective April 17, 1997, the lease was assigned to Stratton Travel, Inc. for the balance of the lease term. Stratton Travel, Inc. executed a primary lease to commence upon expiration of the current lease and to continue until September 11, 2006, subject to one five-year renewal option.

    INDUSTRIAL PROPERTIES

    5 THORNTON DRIVE was constructed in 1973 as an industrial building, was expanded in 1976, 1978 and 1981 and is located in the Oakland Industrial Park, Oakland, New Jersey. The park is located within five miles of each of US Route 202, US Route 208 and I-287. It contains 151,874 square feet with 230 parking spaces and is situated on 8.7 acres. As of June 30, 1997, the building was 100% leased to Aramis, Inc., successor to Len-Ron Mfg. Co., and guaranteed by Estee Lauder, Inc., under a lease expiring April 30, 2003, subject to two five-year renewal options, and generated an Annualized Rent of $905,169 on a net basis. The tenant has a right of first refusal in the event of a sale of the property to a third party unrelated to the owner. The tenant will not, however, have any first refusal rights as a consequence of the Transactions.

    2 VOLVO DRIVE was constructed in 1966 and is located in the Rockleigh Office/Research Park, Rockleigh, New Jersey. The park is located within ten miles of each of US Route 9W, I-87 and I-287. In 1993 the office area was completely renovated. The building is a one-story industrial building with mezzanine containing 67,460 square feet with 173 parking spaces and is situated on five acres. As of June 30, 1997, the building was 100% leased to National Medical Care Medical Products Division, Inc. under the terms of a lease expiring December 12, 2002, subject to two five-year renewal options, and generated an Annualized Rent of $502,577 on a net basis. The tenant vacated these premises in 1997 but is continuing to pay the rent under the terms of the lease.

    17-01 POLLITT DRIVE was constructed in 1968 and is located in the Fair Lawn Industrial Park, Fair Lawn, New Jersey. The park is located on US Route 208 and is within five miles of each of US Route 4 and I-80 and within ten miles of I-287. The building is a one-story multi-tenanted industrial building containing 105,367 square feet, 255 parking spaces, four tailgate loading docks, 16'8" ceiling heights in the warehouse and is situated on 7.1 acres. As of June 30, 1997, the building was 71% leased and generated Annualized Rent of $529,500 on a net basis. The tenants are MDA Services, Inc., which leases 40% of the building and Symtron Systems, Inc., which leases 31% of the building.

    19-05 NEVINS ROAD was constructed in 1955 and is located in the Fair Lawn Industrial Park, Fair Lawn, New Jersey. The park is located on US Route 208 and is within five miles of each of US Route 4 and I-80, within ten miles of I-287 and has a railroad siding. The building is a one-story industrial building containing 151,700 square feet with 100 parking spaces and is situated on 8.4 acres. As of June 30, 1997, the building was 100% leased to RoadCon Systems, Inc. under the terms of a lease expiring September 30, 1999, subject to one five-year renewal option, and generated an Annualized Rent of $620,930 on a net basis.

    OTHER PROPERTIES

    88 MARY STREET was constructed in 1976 and is located in Paterson, New Jersey. It is within one-quarter mile of I-80 and is adjacent to St. Joseph's Hospital and Medical Center, which uses the building for medical offices and residential units for the staff. The building is an eleven-story office/residential building containing 114,000 square feet, three elevators and is situated on one acre. The land on which the building is situated is owned by St. Joseph's Hospital and Medical Center and is leased to McBride for $1 per year, and McBride in turn subleases the building to St. Joseph's Hospital and Medical Center under a sublease expiring July 1, 2004. As of June 30, 1997, the building was 100% subleased to St. Joseph's Hospital and Medical Center and generated Annualized Rent of $525,000 on a net basis. The sub-tenant has the right to purchase the building at the expiration of the sublease for $10.00.

    URBAN FARMS SHOPPING CENTER consists of three buildings constructed in stages between 1965 and 1982 and is located in Franklin Lakes, New Jersey. It is located within five miles of US Route 202, US Route 208 and I-287. The property contains three buildings totaling approximately 91,008 square feet, including an office building, a retail shopping center/office building and a gas station. As of June 30, 1997, the property was 90% leased and generated Annualized Rent of approximately $1.0 million. At such time, the major tenants were Market Basket which leases 12% of the property, Hudson United Bank which leases 10% of the property and Clarks Hallmark which leases 7% of the property.

    ACQUISITION PROPERTIES:  The Acquisition Properties include the following:

    1 PHILIPS DRIVE was constructed between 1991 and 1993 and is located in Mountaintop, Pennsylvania, near Wilkes-Barre, Pennsylvania. The property is within one to ten miles of four major highways; Interstates 80, 81 and 476 and US Route 309. The building is a 400,000 square foot, one-story warehouse/ distribution structure with 25 to 33 foot clear ceiling heights, 34 tailgate dock doors and is situated on 28.7 acres. As of June 30, 1997, the building was 100% leased to Philips Electronics North American Corporation and generated Annualized Rent of $1,188,000 on a net basis. The lease expires December 31, 2007, subject to two five-year renewal options, and the tenant has an option to terminate the lease effective January 1, 2003 with a termination penalty of $1,500,000. It is expected to be acquired in December 1997. The purchase price of the property is $10,800,000.

    100 OAK HILL ROAD was constructed in 1996 and is also located in Mountaintop, Pennsylvania, near Wilkes-Barre, Pennsylvania. The property is within one to ten miles of four major highways; Route 309 and Interstates 80, 81 and 476. The building is a 105,000 square foot, one-story warehouse/distribution structure with 30 foot clear ceiling heights, eight tailgate dock doors and is situated on 9.8 acres. As of June 30, 1997, the building was 100% leased to Dana Perfumes Corporation and generated Annualized Rent of $365,417 on a net basis. The lease expires October 31, 2001 (subject to two five-year renewal options). The tenant has an option to terminate the lease effective November 1, 1998 and each year thereafter with decreasing termination penalties of twelve, six, six and three months rent. Additionally, the tenant may purchase the property as of November 1, 1996 for $3,000,000 increasing 3% on April 1, 1998 and 3% annually thereafter. The property was acquired by McBride in September 1997. The purchase price of the property was $2,730,000.

    1057 ARNOLD ROAD was constructed in 1995 and is located in Reading, Pennsylvania. The building is adjacent to the Reading Regional Airport and within one mile of US Routes 222 and 61. The property being conveyed is a ground leasehold interest together with the improvements built thereon. The ground lease expires in 2029 with one fourteen year renewal option. At June 30, 1997, the Annualized Rent under the ground lease was $56,971. The building is a 219,120 square foot one-story warehouse/distribution structure with 30 foot clear ceiling heights, 47 tailgate dock doors and is situated on 29 acres. As of June 30, 1997, the building was 100% leased. The primary tenant, Premium Beverage Packers, Inc., leases 91% of the building. The building generates aggregate Annualized Rent of $654,765 on a net basis. This property is being purchased as part of the Northfield Business Center, which also includes 1091 Arnold Road. It is expected to be acquired in December 1997. The purchase price of the Northfield Business Center is $9,600,000.

    1091 ARNOLD ROAD was contructed in 1996 and is located in Reading, Pennsylvania. The building is adjacent to the Reading Regional Airport and within one mile of US Routes 222 and 61. The property being conveyed is a ground leasehold interest together with the improvements built thereon. The ground lease expires in 2031 with one fourteen-year renewal option. The Annualized Rent under the ground lease is $34,594, the payment of which has been waived until October 31, 1999. The building, consisting of 133,055 square feet, is a one-story warehouse/distribution structure with 24 foot clear ceiling heights, 16 tailgate dock doors and is situated on 28 acres. As of June 30, 1997, the building was 100% leased to The Glidden Company and generated Annualized Rent of $465,696 on a triple net basis. The tenant has the right to require the lessor to expand the building by up to 100,000 square feet with the additional rent to be negotiated in good faith or as determined by arbitration. This property is being purchased as part of the Northfield Business Center which also includes 1057 Arnold Road. The purchase agreement relates to the acquisition of the land lease and the improvements on the property and is expected to be consummated in December 1997. The purchase price of the Northfield Business Center is $9,600,000.

    1305 GOSHEN PARKWAY was constructed in 1991 and is located in West Chester, Pennsylvania. The building is located within one mile of US Route 202 and less than ten miles from the Pennsylvania Turnpike (I-76). The building is a 90,000 square foot, one-story warehouse/distribution structure with 18 foot clear ceiling heights and is situated on 10.2 acres. As of June 30, 1997, the building was 100% leased to Yves Rocher, Inc. and generated Annualized Rent of $503,280 on a net basis. All but 8,000 square feet of the building was subleased to Communication Test Design, Inc. as of June 30, 1997. The lease expires December 31, 2000, subject to one three-year renewal option, and the tenant has an option to terminate the lease effective December 1, 1998 with a termination penalty of one year's rent and additional rent. This property is being purchased as part of the Loew portfolio which includes One and Two Tabas Lane (described below). It is expected to be acquired in November 1997. The purchase price of the portfolio is $14,750,000.

    ONE TABAS LANE was constructed in 1970 and is located in Exton, Pennsylvania. The building is located within one mile of US Route 202 and within ten miles of the Pennsylvania Turnpike (I-76). The building is a 150,027 square foot, one-story warehouse/distribution structure with 24 foot clear ceiling heights. As of June 30, 1997, the building was 100% leased to Alstrip, Inc., a subsidiary of Allegheny Ludum, and generated Annualized Rent of $450,081 on a net basis. The lease expires in 2011 and Alstrip has an option to terminate the lease effective August 31, 2001 and 2006 with termination penalties of $200,000 and $100,000 respectively. The tenant has a right of first refusal to purchase the premises which has been waived with respect to the Transactions. This property is being purchased as part of the Loew portfolio which also includes Two Tabas Lane and 1305 Goshen Parkway (described herein). It is expected to be acquired in November 1997. The purchase price of the portfolio is $14,750,000.

    TWO TABAS LANE was constructed in 1970 and is located in Exton, Pennsylvania. The building is located within one mile of US Route 202 and within ten miles of the Pennsylvania Turnpike (I-76). The building is a 150,000 square foot building with 24 foot ceiling heights substantially renovated in 1991 with a 90,000 square foot air-conditioned production area, 22,000 square feet of two story office space and the balance is warehouse. As of June 30, 1997, the building was 100% leased to International Envelope Co. and generated Annualized Rent of $724,500 on a net basis. The lease expires in 2007 and International Envelope has an option to terminate its lease effective March 31, 2002 with a termination penalty of $1,295,592. This property is being purchased as part of the Loew portfolio which includes One Tabas Lane and 1305 Goshen Parkway (described herein). It is expected to be acquired in November 1997. The purchase price of the portfolio is $14,750,000.

    ASSUMED INDEBTEDNESS: The Acquisition Properties are intended to be acquired subject to assumed indebtedness of approximately $11.8 million. This amount does not include any additional indebtedness which the Company (or McBride, if any Acquisition Property is acquired by McBride prior to the Closing) may incur to finance the cash portion of the purchase price of any of the Acquisition Properties.

    PRINCIPAL TENANTS

    The following table sets forth information regarding the leases with respect to the ten largest tenants at the Properties, based on the Annualized Rent received from such tenants as of June 30, 1997:

                                                                                         PERCENTAGE OF
                                                                                           AGGREGATE
                                                           REMAINING                       PORTFOLIO
                                                          LEASE TERM     TOTAL LEASED       LEASED        ANNUALIZED
TENANT(1)                              PROPERTY            IN MONTHS     SQUARE FEET      SQUARE FEET        RENT
-------------------------------  ---------------------  ---------------  ------------  -----------------  -----------
Reckitt & Coleman, Inc.........  1655 Valley Road                 77         155,700             6.6%      $2,307,474
Philips Lighting Co., a
  Division of Philips
  Electronics North American
  Corp.........................  1 Philips Drive(3)              126         400,000            16.9       1,188,000
TCI of Northern NJ.............  40 Potash Road                  174          60,994             2.6       1,035,068
Len Ron Mfg. Co./Aramis........  5 Tornton Road                   70         151,874             6.4         905,169
International Envelope Co......  Two Tabas Lane(3)               119         150,000             6.3         724,500
Merck-Medco....................  19-00 Pollitt Drive             103          77,262             3.3         687,632
Road Con Systems, Inc..........  19-05 Nevins Lane                87         151,700             6.4         620,930
Premium Beverage Packers,
  Inc..........................  1057 Arnold Road(3)              35         199,520             8.4         574,611
St. Joseph Hospital............  88 Mary Street                   84         114,000             4.8         525,000
Yves Rocher, Inc...............  1305 Goshen                      42          90,000             3.8         503,280
                                 Parkway(3)
                                                                 ---     ------------            ---      -----------
    Total Weighted Average.....                                   93(2)    1,551,050            65.5%      $9,071,664
                                                                 ---     ------------            ---      -----------
                                                                 ---     ------------            ---      -----------

                                   PERCENTAGE OF
                                     AGGREGATE
                                     PORTFOLIO
                                    ANNUALIZED
TENANT(1)                              RENT
-------------------------------  -----------------
Reckitt & Coleman, Inc.........           16.0%
Philips Lighting Co., a
  Division of Philips
  Electronics North American
  Corp.........................            8.3
TCI of Northern NJ.............            7.2
Len Ron Mfg. Co./Aramis........            6.3
International Envelope Co......            5.0
Merck-Medco....................            4.8
Road Con Systems, Inc..........            4.3
Premium Beverage Packers,
  Inc..........................            4.0
St. Joseph Hospital............            3.6
Yves Rocher, Inc...............            3.5

                                           ---
    Total Weighted Average.....           63.0%
                                           ---
                                           ---

------------------------
(1) This list is not intended to be representative of the Company's tenants as a whole.

(2) Weighted average calculation based on total rentable square footage leased by each tenant.

(3) Acquisition Property.

    LEASE EXPIRATIONS

    The leases at the Properties typically extend for a term of seven or more years. Through December 31, 2002, the average annual rollover at the Properties is approximately 160,382 square feet, representing an average annual expiration of 6.6% of the total leased square feet of the Properties per year (assuming no tenants exercise renewal or cancellation options and no tenant bankruptcies or other tenant defaults).

    The following table sets out a schedule of the annual lease expirations at the Properties with respect to leases in place as of June 30, 1997 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):

                                                                                                        ANNUALIZED RENT
                                                  SQUARE FOOTAGE    PERCENTAGE OF    ANNUALIZED RENT   PER LEASED SQUARE
       YEAR OF LEASE              NUMBER OF             OF          TOTAL LEASED       OF EXPIRING     FOOT OF EXPIRING
        EXPIRATION             EXPIRING LEASES    EXPIRING LEASES    SQUARE FEET        LEASES(1)          LEASES(2)
       -------------         -------------------  ---------------  ---------------  -----------------  -----------------
1997.......................              24              48,676             2.1%      $     674,332        $   13.85
1998.......................               8              47,098             2.0             465,058             9.87
1999.......................               9              24,047             1.0             235,920             9.81
2000.......................              11             368,910            15.6           1,737,941             4.71
2001.......................              11             301,133            12.7           1,412,125             4.69
2002.......................               6              92,240             3.9             773,435             8.39
2003.......................               3             311,184            13.1           3,260,003            10.48
2004.......................               4             272,492            11.5           1,224,038             4.49
2005.......................               1               7,000             0.3              29,748             4.25
2006.......................               4             104,248             4.4             919,599             8.82
Thereafter.................               6             790,134            33.4           3,668,318             4.64
                                         --
                                                  ---------------         -----     -----------------         ------
TOTAL......................              87           2,367,162           100.0%      $  14,400,517        $    6.08
                                         --
                                         --
                                                  ---------------         -----     -----------------         ------
                                                  ---------------         -----     -----------------         ------

------------------------


(1) Annualized Rent of Expiring Leases, as used throughout this Proxy Statement, represents the monthly contractual rent under existing leases as of June 30, 1997 multiplied by 12. This amount reflects rent before any rent abatements excluding any expense reimbursements.



(2) Annualized Rent Per Leased Square Foot of Expiring Leases, as used throughout this Proxy Statement, represents Annual Rent of Expiring Leases, as described in Footnote (1) above, presented on a per leased square foot basis.


    DISPOSITION OF THE COMPANY PROPERTIES

    The Company has agreed in the Master Agreement that it will use all commercially reasonable efforts to dispose of the Company Properties in one or more Section 1031 Exchanges prior to the Closing Date at the highest price reasonably attainable, and that it will not sell or dispose of such properties without the prior approval of each of the members of the Investor Group. Subject to the Company using its commercially reasonable efforts to dispose of the Company Properties prior to the Closing Date at the highest price obtainable, in the event the Company Properties are not disposed of on or before the Closing Date, the Transactions nevertheless will be consummated.

    The Company accounts for an asset as an asset to be disposed of when the Company has committed to a formal plan of disposition, and it is probable that a buyer will purchase the asset due to the occurrence of a significant economic penalty to the buyer if the asset is not purchased. The Company reports its assets to be disposed of at the lower of carrying value or fair value less the cost to sell the related asset. Accordingly, the Sedona Apartments was reported as an asset to be disposed of in the Company's 1997 Semi-Annual Report.

    INCOME TAX CONSIDERATIONS IN SALE OF PROPERTIES

    The Company has agreed that for at least two years after the Closing, it will not sell the FLIP Properties included in the McBride Portfolio, subject to certain exceptions, and the Company has further agreed not to sell certain other Properties for a period of seven years. See "--Summary Property Table" and "Amendment to Partnership Agreement--Consent of Certain Limited Partners." In addition, the Company has further agreed that in disposing of any Properties or any Company Properties, it will use all commercially reasonable efforts to structure such transactions so as to qualify as tax-free exchanges for federal income tax purposes.

    SUMMARY OF INDEBTEDNESS


                                9/30/97      INTEREST     MATURITY     AMORTIZATION      ANNUAL
DEBT COMPONENT                  BALANCE        RATE         DATE          PERIOD         PAYMENT           COLLATERAL
----------------------------  ------------  -----------  -----------  ---------------  -----------  -------------------------
                                             (DOLLARS IN THOUSANDS)
Nomura Asset Capital
  Corp......................  $     45,000        7.71%     10/2022             25      $   4,065   (1)
First Union.................         1,155          (2)      9/1998            N/A             90   100 Oak Hill Road
Equitable of Iowa...........         2,895        8.25%      9/2000             20            309   One Tabas Lane
Equitable of Iowa...........         4,409        8.50%      9/2005             20            479   Two Tabas Lane
Equitable of Iowa...........         3,378        8.50%      9/2005             20            367   1305 Goshen Parkway
GECC........................        10,128        8.14%      4/2000             (3)           823   Americana Lakewood
HUD.........................        16,302        6.35%      5/2026             33          1,236   Quadrangles Village
                              ------------                                             -----------
Total.......................  $     83,267(4)                                           $   7,369


------------------------

(1) See "--Nomura Refinancing."


(2) Debt service is payable monthly at LIBOR Plus 175 basis points, interest only. Rate as of November 5, 1997 would be 7.41%.


(3) Debt service is payable monthly at the GECC composite commercial paper rate plus 245 basis points. Rate as of September 30, 1997 would be 8.14%. Quarterly principal payments are required based on a stipulated percentage of the excess cash flow, as defined, from Americana Lakewood Apartments.

(4) Such amount is subject to increase to the extent that indebtedness is incurred to finance the cash portion of the purchase price of any of the Acquisition Properties acquired after the date hereof and prior to Closing.

NOMURA REFINANCING

    On September 22, 1997, McBride entered into a loan facility with Nomura Asset Capital Corporation pursuant to which four subsidiary entities established for such purpose borrowed $45 million secured by a first lien on ten of the properties in the McBride Portfolio, subject to certain permitted release provisions. See "--Summary Property Table." The loans contain cross-default and cross-collateralization provisions among the four borrowers. The loan proceeds were used primarily for repayment of existing indebtedness and transaction costs. The maximum borrowing availability was based on the existence of a debt-service-to-net-operating-income ratio of 1.3 to 1, and a loan-to-property-value ratio not exceeding 75%. The interest rate is 7.71% per annum. The loan is to be amortized over 25 years. The loan facility contains covenants and agreements customary in such borrowings.

THE ACQUISITION FACILITY

    The Investor Group has engaged in preliminary negotiations with respect to an acquisition loan facility (the "Acquisition Facility") with an institutional lender which would be subject to the consummation of the Transactions. If consummated, the Acquisition Facility would be available, subject to customary conditions, to finance acquisitions by the Company and for other corporate purposes, including working capital. The Operating Partnership is expected to be the borrower under any Acquisition Facility, and borrowings thereunder are expected to be with recourse to the Company as the general partner of the Operating Partnership. As security for any such borrowings, the Company anticipates that the lender would be granted a first mortgage lien on certain existing properties in the McBride Portfolio, and may be granted a first mortgage lien on other properties acquired by the Company. The obtaining of the Acquisition Facility is not a condition to the consummation of the Transactions, and there can be no assurances that an Acquisition Facility will be established or, if established, as to any of the terms thereof.

                           THE TRANSACTION DOCUMENTS


    The following description of certain provisions contained in the Transaction Documents, and the exhibits and schedules thereto, is only a summary and does not purport to be complete. This description is qualified in its entirety by reference to the complete text of the Transaction Documents, copies of which are attached hereto in the Appendix to this Proxy Statement and incorporated herein by reference.


THE MASTER AGREEMENT

    GENERAL: The Master Agreement, which was executed on August 20, 1997, provides for the execution of a series of other agreements including, among others, the Merger Agreement, Stock Purchase Agreement, the Penn Square Agreement and the McBride Agreement and is intended to govern the terms of the other agreements relating to the Transactions. The Master Agreement contains, among other provisions, representations and warranties concerning the Company and the Operating Partnership, covenants relating to the conduct of the businesses of the Company and the Investor Group pending the consummation of the Transactions, additional agreements of the parties on a variety of matters, indemnification provisions and closing conditions.

    The Transactions that are governed by the Master Agreement principally involve the following:

    - Pursuant to the McBride Agreement and the Merger Agreement, the Company will acquire (i) all of the interests in entities owning the McBride Portfolio, which consists of 15 properties, including nine office buildings, four office/industrial buildings, one neighborhood shopping center and one medical/residential complex, (ii) the Acquisition Agreements and, to the extent closings have been held under such contracts prior to Closing, the Acquisition Properties, (iii) $2 million, and (iv) other assets of entities acquired (primarily cash).

    - Pursuant to the Penn Square Agreement, the Company will acquire a 95% non-voting equity interest in Penn Square, a real estate management, leasing and construction company, and the services of the staff of Penn Square, including those of Mr. Kelter.

    - Pursuant to the Stock Purchase Agreement, the Company will receive an investment of $21.6 million.

    The Master Agreement provides that each of the transactions entered into pursuant to its terms will be consummated simultaneously, and if any of such transactions are not consummated, none will be consummated. Pursuant to the Master Agreement, the purchase price payable for each share of Stock to be issued and sold and each LP Unit sold will be $11.00. After the closing of the Transactions, each LP Unit will be exchangeable for one share of Stock or, at the option of the Company, the cash equivalent thereof. See "Amendment to Partnership Agreement--Conversion and Registration Rights."

    CERTAIN CONDITIONS TO THE CLOSING. Among other covenants contained in the Master Agreement are the following, each of which, among others, is a condition to the consummation of the Transactions:


    Termination of Employment and Consulting Agreements. The Master Agreement provides that effective on the Closing Date, the employment agreements of Messrs. Zucker and Burger and the oral consulting agreement of Mr. Mulvihill will be terminated. The Company has agreed to pay to such persons $225,000, $85,000 and $150,000, respectively, in consideration for their agreements to terminate such agreements. Pursuant to the terms of their agreements with the Company, such persons have elected to receive such payments in the form of shares of Stock valued at $11 per share. In addition, each of Messrs. Zucker and Mulvihill have agreed to execute at the Closing of the Transactions a non-competition agreement with the Company which agreement will continue in effect throughout the period he is a Director of the Company and prohibits him from engaging in activities involving the acquisition, development or operation of office and industrial properties throughout the United States. See "Interests of Certain Persons in the Transactions."

    Cancellation of Certain Options and Warrants. The Master Agreement provides that as a condition to the closing of the Transactions, the Company shall deliver to the Investor Group evidence of the cancellation of outstanding options and warrants, including options held by Mr. Mulvihill to purchase 165,850 shares of Stock, options held by Mr. Zucker to purchase 165,850 shares of Stock and options held by Mr. Burger to purchase 57,000 shares of Stock. All of such options are exercisable at $10.00 per share, and have expiration dates of November 2003 through December 2006. Such persons have agreed with the Company to surrender their options in consideration of the payment by the Company of $607,558, $607,558 and $208,808, respectively. Pursuant to the terms of their agreements with the Company, such persons have elected to receive such payments in the form of shares of Stock valued at $11 per share.

    Concurrently with the Closing, the Company will purchase for $641,077 from Rosalind Davidowitz a warrant to purchase 175,000 shares of Stock exercisable at $10 per share. In addition, in September 1997, the Company exercised an option to purchase for $25,000 from a non-affiliated person a warrant expiring on November 3, 1998 to purchase 107,500 shares of the Company's Stock at an exercise price of $16.50 per share.

    Management First Refusal and Lock-Up Agreements. Each of Messrs. Mulvihill and Zucker will agree, effective on the Closing Date, that for a period of one year after the Closing, with certain exceptions, the Investor Group will have a right of first refusal to purchase any or all of the shares of Stock or LP Units held by Messrs. Mulvihill and Zucker immediately prior to the Closing.

    In addition, Messrs. Mulvihill, Zucker and Burger will agree that for a period of one year after the Closing they will not in any way sell, transfer, assign, pledge or encumber any of the shares of Stock they receive in consideration of the termination of their employment and consulting agreements and for cancellation of their outstanding options, subject to certain permitted transfers.

    Non-Competition Agreements. Each of Messrs. Mulvihill and Zucker will agree, effective on the Closing Date and until such individual ceases to be a Director of the Company, that he and his affiliates will not engage in any activity competitive with that of the Company without the consent of the Company's Board of Directors. Such agreements will prohibit Messrs. Mulvihill and Zucker from directly or indirectly seeking to acquire, obtaining an option or first refusal right to acquire or acquiring any interest in office or industrial properties or engaging in the day-to-day management or operation of such properties. Such agreements will further prohibit Messrs. Mulvihill and Zucker from being employed by any entity engaged in such activities. Such agreements also restrict Messrs. Mulvihill and Zucker from making loans to an entity engaged in the development of office or industrial properties or serving as a director, trustee, employee of or consultant to an entity engaged in such a competitive activity. However, the agreements do not prohibit Messrs. Mulvihill or Zucker from holding a beneficial interest in an entity engaged in such activities provided such interest does not exceed 5% of the outstanding capital stock, or from the continuation of certain existing activities. The Spin-Off Subsidiary will agree to similar restrictions for a period of five years from the Closing.


    Other Closing Conditions. The Closing is subject to the fulfillment of a number of other conditions. These conditions, as they relate to the obligations of the Investor Group, include the approval and adoption of the Transactions by the requisite vote of stockholders of the Company, the fulfillment of the various obligations of the parties contained in the various Transaction Documents and the satisfaction of all conditions contained therein, the accuracy of the representations and warranties made by the Company, the amendment and restatement of the Agreement of Limited Partnership of the Operating Partnership and other matters. Such conditions, as they relate to the obligations of the Company and the Operating Partnership, include the fulfillment of the various obligations of the Investor Group contained in the various Transaction Documents and the satisfaction of all conditions contained therein, the accuracy of the representations and warranties made by the Investor Group and other matters.


    CERTAIN COVENANTS OF THE MASTER AGREEMENT. The Master Agreement contains other covenants and agreements of the Company and the Investor Group including, among others, the following:

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

    Disposition of Company Properties. The Company has agreed that it will use all commercially reasonable efforts to dispose of the Company Properties in one or more Section 1031 Exchanges prior to the Closing Date at the highest price reasonably attainable, and that it will not sell or dispose of such properties without the prior approval of each member of the Investor Group. Subject to the Company using its commercially reasonable efforts to dispose of the Company Properties prior to the Closing Date at the highest price obtainable, in the event the Company Properties are not disposed of on or before the Closing Date, the Transactions nevertheless will be consummated. See "Operations Following the Transactions--Disposition of the Company Properties."


    The Spin-Off. The Company has also agreed to organize, prior to the Closing Date, the Spin-Off Subsidiary under the laws of the State of Maryland with a nominal capitalization and appoint Messrs. Mulvihill and Zucker, or their designees, as Directors of the subsidiary. The purpose of organizing the Spin-Off Subsidiary is to enable Messrs. Mulvihill and Zucker to pursue real estate investment opportunities other than in the office or industrial sectors. The Company (including the Spin-Off Subsidiary prior to the Spin-Off) has no obligation to pay the general, administrative, start-up or other costs of the Spin-Off Subsidiary, or to pay the costs and expenses of such Spin-Off, and Messrs. Mulvihill and Zucker, or another person designated by them and acceptable to the Company, have agreed to reimburse or cause to be reimbursed the Company for such costs and expenses. It is intended that after the Spin-Off, the Spin-Off Subsidiary will be an entity operated and managed independently of the Company with publicly-traded securities. It is currently not expected that the stockholders of the Company will receive any material financial benefit from any distribution of the Spin-Off Subsidiary shares.

    No Solicitation; Termination Fee; Board Recommendation. The Company has agreed that prior to the Closing Date it will not, and it will use its commercially reasonable efforts to cause its officers, directors, employees, and other representatives not to, initiate or solicit or take other action to facilitate discussions or negotiations with third parties with respect to or furnish non-public information regarding the Company in connection with any acquisition proposal from a third party. Notwithstanding the foregoing, the Master Agreement permits the Company to make certain recommendations to its stockholders as to whether to accept or reject a tender offer for the Company's Stock to the extent permitted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or if the Company's Board of Directors is advised by counsel to the Company that its fiduciary obligations to the Company require it to do so, the Company may respond to certain unsolicited requests for non-public information and discuss that information with a third party, provided that the Company's Board of Directors determines the third party is reasonably capable of consummating the proposed transaction.

    Upon receipt of an acquisition proposal by the Company, which proposal includes the acquisition of 15% or more of the Stock outstanding, the purchase of equity securities of a subsidiary, the purchase of a substantial portion of the assets of the Company or a merger or consolidation, provided the Investor Group has been provided with information concerning such proposal and the Company's Board of Directors has concluded that the proposal is reasonably likely to result in a more favorable transaction from a financial point of view to the Company's stockholders than the Transactions and the Investor Group has been advised of that conclusion, then the Company may participate in discussions and negotiations with the third party regarding the acquisition proposal. The foregoing provisions do not restrict the Company from selling the Company Properties. If, after notifying the Investor Group of the terms of such acquisition proposal, the terms of the Transaction are not improved to at least the amount of the third party's acquisition proposal and the Company has paid to the Investor Group the Termination Fee of $1 million, then the Company can terminate the Transaction Documents and enter into an agreement with the third party. Herein, such agreement with the third party is referred to as a "Permitted Third Party Transaction." See "--Amendment, Waiver and Termination."

    The Master Agreement provides that the Company's Board of Directors will recommend to its stockholders the adoption of the Transactions, provided, however, such recommendation is not required to be made or may be withdrawn if the Board of Directors determines, based upon written advice of outside counsel, that such action is necessary in order for the Board to act in a manner which is consistent with its fiduciary obligations to stockholders and the Company has fulfilled its obligations described above, including the payment of the Termination Fee.

    Indemnification of Officers and Directors of the Company. The Master Agreement provides that any person who was a Director or officer of the Company prior to the Closing Date shall not be liable to the Company or the stockholders of the Company in damages or otherwise with respect to his conduct or omission to act so long as it is taken in good faith, with due care and in the belief that such conduct or omission to act was in the best interests of the Company. The Master Agreement does not, however, restrict or limit the liability of such Director or officer to the extent it is proven that such Director or officer actually received an improper benefit in money, property or services for the amount thereof, or to the extent that a final adjudication is entered in a proceeding adverse to such Director or officer finding that such Director's or officer's action or failure to act was the result of active and deliberate dishonesty material to the cause of action adjudicated. The Master Agreement contains provisions pursuant to which each person who is or was at any time prior to the Closing Date a Director or officer of the Company is indemnified by the Company, with the maximum protection and for the maximum period permitted under Maryland law, for all losses, claims, damages, costs and expenses, including amounts paid in settlement, based upon or arising out of the fact that such person was a Director or officer of the Company, or is or was serving at the request of the Company, while a director or officer of the Company, as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan at or prior to the Closing Date, including claims arising out of the Transactions or in related agreements, unless the act or omission involved was material to the matter giving rise to the proceeding resulting in the claim and was committed in bad faith or was the result of active and deliberate dishonesty, the person to be indemnified actually received an improper personal benefit, or, in the case of a criminal proceeding, the person to be indemnified had reasonable cause to believe that the act or omission was unlawful. If the proceeding resulting in the claim is one by or in the right of the Company, the Company shall not provide indemnification if such person has been adjudged to be liable to the Company or in any proceeding charging improper personal benefit to the person seeking indemnification, whether or not involving action in an official capacity, if such person was adjudged liable on the basis that personal benefit was improperly received. If a Director or officer of the Company is successful on the merits or otherwise in the defense of a proceeding, the Master Agreement provides that such Director or officer shall be indemnified by the Company against the reasonable expenses incurred by such Director or officer in connection with such proceeding.

    The Master Agreement further provides that the Company shall maintain for six years after the Closing Date an officers' and directors' liability insurance policy with coverage amounts and terms similar to the Company's policy in effect on the Closing Date.

    All of the Company's officers and Directors prior to the Closing are entitled to the benefits of the foregoing indemnity and insurance provisions.

    Other Agreements. The Master Agreement contains various covenants and agreements of the Company and the Investor Group containing terms similar to the covenants and agreements that are contained in other agreements relating to other transactions of this nature. These covenants and agreements relate to such matters as access to and providing of information, confidentiality, obtaining stockholders and other approvals, and other matters, none of which is considered by the Company to impose unusual obligations.

    CROSS-INDEMNIFICATION BY THE COMPANY AND THE INVESTOR GROUP. The Master Agreement contains cross-indemnification provisions whereby the Company and the Operating Partnership jointly and severally agree to indemnify Hudson Bay, Mr. Kelter, McBride and their respective stockholders, and the stockholders of FLIP prior to the Closing, their directors, employees and agents, and Penn Square, Mr. Kelter, Hudson Bay and McBride (jointly with the stockholders of FLIP) severally agree to indemnify the

Company, its officers, Directors, employees and agents against any and all losses, liabilities, expenses, claims and obligations resulting from or arising out of or relating to any breach of or inaccuracy in any representation or warranty, non-fulfillment of or failure to perform or breach of any covenant or agreement contained in any of the Transaction Documents. The indemnification obligations of the Company and the Operating Partnership are limited to payments in the aggregate amount of $22,000,000, provided, however, no indemnity amounts are payable until the parties to be indemnified have suffered aggregate losses of at least $250,000 in the case of McBride, $150,000 in the case of Mr. Kelter, and $250,000 in the case of Hudson Bay, in which event the party to be indemnified will be entitled to seek indemnification for the full amount of its losses. The indemnification obligations of Mr. Kelter, Hudson Bay and McBride (jointly with the stockholders of FLIP) are limited to the lesser of (i) the aggregate of the average market value (for the ten consecutive trading days preceding the computation) of the Stock or LP Units issued to such person and
(ii) $25,000,000, in the case of McBride (jointly with the stockholders of FLIP), $4,000,000, in the case of Mr. Kelter, and $10,000,000, in the case of Hudson Bay. No indemnity amounts are payable by Mr. Kelter, Hudson Bay or McBride until the aggregate losses to be indemnified exceed $250,000, in which event the party to be indemnified will be entitled to seek indemnification for the full amount of its losses. Mr. Kelter, Hudson Bay and McBride (or stockholders of FLIP) are permitted to pay such amounts for which they become liable for indemnification by delivery of shares of Stock or LP Units.

    SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the parties contained in the Master Agreement survive the Closing of the Transactions for a period of two years.

    AMENDMENT, WAIVER AND TERMINATION. The Master Agreement can be amended at any time in writing by each of the parties.

    Any term or condition of the Master Agreement may be waived in writing at any time by a party that is entitled to the benefit thereof.

    The Master Agreement can be terminated at any time prior to the Closing Date
(a) by the mutual agreement of the parties or (b)(i)by the Company or by any member of the Investor Group, in the event of the termination of any of the Transaction Documents, (ii) by any of the Investor Group or the Company if the Operating Partnership exercises its right to delete from the McBride Portfolio properties to which 10% or more of the Allocated Amount (as defined in the McBride Agreement and the Merger Agreement) is assigned, (iii) by the Company upon a material breach by any member of the Investor Group of any representation, warranty or covenant contained in any of the Transaction Documents not cured within ten days of notice from the Company, (iv) by the Investor Group upon a material breach by the Company of any representation, warranty or covenant contained in any of the Transaction Documents not cured within ten days of notice from the Investor Group, (v) by any member of the Investor Group or by the Company if stockholder approval of the Transactions is not obtained at a meeting of stockholders or any adjournment thereof, (vi) by any party if a Closing has not occurred on or before March 31, 1998, provided that the failure to have a Closing has not been caused by a breach under any of the Transaction Documents by the terminating party, (vii) by the Company if it fulfills its obligations described under "--No Solicitation; Termination Fee; Board Recommendation" and (viii) by the Company if the Acquisition Portfolio (as defined in the McBride Agreement) does not consist of Acquisition Properties or contracts for the acquisition or purchase of Acquisition Properties (or other comparable properties in lieu thereof) having an aggregate value of at least $37 million.

    The sole remedy of the Investor Group for a breach or non-performance by the Company or the Operating Partnership that is the basis for the termination of the Master Agreement is the payment of the Termination Fee and, to the extent the Company seeks payment of and is paid the Termination Fee for a breach or non-performance by the Investor Group that is the basis for termination, the Company is deemed to have waived any and all rights to seek damages and pursue any other remedy. However, to the extent the Company waives its rights to the Termination Fee for a breach or non-performance by the

Investor Group that could be a basis for termination of the Master Agreement, the Company is entitled to pursue equitable relief (including specific performance) and then would not be entitled to seek monetary damages. The Investor Group has agreed that, if under those circumstances the Company waives its right to the Termination Fee, the Company is entitled to specific performance to the extent permitted by law.

THE MCBRIDE AGREEMENT

    ASSETS CONTRIBUTED AND CONSIDERATION. Pursuant to the McBride Agreement, McBride will receive, in consideration for (i) the contribution by it to the Operating Partnership of various real estate interests, including interests in entities owning real properties and cash, Acquisition Agreements and any Acquisition Properties acquired prior to Closing upon consummation of such contracts and (ii) a cash contribution of $2,000,000, a number of LP Units, valued at $11 per unit, equal to the sum of all dollar amounts allocated (the "Allocated Amount") to the value of the McBride Portfolio and Acquisition Properties acquired prior to Closing, minus assumed indebtedness on the properties (the "Assumed Indebtedness"), and adjusted for certain prorations and other closing adjustments (the "Prorations and Adjustments"), all as of the Closing Date. To the extent any property is excluded from the transactions provided for in the McBride Agreement (see "--Environmental and Title Matters"), the number of LP Units to be received by McBride will be adjusted to exclude the property's Allocated Amount and Assumed Indebtedness. In accordance with the terms of the Amended Partnership Agreement of the Operating Partnership, the LP Units will be convertible into shares of Stock or the cash equivalent thereof, at the election of the Company.


    In addition, the holders of certain minority interests in those entities owning the McBride Portfolio will receive a number of shares of Stock equal to the sum of the values allocated to such minority interests divided by the Per Unit Purchase Price. The shares of Stock to be issued to such holders of minority interests will be issued to such persons at the Closing.


    David F. McBride will also be issued at the Closing a seven-year warrant to purchase up to 125,000 LP Units with a per LP Unit exercise price of $11, subject to certain anti-dilution adjustments upon the occurrence of certain events, which include, among others, the distribution by the Operating Partnership to the holders of LP Units of cash (other than a regular distribution), evidences of indebtedness or other assets.

    The McBride Agreement provides that an amount equal to 5% of the LP Units to be issued to McBride will be held in escrow until all post-closing Prorations and Adjustments have been finalized, which is to occur no later than 90 days after the Closing Date, and all amounts payable by McBride with respect thereto have been paid.

    See "Operations Following the Transactions--Description of Properties" for a description of the McBride Portfolio.

    ENVIRONMENTAL AND TITLE MATTERS. The McBride Agreement contains additional agreements as to environmental matters and title to the properties. McBride has delivered to the Company all environmental inspections and assessments (the "Delivered Assessments") performed prior to the Execution Date (as defined in the Glossary). Additional environmental inspections and assessments (the "Subsequent Assessments") were performed at the McBride Portfolio subsequent to the Execution Date and delivered to the Company and none of the Subsequent Assessments indicated the presence of or contamination by hazardous materials which have a material adverse effect on the value of such property which were not disclosed in the Delivered Assessments and for which Remedial Action (as defined in the Glossary) is necessary in order to place such property in the same condition with regard to remedial matters as was reflected in the Delivered Assessments. A Subsequent Assessment is currently being performed on one property in the McBride Portfolio. If such Subsequent Assessment reveals the need for Remedial Action, the Company may notify McBride of the necessary Remedial Action. If McBride fails to remediate, the Company may eliminate the property from the transactions contemplated by the McBride Agreement and the Merger Agreement, and a corresponding adjustment will be made to the number of LP Units and shares of Stock (approximately $3.3 million in value based on the $11 per share or LP Unit price) to be delivered to McBride and the shareholders of FLIP, respectively, at Closing. The Company currently has no reason to believe that any Remedial Action will be necessary at such property.

    One property among the McBride Portfolio, located at 2 Volvo Drive, Rockleigh, New Jersey, was detected in 1993 to have groundwater contamination (chlorinated hydrocarbons) at the site. Site investigation activities were initiated in 1993 and have been on-going since that time. Recent samplings showed marked decreases in contamination concentrations and recent discussions between McBride and the New Jersey Department of Environmental Protection have indicated that this matter is expected to be resolved without any material adverse effect to McBride or the Company. McBride has agreed to indemnify the Company for Remedial Action asserted against the Company in connection with 2 Volvo Drive within a period of three years after the Closing.

    McBride is also to deliver to the Company at the Closing evidence of its title to the McBride Portfolio. If any title evidence delivered to the Company after the Execution Date discloses Defects (as defined in the Glossary) in title, then the Company may, prior to the Closing Date give to McBride notification thereof. If McBride fails or refuses prior to Closing to either cure the Defects or cause such Defects to be insured over by the title insurance delivered at the Closing, then the Company may delete such property from the McBride Agreement by giving written notice to McBride with an adjustment in the consideration equal to the amount of the Allocated Amounts less Assumed Indebtedness relating to such property.

    REPRESENTATIONS AND WARRANTIES. Unless there exist in the McBride Agreement specific representations and warranties to the contrary, the representations and warranties of McBride exclude any warranties as to the physical condition of the properties which are to be acquired "as is." The McBride Agreement contains representations and warranties as to compliance with any applicable environmental laws and with any permits required under such environmental laws to operate the properties. The agreement contains further representations and warranties by McBride as to the absence of any governmental or other orders pending, including notices from any governmental agency, or to their knowledge threatened, pertaining to hazardous materials, the handling or transportation of such substances on or to any of the McBride Portfolio, the existence of certain storage facilities or the release of hazardous materials in violation of environmental laws on the McBride Portfolio. The McBride Agreement contains representations and warranties regarding the leases of the McBride Portfolio as to, except as has been disclosed to the Company, the full force and effect of such leases, the absence of amendments thereto, the performance by McBride of its obligations under the leases, the absence of tenant defaults under the leases and as to other matters. The McBride Agreement also contains representations and warranties regarding the ability of the McBride Portfolio to satisfy the gross income and asset requirements imposed upon a REIT for federal income tax purposes and the treatment of the partnerships in which partnership interests will be acquired by the Company as partnerships for federal and applicable state income tax purposes.

    CLOSING CONDITIONS. The McBride Agreement contains various closing conditions, including, among others, title matters, performance of covenants and obtaining environmental clearances from the New Jersey Department of Environmental Protection, as well as certain closing adjustments based primarily on tenant security deposits, escrows, utility charges and real estate and personal property taxes.

    OPERATIONS PENDING THE CLOSING. The McBride Agreement contains covenants whereby McBride agrees to refrain from taking certain actions prior to the Closing Date regarding the McBride Portfolio other than in the ordinary course of business and requiring the McBride Portfolio to continue to be operated and maintained in the same manner as existed prior to the date of entering into the McBride Agreement.

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
THE MERGER AGREEMENT

    THE MERGER; EFFECT OF MERGER. The Merger Agreement between the Company and FLIP provides that, subject to the approval of the Merger by the stockholders of the Company and the satisfaction or waiver of the other conditions in the Merger Agreement and the Master Agreement, FLIP will be merged with and into the Company, whereupon the separate existence of FLIP will cease and the Company will be the surviving corporation in the Merger. At the Closing Date, the conversion of the shares of common stock of FLIP, no par value (the "FLIP Stock") pursuant to the Merger Agreement will be effected as described below. The Company's Amended and Restated Articles of Incorporation and its By-Laws, as both are to be amended effective as of the Closing Date, will be the Articles of Incorporation and By-Laws of the continuing corporation. See "Management of the Company Following the Transactions" for information as to the identity of the officers and Directors of the Company following the Closing Date.

    FLIP was incorporated in 1938 and owns various real estate assets (herein referred to as the "FLIP Properties") of the McBride family. Its operations have consisted of commercial and industrial real estate development, leasing and property management primarily in Fairlawn Industrial Park, located at US Route 208 and FairLawn Avenue, Bergen County, New Jersey. See "Operations Following the Transactions-- Description of Properties" for a description of those FLIP Properties.

    Following the approval of the Merger Agreement by the stockholders of the Company and subject to satisfaction or waiver of the terms and conditions thereof, the Merger will become effective upon the later to occur of the filing of Articles of Merger with the Secretary of State of Maryland and the filing of a Certificate of Merger with the Secretary of State of New York.

    The Merger Agreement contains provisions as to environmental and title matters, including the Company's right to delete properties from the Transactions, representations and warranties, closing conditions, and operations of the properties to be acquired pending the Closing Date substantially identical to those contained in the McBride Agreement. See "--The McBride Agreement."

    As a condition to the Closing of the Merger, the Company is required to issue to the Operating Partnership a ten-year promissory note to be dated the Closing Date. The principal amount of the note will be equal to the net value of the FLIP Properties and minority interests in entities which own certain of the other Properties held by the Company, directly or indirectly, but not held by the Operating Partnership, directly or indirectly. The interest payable on the note will be a sum approximately equal to the net cash flow on such properties and interests. The Company will contribute the principal of such note to the Operating Partnership in exchange for interests in the Operating Partnership valued at $11 per unit.

    MERGER CONSIDERATION; EXCHANGE OF FLIP STOCK CERTIFICATES. At the Closing Date, each outstanding share of FLIP Stock will be converted into the right to receive the number of shares of Stock equal to the net value of FLIP divided by the total number of shares of FLIP Stock issued and outstanding immediately prior to the Closing Date and further divided by $11 (the "Merger Consideration"). If the calculation of the Merger Consideration would result in the issuance of a fractional share, then the number of shares to be issued will be rounded to the nearest whole number of shares.

    At the Closing, upon surrender by a FLIP stockholder of a certificate or certificates which prior to the Closing represented shares of FLIP Stock, the Company will deliver to the FLIP stockholders a certificate or certificates representing the Merger Consideration payable in respect thereof.

THE PENN SQUARE AGREEMENT

    ASSETS CONTRIBUTED AND CONSIDERATION. Pursuant to the terms of the Penn Square Agreement, Mr. Kelter will contribute to the Company all 190,000 shares of Penn Square preferred stock to be outstanding at the Closing Date (the "Penn Square Preferred Stock"). Penn Square also has outstanding 10,000 shares of Stock (the "Penn Square Stock") of which, at the Closing Date, 4,000 shares will be held by Mr. Kelter, 3,000 shares by Hudson Bay and 3,000 shares by McBride.

    In consideration for his contribution of the Penn Square Preferred Stock to the Company, Mr. Kelter will receive 363,636 LP Units having an aggregate value of $4,000,000 and seven-year warrants to purchase 250,000 LP Units with a per LP Unit exercise price of $11. The LP Units and such warrants will be issued and delivered to Mr. Kelter at the Closing and, in the event a fractional LP Unit would be issued, the number of LP Units will be rounded to the nearest whole number of LP Units.


    See "The Investor Group--Penn Square" for a description of Penn Square.


    TERMS OF PENN SQUARE PREFERRED STOCK. The terms of the Penn Square Preferred Stock provide that Penn Square may not declare or pay any dividend, make any distribution, set aside any funds or assets for payment or distribution with regard to any share of Penn Square Stock or Penn Square Preferred Stock, or redeem or purchase, directly or through subsidiaries, or set aside funds for the redemption or purchase of, any shares of Penn Square Stock or Penn Square Preferred Stock (including upon the dissolution or winding up of Penn Square) unless out of the funds applied to such declaration, payment, distribution, setting aside of funds, redemption or purchase (i) 95% of such funds are applied to the holders of Penn Square Preferred Stock as a class and (ii) 5% of such funds are applied to the holders of Penn Square Stock as a class.

    With the exception of any amendment to Penn Square's articles of incorporation, the reclassification of the Penn Square Preferred Stock, requiring the exchange of the Penn Square Preferred Stock for other securities or matters relating to the voluntary liquidation, dissolution or winding up of Penn Square, the sale of all or substantially all of its assets or the merger, consolidation or any reorganization of Penn Square, the voting power of Penn Square is vested exclusively with the holders of Penn Square Stock. Matters requiring the vote of the holders of the Penn Square Preferred Stock must be approved by the holders representing a majority of the outstanding shares of Penn Square Preferred Stock.

    REPRESENTATIONS AND WARRANTIES. The Penn Square Agreement contains various investment and other representations and warranties by Mr. Kelter and Penn Square as to Penn Square's organization and their authority to enter into the Penn Square Agreement, Penn Square's capitalization, absence of conflicting agreements, the Penn Square financial statements, the treatment of Penn Square as a subchapter S corporation for federal and relevant state income tax purposes since its organization, the absence of undisclosed liabilities and further representations and warranties concerning the Acquisition Properties and the Acquisition Agreements.

    CONDITIONS TO CLOSING. The Penn Square Agreement provides that the assignment of the Acquisition Agreements to McBride is a condition to the Closing under the Penn Square Agreement. The Penn Square Agreement also provides that a condition to the Closing is the execution of an Employment Agreement between Mr. Kelter and the Company. See "Management of the Company Following the Transactions-- Employment Agreements."

STOCK PURCHASE AGREEMENT

    PURCHASE OF STOCK AND CONSIDERATION. Pursuant to the Stock Purchase Agreement, at the Closing Hudson Bay will purchase 1,454,545 shares of Stock for $16.0 million, an institutional investor will purchase 454,545 shares of Stock for $5.0 million and Robert Branson, who will become a Director of the Company upon the Closing, will purchase 54,545 shares of Stock for $600,000.

    At or prior to the Closing, Hudson Bay will contribute no less than $2,000,000 to McBride, which sum McBride will contribute to the Company.

    Hudson Bay will also be issued at the Closing a seven-year warrant to purchase up to 300,000 shares of Stock exercisable at $11 per share, subject to certain anti-dilution adjustments upon the occurrence of certain events which include, among others, the distribution by the Company to its stockholders of cash (other than regular quarterly dividends), evidence of indebtedness or other assets.

    Hudson Bay intends to assign, prior to Closing, its rights and obligations under the Transaction Documents to a newly-formed affiliated limited partnership.

    REPRESENTATIONS AND WARRANTIES. The Stock Purchase Agreement contains various investment and other representations and warranties by Hudson Bay as to its organization, authority to enter into the Stock Purchase Agreement and other matters and other investors will make similar representations and warranties.

VOTING AGREEMENTS

    Messrs. Mulvihill and Zucker have agreed with the Investor Group that, at any time prior to the earlier of the Closing and the termination of the Master Agreement, at any meeting or action to be taken by consent of the stockholders of the Company or the partners of the Operating Partnership, such person will vote its shares of Stock and LP Units (a)(i) in favor of the Transactions, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Master Agreement or that would result in any of the conditions to the obligations of the Company under the Master Agreement not being fulfilled and
(iii) in favor of any other matter relating to the consummation of the Transactions with respect to which such person is entitled to vote and (b) against (i) any proposal with respect to any direct or indirect acquisition or purchase of 15% or more of any of the Stock outstanding, the acquisition of any securities (including partnership interests) of any subsidiary of the Company, or any merger, consolidation, business combination, liquidation, dissolution or similar transaction or a proposal to acquire the Company or an interest in it which is conditioned upon or contemplates the Company not completing the Transactions, (ii) any change in the majority of the persons who constitute the Board of Directors of the Company or (iii) any change in the present capitalization of the Company or amendment of its articles of incorporation or by-laws or other proposal involving the Company or its subsidiaries which would in any manner impede, frustrate, prevent or nullify the Transactions or which could result in the conditions to the Master Agreement not being fulfilled. Messrs. Mulvihill and Zucker have also agreed that neither they nor their agents, counsel, accountants, financial advisors, investment bankers, consultants and other representatives will directly or indirectly initiate, solicit, encourage, or take other action knowingly to facilitate, any inquiries or the making of, or participate in any negotiations regarding, any acquisition proposal by a third person. In the event such persons receive an acquisition proposal, such persons must promptly notify the person making the acquisition proposal of the terms of the Voting Agreement and the terms of the Master Agreement which restrict the solicitation of acquisition proposals, advise the Investor Group of the acquisition proposal and terminate discussions regarding such acquisition proposal. Messrs. Mulvihill and Zucker have also agreed that during the term of the Voting Agreement, with certain exceptions, they will not sell, transfer or assign any of their shares of Stock or LP Units or enter into a voting agreement with respect thereto.

LOCK-UP AGREEMENTS


    Each of the McBride Agreement, the Merger Agreement, the Penn Square Agreement and the Stock Purchase Agreement contains provisions whereby the persons receiving shares of Stock or LP Units in the Transactions agree that for a period of two years following the Closing, they will not sell, transfer, assign, pledge (except with the consent of the Company) or otherwise convey any shares of Stock or LP Units delivered in connection with the Transactions, and not more than 25% of the initial number of such securities may be sold in each succeeding three-month period so that all of such securities may be sold after the third anniversary of the Closing. With respect to the shares of Stock to be received at the Closing by Messrs. Mulvihill, Zucker and Burger, such persons have agreed to enter into an agreement at the Closing pursuant to which they will not sell, transfer, assign, pledge or otherwise convey any such shares for a period of one year from the Closing. Notwithstanding the foregoing, such persons are permitted to make transfers of such securities to certain other holders of shares of Stock or LP Units received in the

Transactions, the holder's spouse, parents, lineal descendants of a parent, or a spouse of a lineal descendant of a parent, and certain trustees, guardians, administrators and other legal representatives provided such persons agree to be bound by the same restrictions on transfer.

NON-COMPETITION AGREEMENTS

    Each of Messrs. Mulvihill and Zucker will agree, effective on the Closing Date and until such individual ceases to be a Director of the Company, that he and his affiliates will not engage in any activity in the United States competitive with that of the Company, without the consent of the Company's Board of Directors. Such agreements will prohibit Messrs. Mulvihill and Zucker from directly or indirectly seeking to acquire, obtaining an option or first refusal right to acquire or acquiring any interest in office or industrial properties in the United States or engaging in the day-to-day management or operation of such properties. Such agreements will further prohibit Messrs. Mulvihill and Zucker from being employed by any entity engaged in such activities. Such agreements also restrict Messrs. Mulvihill and Zucker from making loans to an entity engaged in the development of office or industrial properties in the United States or serving as a director, trustee, employee of or consultant to an entity engaged in such a competitive activity. However, the agreements do not prohibit such persons from holding a beneficial interest in an entity engaged in such activities provided such interest does not exceed 5% of the outstanding capital stock, or from the continuation of certain existing activities. The Spin-Off Subsidiary will enter into a similar agreement effective for a term of five years from the Closing.


REGISTRATION RIGHTS AGREEMENT



    The Company has agreed to file a shelf registration statement within twelve months following the Closing Date to permit the public sale by Messrs. Mulvihill, Zucker and Burger of shares of Stock to be received by them at the Closing and to file a second shelf registration statement within twenty four months following the Closing Date to permit the public sale by all other parties who will receive shares of Stock at the Closing. The Company has agreed to use its reasonable efforts to keep such shelf registration statements continuously effective under the Securities Act of 1933, as amended (the "Securities Act") to permit sales of securities to be made under such registration statements until each selling stockholder may sell the shares pursuant to Rule 144(k) under the Securities Act, and has also agreed to supplement or amend the shelf registration statements if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such shelf registration statements or by the Securities Act or by any other rules and regulations thereunder for shelf registrations.

                   ACCOUNTING TREATMENT FOR THE TRANSACTIONS

    In a series of simultaneous transactions, the Company will (i) exchange its Stock for stock of FLIP, which is owned by McBride, (ii) issue Stock and warrants for cash contributed by Hudson Bay, an institutional investor and Robert Branson, (iii) issue LP Units and LP Unit warrants to McBride and Mr. Kelter in exchange for cash and the interests in certain partnerships and corporations, including Penn Square, and (iv) acquire certain Acquisition Properties.

    The transactions with McBride, including the Merger, and Penn Square, and the acquisition of the Acquisition Properties will be recorded at fair value using the purchase method of accounting. The $11 per share of Stock or LP Unit will be used as the fair value basis of the consideration given in these transactions.

          CONFLICTS OF INTEREST OF CERTAIN PERSONS IN THE TRANSACTIONS

    Certain officers and Directors of the Company have certain interests in the Transactions that are in addition to the interests of stockholders of the Company in general and may be deemed to create conflicts of interest.

PURCHASE OF OPTIONS

    The Company has agreed in the Master Agreement that, effective on the Closing Date, certain outstanding options and warrants will be terminated. The names of the holders, the number of shares of Stock issuable on exercise, the exercise price and the expiration date of such options and warrants and the aggregate amount to be paid to such holders by the Company for the termination of such options and warrants are as follows:

                                                                   NUMBER OF
                                                                     SHARES
                                                                    ISSUABLE       EXERCISE
HOLDER OF NAME                                                   OR EXERCISABLE      PRICE      AGGREGATE AMOUNT
---------------------------------------------------------------  --------------  -------------  -----------------
James Mulvihill................................................      165,850(1)    $   10.00       $   607,558
Evan Zucker....................................................      165,850(1)    $   10.00       $   607,558
Rick Burger....................................................       57,000(1)    $   10.00       $   208,808

------------------------

(1) All of such options expire on dates ranging from November 2003 to December 2006. Messrs. Zucker and Burger also have the right, pursuant to the terms of their Employment Agreements with the Company, to be granted in each of 1998 and 1999 options to purchase an additional 25,000 and 20,000 shares, respectively, which rights also will be terminated upon termination of their Employment Agreements. See "The Transaction Documents--The Master Agreement--Certain Conditions to the Closing." The LP Units held by Messrs. Mulvihill and Zucker prior to the Closing will continue to be held by them.

    Pursuant to the terms of their agreements with the Company, such persons have elected to receive such payments in the form of shares of Stock valued at $11 per share.

THE SPIN-OFF

    The Company has also agreed to organize, prior to the Closing Date, the Spin-Off Subsidiary under the laws of the State of Maryland and appoint Messrs. Mulvihill and Zucker, or their designees, as Directors of the subsidiary. The purpose of organizing the Spin-Off Subsidiary is to enable Messrs. Mulvihill and Zucker to pursue real estate investment opportunities other than in the office or industrial sectors in the United States. Initially, it will have a nominal capitalization. The Company has agreed that, provided the Spin-Off Subsidiary has a net worth of at least $1 million and the effectuation of the transaction will not reasonably be expected to jeopardize, impair or terminate the Company's qualification or status as a REIT, at any time during the period commencing on the Closing Date and ending on the earlier of (i) 12 months after the latter of Messrs. Mulvihill or Zucker cease to be a Director of the Company or (ii) the third anniversary of the Closing Date, Messrs. Mulvihill or Zucker may give notice to the Company requesting the Company, in consideration for such assets as may be contributed to the Spin-Off Subsidiary by Messrs. Mulvihill and Zucker, or other persons as they have identified, transfer to Messrs. Mulvihill and Zucker or such other persons a percentage of the shares of the Spin-Off Subsidiary and distribute the remaining shares (the "Spin-Off") to the stockholders of the Company. It is currently anticipated that only a nominal percentage of the Spin-Off Subsidiary's stock will be distributed to the Company's stockholders. Accordingly, by reason of their ability to direct the timing and certain terms of the Spin-Off, including the percentage of the shares that may be distributed to Messrs. Mulvihill and Zucker or such other persons in exchange for the assets contributed to the Spin-Off Subsidiary, Messrs. Mulvihill and Zucker may obtain benefits from the Spin-Off not obtained by other stockholders of the Company. The Company (including the Spin-Off Subsidiary prior to the Spin-Off) has no obligation to pay the general, administrative, start-up or other costs of the Spin-Off Subsidiary, or to pay the costs and expenses of the Spin-Off, and Messrs. Mulvihill and Zucker, or another person designated by them and acceptable to the Company, have agreed to reimburse or cause to be reimbursed to the Company for such costs and expenses. It is intended that after the Spin-Off, the Spin-Off Subsidiary will be an entity operated and managed independently of the Company with publicly-traded securities. The obligations of the Company to effect the Spin-Off as set forth above are described in the Master Agreement, to which Messrs. Mulvihill and Zucker are not parties. The Company and Messrs. Mulvihill and Zucker have entered into a letter agreement dated August 20, 1997 that expressly states that each of Messrs. Mulvihill and Zucker and the Company (i) acknowledges and confirms the rights and obligations of each other set forth in the Master Agreement with respect to the Spin-Off, (ii) agrees to be bound by the provisions of the pertinent sections of the Master Agreement, (iii) agrees to perform all the obligations required to be performed by it under such provisions of the Master Agreement, and (iv) acknowledges that such provisions are legal, valid and binding obligations of it, enforceable against it in accordance with their terms.

    It is currently not expected that the stockholders of the Company will receive any material financial benefit from any distribution of the Spin-Off Subsidiary's shares. Messrs. Mulvihill and Zucker have made no definitive plans with respect to any future real estate activities for the Spin-Off Subsidiary and have not entered into any agreement or agreements in principle with respect thereto. Initially Messrs. Mulvihill and Zucker expect to expend only a limited amount of their time in activities related to the Spin-Off Subsidiary involving the identification of possible future real estate investment activities. At such time as Messrs. Mulvihill and Zucker have identified real estate investment activities that the Spin-Off Subsidiary will pursue, they expect to expend a material portion of their time on such activities but do not presently expect to expend all their time on these activities. While there is no present intention in this regard, the Spin-Off Subsidiary may invest in multi-family residential properties. Messrs. Mulvihill and Zucker do not expect the Spin-Off Subsidiary will acquire any Company Properties. The Spin-Off Subsidiary will enable Messrs. Mulvihill and Zucker to obtain the benefits available from having access to a company with public shareholders with a possible public market for its shares and with the ability to raise financing in the public market, which company can be used by them to invest in real estate activities. Thereby, the Spin-Off Subsidiary, of which Messrs. Mulvihill and Zucker, or another person designated by them, are expected to be the principal stockholders, can be expected to be able to avoid many of the expenses involved in the initial public offering for a publicly traded entity and may be able to use its securities in making acquisitions of real estate assets.

TERMINATION OF EMPLOYMENT AND CONSULTING AGREEMENTS

    The Master Agreement provides that effective on the Closing Date, the employment agreements of Messrs. Zucker and Burger and the oral consulting agreement of Mr. Mulvihill will be terminated. The Company has agreed to pay to such persons the sums of $225,000, $85,000 and $150,000, respectively, in consideration for the termination of such agreements. Such persons have elected to receive such payments in the form of shares of Stock valued at $11 per share. In addition, each of Messrs. Zucker and Mulvihill have agreed to execute at the Closing a non-competition agreement with the Company which agreement will continue in effect throughout the term he is a Director of the Company and prohibits him from engaging in activities involving the acquisition, development or operation of office and industrial properties throughout the United States. See "The Transaction Documents--Non-Competition Agreements."

    Mr. Zucker's Employment Agreement was entered into with the Company on November 3, 1996 and terminates on December 31, 1999, unless sooner terminated. It provides that he will serve as President of the Company and receive an annual base salary of $75,000 per year commencing January 1, 1997, subject to increase at the discretion of the Company's Board of Directors. Upon achieving an annual FFO of at least $1,550,000, Mr. Zucker is entitled to receive an incentive cash bonus of $25,000. Upon achieving a specified level of FFO in excess of $1,550,000 approved by the Board of Directors, Mr. Zucker is entitled to receive an additional cash bonus in an amount to be determined. The Company also agreed to grant to Mr. Zucker ten-year options to purchase 25,000 shares of Stock exercisable at the higher of $10.00 per share or the market price of the Stock for each of the years 1997, 1998 and 1999. In addition, Mr. Zucker is entitled to such additional bonuses as may be determined from time to time by the Company's Board of Directors as well as certain retirement and other benefits, including medical and dental insurance.

    The Employment Agreement also provides that in the event: of a merger or consolidation of the Company with another entity with the result that voting securities of the Company outstanding immediately prior thereto are canceled or exchanged for or converted into cash (or cash equivalents), securities of another entity or non-voting securities of the Company; or substantially all the assets of the Company are sold; or 45% or more of the voting power of the Company's outstanding securities are acquired by a person or entity or an affiliated group of persons or entities, then the Company will pay to Mr. Zucker an amount equal to two times his then current base salary.

    Mr. Burger's Employment Agreement is also dated November 3, 1996, and terminates on December 31, 1999, unless sooner terminated. It provides that he will serve as the Company's Treasurer and receive an annual base salary of $85,000 per year effective January 1, 1997. Mr. Burger's Employment Agreement contains terms substantially identical with Mr. Zucker's Employment Agreement (described above), except that it provides for the grant of options to purchase 20,000 shares of Stock exercisable at the higher of $10.00 per share or the market price of the Stock for each of the years 1997, 1998 and 1999. Mr. Burger's Employment Agreement contains provisions similar to Mr. Zucker's described above in the event of a merger or consolidation of the Company or other major corporate transaction.

    Since 1993, Mr. Mulvihill has been providing consulting services to the Company pursuant to the terms of an oral agreement. Mr Mulvihill has provided services relating to sources of financing for the Company's property acquisitions, refinancing properties in the portfolio, including negotiating the terms of such financings and refinancings, reviewing and negotiating various property acquisition and divestiture opportunities and advising with respect to the overall development and strategic decisions of the Company. During each of the three years ended December 31, 1996, Mr. Mulvihill was paid compensation of $40,000, $152,500 and $75,000, respectively, pursuant to this agreement. The Master Agreement provides that such oral consulting agreement is to be terminated at the Closing.

    The aggregate amount payable to such persons was arrived at in negotiations with the Investor Group on the basis of the terms of the employment agreements between Messrs. Zucker and Burger and the oral consulting agreement of Mr. Mulvihill with the Company. Messrs. Zucker's and Burger's employment agreements provide that in the event of certain major corporate transactions, such persons are to be paid an amount equal to twice their current base salary. The Investor Group agreed to pay such persons an aggregate amount approximately equal to twice their currently expected compensation from the Company. The amounts of the aggregate sum payable to each of Messrs. Mulvihill, Zucker and Burger was determined by discussions among such persons.

                               DISSENTERS' RIGHTS

    No stockholders of the Company will have any dissenters' rights under the laws of the State of Maryland.

    All of the stockholders of FLIP have executed the Merger Agreement and have adopted the plan of merger by unanimous written consent. Accordingly, such stockholders will have no right to dissent from the action taken and seek to receive payment in cash of the fair value for their shares.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
                           FOLLOWING THE TRANSACTIONS

    The following is a discussion of the Company's policies it intends to implement with respect to investment, financing and certain other activities following the Transactions. These policies may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the Company's stockholders, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

    As described above, the Company will seek to accomplish its business objectives through the acquisition of additional office, industrial and office/industrial properties, principally in the mid-Atlantic and Northeastern United States, where the Company will have a presence after the Closing, the continued improvement in cash flow and operating efficiency of its properties and, where appropriate, renovating or repositioning its properties. In addition, management intends to engage in selected new property development in the future. The Company has not adopted any policy as to the amount or percentage of its assets that can be invested in a single property. A key criterion for new investments will be that they offer current returns likely to enhance stockholder value and the opportunity for growth in cash flows from operating activities and asset value. See "Operations Following the Transactions--Business and Growth Strategies."

    The Company may purchase or develop properties for long-term investment, expand, renovate and improve its properties or sell (subject to certain exceptions, see "Operations Following The Transactions-- Description of Properties--Income Tax Considerations in Sale of Properties") any of its existing or acquired properties, in whole or in part, when circumstances warrant. The Company may also participate with other entities in property ownership through joint ventures or other types of shared ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over the equity interest of the Company.


    While the Company intends to emphasize equity real estate investments, it may, in its discretion, invest in mortgages and other real estate interests. Mortgage investments may include participating or convertible mortgages. The Company's investment in mortgages may include investments as a strategy for ultimately acquiring a property, and might also include the purchase of non-performing loans at a discounted price. Subject to the percentage of ownership limitations and gross income and asset tests necessary for REIT qualification, the Company may also invest in securities of entities engaged in real estate activities or securities of other issuers. See "Federal Income Tax Consequences." In the future, the Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments are consistent with the Company's investment policies.


FINANCING POLICIES

    The Company has not adopted any policy to limit the amount or percentage of debt the Company may incur or to maintain any maximum debt-to-Total Market Capitalization ratio. On a pro forma basis at June 30, 1997, after giving effect to the Transactions and the disposition of the Company Properties, the Company would have a debt-to-Total Market Capitalization ratio of approximately 39% (assuming a market price of $11.00 per share of Stock). "Total Market Capitalization" means the sum of the aggregate market value of the Company's outstanding Stock and the total debt of the Company. The debt-to-Total Market Capitalization ratio, which is based upon the market value of the Company's equity and, accordingly, fluctuates with changes in the price of the Stock, differs from a debt-to-book capitalization ratio. The Company believes that debt-to-Total Market Capitalization provides a more appropriate indication of leverage for a company whose assets are primarily operating real estate.

    The Company may in the future adopt a debt policy in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors, and may modify any debt financing policy from time to time. If the Board of Directors determines that additional funding is required, the Company may raise such funds through additional equity offerings (including offers of senior securities), debt financing or retention of cash flow (subject to provisions in the Internal Revenue Code of 1986, as amended (the "Code") concerning taxability of undistributed REIT income), or a combination of these methods. The Company has agreed to use all commercially reasonable efforts to maintain a level of indebtedness at least equal to the level of indebtedness immediately following the Closing and to cause its lenders to permit McBride to guarantee such level of indebtedness.

    In the event the Board of Directors determines to raise additional equity capital, the Board of Directors has the authority, without stockholder approval, to issue additional shares of Stock up to the maximum number authorized, or other capital stock, on such terms and for such consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to purchase capital stock issued in any such offerings, and any such offerings might cause a dilution of a stockholder's investment in the Company.

    To the extent that the Board of Directors determines to obtain additional debt financing, the Company intends to do so generally through loans secured by mortgages on its properties and lines of credit. These mortgage loans may be recourse, non-recourse or cross-collateralized and may contain cross-default provisions. The Company does not have a policy limiting the number of mortgages that may be placed on any particular property or the amount of the loans secured by such mortgages, but mortgage financing instruments usually limit additional indebtedness on such properties. Indebtedness incurred by the Company may be in the form of bank borrowings, secured and unsecured, and publicly and privately placed debt instruments. Such indebtedness may be with recourse to all or any part of the property of the Company, or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by the Company may be used for the payment of distributions, for working capital, to refinance existing indebtedness or to finance acquisitions of new properties or expansions of existing or new properties.

DISPOSITION POLICIES

    In accordance with the change in the Company's business strategy, the Company is seeking to dispose of its remaining two multi-family residential properties, The Quadrangles Village Apartments, located in Tempe, Arizona, and The Americana Lakewood Apartments, located in Lakewood, Colorado. The Company does not currently intend to dispose of any of its other properties acquired in the Transactions, although it reserves the right to do so if, based upon management's periodic review of the Company's portfolio, the Board of Directors determines that such action would be in the best interests of the Company. Any decision to dispose of a property will be made by the Company taking into account, among other considerations, the requirements necessary to maintain the Company's qualification as a REIT for federal income tax purposes and will be approved by a majority of the Board of Directors. The tax consequences of the disposition of the properties may, however, under certain circumstances, result in conflicts of interest for certain of the Company's Directors. See "Operations Following the Transactions-- Description of Properties--Disposition of Company Properties" and "--Income Tax Considerations in

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Sale of Properties," "--Conflict of Interest Policies" and "Amendment to
Partnership Agreement -Consent of Certain Limited Partners."

CONFLICT OF INTEREST POLICIES

    At the Closing, the Company will enter into agreements with David F. McBride and Jeffrey E. Kelter designed to eliminate or minimize potential conflicts of interest. See "Management of the Company Following the Transactions -Employment Agreements." The Company's Board of Directors is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that the policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

    The employment contracts between the Company and each of the executive officers will require them to devote substantially all of their working time to the management and operation of the Company, and prohibit them from engaging in any activity which competes with the Company. However, the executive officers will be permitted to manage their personal investments, to render services and to serve as directors, advisory directors or consultants of companies not materially competing with the Company, during their non-working time, provided that such service does not interfere with the performance of their duties to the Company. Also excluded from the foregoing restrictions is their ownership of less than 5% of any class of securities which are publicly traded. In addition, Mr. McBride may continue as a director of certain family owned companies.

    Under Maryland common law, a director of a corporation is obligated to offer to such corporation any opportunity (with certain limited exceptions) which comes to him and which the corporation could reasonably be expected to have an interest in developing or acquiring. In addition, under the Maryland General Corporation Law ("MGCL"), any contract or transaction between a corporation and any director or any entity in which the director has a material financial interest will be voidable unless (i) it is approved, after disclosure of the interest, by the affirmative vote of a majority of disinterested directors or by the affirmative vote of a majority of the shares of capital stock cast by disinterested stockholders entitled to vote or (ii) it is fair and reasonable to the corporation. The Company's disinterested directors will make the determination whether any such contract or transaction is fair and reasonable to the Company.

OTHER POLICIES

    The Company distributes annual reports to stockholders which include audited financial statements. The Company may, but does not currently intend to, make investments other than as previously described. The Company has the authority to offer its Stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire Stock or any other securities and may engage in such activities in the future. The Company also may make loans to joint ventures in which it may participate in the future. The Company will not engage in trading, underwriting or the agency distribution or sale of securities of other issuers.

    At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or in the Treasury Regulations), the Board of Directors determines to terminate the Company's status as a REIT. In addition, the Company intends to operate its business in a manner that will not require the Company to register under the Investment Company Act of 1940, as amended.

    The Company's policies with respect to such activities may be reviewed and modified from time to time by the Board of Directors without the vote of the stockholders.

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                       AMENDMENT TO PARTNERSHIP AGREEMENT


    In connection with the Transactions, the Agreement of Limited Partnership of the Operating Partnership (the "Existing Partnership Agreement") will be amended and restated (as amended, the "Amended Partnership Agreement"). The following is a summary of the material differences between the rights of the limited partners of the Operating Partnership under the Existing Partnership Agreement and under the Amended Partnership Agreement.


CONVERSION AND REGISTRATION RIGHTS

    Both the Existing and Amended Partnership Agreements grant to the limited partners the right ("Conversion Right") to convert all or any portion of their LP Units into shares of Stock of the Company or the cash equivalent thereof, as selected by the Company as the General Partner of the Operating Partnership, at any time or from time to time. The Existing Partnership Agreement provides that the Conversion Rights will expire in 2003. Under the Amended Partnership Agreement, the Conversion Rights will be perpetual.

    Under the Existing Partnership Agreement, the purchase price payable upon the exercise of Conversion Rights is computed with respect to the average closing price of the Stock over the 30 trading dates preceding the delivery of the exercise notice. Such purchase price is reduced by the excess of distributions made by the Operating Partnership in respect of such LP Units for all periods through the date of conversion over the net income of the Operating Partnership allocated for all such periods in order to take into account a potential difference between amounts allocated and distributed to the partners due to a preference in allocations and distributions to the Company, as General Partner, and the "catch-up" amounts allocated and distributed in respect of such preference to the limited partners. If the Company elects to pay the purchase price in shares of Stock, the numbers of shares issued will be equal to the purchase price divided by the average closing price of the Stock over the 30 preceding trading dates.

    Under the Amended Partnership Agreement, each offered LP Unit that is converted into Stock will be converted at a 1:1 ratio (as adjusted for certain stock dividends, distributions, subdivisions or combinations of Stock). Because such preference and "catch-up" amounts will be eliminated under the Amended Partnership Agreement, the adjustment to the purchase price described above will be eliminated as well. If the Company elects to pay the purchase price in cash, the amount of cash paid under the Amended Partnership Agreement will be equal to the number of converted LP Units multiplied by the average closing price of the Stock over the ten trading dates ending on the date of the exercise notice.

    The Existing Partnership Agreement does not require that a limited partner convert a minimum number of LP Units in order to exercise its Conversion Right. Under the Amended Partnership Agreement, a limited partner may not exercise the Conversion Right for less than 1,000 LP Units, or, if such limited partner holds less than 1,000 LP Units, all of the LP Units held by such limited partner.


    Under the terms of the Amended Partnership Agreement, the Company has agreed that, within 24 months following the Closing Date, the Company will file a shelf registration statement (the "Shelf Registration Statement") providing for the sale by the limited partners of all of the shares of Stock issued or issuable to them upon exchange of their LP Units (excluding (i) shares of Stock for which the Shelf Registration Statement will have become effective under the Securities Act and which have been disposed of under the Shelf Registration Statement, and
(ii) shares of Stock sold or otherwise distributed pursuant to Rule 144 under the Securities Act) (the "Registrable Securities"). The Company has agreed to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until such time as the aggregate number of LP Units and Registrable Securities outstanding is less than 10% of the aggregate number of LP Units outstanding on the Closing Date, and has also agreed to supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations.


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DISPOSITION OF COMPANY PROPERTIES

    The Amended Partnership Agreement will provide that the General Partner shall use all commercially reasonable efforts in disposing of any of the Americana Lakewood apartments and the Quadrangles Village apartments (or any property the federal income tax basis of which is determined in whole or in part by reference to the basis of the foregoing) to structure such transaction as one or more Section 1031 Exchanges.

CONSENT OF CERTAIN LIMITED PARTNERS

    The Amended Partnership Agreement will provide that, at any time during the seven year period following the Closing Date, the Operating Partnership may not sell or otherwise dispose of 1655 Valley Road, 5 Thornton Road and Urban Farms Shopping Center (together, the "Designated Properties"), or a property acquired by the Operating Partnership upon the disposition of a Designated Property in a
Section 1031 Exchange transaction that does not result in gain recognition (a "Successor Designated Property"), in any transaction that causes gain recognition under Sections 704(c) or 752 (or any other section) of the Code for McBride (together with its successors, the "Special Consenting Partners"), without the consent of the Special Consenting Partners. Under the Amended Partnership Agreement, this restriction will not apply with respect to any Special Consenting Partner if at any time such Special Consenting Partner beneficially owns fewer than 30% of the number of LP Units beneficially owned by such Special Consenting Partner on the Closing Date.

MERGER, CONSOLIDATION OR OTHER COMBINATIONS

    The Amended Partnership Agreement will provide that, except for the Merger, the Company, as General Partner, shall not engage in any merger, consolidation or other combination with or into another person, or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding shares of Stock (other than a reincorporation, a change in par value, or from par value to no par value, or as a result of a subdivision or combination of its outstanding shares of Stock, which require no consent of the limited partners) ("Extraordinary Transaction"), unless the Extraordinary Transaction either: (i) includes a merger of the Operating Partnership or sale of substantially all of the assets of the Operating Partnership, as a result of which all limited partners will receive for each LP Unit an amount of cash, securities or other property equal to the greatest amount of cash, securities or other property paid to a holder of one share of Stock in consideration of one share of Stock at any time during the period from and after the date on which the Extraordinary Transaction is consummated, provided that if, in connection with the Extraordinary Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Stock, the holders of LP Units shall receive the greatest amount of cash, securities, or other property which a limited partner would have received had it exercised the Conversion Right and received shares of Stock in exchange for all of its LP Units immediately prior to the expiration of such purchase, tender or exchange offer; or (ii) provides that the Operating Partnership shall continue as a separate entity and grants to the limited partners exchange rights with respect to the ownership interests in the new entity that are substantially equivalent to the Conversion Rights granted under the Amended Partnership Agreement.

AMENDMENT OF PARTNERSHIP AGREEMENT

    The Existing Partnership Agreement cannot be amended, except with respect to the admission of additional limited partners, and no provision benefitting the General Partner may be waived, except by written instrument signed by the General Partner (and approved on behalf of the General Partner by at least a majority of its directors who are not affiliates of any of the limited partners) and limited partner(s) who hold in the aggregate more than 50% of the percentage ownership interest in the Operating Partnership then allocable to and held by the limited partners, as a class (a "Majority-In-Interest of the Limited Partners").

    Under the Amended Partnership Agreement, amendments will need to be approved by the General Partner and the written consent of a Majority-In-Interest of the Limited Partners. The General Partner may amend the Amended Partnership Agreement without the consent of the limited partners as may be required to facilitate or implement any of the following purposes: (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any affiliate of the General Partner for the benefit of the limited partners; (ii) to reflect the admission, substitution, termination or withdrawal of partners; (iii) to set forth the rights, powers, duties and preferences of the holders of any additional partnership interests issued; (iv) to reflect a change that does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Amended Partnership Agreement not inconsistent with law or with other provisions; and (v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

    The Amended Partnership Agreement may not be amended without the consent of each partner adversely affected ("Special Consent") if such amendment would: (i) convert a limited partner's interest in the Operating Partnership into a general partner's interest; (ii) modify the limited liability of a limited partner;
(iii) alter rights of the partners to receive allocations and distributions pursuant to the Amended Partnership Agreement (except as permitted by certain sections of the Amended Partnership Agreement); (iv) alter or modify the Conversion Rights; (v) alter or modify the registration rights granted to the limited partners; (vi) cause a termination of the Operating Partnership prior to the time specified in the Amended Partnership Agreement; (vii) alter or modify the provision of the Amended Partnership Agreement relating to required consents of the Special Consenting Partners; or (viii) amend the provision of the Amended Partnership Agreement relating to Special Consent.

                           AMENDMENT OF THE COMPANY'S
                              CHARTER AND BY-LAWS


    In connection with the Merger, the Company will amend and restate its Articles of Incorporation (the "Existing Charter," and, as amended, the "Amended Charter"). An approval of the Merger by the stockholders of the Company will also constitute approval of the Amended Charter. In addition, the Board of Directors has adopted new bylaws, to become effective upon consummation of the Transactions (the "Amended Bylaws," and, as are currently in place, the "Existing Bylaws"). Upon consummation of the Merger, the rights of the Company's stockholders will be governed by the Amended Charter and Amended Bylaws. The following is a summary of the material differences between the rights of stockholders under the Existing Charter and Bylaws and under the Amended Charter and Bylaws. This summary is qualified in its entirety by reference to the full text of the Amended Charter (included in the Appendix hereto) and to the Company's Existing Charter and Existing Bylaws (both of which have been filed with the SEC).


CAPITALIZATION

    EXISTING CHARTER. The authorized capital stock of the Company is currently 65,000,000 shares, consisting of (i) 5,000,000 shares of preferred stock, par value $.01 per share, (ii) 30,000,000 shares of Stock, par value $.001 per share and (iii) 30,000,000 shares of excess stock, par value $.001 per share.

    AMENDED CHARTER. Following the Merger, the authorized capital stock of the Company will be 65,000,000 shares of capital stock, par value $.001, all of which will be initially classified as Stock. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

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
OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFER

    EXISTING CHARTER. Under the Existing Charter, no holder may own or be deemed to own by virtue of the attribution provisions of the Code, more than 4.75% (the "Existing Ownership Limit") of the lesser of the number or value of the total outstanding shares of Stock of the Company. The following persons are currently excepted from this limit: Evan Zucker, Barbara Zucker, Brian Zucker, Marshall Zucker, James Mulvihill, Gail Mulvihill, Heather Mulvihill, Andrew Mulvihill, Gene Mulvihill, Jr., Chris Mulvihill and Rosalind Davidowitz, provided such persons do not acquire any shares in addition to those owned as of November 3, 1993 (other than pursuant to options granted pursuant to plans or shares issued upon exercise of the Conversion Right).

    The Existing Charter provides that a transfer that results in a person owning in excess of the Existing Ownership Limit will be null and void as to the original transferee-stockholder, and the original transferee-stockholder would acquire no rights or economic interest in those shares. Shares owned, or deemed to be owned, or transferred to a stockholder in excess of the Existing Ownership Limit will automatically be exchanged for shares of a separate class of stock ("Excess Shares") that will be transferred, by operation of law, to the Company as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the shares are ultimately transferred (without violating the Existing Ownership Limit). While the Excess Shares are held in trust, they will not be entitled to vote, they will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and they will not be entitled to participate in any distributions made by the REIT. The original transferee-stockholder may, at any time the Excess Shares are held by the Company in trust, transfer the Excess Shares to any individual whose ownership of such Excess Shares would be permitted under the Existing Ownership Limit provision at a price not to exceed the price paid by the original transferee-stockholder at which time the Excess Shares would automatically be exchanged for Stock. In addition, the Company would have the right, for a period of 90 days during the time the Excess Shares are held by the Company in trust, to purchase all or any portion of the Excess Shares from the original transferee-stockholder at the lesser of the price paid for the Stock by the original transferee-stockholder and the closing market price for the Stock on the date the Company exercises its option to purchase.

    Under the Existing Charter, all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number or value of the outstanding shares of Stock of the Company must give a written notice to the Company containing the information specified in the Company's Existing Charter by January 30 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing information with respect to the direct, indirect and constructive ownership of Stock as the Company deems necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

    AMENDED CHARTER. The Amended Charter will establish the ownership limit (the "Amended Ownership Limit"), which provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, the lesser of 4.9% and the percentage obtained by dividing (i) 49.5% minus the McBride Family Excepted Holder Limit (as defined in the Amended Charter) by (ii) two, of the outstanding shares of Stock (in value or number of shares, whichever is more restrictive) and with respect to any class or series of preferred stock, 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock. Members of the McBride family and Hudson Bay are excepted from this limitation under the Amended Charter.

    The Amended Charter will provide that if a transfer would result in a person owning shares of Stock in excess of the Amended Ownership Limit, the capital stock being transferred that would cause the restrictions on ownership to be violated will be automatically transferred to a trust for the benefit of a designated charitable beneficiary. The purported transferee of such shares shall have no right to receive dividends or other distributions with respect to such shares and shall have no right to vote such shares. Any

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
dividends or other distributions paid to such purported transferee prior to the discovery by the Company that the shares have been transferred to a trust shall be paid upon demand to the trustee of the trust for the benefit of the charitable beneficiary. The trustee of the trust will have all rights to dividends with respect to the shares of capital stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividends or distributions paid over to the trustee will be held in trust for the charitable beneficiary. The trustee shall designate a transferee of such stock so long as such shares of stock would not violate the Amended Ownership Limit in the hands of such designated transferee. Upon the sale of such shares, the purported transferee shall receive the lesser of (A)(i) the price per share such purported transferee paid for the capital stock in the purported transfer that resulted in the transfer of shares of capital stock to the trust, or (ii) if the transfer or other event that resulted in the transfer of shares of capital stock to the trust was not a transaction in which the purported record transferee of shares of capital stock gave full value for such shares, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the transfer of the shares to the trust, and (B) the price per share received by the trustee from the sale or disposition of the shares held in the trust.

    Every owner of more than 1% (or such lower percentage as required by the Code or regulations thereunder) of the issued and outstanding shares of Stock will be required to file a written notice with the Company containing the information specified in the Amended Charter no later than January 30 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in good faith in order to determine the Company's status as a REIT.

NUMBER, VACANCY AND REMOVAL OF DIRECTORS

    EXISTING CHARTER. The number of persons currently constituting the Board is five. The Existing Charter provides that the number of directors may be altered pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies (the "Whole Board"), but may not be fewer than three nor more than 15.

    The Existing Charter provides that if there is a vacancy on the Board, other than a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the vote of a majority of the remaining directors in office. Any vacancy resulting from an increase in the number of directors may be filled by a majority vote of the Whole Board. A director elected to fill a vacancy or newly created directorship will serve for the remainder of the then present term of office of the class to which he or she is elected.

    Under the Existing Charter, any director or the entire Board may be removed from office at any time for cause by the affirmative vote of the holders of at least 75% of the then outstanding voting stock voting together as a single class.

    AMENDED CHARTER. Following the Merger, the number of persons constituting the Company's Board will be seven. Such number may be increased or decreased pursuant to a resolution adopted by a majority of the Board, but may not be fewer than three nor more than 15.

    Under the Amended Charter, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board which results from any cause except an increase in the number of directors, and a majority of the entire Board may fill a vacancy which results from an increase in the number of directors. A director elected by the Board to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. The stockholders may elect a successor to fill a vacancy on the Board which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director will serve for the balance of the term of the removed director.

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
    The Amended Charter will provide that any director or the entire Board may be removed at any time with cause, by the affirmative vote of the holders of not less than a majority of the then outstanding voting stock.

STOCKHOLDER ACTION

    EXISTING CHARTER. The Existing Charter prohibits stockholder action by written consent, and requires that any action required or permitted to be taken by the stockholders of the Company be effected at an annual or special meeting of the stockholders.

    AMENDED BYLAWS. The Amended Bylaws will provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, if there is filed with the records of stockholders meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter, and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

STOCKHOLDER MEETINGS

    EXISTING CHARTER AND EXISTING BYLAWS. The Existing Charter provides that special meetings of the stockholders may be called by the President of the Company, pursuant to a resolution adopted by a majority of the Whole Board.

    The Existing Bylaws provide that annual meetings of the stockholders will be held in May of each year.

    AMENDED CHARTER AND AMENDED BYLAWS. The Amended Bylaws will provide that the President of the Company or the Board, pursuant to a resolution adopted by a majority of the total number of directors, may call special meetings of the stockholders.

    The Amended Charter will provide that the first annual stockholders meeting of the Company after the Closing Date will be held in the fourth calendar quarter of 1998.

CONTROL SHARES

    Subtitle 7 of Title 3 of the MGCL (the "Maryland Control Share Act") generally provides that control shares (as defined below) of a Maryland corporation acquired in a control share acquisition (as defined below) have no voting rights, unless voting rights for such shares shall have been approved at a meeting of the stockholders of the corporation by the affirmative vote of two-thirds of all votes entitled to be cast on the matter (other than interested shares, as defined below) or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or, prior to the acquiring person's acquisition thereof, the corporation's charter or by-laws permit the acquisition of such shares. If the acquiring person so requests, the corporation is required to hold a stockholders' meeting to consider the authorization of voting rights to control shares within 50 days after a demand is made by the acquiring person, provided that, among other things, such acquiring person has delivered to the corporation a copy of a definitive agreement or agreements with respect to any amount of financing of the control share acquisition that is not provided by the acquiring person and has agreed to pay the corporation's expenses of the meeting.

    "Control shares" generally means voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. "Control share

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
acquisition" generally means the acquisition of ownership of, or the right to direct the exercise of voting power with respect to, issued and outstanding control shares, but does not include the acquisition of shares in a merger, consolidation or share exchange to which the corporation is a party. "Interested shares" generally means shares of a corporation in respect of which an acquiring person, an officer of the corporation or an employee of the corporation who is also a director of the corporation is entitled to exercise voting power in the election of directors.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

    The Amended Charter will provide that the Maryland Control Share Act shall not apply to any acquisition by any person of shares of stock of the Company.

AMENDMENTS TO CHARTER AND BYLAWS

    EXISTING CHARTER AND EXISTING BYLAWS. The Existing Charter may be amended if approved by the affirmative vote of a majority of the votes entitled to vote on the matter. The holders of the outstanding shares of a class of stock are entitled to vote as a class upon any proposed Charter amendment that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

    The Existing Bylaws may be amended or repealed by the affirmative vote of the holders of at least 75% of the shares of stock of the Company then entitled to vote in the election of directors, or by the affirmative vote of a majority of the Whole Board.

    AMENDED CHARTER AND AMENDED BYLAWS. Following the Merger, the Amended Charter may be amended if approved by an affirmative vote of a majority of the votes entitled to be cast thereon.

    The Amended Bylaws may be amended or repealed, or new Bylaws may be adopted, by the stockholders at any meeting of the stockholders or pursuant to written consent of the stockholders, or by the Board at any meeting of the Board or pursuant to written consent of the Board; except that the approval of a majority of the issued and outstanding shares of Stock is required for the Board to amend those provisions (i) governing amendment of the Bylaws; (ii) governing stockholder action by written consent; and (iii) that have been adopted by the stockholders.

              MANAGEMENT OF THE COMPANY FOLLOWING THE TRANSACTIONS

BOARD OF DIRECTORS

    The following table sets forth, for each person who will be a Director of the Company following the Closing, the class of Directors to which such Director will belong, the name and age of such Director, and the year in which such Director first became or will become a Director of the Company all assuming the Transactions are consummated:

                                                                        YEAR FIRST ELECTED
NAME                                                                        AS DIRECTOR          AGE
----------------------------------------------------------------------  -------------------      ---
DIRECTORS WHOSE TERMS WILL EXPIRE AT THE
  ANNUAL STOCKHOLDERS MEETING HELD IN 1998:
  Evan Zucker.........................................................            1993               32
  Timothy McBride.....................................................            1997               51
DIRECTORS WHOSE TERMS WILL EXPIRE AT THE
  ANNUAL STOCKHOLDERS MEETING HELD IN 1999:
  Jeffrey E. Kelter...................................................            1997               43
  Robert Branson......................................................            1997               49
DIRECTORS WHOSE TERMS WILL EXPIRE AT THE
  ANNUAL STOCKHOLDERS MEETING HELD IN 2000:
  James Mulvihill.....................................................            1993               33
  David Lesser........................................................            1997               32
  David F. McBride....................................................            1997               50

    Mr. Zucker has been President of the Company since August 1993. From its inception in 1990, he has been President of Alpine Real Estate Investments, Inc., and subsequently of Black Creek Capital, LLC, both Denver-based real estate investment firms. At Alpine and Black Creek Capital, LLC, Mr. Zucker's responsibilities include acquisitions and financing of all real property purchased by the firms. From 1988 to 1990 he served as General Partner in charge of acquisition and finance for Zucker Properties, a local Denver real estate investment firm. In 1985, Mr. Zucker traded on The New York Futures Exchange for his own account. Mr. Zucker graduated from Stanford University in 1987 with a B.A. in Economics.

    Timothy McBride has been the Director of Tax and Finance of McBride since 1991 and a board member of McBride and affiliated companies since 1979. A graduate of Santa Clara University and Georgetown University Law Center with both a law degree and a Masters of Law in Taxation, Mr. McBride was a partner in the Washington, DC law firm of Heenan Althen & Roles where he remains Of Counsel. In addition, Mr. McBride has served as disinterested trustee of several non-McBride private funds since 1991. Mr. McBride also has served on Georgetown University's Board of Regents since 1996. Mr. McBride is a member of the bars of Washington, DC, Virginia, and New Jersey. He is a former U.S. Air Force officer and served as an Assistant U.S. Attorney in the Department of Justice, Tax Division. Messrs. Timothy and David McBride are first cousins.

    Mr. Kelter has over 17 years of experience in all phases of commercial real estate including development, third-party management and construction. Upon graduating from Trinity College in Hartford, Connecticut in 1976, Mr. Kelter was employed by The Bankers Trust Corporation where he was an assistant treasurer in the Corporate Finance division. In 1982, Mr. Kelter was employed by Vector Properties in Tulsa, Oklahoma, where he was in charge of the development and finance of several downtown Tulsa office building renovations. In 1982, Mr. Kelter founded Penn Square Properties, Inc. in Philadelphia and has served as chief executive officer and president. Mr. Kelter also serves on the Board of Directors of the Central Philadelphia Development Corporation (CPDC), a non-profit urban planning commission. He has developed, owned, managed and leased more than 4.5 million square feet of office and warehouse projects throughout the Pennsylvania and New Jersey markets.

    Mr. Branson has been a principal of Branson & Associates, a real estate consulting firm, since January 1997. Prior thereto, from October 1981 to December 1996, he was a principal of Linden & Branson, a certified public accounting firm specializing in the real estate industry. Prior to October 1981, Mr. Branson was employed by Arthur Andersen & Co.

    Mr. Mulvihill has been Chairman of the Board of the Company since December 1993. Since 1990, Mr. Mulvihill has been actively investing in the Denver real estate market. In 1993, he formalized his activities with the formation of Black Creek Capital, LLC, a firm specializing in Denver real estate investment, including residential and commercial land development, tax exempt housing and golf course construction and ownership. Prior to November 1993, he was, commencing in November 1992, Senior Vice-President of Finance and Acquisitions at Jerry J. Moore Investments, an owner and manager of shopping centers in Texas. Previously, from January 1992 to November 1992, Mr. Mulvihill was a Vice-President of Chemical Bank's Real Estate Investment Banking Group, where he managed the Real Estate Owned Distribution Group. From 1986 to January 1992, Mr. Mulvihill was an officer of Manufacturers Hanover Trust Company's Real Estate Banking and Investment Banking Groups. Mr. Mulvihill graduated from Stanford University in 1986 with a BA in Political Science.

    Mr. Lesser formed Hudson Bay in May 1996 and is the President of its general partner. Prior to founding Hudson Bay, from April 1995 until May 1996, he was the Senior Vice President for Business Development of Crescent, in charge of acquisition, finance and strategic investments. From July 1988 until April 1995, Mr. Lesser worked for Merrill Lynch & Co. in the Real Estate Investment Banking Division where he was a Director. Mr. Lesser received a B.S. and M.B.A. from Cornell University.

    David F. McBride has served as Chief Executive Officer of McBride and affiliated family real estate, construction and brokerage companies since 1987 and has been a director of McBride and such enterprises since 1975. Mr. McBride has served as a Director of Midlantic Corporation, Midlantic National Bank and various subsidiaries for thirteen years prior to its merger with PNC Bank in 1996. Prior to 1987, he was a partner in the law firm of Harwood Lloyd from 1981 to 1987, a partner in the law firm of Murphy, Ellis & McBride from 1977 to 1981, and an associate in the firm of Robinson, Wayne & Greenberg from 1973 to 1977, all located in New Jersey. He received BA and JD degrees from Georgetown University in 1969 and 1973, respectively. He remains Of Counsel to Harwood Lloyd and is a member of the bars of New Jersey and New York. Messrs. David and Timothy McBride are first cousins.

EMPLOYMENT AGREEMENTS

    Concurrently with the Closing, the Company will enter into employment agreements with each of David F. McBride and Jeffrey E. Kelter to serve as the Chairman and President of the Company, respectively. The initial term of each of such agreements is for three years with successive one-year renewal terms thereafter until terminated. Each agreement provides for an annual base salary of $200,000 together with such additional compensation as may be awarded from time to time by the Company's Board of Directors and further provides that each of Messrs. McBride and Kelter shall devote substantially all of their working time to the Company's business activities. In the event of the death, disability or termination of the employment without cause or the involuntary termination of such executive's employment, the executive is entitled to receive a lump sum payment equal to the executive's base salary plus the prior year's bonus times the longer of one year or the remainder of the term of the employment agreement. Each agreement also restricts such executive from engaging in activities in competition with the Company in the ownership, development, construction, management or operation of office or industrial properties (except that Mr. McBride may continue to be a Director of certain McBride family real estate related companies) during his term of employment and during the period during which he serves as a Director of the Company and ending one year after the later of the termination of his employment and the date he ceases to be a Director of the Company. See "Policies With Respect to Certain Activities Following the Transactions--Conflict of Interest Policies."

                        PRINCIPAL AND OTHER STOCKHOLDERS

    The following table sets forth, as of October 8, 1997, information with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Company to be the beneficial owner of more than five percent of the Company's Stock as well as shares of Stock beneficially owned by all Directors of the Company and all Directors and executive officers of the Company as a group. The table also includes shares issuable, as of October 8, 1997, on conversion by such persons of their LP Units. These limited partnership interests are convertible into shares of Stock, or the cash equivalent thereof, at the election of the Company. See "Amendment to Partnership Agreement-- Conversion and Registration Rights." As of October 8, 1997, the Company had 1,135,660 shares of Stock outstanding, excluding shares reserved for issuance upon conversion of the interests in the Operating Partnership and other outstanding options and warrants.

                                                                                                    PERCENTAGE OF
                                                                      NUMBER                        OWNERSHIP OF
NAME AND ADDRESS OF BENEFICIAL                                          OF                            OPERATING
  HOLDER OR IDENTITY OF GROUP                                       SHARES (1)   PERCENT OF CLASS    PARTNERSHIP
------------------------------------------------------------------  -----------  -----------------  -------------

Evan Zucker.......................................................     217,361(2)          16.3%            1.5%
  1670 Broadway--Suite 3350
  Denver, CO 80202

Rick A. Burger....................................................      57,500(3)           4.8%         --
  1670 Broadway--Suite 3350
  Denver, CO 80202

James Mulvihill...................................................     274,599(4)          21.4%            4.5%(4)
  5700 Piedmont
  Cherry Hills Village, CO 80111

Michael Rotchford.................................................      36,125(  (6)           3.1%         0.4%
  c/o Saratoga Group
  245 Park Avenue--34th Floor
  New York, NY 10167

Hord Hardin, III..................................................      34,212(6)           2.9%            0.3%
  c/o Nooney Krombach
  7701 Forsyth--7th Floor
  St. Louis, MO 63105

J. Christopher O'Keeffe...........................................      29,106(6)           2.5%         --
  39 North Star Drive
  Morristown, NJ 07960

Rosalind Davidowitz...............................................     394,488(  (8)          25.8%        11.4%
  44 Wall Street
  New York, NY 10005

Gail Mulvihill....................................................     185,815(  (9)          14.1%         9.7%
  Fox Hunt Road
  New Vernon, NJ 07976

All Officers and Directors as a group.............................     648,903(10)          37.4%           6.7%

------------------------

(1) Includes shares issuable on exercise of the Conversion Right.

(2) Includes 165,850 shares of Stock issuable upon exercise of ten-year options held by Mr. Zucker.

(3) Includes 57,000 shares of Stock issuable upon exercise of options held by Mr. Burger.


(4) Includes 165,850 shares of Stock issuable upon exercise of ten-year options held by Mr. Mulvihill. Also includes 76,579 shares held by Mr. Mulvihill's wife, as to which Mr. Mulvihill disclaims any beneficial interest. Mr. Mulvihill is the son of Gail Mulvihill.

(5) Includes 6,919 shares of Stock held by a family trust of which Mr. Rotchford is a trustee and beneficiary and shares with another trustee the power to vote and dispose of the shares.

(6) Includes 28,000 shares issuable on exercise of options at an exercise price of $10 per share. Options for 7,500 shares will be cancelled for no consideration at the Closing

(7) Also includes a portion of 19,624 shares of Stock held by a corporation in which such person is a principal stockholder.

(8) Includes 175,000 shares of Stock issuable on exercise of a stock purchase warrant at an exercise price of $10 per share.

(9) Gail Mulvihill is the mother of James Mulvihill. Each of such persons disclaims beneficial interest in the shares held by the other.


(10) Includes 472,700 shares of Stock issuable upon exercise of the options held by Messrs. Zucker, Burger, Mulvihill, Rotchford, Hardin and O'Keeffe described above as well as the shares held by Mr. Mulvihill's wife.


    Some of the options and warrants described above will be cancelled at the Closing by the Company. See "The Transaction Documents--The Master Agreement -Certain Conditions to the Closing--Cancellation of Certain Options and Warrants."


    Mr. Lesser, who will become a Director of the Company upon the Closing, owns 9,683 shares of Stock and Mr. Branson, who will also become a Director of the Company upon the Closing, will own 54,545 shares of Stock upon the Closing. It is also expected that Mr. Branson will have an indirect beneficial interest in 22,727 LP Units to be owned by McBride upon the Closing.

                        FEDERAL INCOME TAX CONSEQUENCES



    The following is a summary of material federal income tax consequences that may be relevant to current and prospective stockholders of the Company, is based upon current law, and is not tax advice. This discussion does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including, without limitation, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws, nor does it give a detailed discussion of any state, local or foreign tax consequences. In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special tax counsel to the Company (the "Company's Special Tax Counsel"), the following discussion accurately reflects the material federal income tax consequences of the Transactions to the Company and its stockholders.



    This discussion is based on the Code, applicable Department of Treasury regulations ("Treasury Regulations"), judicial authority and administrative rulings and practice, all as of the date of this Proxy Statement.


    EACH STOCKHOLDER OF THE COMPANY IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND SALE OF SHARES OF STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

    The Company made an election to be taxed as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 1993. The Company believes it is organized and operated in such a manner as to qualify for taxation as a REIT under the Code. The Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

    The requirements relating to the federal income tax treatment of REITs and their stockholders are highly technical and complex. The following discussion sets forth only the material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

OPINION OF COMPANY'S COUNSEL

    In the opinion of the Company's Special Tax Counsel, (i) the Company has qualified as a REIT within the meaning of the Code for each of its taxable years ended December 31, 1993 through December 31, 1996 and (ii) commencing with its taxable year ending December 31, 1997, the Company is organized and has operated in conformity with the requirements for qualification as a REIT within the meaning of the Code and its proposed method of operation, including, without limitation, the consummation of the Transactions and the other actions contemplated by the Transaction Documents, will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of the Company's Special Tax Counsel is based upon various assumptions and is conditioned on certain representations made by the Company as to factual matters and upon certain opinions of counsel to McBride and FLIP regarding the McBride Portfolio and certain related matters. Such factual assumptions and representations are set forth below. Moreover, for periods beginning after December 31, 1996, the Company's qualification and taxation as a REIT depends upon the ability of the Company to meet, through actual annual operating results, the distribution levels, diversity of stock ownership and the various other qualification tests imposed under the Code that are discussed below, the results of which have not been and will not be reviewed by the Company's Special Tax Counsel. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements.

TAXATION OF THE COMPANY

    A REIT generally is not subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is distributed currently to stockholders because the REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the stockholder level) that generally results from investment in a corporation.

    However, REITs may be subject to federal income tax in the following circumstances. First, a REIT will be taxed at regular corporate rates on any undistributed REIT taxable income and undistributed net capital gains. Second, under certain circumstances, a REIT may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the REIT has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a default on a lease or an indebtedness held by a
REIT) that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the REIT has net income from a "prohibited transaction" (generally, a sale or other disposition of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the REIT should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the REIT fails the 75% or 95% test, multiplied by a fraction intended to reflect the REIT's profitability. Sixth, if the REIT should fail to distribute with respect to each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the REIT will be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if a REIT acquires any asset from a C corporation (i.e., a corporation generally subject to a full corporate-level tax) in a transaction in which the basis of the asset in the REIT's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation (a "carryover basis transaction"), and the REIT recognizes gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by the REIT (the "Restriction Period"), then pursuant to guidelines issued by the Internal Revenue Service (the "IRS") in IRS Notice 88-19 (the "Built-in Gain Rules"), the excess of the fair market value of such property at the beginning of the applicable Restriction Period over the REIT's adjusted basis in such asset as of the beginning of such Restriction Period (the "Built-in Gain") will be subject to a tax at the highest regular corporate rate. The results described above with respect to the recognition of Built-in Gain assume that the Company will make elections pursuant to the Built-in Gain Rules or applicable future administrative rules or Treasury Regulations.


    The Built-in Gain Rules do not apply to the acquisition of assets from an S corporation in a carryover basis transaction. In the Merger Agreement, FLIP represented that it has been validly treated as an S corporation for federal income tax purposes since its first taxable year beginning January 1, 1987 and counsel to McBride and FLIP will provide an opinion to such effect as of the Closing Date. Based in part upon such opinion, the Company's Special Tax Counsel has rendered an opinion that neither the Company nor its stockholders will recognize any gain or loss for federal income tax purposes as a result of the Merger and that the Company will not incur any liability for federal income taxes as a result of the Merger. In addition, if FLIP qualified as an S corporation, the Built-in Gain Rules would not apply to the acquisition of assets from FLIP pursuant to the Merger. If, however, the IRS were to determine that FLIP instead should have been treated as a C corporation for federal income tax purposes after such date, FLIP would be subject to federal income tax upon the net built-in gain in its assets as of the day before the Closing and the Company would succeed to such liability pursuant to the Merger. Alternately, if the Company were permitted to and did make a retroactive election pursuant to the Built-In Gain Rules as a result of such determination by the IRS, the Company would be subject to tax upon the disposition of any such asset acquired from FLIP pursuant to the Built-In Gain Rules as described in the preceding paragraph. If such determination by the IRS was due to an event occurring prior to the date the Merger Agreement was executed, the Company would be indemnified for such tax by certain of the Investor Group pursuant to the terms of the Transaction Documents.


REQUIREMENTS FOR QUALIFICATION

    To qualify as a REIT, a corporation must elect to be so treated and must meet the requirements, discussed below, relating to its organization, sources of income, nature of assets and distributions of income to stockholders.

    ORGANIZATIONAL REQUIREMENTS

    The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation but for the REIT provisions of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; and (vi) during the last half of each taxable year not more than 50% in value of the outstanding capital stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities). In addition, certain other tests, described below, regarding the nature of a REIT's income and assets, also must be satisfied. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

    For taxable years beginning after 1997, if a REIT complies with Treasury Regulations that provide procedures for ascertaining the actual ownership of shares of its stock for such taxable year and the REIT did not know (and with the exercise of reasonable diligence could not have known) that it failed to meet the requirement of condition (vi) above for such taxable year, the REIT will be treated as having met the requirement of condition (vi) for such year.

    The Company has satisfied the requirements set forth in (i) through (iv) above and believes that it has previously issued sufficient shares of Stock with sufficient diversity of ownership to allow it to satisfy conditions (v) and (vi) above. The Existing Charter includes and the Amended Charter will include certain restrictions regarding transfers of shares of Stock that are intended to assist the Company in satisfying the share ownership requirements described in
(v) and (vi) above. Such restrictions in the Amended Charter may not be adequate in all cases, however, to prevent transfers of shares of Stock in violation of the ownership limitations. See "Amendment of The Company's Charter and By-Laws--Ownership Limits and Restrictions on Transfer" and "Description of the Company's Capital Stock--Restrictions On Transfer."

    In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company's taxable year is the calendar year.

    After the Closing, it is anticipated that the Company will have a number of "qualified REIT subsidiaries." Section 856(i) of the Code provides that a corporation that is a "qualified REIT subsidiary" will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction, and credit of a "qualified REIT subsidiary" will be treated as assets, liabilities, and such items (as the case may be) of the REIT. In applying the requirements described herein, the Company's "qualified REIT subsidiaries" will be ignored, and all assets and liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Company.

    In the case of a REIT which is a partner in a partnership, the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the income and asset tests described herein. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership, and of the partnerships in which the Company or the Operating Partnership will have an interest (the "Subsidiary Partnerships") will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein, provided that the Operating Partnership and the Subsidiary Partnerships are treated as partnerships for federal income tax purposes. See "--Income Taxation of the Operating Partnership, the Subsidiary Partnerships and Their Partners."

    INCOME TESTS

    For the Company to maintain qualification as a REIT, there are two gross income requirements that it must satisfy annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," dividends from qualified REITs and, in certain circumstances, mortgage interest) or from "qualified temporary investment income' (generally, income attributable to the temporary investment of new capital received by the
REIT). Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing. In addition, for taxable years prior to 1998, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

    Rents received by the Company, the Operating Partnership and the Subsidiary Partnerships will qualify as "rents from real property" only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of ten percent or more of the REIT, directly or constructively (through the application of certain stock attribution rules modified, for taxable years beginning after 1997, to attribute stock owned by partners to a partnership only in the case of partners who own 25 percent or more of the capital or profits interest in such partnership) owns ten percent or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income; provided, however, that the REIT may directly perform certain customary services (e.g., furnishing water, heat, light and air conditioning and cleaning windows, public entrances and lobbies) other than services which are considered rendered to the occupant of the property (e.g., renting parking spaces on a reserved basis to tenants). The law concerning the types of services that may be rendered by a REIT to its tenants is constantly evolving.

    Legislation applicable to tax years beginning after 1997 provides that if the REIT receives income from non-customary services provided to tenants or in connection with certain types of management or operational activities with respect to any real or personal property ("impermissible tenant service income") in an amount that exceeds 1% of all amounts received or accrued by the REIT during such taxable year with respect to such property, no amounts received with respect to that property will constitute rents from real property. In addition, for tax years beginning after 1997, the REIT will be treated as receiving an amount of impermissible tenant service income equal to at least 150 percent of the direct cost of the REIT in furnishing such service or managing or operating such property.

    It is expected that the Company's real estate investments will give rise to income that will enable it to satisfy all of the income tests described above. Most of the Company's gross income is expected to be derived from its direct or indirect interest in the Operating Partnership and the Subsidiary Partnerships, and such income, along with income anticipated to be earned by the Company directly or through qualified REIT subsidiaries will, for the most part, qualify as "rents from real property" for purposes of the 75% and the 95% gross income tests. The opinion of the Company's Special Tax Counsel as to the qualification of the Company as a REIT will be based in part upon the opinion of counsel to McBride and FLIP regarding the qualification of the income to be derived from the McBride Portfolio as "rents from real property" for purposes of the gross income tests.

    The Company does not charge and does not anticipate charging any rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above). The determination of whether a tenant is a Related Party Tenant is made after the application of complex attribution rules. Certain tenants of properties in the McBride Portfolio will be Related Party Tenants. However, the Company cannot be absolutely certain whether all Related Party Tenants have been or will be identified. The Company believes that rents from Related Party Tenants will not prevent the Company from satisfying the income tests. The Company also does not hold and does not anticipate holding a lease on any property in which rents attributable to personal property constitute greater than 15% of the total rents received under the lease. The Company currently does not knowingly receive, and does not anticipate that it will receive, more than a DE MINIMIS amount of impermissible tenant service income.

    In connection with the consummation of the Transactions, the Operating Partnership will make an interest-bearing loan to the Company in a principal amount equal to the net value of all properties or interests in properties to be held by the Company directly or indirectly upon the Closing of the Transactions other than through the Operating Partnership. See "The Transaction Documents--The Merger Agreement." The Company anticipates that interest allocated to the Company with respect to such loan should constitute qualifying income under the 95% test and should qualify under the 75% test if the indebtedness is secured by mortgages on real property or on interests in real property.

    After the Closing, the Operating Partnership will own all of the preferred stock of Penn Square, a corporation that will be taxable as a regular C corporation. Penn Square will perform management, development, construction and leasing services for the properties held directly and indirectly by the Company. The income earned by and taxed to Penn Square would be nonqualifying income if earned by the Company or through the Operating Partnership to the extent that such properties are owned by third parties. As a result of the corporate structure, the income will be earned by and taxed to Penn Square and will be received by the Operating Partnership only indirectly as dividends that qualify under the 95% but not under the 75% test.

    If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if (i) the failure to meet such tests was due to reasonable cause and not due to willful neglect, (ii) a schedule of the sources of qualifying income is attached to the Company's federal income tax return for such taxable year and (iii) any incorrect

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information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "--Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

    As stated above, for taxable years prior to 1998, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business the sale of which would constitute a prohibited transaction is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT for at least four years where in any taxable year the REIT has made no more than seven sales of property or, in the alternative, the aggregate of the adjusted bases of all properties sold does not exceed ten percent of the adjusted bases of all of the REIT's properties as of the beginning of the year and the expenditures includible in a property's basis made during the four-year period prior to disposition must not exceed 30% of the property's net sales price.

    The Company, the Operating Partnership and the Subsidiary Partnerships have held and intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, operating and leasing such properties and to make such occasional sales or exchanges of such properties as are consistent with the investment objectives of the Company, the Operating Partnership and the Subsidiary Partnerships. No assurance can be given, however, that every property sale by the Company, the Operating Partnership or the Subsidiary Partnerships has or will constitute a sale of property held for investment. As discussed in "Background of the Transactions," the Operating Partnership and the Subsidiary Partnerships have disposed of certain of their real properties in connection with the alteration in the business strategy of the Company and the Company intends to cause the remaining properties currently held by the Subsidiary Partnerships to be disposed of as well. The properties previously disposed of by the Company were not held for four years at the time of their disposition, and the Company anticipates that one or more of its remaining properties will not have been held for four years at the time such property is disposed of. Therefore, most of such properties do not and will not qualify for the safe harbor described above to avoid classification as a prohibited transaction.

    If the IRS subsequently were to determine that any of such properties were held by the Operating Partnership or the Subsidiary Partnerships as inventory or primarily for sale to customers, gain recognized by the Company on such dispositions would be subject to the 100% tax on income from prohibited transactions. See "--Taxation of the Company." In addition, if such gain recognized on the disposition of one or more properties were to cause the Company to fail the 30% income test for a taxable year prior to 1998, the relief provisions discussed above with respect to the 75% and 95% gross income tests would not apply and as a result the Company would cease to qualify as a REIT. See "--Failure to Qualify." The Company also would cease to qualify as a REIT in the event that gain recognized upon the disposition of one or more of the properties held for less than four years at the time of its disposition caused the Company to fail the 30% income test for a taxable year prior to 1998, even if the disposition of such property did not constitute the disposition of property in a prohibited transaction. In this regard, it should be noted that the Company intends to structure its remaining dispositions as deferred like-kind exchanges in which little or no gain will be recognized for federal income tax purposes. However, there can be no assurance that the Company will be able to cause all such dispositions to so qualify. The opinion of the Company's Special Tax Counsel will be based in part upon representations by the Company as to the Company's intention to structure dispositions with a view to protecting the Company's status as a REIT.

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    ASSET TESTS

    In order for the Company to qualify as a REIT, at the close of each quarter of its taxable year it must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (which for this purpose include (i) its allocable share of real estate assets held by partnerships in which the Company or a "qualified REIT subsidiary" of the Company owns an interest, (ii) stock or debt instruments purchased with the proceeds of a stock offering or a long-term (at least five years) debt offering of the Company and held for not more than one year from the date the Company receives such proceeds and (iii) shares in qualified REITs) and cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed five percent of the value of the company's total assets, and the Company may not own more than ten percent of any one issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary or another REIT).

    The Company anticipates that it will be able to comply with these asset tests. The Company is currently deemed to and will continue to be deemed to hold directly its proportionate share of all real estate and other assets of the Operating Partnership and the Subsidiary Partnerships, and it should be considered to hold its proportionate share of all assets deemed owned by those partnerships through the partnerships' ownership of partnership interests in other partnerships. As a result, the Company plans to hold more than 75% of its assets as real estate assets. In addition, the Company does not plan to hold any securities representing more than ten percent of any one issuer's voting securities, other than any qualified REIT subsidiary, nor securities of any one issuer exceeding five percent of the value of the Company's gross assets (determined in accordance with generally accepted accounting principles). The opinion of the Company's Special Tax Counsel as to the qualification of the Company as a REIT will be based in part upon the opinion of counsel to McBride and FLIP regarding the qualification of the McBride Portfolio assets as real estate assets.

    After the Closing, the Operating Partnership will own all of the preferred stock of Penn Square. The Operating Partnership will not own more than ten percent of the voting securities of Penn Square. Management of Penn Square believes that the value of the Company's proportionate share of the stock of Penn Square to be held by the Operating Partnership will not exceed five percent of the value of the total assets of the Company. No independent appraisals have been obtained. The Company's Special Tax Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of Penn Square's management regarding the value of the preferred stock of Penn Square.

    The Operating Partnership will make a loan to the Company in connection with the consummation of the Transactions in a principal amount equal to the net value of all properties to be held by the Company directly or indirectly upon the Closing other than through the Operating Partnership. Management of FLIP and the members of the Investor Group contributing the properties that will be so held by the Company believe that the value of the Company's proportionate share of the note to be held by the Operating Partnership will not exceed five percent of the value of the total assets of the Company. The Company's Special Tax Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of FLIP management and such members of the Investor Group regarding the value of such note.

    After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. It is intended that the Company will maintain adequate records of the value of its assets to ensure compliance with the asset tests, and will take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action always will be successful.

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    ANNUAL DISTRIBUTION REQUIREMENTS

    In order to be taxed as a REIT, the Company is required to meet certain annual distribution requirements. The Company is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (1) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (2) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.

    To the extent that the Company does not distribute all of its net capital gain or distributes at least 95% (but less than 100%) of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed portion, at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company fails to distribute for each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed ordinary income and capital gain net income from prior periods, the Company will be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy this annual distribution requirement.

    It is expected that the Company's taxable income will be less than its cash flow, due to the allowance of depreciation and other non-cash charges in computing the Company's taxable income. Accordingly, the Company anticipates that it generally will have sufficient cash or liquid assets to enable it to satisfy the 95% distribution requirement.

    It is possible that, from time to time, the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceed the amount of non-cash deductions. In the event that such situation occurs, and the Company is not able to meet such requirement by distributions made in the following taxable year in accordance with those requirements of the Code described above, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable share dividends. If the amount of nondeductible expenses exceeds non-cash deductions, the Company may refinance its indebtedness to reduce principal payments and borrow funds for capital expenditures.

    Under certain circumstances in which an adjustment is made that affects the amount that should have been distributed for a prior taxable year, the Company may be able to rectify the failure to meet such distribution requirement by paying "deficiency dividends" to stockholders in the later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    NON-REIT EARNINGS AND PROFITS

    In order to be taxed as a REIT, the Company generally must not have any earnings and profits at the close of a taxable year that were accumulated in any taxable year in which the REIT provisions did not apply. If the Company were to succeed to any earnings and profits of FLIP pursuant to the merger of FLIP into the Company, the Company would be required to distribute such earnings and profits before the end of the calendar year in which the Merger occurs in order to retain its ability to be taxed as a REIT. FLIP generally only would have earnings and profits in the event that it retained earnings from the period during which it was taxable as a C corporation prior to the Closing Date or it acquired such earnings and profits

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
from another corporation under rules providing for the carryover of such earnings in certain specified types of asset acquisitions. FLIP covenanted in the Merger Agreement that it will not have any earnings and profits at the Closing. If the IRS subsequently were to determine that FLIP did have earnings and profits which were succeeded to by the Company in the Merger and the Company had not distributed such earnings and profits by the end of the taxable year in which the Merger occurred, the Company would be entitled to make such distribution within 90 days of such determination by the IRS. In such event, the Company would be subject to an interest penalty in respect of the delay, for which it would be indemnified by certain members of the Investor Group under the terms of the Transaction Documents.

    FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company would be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF U.S. STOCKHOLDERS

    As used herein, the term "U.S. Stockholder" means a holder of shares of Company Stock that (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate (or generally a trust for tax years of such trust beginning before January 1, 1997) the income of which is subject to United States federal income taxation regardless of its source or (iv) is a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. For any taxable year for which the Company qualifies for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as follows:

    DISTRIBUTIONS GENERALLY

    Distributions to U.S. Stockholders, other than capital gain dividends discussed below, will be taxable as ordinary income to such holders up to the amount of the Company's current or accumulated earnings and profits. Such distributions are not eligible for the dividends-received deduction for corporations. To the extent that the Company makes distributions in excess of its current or accumulated earnings and profits, such distributions will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. Stockholders' shares of Stock, and distributions in excess of the U.S. Stockholders' tax basis in their respective shares of Stock will be taxable as gain realized from the sale of such shares. Dividends declared by the Company in October, November, or December of any year payable to a stockholder of record on a specified date in any such month will be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include on their own income tax returns any tax losses of the Company.

    The Company will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the Company up to the greater of its current or accumulated earnings and profits. As a result, stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends. Moreover, any "deficiency dividend" will be treated as a "dividend"

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(an ordinary dividend or a capital gain dividend, as the case may be), regardless of the Company's earnings and profits.

    CAPITAL GAIN DIVIDENDS

    Dividends to U.S. Stockholders that are properly designated by the Company as capital gain dividends will be treated as gain from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed the Company's actual net capital gain) without regard to the period for which the stockholder has held his stock. Corporate stockholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

    Under recently-enacted legislation effective for gains taken into account after May 6, 1997, individual U.S. Stockholders and U.S. Stockholders that are estates and trusts are subject to federal income tax on net capital gains at different tax rates depending upon the nature of the gain and the holding period of the asset disposed of. The legislation provides that Treasury Regulations may be prescribed to apply these rules in the case of sales and exchanges by pass-through entities such as REITs. It is anticipated that such Treasury Regulations or other guidance will provide procedures for REITs to report the information necessary for U.S. Stockholders to compute the appropriate tax in respect of capital gain dividends.

    Although a REIT is taxed on its undistributed net capital gains, for taxable years beginning after 1997, a REIT may elect to include all or a portion of such undistributed net capital gains in the income of its stockholders. In such event, the stockholder will receive a credit or refund for the amount of tax paid by the REIT on such undistributed net capital gains.

    PASSIVE ACTIVITY AND LOSS; INVESTMENT INTEREST LIMITATIONS

    Distributions from the Company and gain from the disposition of the shares of Stock ordinarily will not be treated as passive activity income, and therefore, U.S. Stockholders generally will not be able to apply any "passive losses" against such income. Dividends from the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of shares of Stock and capital gain dividends generally will be excluded from investment income unless the taxpayer elects to have the gain taxed at ordinary rates.

    DISPOSITIONS OF SHARES OF STOCK

    A U.S. Stockholder will recognize gain or loss on the sale or exchange of shares of Stock to the extent of the difference between the amount realized on such sale or exchange and the holder's tax basis in such shares. Such gain or loss generally will constitute long-term capital gain or loss if the holder has held such shares for more than one year and in the case of an individual, will be taxed at a lower rate if the shares have been held for more than 18 months. Losses incurred on the sale or exchange of shares of Stock held for six months or less (after applying certain holding period rules), however, generally will be deemed long-term capital loss to the extent of any long-term capital gain dividends received by the U.S. Stockholder with respect to such shares.

    TREATMENT OF TAX-EXEMPT U.S. STOCKHOLDERS

    The IRS has ruled that amounts distributed by a REIT out of its earnings and profits to a tax-exempt pension trust did not constitute unrelated business taxable income ("UBTI"). Although rulings are merely interpretations of law by the IRS and may be revoked or modified, based on this analysis, indebtedness incurred by the Company in connection with the acquisition of an investment should not cause any income derived from the investment to be treated as UBTI upon the distribution of such income as dividends to a

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tax-exempt entity. A tax-exempt entity that incurs indebtedness to finance its purchase of shares, however, will be subject to UBTI by virtue of the debt-financed income rules.

    In addition, tax-exempt pension and certain other tax-exempt trusts that hold more than ten percent (by value) of the interests in a REIT are required to treat a percentage of REIT dividends as UBTI. The requirement applies only if
(i) the qualification of the REIT depends upon the application of a "look-through" exception to the restriction on REIT stockholdings by five or fewer individuals, including such trusts (see generally "Description of Capital Stock--Restrictions on Transfer") and (ii) the REIT is "predominantly held" by such tax-exempt trusts. It is not anticipated that qualification of the Company as a REIT will depend upon application of the "look-through" exception or that the Company will be "predominantly held" by such trusts.


SPECIAL TAX CONSEQUENCES FOR FOREIGN STOCKHOLDERS


    The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates (collectively, "Non-U.S. Stockholders") are complex, and the following discussion is intended only as a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in the Company, including any reporting requirements, as well as the tax treatment of such an investment under their home country laws.

    In general, Non-U.S. Stockholders will be subject to United States federal income tax with respect to their investment in the Company if such investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to United States corporate income tax. The following discussion will apply to Non-U.S. Stockholders whose investment in the Company is not so effectively connected. The Company expects to withhold United States income tax, as described below, on the gross amount of any distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company, or (ii) the Non-U.S. Stockholder files an IRS Form 4224 or applicable successor form with the Company, claiming that the distribution is "effectively connected" income.

    A distribution by the Company that is not attributable to gain from the sale or exchange by the Company of a United States real property interest and that is not designated by the Company as a capital gain dividend will be treated as an ordinary income dividend to the extent made out of current or accumulated earnings and profits. Generally, an ordinary income dividend will be subject to a United States withholding tax equal to 30% of the gross amount of the distribution unless such tax is reduced or eliminated by an applicable tax treaty. A distribution of cash in excess of the Company's earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. Stockholder's basis in its shares of Stock (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

    Distributions by the Company that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if such distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder that is not entitled to treaty exemption.

    The Company will be required to withhold from distributions to Non-U.S. Stockholders, and remit to the IRS, (i) 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and (ii) 30% of ordinary dividends paid out of earnings and profits. In addition, if the Company designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of the Company's earnings and profits may be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of the Company's current or accumulated earnings and profits. Tax treaties may reduce the Company's withholding obligations. If the amount withheld by the Company with respect to a distribution to a Non-U.S. Stockholder exceeds the stockholder's United States tax liability with respect to such distribution (as determined under the rules described in the two preceding paragraphs), the Non-U.S. Stockholder may file for a refund of such excess from the IRS. It should be noted that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on capital gains of individuals.

    Unless the shares of Stock constitute a "United States real property interest" within the meaning of FIRPTA or are effectively connected with a U.S. trade or business, a sale of such shares by a Non-U.S. Stockholder generally will not be subject to United States taxation. The shares of Stock will not constitute a United States real property interest if the Company is a "domestically-controlled REIT." A domestically-controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Stockholders. It is currently anticipated that the Company will be a domestically-controlled REIT, and therefore that the sale of shares in the Company will not be subject to taxation under FIRPTA. However, because the shares of Stock are publicly traded, no assurance can be given that the Company will continue to be a domestically-controlled REIT. Notwithstanding the foregoing, capital gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on such individual's capital gains. If the Company did not constitute a domestically-controlled REIT, whether a Non-U.S. Stockholder's sale of shares of the Stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether the shares were "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the American Stock Exchange, on which shares of Stock currently are listed) and on the size of the selling stockholder's interest in the Company. If the gain on the sale of the Company's shares were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of shares of Stock from a Non-U.S. Stockholder will not be required under FIRPTA to withhold on the purchase price if the purchased shares of Stock are "regularly traded" on an established securities market or if the Company is a domestically-controlled REIT. Otherwise, under FIRPTA the purchaser of shares of Stock may be required to withhold ten percent of the purchase price and remit such amount to the IRS.

INCOME TAXATION OF THE OPERATING PARTNERSHIP, THE SUBSIDIARY PARTNERSHIPS AND
  THEIR PARTNERS


    The following discussion summarizes certain federal income tax consequences applicable to the Company's investment in the Operating Partnership and the indirect interest of the Company in the Subsidiary Partnerships.


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
    CLASSIFICATION OF THE OPERATING PARTNERSHIP AND THE SUBSIDIARY PARTNERSHIPS
     AS PARTNERSHIPS

    The Company will be entitled to include in its income its distributive share of the income and to deduct its distributive share of the losses of the Operating Partnership (including the Operating Partnership's share of the income or losses of the Subsidiary Partnerships) only if such partnerships are classified for federal income tax purposes as partnerships rather than as associations taxable as corporations. With certain exceptions, an unincorporated domestic organization formed on or after January 1, 1997 that has two or more members will be treated as a partnership for federal income tax purposes absent an election by such organization to be treated as an association taxable as a corporation. Such an organization formed prior to January 1, 1997 was treated as a partnership for federal income tax purposes rather than as a corporation for periods prior to January 1, 1997 only if it had no more than two of the four corporate characteristics that the Treasury Regulations applicable to such organizations used to distinguish a partnership from a corporation for tax purposes. These four characteristics were continuity of life, centralization of management, limited liability, and free transferability of interests. Unless such organization elects otherwise, the classification claimed by the organization prior to January 1, 1997 will continue for periods on or after January 1, 1997 and such classification will be respected for all prior periods if the organization had a reasonable basis for such classification, the organization and all members of the organization recognized the federal tax consequences of any change in the organization's classification within the 60 months prior to January 1, 1997 and neither the organization nor any member was notified in writing on or before May 8, 1996 that the classification of the organization was under examination.

    The Company expects that all Subsidiary Partnerships formed on and after January 1, 1997 will have two or more members at all times and that none of the Subsidiary Partnerships will elect to be treated as an association for federal income tax purposes. In addition, the Operating Partnership and the Subsidiary Partnerships in existence prior to January 1, 1997 and owned directly or indirectly by the Company prior to the Closing have claimed to be partnerships for all periods prior to January 1, 1997 and had not been notified in writing on or before May 8, 1996 that such classification was under examination. In the opinion of the Company's Special Tax Counsel, which is based on the provisions of the partnership agreements of the Operating Partnership and the Subsidiary Partnerships, on certain factual assumptions and representations by the Company and on the opinion of counsel to McBride and FLIP with respect to the federal tax classification of those Subsidiary Partnerships to be acquired by the Company in connection with the Transactions, the Operating Partnership and the Subsidiary Partnerships have been and continue to be, and giving effect to the Transactions the Operating Partnership and the Subsidiary Partnerships will be, treated as partnerships for federal income tax purposes. However, neither the Operating Partnership nor any of the Subsidiary Partnerships have requested, nor do they intend to request, a ruling from the IRS that they will be treated as partnerships for federal income tax purposes. The Company's Special Tax Counsel's opinion is not binding on the IRS or the courts.

    If for any reason the Operating Partnership or one of the Subsidiary Partnerships were taxable as a corporation rather than as a partnership for federal income tax purposes, the Company would not be able to satisfy the requirements for REIT status. See "--Requirements for Qualification--Income Tests" and "--Requirements for Qualification--Asset Tests." In addition, any change in any such partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "--Requirements for Qualification--Annual Distribution Requirements." Further, items of income and deduction of any such partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Any such partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such partnership's taxable income.

    PARTNERS, NOT PARTNERSHIPS, SUBJECT TO TAX

    A partnership is not a taxable entity for federal income tax purposes. Rather, a partner is required to take into account its allocable share of a partnership's income, gains, losses, deductions and credits for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any distributions from the partnership.

    PARTNERSHIP ALLOCATIONS

    Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder as to substantial economic effect.

    If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of the Operating Partnership and the Subsidiary Partnerships are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

    TAX DEPRECIATION ALLOCATIONS WITH RESPECT TO CERTAIN PROPERTIES

    Pursuant to Section 704(c) of the Code, items of income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner that takes into account the variation between the fair market value and tax basis of the property contributed. Under the Amended Partnership Agreement, the Operating Partnership will elect to use the "traditional method" provided in Treasury Regulations for purposes of allocating such items of income, gain, loss and deduction with respect to properties to be contributed to the Operating Partnership by McBride. As a result, the Company may receive allocations with respect to depreciation on such properties that will be less than it would have been allocated if the Operating Partnership were to elect to use another method under such Treasury Regulations for purposes of allocating items of income, gain, loss and deduction with respect to such properties.

    SALE OF PARTNERSHIP PROPERTY

    Generally, any gain realized by a partnership on the sale of property held by the partnership for more than one year and allocated to a corporate partner will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, under the REIT requirements imposed by the Code, the Company's share, as a partner, of any gain realized by the Operating Partnership or the Subsidiary Partnerships on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Taxation of the Company."

SPIN-OFF SUBSIDIARY

    The Transaction Documents provide that the Company will incorporate the Spin-Off Subsidiary prior to the Closing Date and, if notified within a specified time period by Messrs. Mulvihill or Zucker, will distribute the shares of Stock of the Spin-Off Subsidiary owned by the Company to its stockholders. See "Interests of Certain Persons in the Transactions--The Spin-Off." In the event that the Spin-Off occurs, the Company will recognize gain equal to the difference between the fair market value of the stock of the Spin-Off Subsidiary distributed by the Company and the basis of such stock to the Company at the time of the Spin-Off. In general, such gain should constitute qualifying income for purposes of the 95% test but not for purposes of the 75% test. However, if the Spin-Off Subsidiary were to qualify as a REIT under the provisions of the Code discussed herein at the time of the Spin-Off, such gain should constitute qualifying income for purposes of the 75% test as well. Stockholders will be taxable on the distribution of such stock in accordance with the distribution rules discussed above.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

    The Company will report to its U.S. Stockholders and the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 31% with respect to distributions paid. Backup withholding will apply only if the stockholder (i) fails to furnish its taxpayer identification number ("TIN") (which, for an individual, would be such individual's Social Security number), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against such U.S. Stockholder's United States federal income tax liability and may entitle such U.S. Stockholder to a refund, provided that the required information is furnished to the IRS.

    Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders. Non-U.S. Stockholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.


STATE AND LOCAL TAX CONSEQUENCES


    The Company is, and its stockholders may be, subject to state or local taxation in various state or local jurisdictions, including those in which the Company, its stockholders, the Operating Partnership or the Subsidiary Partnerships transact business or reside. The state and local tax treatment of the Company, the Operating Partnership, the Subsidiary Partnerships and the Company's stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in the Company.

POSSIBLE FEDERAL TAX DEVELOPMENTS

    The rules dealing with federal income taxation are constantly under review by the IRS, the Treasury Department, Congress and the courts. New federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or Treasury Regulations could be adopted or judicial decisions rendered, all of which could affect the taxation of the Company or of its stockholders. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Company or its stockholders. Consequently, the tax treatment described herein may be modified prospectively or retroactively by such legislative, judicial or administrative action.

                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

GENERAL

    Under the Amended Charter, the total number of shares of all classes of stock that the Company has authority to issue will be 65,000,000, all of which will initially be classified as shares of Stock, $.001 par value. The Board may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. No shares of preferred stock are outstanding or will be outstanding immediately after consummation of the Transactions.

    The holders of Stock will be entitled to one vote per share on all matters voted on by stockholders, including elections of Directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of preferred stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series ("Preferred Stock Designation"), the holders of such shares exclusively possess all voting power. The Amended Charter will not provide for cumulative voting in the election of Directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of Stock will be entitled to such distributions as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. All shares of Stock outstanding are fully paid and non-assessable and the holders thereof have no preemptive rights.

    Under the Amended Charter, the Board of Directors will be authorized to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitation or restrictions thereof. The Company has no present intention to issue shares of preferred stock.

RESTRICTIONS ON TRANSFER

    For the Company to qualify as a REIT under the Code, not more than 50% of its outstanding shares of Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and certain percentages of the Company's gross income must be from particular activities. Because the Directors believe it is essential for the Company to continue to qualify as a REIT, the Company's Amended Charter, subject to certain exceptions, will provide that no holder (other than the McBrides and Hudson Bay, and any other person approved by the Directors, at their option and in their discretion, provided that such approval will not result in the termination of the status of the Company as a REIT) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the lesser of 4.9% and the percentage obtained by dividing (i) 49.5% minus the McBride Family Excepted Holder Limit (as defined in the Amended Charter) by (ii) two, of the outstanding shares of Stock (in value or number of shares, whichever is more restrictive) and with respect to any class or series of preferred stock, 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock. The foregoing restrictions on transferability and ownership will not apply if the Directors determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. If any transfer of shares occurs which, if effected, would (i) create a direct or indirect ownership of shares in excess of the Amended Ownership Limit,
(ii) result in the shares being owned by fewer than 100 persons or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Company failing to qualify as a REIT, then the capital stock being transferred that would cause one or more of the restrictions on ownership or transfer to be violated will be automatically transferred to a trust for the benefit of a designated charitable beneficiary. The purported transferee of such shares shall have no right to receive dividends or other distributions with respect to such shares and shall have no right to vote such shares. Any dividends or other distributions paid to such purported transferee prior to the discovery by the Company that the shares have been transferred to a trust shall be paid upon demand to the trustee of the trust for the benefit of the charitable beneficiary. The trustee of the trust will have all rights to dividends with respect to the shares of capital stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividends or distributions paid over to the trustee will be held in trust for the charitable beneficiary. The trustee shall designate a transferee of such stock so long as such shares of stock would not violate the Amended Ownership Limit in the hands of such designated transferee. Upon the sale of such shares, the purported transferee shall receive the lesser of (A) (i) the price per share such purported transferee paid for the capital stock in the purported transfer that resulted in the transfer of shares of capital stock to the trust, or (ii) if the transfer or other event that resulted in the transfer of shares of capital stock to the trust was not a transaction in which the purported record transferee of shares of capital stock gave full value for such shares, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the transfer of the shares to the trust, and (B) the price per share received by the trustee from the sale or disposition of the shares held in the trust.

    All certificates representing Stock will bear a legend referring to the restrictions described above.

    Every owner of more than 1% (or such lower percentage as required by the Code or regulations thereunder) of the issued and outstanding shares of Stock will be required to file a written notice with the Company containing the information specified in the Amended Charter no later than January 30 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in good faith in order to determine the Company's status as a REIT.

    These ownership limitations may have the effect of precluding acquisition of control of the Company unless the Directors determine that maintenance of REIT status is no longer in the best interests of the Company.

LIMITATION OF LIABILITY OF DIRECTORS

    The Company's Amended Charter will provide that, to the fullest extent permitted by Maryland law, a Director or officer will not be personally liable for monetary damages to the Company or its stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Amended Charter will provide that the Company shall indemnify
(i) its Directors and officers to the fullest extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Board or the Company's Bylaws and be permitted by law. The Amended Charter will provide that no amendment of the Company's charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. The Company currently has a Directors and officers liability insurance policy with a $1,000,000 limit of liability and a Company retention of $75,000 in the aggregate for each claim. The Master Agreement provides that the Company shall maintain for six years after the Closing Date an officers' and directors' liability insurance policy with coverage amounts and terms similar to the Company's policy in effect on the Closing Date.

TRANSFER AGENT

    The Transfer Agent for the Company's Stock is American Stock Transfer & Trust Company.

                     SUBMISSION OF STOCKHOLDERS' PROPOSALS
                            FOR 1998 ANNUAL MEETING

    Any proposals which stockholders intend to present for a vote of stockholders at the Company's 1998 Annual Meeting and which such stockholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's executive office and received by the Company a reasonable time before the meeting.

                                    EXPERTS


    The financial statements of the Company for the years ended December 31, 1996 and 1995, incorporated by reference in this Proxy Statement, and of McBride Portfolio, Penn Square Properties, Inc. and the Acquisition Properties, which are included herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    GLOSSARY


    Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Proxy Statement:



    ACQUISITION AGREEMENTS--the five contracts entered into by Penn Square, assigned to McBride, and to be assigned to the Company at the Closing to purchase the Acquisition Properties.


    ACQUISITION PROPERTIES--the seven properties subject to Acquisition Agreements as described in "Operations Following the Transactions--Description of Properties--Acquisition Properties."

    ASSUMED INDEBTEDNESS--the mortgage indebtedness outstanding on August 20, 1997 secured by any of the properties in the McBride Portfolio, as refinanced by the Nomura Refinancing.

    BOARD--the Company's Board of Directors.

    CLOSING--the consummation of the Transactions.

    CLOSING DATE--the date of the Closing, which will be a date which is mutually agreed on by the parties, but no later than the third business day after the conditions specified in the Master Agreement have been satisfied, or, if permissible, waived, or on such other date as the parties agree.

    CODE--the Internal Revenue Code of 1986, as amended.

    COMPANY--American Real Estate Investment Corporation, a Maryland corporation.

    COMPANY PROPERTIES--the multi-family residential properties and interests therein owned by the Company prior to the Closing including The Americana Lakewood Apartments and The Quadrangles Village Apartments.

    DEFECTS--claims, liens, exceptions or conditions (other than Assumed Indebtedness) that materially adversely affects the use and/or marketability of title to any Property.

    DELIVERED ASSESSMENTS--environmental inspections and assessments performed prior to the Execution Date and/or a description of any known environmental problem listed in a schedule to the McBride Agreement.

    DLJ--Donaldson, Lufkin & Jenrette Securities Corporation.


    DLJ OPINION--the opinion of DLJ delivered to the Board on August 20, 1997 and subsequently delivered on the date of this Proxy Statement, and attached hereto in the Appendix.


    ENVIRONMENTAL ISSUE NOTICE--written notice given by the Company of the existence at any Property of the presence or contamination by hazardous materials which have, in the reasonable judgment of the Company, a material adverse effect on the value of such Property not disclosed in a Delivered Assessment, and for which remedial action is necessary in order for such property to be in the same condition with regard to environmental matters as was reflected in the Delivered Assessments.

    EXCHANGE ACT--the Securities Exchange Act of 1934, as amended.

    EXECUTION DATE--August 20, 1997.

    FLIP--Fairlawn Industrial Park, Inc., a New York corporation.

    FLIP PROPERTIES--those properties included within the McBride Portfolio and identified under the caption "Operations Following the Transactions--Summary Property Table" as owned by FLIP.

    FLIP STOCK--the common stock of FLIP, no par value.

    HUDSON BAY--Hudson Bay Partners, L.P., a Delaware limited partnership, its successors and assigns.

    INDEPENDENT COMMITTEE--a committee appointed by the Company's Board consisting of the directors of the Company who had no interest in the proposed transactions different from any other holder of Stock or LP Units.

    INVESTOR GROUP--McBride, FLIP, Penn Square, Jeffrey E. Kelter, and Hudson
Bay.

    LP UNITS--units of limited partnership interest of the Operating
Partnership.

    MGCL--the Maryland General Corporation Law.

    MASTER AGREEMENT--the Master Investment Agreement among the Company, the Operating Partnership and the Investor Group..

    MCBRIDE AGREEMENT--the McBride Contribution Agreement among the Company, the Operating Partnership and McBride.

    MCBRIDE--McBride Hudson Bay, L.P., a Delaware limited partnership, and various entities affiliated with it.

    MCBRIDE PORTFOLIO--the 15 properties owned by McBride or FLIP described under the caption "Operations Following the Transactions--Description of Properties--The McBride Portfolio."

    MERGER--the merger of FLIP with and into the Company pursuant to the Merger Agreement.

    MERGER AGREEMENT--the Merger Agreement among the Company, FLIP and the stockholders of FLIP.

    NOMURA REFINANCING--the $45 million financing from Nomura Asset Capital Corporation, closed as of September 22, 1997, on the terms described under "Operations Following the Transactions--Nomura Refinancing."

    OPERATING PARTNERSHIP--American Real Estate Investment, L.P., a Delaware limited partnership.

    PENN SQUARE--Penn Square Properties, Inc., a Pennsylvania corporation.

    PENN SQUARE AGREEMENT--the Management Contribution Agreement among the Company, the Operating Partnership, Jeffrey E. Kelter and Penn Square.

    PER UNIT PURCHASE PRICE--$11.

    PROPERTIES--the McBride Portfolio and the Acquisition Properties, including all improvements thereto, to be owned by the Company after the Closing.

    PRORATIONS AND ADJUSTMENTS--those items pro-rated and adjusted as of the Closing Date pursuant to the terms of the McBride Agreement and the Merger Agreement, including, without limitation, tenant security deposits and interest thereon, costs of escrows, utility charges unless billed to the tenant, real estate, personal property and other taxes applicable to the Properties, assessments, commissions and rents.

    REIT--real estate investment trust.

    RECORD DATE--October 8, 1997.

    REMEDIAL ACTION--action taken to remediate the environmental issue noted in an Environmental Issue Notice.

    SECTION 1031 EXCHANGE--with respect to any property, the exchange of such property for property of like kind in a transaction qualifying under Section 1031 of the Code in which not more than 10% of the built-in gain associated with such property is required to be recognized for federal income tax purposes.

    SEC--the Securities and Exchange Commission.

    SECURITIES ACT--the Securities Act of 1933, as amended.


    SPECIAL MEETING--the special meeting of the Company's stockholders to be held on Thursday, December 11, 1997, at 1:00 PM, local time, at the Clubhouse, Americana Lakewood Apartments, 12598 West Dakota Avenue, Lakewood, Colorado.


    SPIN-OFF--the distribution of the Spin-Off Subsidiary's shares of common stock to the Company's stockholders.

    SPIN-OFF SUBSIDIARY--a wholly owned subsidiary of the Company, to be organized under the laws of the State of Maryland by the Company prior to Closing with a nominal capitalization.

    STOCK--the Company's common stock, par value $0.001 per share.

    STOCK PURCHASE AGREEMENT--the Stock Purchase Agreement between the Company and Hudson Bay.

    TERMINATION FEE--the sum of $1,000,000.

    TRANSACTION AGREEMENTS--the McBride Agreement, the Merger Agreement, the Stock Purchase Agreement and the Penn Square Agreement.

    TRANSACTION DOCUMENTS--the Master Agreement, the McBride Agreement, the Merger Agreement, the Stock Purchase Agreement and the Penn Square Agreement.

    TRANSACTIONS--all of the transactions contemplated by the Master Agreement, including, without limitation, those contemplated by the McBride Agreement, the Merger Agreement, the Penn Square Agreement and the Stock Purchase Agreement.

    1996 ANNUAL REPORT--the Company's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1996.

    1997 SEMI-ANNUAL REPORT--the Company's Quarterly Report on Form 10-QSB for the six months ended June 30, 1997.

                          ANNUAL REPORT ON FORM 10-KSB
                      AND QUARTERLY REPORT ON FORM 10-QSB


    This Proxy Statement is accompanied by the Company's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1996 (herein referred to as the "1996 Annual Report") and the Company's Quarterly Report on Form 10-QSB for the six months ended June 30, 1997 (herein referred to as the "1997 Semi-Annual Report").


                             AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the SEC. Such registration statements, and exhibits thereto, and the proxy statements, reports and other information of the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, Northwest, Washington, DC 20549, and at the SEC's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained by mail from the public reference branch of the SEC at 450 Fifth Street, Northwest, Washington, DC 20549, at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov. The Stock of the Company is listed on the American Stock Exchange, and reports and other information concerning the Company can be inspected at the offices of such exchange at 86 Trinity Place, New York, New York 10006.


                     INFORMATION INCORPORATED BY REFERENCE


    This Proxy Statement incorporates documents by reference with respect to the Company that are not presented herein or delivered herewith. Such documents relating to the Company (other than exhibits to such documents which are not specifically incorporated by reference herein) are available without charge to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon written or oral request to the Secretary, American Real Estate Investment Corporation, 1670 Broadway, Suite 3350, Denver, Colorado 80202. To ensure timely delivery of the documents prior to the date of the Special Meeting, any request should be made by December 4, 1997.



    The following documents filed by the Company with the SEC are incorporated by reference into this Proxy Statement.


        1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and an amendment thereto filed on August 26, 1997;

        2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, and an amendment thereto filed on August 26, 1997, and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997;

        3. The Company's Current Report on Form 8-K filed on March 3, 1997, and an amendment thereto filed on August 26, 1997;

        4. The Company's Current Report on Form 8-K filed on August 21, 1997, and an amendment thereto filed on August 22, 1997;

        5.  The Company's Current Report on Form 8-K filed on September 4, 1997;

        6.  The Company's Current Report on Form 8-K filed on October 3, 1997;

        7. The description of the Company's Stock contained in the Company's Registration Statement on Form 8-B filed on August 24, 1994; and


        8. All other reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

                         INDEX TO FINANCIAL STATEMENTS


I.         UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
           FINANCIAL STATEMENTS
           - Headnote to Unaudited Pro Forma Condensed Consolidating Financial
           Statements....................................................................        F-2
           - Pro Forma Condensed Consolidating Balance Sheet as of June 30, 1997.........        F-4
           - Pro Forma Condensed Consolidating Income Statement for the Six Months Ended
             June 30, 1997 and for the Year Ended December 31, 1996......................        F-5
           - Notes to Management's Assumptions to Unaudited Pro Forma Condensed
             Consolidating Financial Information.........................................        F-7

II.        MCBRIDE PORTFOLIO
           - Report of Independent Public Accountants....................................       F-17
           - Combined Statements of Revenue and Certain Expenses for the Six Months Ended
             June 30, 1997 (unaudited), and for the Years Ended December 31, 1996, 1995
             and 1994 (audited)..........................................................       F-18
           - Notes to Combined Statements of Revenue and Certain Expenses................       F-19

III.       PENN SQUARE PROPERTIES, INC.
           - Report of Independent Public Accountants....................................       F-22
           - Balance Sheets as of June 30, 1997 (unaudited), December 31, 1996 (audited)
             and 1995 (unaudited)........................................................       F-23
           - Statements of Operations for the Six Months Ended June 30, 1997 and 1996
             (unaudited), and for the Years Ended December 31, 1996 (audited), 1995 and
             1994 (unaudited)............................................................       F-24
           - Statements of Owners' Equity (Deficit) for the Six Months Ended June 30,
             1997 (unaudited) and for the Years Ended December 31, 1996 (audited), 1995
             and 1994 (unaudited)........................................................       F-25
           - Statements of Cash Flows for the Six Months Ended June 30, 1997 and 1996
             (unaudited) and for the Years Ended December 31, 1996 (audited), 1995 and
             1994 (unaudited)............................................................       F-26
           - Notes to Financial Statements...............................................       F-27
           - Management's Discussion and Analysis of Financial Condition and Results of
             Operations..................................................................       F-31

IV.        MORAN ACQUISITION PROPERTIES
           - Report of Independent Public Accountants....................................       F-34
           - Statements of Revenue and Certain Expenses for the Six Months Ended June 30,
             1997 (unaudited) and for the Year Ended December 31, 1996 (audited).........       F-35
           - Notes to Statements of Revenue and Certain Expenses.........................       F-36

V.         NORTHFIELD ACQUISITION PROPERTIES
           - Report of Independent Public Accountants....................................       F-38
           - Statements of Revenue and Certain Expenses for the Six Months Ended June 30,
             1997 (unaudited) and for the Year Ended December 31, 1996 (audited).........       F-39
           - Notes to Statements of Revenue and Certain Expenses.........................       F-40

VI.        LOEW ACQUISITION PROPERTIES
           - Report of Independent Public Accountants....................................       F-42
           - Combined Statements of Revenue and Certain Expenses for the Six Months Ended
             June 30, 1997 (unaudited) and for the Year Ended December 31, 1996
             (audited)...................................................................       F-43
           - Notes to Combined Statements of Revenue and Certain Expenses................       F-44

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

The following sets forth the unaudited pro forma condensed consolidating balance sheet of the Company as of June 30, 1997 and the unaudited pro forma condensed consolidating income statements for the six-month period ended June 30, 1997 and for the year ended December 31, 1996 to give effect to the Transactions.


    The Transactions are summarized below:


    - THE MCBRIDE TRANSACTIONS. McBride will contribute to the Operating Partnership interests in certain entities owning real property, the Acquisition Agreements, and $6,400,000 in cash in exchange for 2,817,048 LP Units and warrants to purchase up to 125,000 LP Units at $11.00 per share, having an aggregate value of approximately $31,000,000. McBride will merge FLIP with and into the Company in exchange for 2,001,132 shares of Stock having an aggregate value of approximately $22,000,000.


    - THE PENN SQUARE TRANSACTION. All of the shares of Penn Square Preferred Stock will be contributed to the Operating Partnership in exchange for 363,636 LP Units and warrants to purchase an additional 250,000 LP Units at a price of $11.00 per LP Unit. Upon the closing of the Transactions, the common stock of Penn Square will be 40% owned by Jeffrey Kelter, 30% owned by McBride and 30% owned by Hudson Bay. The Operating Partnership will own all of the preferred stock and none of the voting common stock of Penn Square and will receive 95% of the economic benefits through its ownership of the Penn Square Preferred Stock. The Operating Partnership will account for its investment in Penn Square in accordance with the equity method of accounting.


    - THE HUDSON BAY, INSTITUTIONAL INVESTOR AND OTHER TRANSACTIONS. Hudson Bay will purchase 1,454,545 shares of Stock for $16,000,000. Hudson Bay will also contribute $2,000,000 to McBride which will contribute these funds to the Operating Partnership in exchange for 181,819 LP Units. Hudson Bay will receive a warrant to purchase 300,000 shares of Stock at an exercise price of $11 per share. An Institutional Investor will invest $5,000,000 in the Company for 454,546 shares of Stock and Robert Branson, a director of the Company following the close of the Transactions, will invest $600,000 for 54,545 shares of Stock.



    - THE ACQUISITION PROPERTIES TRANSACTIONS. The Company will acquire McBride's rights under the Acquisition Agreements to acquire the Acquisition Properties which total approximately 1,200,000 square feet for an aggregate consideration, including transaction costs, of approximately $39,000,000.



    The McBride Transactions, the Penn Square Transaction and the Acquisition Properties Transactions will be accounted for using the purchase method of accounting.


    As a result of the Transactions, the Company will own 56% of the Operating Partnership and will consolidate the Operating Partnership. As general partner of the Operating Partnership, the Company controls all operating decisions including but not limited to the ability to acquire and dispose of assets, refinance existing debt, incur additional indebtedness and admit additional limited partners to the Operating Partnership.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

    The following table presents the ownership of the Company's Stock, immediately after the consummation of the Transactions discussed above, before and after the effect of the conversion of the LP Units of the Operating
Partnership:


                                                                                                           COMMON
                                                                                                         SHARES ON
                                                                                                         CONVERSION
                                                                                COMMON                     OF LP
                                                               OWNERSHIP %    SHARES (2)   OWNERSHIP %   UNITS (3)
                                                             ---------------  ----------  -------------  ----------
Existing Shares/Units at June 30, 1997                               21.4%     1,128,594         20.4%    1,918,015
Additional Shares to executive officers (1)                           3.3%       171,266          1.8%      171,266
McBride Shares/Units                                                 38.0%     2,001,132         51.2%    4,818,180
Penn Square Shares/Units                                           --             --              3.9%      363,636
Hudson Bay Shares/Units                                              27.6%     1,454,545         17.4%    1,636,364
Institutional and Other Shares/Units (private placement)              9.7%       509,091          5.3%      509,091
                                                                    -----     ----------       ------    ----------
                                                                    100.0%     5,264,628        100.0%    9,416,552
                                                                    -----     ----------       ------    ----------
                                                                    -----     ----------       ------    ----------


(1) Represents shares issued to certain executives as consideration for the termination of their employment and consulting agreements and the buyout of their options in connection with the contemplated Transactions.

(2) Common shares before any conversion of LP Units

(3) Common shares after conversion of LP Units

------------------------


    Both the existing and the Amended Partnership Agreement of the Operating Partnership grant to the limited partners the right ("Conversion Right") to convert all or a portion of their LP Units into shares of Stock or the cash equivalent thereof, as selected by the General Partner, at any time or from time to time. Under the Amended Partnership Agreement, a limited partner may not exercise the Conversion Rights for less than 1,000 LP Units, or, if such limited partner holds less than 1,000 LP Units, all of the LP Units held by the limited partner. The existing Partnership Agreement provides that the Conversion Rights will expire in 2003. Under the Amended Partnership Agreement, the Conversion Rights are perpetual. Under the Amended Partnership Agreement, each offered LP Unit is converted into Stock on a 1:1 ratio. See the Amendment to Partnership Agreement section of this Proxy Statement for a detailed discussion of the Conversion Rights and method of converting LP Units to Stock or cash.



    The accompanying pro forma condensed consolidating financial information is presented as if the transactions described above had been consummated on June 30, 1997 for balance sheet purposes and on January 1, 1996 for purposes of the income statements. This unaudited condensed pro forma consolidating financial information should be read in conjunction with the historical financial statements of the Company, which are incorporated by reference, Penn Square Properties, Inc. and the combined statements of Revenue and Certain Expenses of McBride Portfolio, Moran Acquisition Properties, Loew Acquisition Properties and Northfield Acquisition Properties and the related notes thereto all included elsewhere herein. In management's opinion, all adjustments necessary to reflect the effects of the Transactions to be consummated have been made.


    The pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the Transactions been consummated as of the dates indicated, nor does it purport to represent the future financial position and the results of operations of the Company.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

      PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET--AS OF JUNE 30, 1997

                           (UNAUDITED--IN THOUSANDS)

                                                  SALES OF
                                       THE       SEDONA AND                     MCBRIDE        PENN             THE
                                     COMPANY       EMERALD     THE COMPANY,   PORTFOLIO(B)    SQUARE        ACQUISITION
                                   HISTORICAL     POINTE(A)     AS ADJUSTED   HISTORICAL   PROPERTIES(C)   PROPERTIES(D)
                                   -----------  -------------  -------------  -----------  -------------  ---------------

ASSETS

INVESTMENTS IN REAL ESTATE,
  NET............................   $  34,071     $  (5,132)     $  28,939     $  30,212                     $  39,028

INVESTMENT IN DIRECT FINANCING
  LEASE..........................                                                  2,000
INVESTMENT IN MANAGEMENT
  COMPANY........................                                                                4,000
INVESTMENT IN PARTNERSHIP, AT
  EQUITY.........................       1,088        (1,088)        --
                                   -----------  -------------  -------------  -----------  -------------       -------
                                       35,159        (6,220)        28,939        32,212         4,000          39,028

CASH AND CASH EQUIVALENTS........       3,974         4,883          8,857           360                       (27,191)
RESTRICTED CASH..................         947          (392)           555
ACCOUNTS RECEIVABLE..............         175           (23)           152         1,681
OTHER ASSETS, net................         275           (73)           202         2,176
                                   -----------  -------------  -------------  -----------  -------------       -------
  Total assets...................   $  40,530     $  (1,825)     $  38,705     $  36,429     $   4,000       $  11,837
                                   -----------  -------------  -------------  -----------  -------------       -------
                                   -----------  -------------  -------------  -----------  -------------       -------

LIABILITIES AND
STOCKHOLDERS' EQUITY

MORTGAGE NOTES PAYABLE...........   $  32,189     $  (5,678)     $  26,511     $  45,000                     $  11,837
ACCRUED EXPENSES AND OTHER
  LIABILITIES....................         858          (165)           693           360
                                   -----------  -------------  -------------  -----------  -------------       -------
                                       33,047        (5,843)        27,204        45,360                        11,837

MINORITY INTEREST................       2,758         3,313          6,071        (8,441)        4,000
STOCKHOLDERS' EQUITY:
  Common stock...................           1                            1           389

  Additional paid-in capital.....       5,439                        5,439          (879)

  Stock warrants.................
  Cumulative net income..........       2,393           705          3,098
  Cumulative dividends...........      (3,108)                      (3,108)
                                   -----------  -------------  -------------  -----------  -------------       -------
  Total stockholders' equity.....       4,725           705          5,430          (490)       --              --
                                   -----------  -------------  -------------  -----------  -------------       -------
  Total liabilities and
    stockholders' equity.........   $  40,530     $  (1,825)     $  38,705     $  36,429     $   4,000       $  11,837
                                   -----------  -------------  -------------  -----------  -------------       -------
                                   -----------  -------------  -------------  -----------  -------------       -------


                                       OTHER          THE
                                     PRO FORMA      COMPANY
                                    ADJUSTMENTS    PRO FORMA
                                   -------------  -----------
ASSETS
INVESTMENTS IN REAL ESTATE,
  NET............................    $  59,388(B)  $ 159,217
                                     $   1,650(E)
INVESTMENT IN DIRECT FINANCING
  LEASE..........................                      2,000
INVESTMENT IN MANAGEMENT
  COMPANY........................          110(E)      4,110
INVESTMENT IN PARTNERSHIP, AT
  EQUITY.........................                     --
                                   -------------  -----------
                                        61,148       165,327
CASH AND CASH EQUIVALENTS........       21,600(G)      8,976
                                        (2,750)(E)
                                          (300)(F)
                                         8,400(H)
RESTRICTED CASH..................                        555
ACCOUNTS RECEIVABLE..............       (1,681)(B)        152
OTHER ASSETS, net................       (2,176)(B)        502
                                           300(F)
                                   -------------  -----------
  Total assets...................    $  84,541     $ 175,512
                                   -------------  -----------
                                   -------------  -----------
LIABILITIES AND
STOCKHOLDERS' EQUITY
MORTGAGE NOTES PAYABLE...........                  $  83,348
ACCRUED EXPENSES AND OTHER
  LIABILITIES....................        2,550(I)      3,603
                                   -------------  -----------
                                         2,550        86,951
MINORITY INTEREST................       33,041(B)     38,967
                                          (110)(E)
                                         8,400(H)
                                        (3,994)(J)
STOCKHOLDERS' EQUITY:
  Common stock...................         (387)(B)          5
                                             2(G)
  Additional paid-in capital.....       22,877(B)     52,063
                                          (880)(E)
                                        21,512(G)
                                         3,994(J)
  Stock warrants.................           86(G)         86
  Cumulative net income..........       (2,550)(I)        548
  Cumulative dividends...........                     (3,108)
                                   -------------  -----------
  Total stockholders' equity.....       44,654        49,594
                                   -------------  -----------
  Total liabilities and
    stockholders' equity.........    $  84,541     $ 175,512
                                   -------------  -----------
                                   -------------  -----------


The accompanying notes and management's assumptions are an integral part of this statement.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

               PRO FORMA CONDENSED CONSOLIDATING INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

           (UNAUDITED--IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                 THE          LESS:
                               COMPANY     PROPERTIES   THE COMPANY,      MCBRIDE       PENN SQUARE    THE ACQUISITION
                              HISTORICAL    SOLD (A)     AS ADJUSTED   PORTFOLIO (B)  PROPERTIES (C)   PROPERTIES (D)
                             ------------  -----------  -------------  -------------  ---------------  ---------------
REVENUE:
  Minimum rent.............     $   3,918   $  (1,153)    $   2,765      $   4,941       $                $   2,216
  Tenant reimbursements....                                      --            378                              236
  Other income.............           175                       175            172                                1
                             ------------  -----------       ------         ------           -----           ------
      Total revenue........         4,093      (1,153)        2,940          5,491              --            2,453
OPERATING EXPENSES:
  Repairs and maintenance..           240         (72)          168            375                              136
  Property taxes...........           178         (39)          139            488                              194
  Property management
    fees...................           139         (38)          101             78
  Utilities................           402        (234)          168            225
  Payroll..................           313        (117)          196
  Other property
    operations.............           365        (164)          201            127                               41
  General and
    administrative
    expenses...............           411                       411            815
  Interest.................         1,658        (652)        1,006                                             507
  Depreciation and
    amortization...........           535        (130)          405                                             423
                             ------------  -----------       ------         ------           -----           ------
      Total operating
      expenses.............         4,241      (1,446)        2,795          2,108              --            1,301
  EQUITY IN EARNINGS FROM
    INVESTMENT IN
    PARTNERSHIP AND
    MANAGEMENT COMPANY.....           264        (264)           --                           (238)
  MINORITY INTEREST........
  GAINS ON SALES OF
    PROPERTY...............           403        (403)           --
                             ------------  -----------       ------         ------           -----           ------
  NET INCOME (LOSS)........     $     519   $    (374)    $     145      $   3,383       $    (238)       $   1,152
                             ------------  -----------       ------         ------           -----           ------
                             ------------  -----------       ------         ------           -----           ------
  PRIMARY EARNINGS PER
    SHARE..................     $     .46
                             ------------
                             ------------
  FULLY DILUTED EARNINGS
    PER SHARE..............     $     .28
                             ------------
                             ------------
  WEIGHTED AVERAGE NUMBER
    OF SHARES
    OUTSTANDING............     1,124,141

                             ------------
                             ------------

                               OTHER PRO
                                 FORMA      THE COMPANY
                              ADJUSTMENTS    PRO FORMA
                             -------------  ------------
REVENUE:
  Minimum rent.............    $              $   9,922
  Tenant reimbursements....                         614
  Other income.............                         348
                             -------------  ------------
      Total revenue........                      10,884
OPERATING EXPENSES:
  Repairs and maintenance..                         679
  Property taxes...........                         821
  Property management
    fees...................                         179
  Utilities................                         393
  Payroll..................                         196
  Other property
    operations.............                         369
  General and
    administrative
    expenses...............                       1,226
  Interest.................        1,750(e)       3,263
  Depreciation and
    amortization...........          960(f)       1,788
                             -------------  ------------
      Total operating
      expenses.............        2,710          8,914
  EQUITY IN EARNINGS FROM
    INVESTMENT IN
    PARTNERSHIP AND
    MANAGEMENT COMPANY.....                        (238)
  MINORITY INTEREST........         (762)(g)        (762)
  GAINS ON SALES OF
    PROPERTY...............                          --
                             -------------  ------------
  NET INCOME (LOSS)........    $  (3,472)     $     970
                             -------------  ------------
                             -------------  ------------
  PRIMARY EARNINGS PER
    SHARE..................                   $     .18
                                            ------------
                                            ------------
  FULLY DILUTED EARNINGS
    PER SHARE..............

  WEIGHTED AVERAGE NUMBER
    OF SHARES
    OUTSTANDING............                   5,264,628
                                            ------------
                                            ------------


The accompanying notes and management's assumptions are an integral part of this statement.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

               PRO FORMA CONDENSED CONSOLIDATING INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

           (UNAUDITED--IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                 THE                 PENN        THE         OTHER
                                           THE       LESS:     COMPANY,  MCBRIDE    SQUARE     ACQUISITION    PRO            THE
                                         COMPANY    PROPERTIES   AS      PORTFOLIO  PROPERTIES PROPERTIES    FORMA         COMPANY
                                        HISTORICAL  SOLD (A)   ADJUSTED  (B)        (C)        (D)          ADJUSTMENTS   PRO FORMA
                                        ---------   --------   -------   --------   ------     -------      --------      ---------
REVENUE:
  Minimum rent........................   $ 9,943    $(4,612)   $5,331    $10,001        $      $3,703             $        $19,035
  Tenant reimbursements...............                                       724                  393                        1,117
  Other income........................       297                  297        514                                               811
                                        ---------   --------   -------   --------   ------     -------      --------      ---------
    Total revenue.....................    10,240     (4,612)    5,628     11,239     --         4,096                       20,963
OPERATING EXPENSES:
  Repairs and maintenance.............       708       (358)      350        961                  351                        1,662
  Property taxes......................       417       (141)      276      1,121                  318                        1,715
  Property management fees............       353       (155)      198        161                                               359
  Utilities...........................     1,034       (700)      334        595                                               929
  Payroll.............................       893       (502)      391                                                          391
  Other property operations...........     1,005       (642)      363        282                   84                          729
  General and administrative
    expenses..........................       515                  515      1,348                                             1,863
  Interest............................     3,897     (1,757)    2,140                           1,015         3,500(e)       6,655
  Depreciation and amortization.......     1,306       (522)      784                             848         1,920(f)       3,552
                                        ---------   --------   -------   --------   ------     -------      --------      ---------
    Total operating expenses..........    10,128     (4,777)    5,351      4,468     --         2,616         5,420         17,855
EQUITY IN EARNINGS FROM INVESTMENT IN
  PARTNERSHIP AND MANAGEMENT
  COMPANY.............................       570       (570)                         (307)                                    (307)
MINORITY INTEREST.....................    (1,364)     1,364                                                  (1,232)(g)     (1,232)
GAINS ON SALES OF PROPERTY............     1,786     (1,786)                                                                 --
                                        ---------   --------   -------   --------   ------     -------      --------      ---------
NET INCOME (LOSS).....................  $  1,104       (827)      277    $ 6,771    $(307)     $1,480       $(6,652)      $  1,569
                                        ---------   --------   -------   --------   ------     -------      --------      ---------
                                        ---------   --------   -------   --------   ------     -------      --------      ---------
PRIMARY EARNINGS (LOSS) PER SHARE.....  $   1.00                                                                          $    .30
                                        ---------                                                                         ---------
                                        ---------                                                                         ---------
FULLY DILUTED EARNINGS (LOSS) PER
  SHARE...............................  $   1.00
                                        ---------
                                        ---------
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING.........................  1,106,379                                                                         5,264,628
                                        ---------                                                                         ---------
                                        ---------                                                                         ---------


The accompanying notes and management's assumptions are an integral part of this statement.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                     CONDENSED CONSOLIDATING BALANCE SHEET

    (A) Sales of Sedona and Emerald Pointe


                                                                                               EMERALD       TOTAL
                                                                                SEDONA (1)    POINTE(1)   ADJUSTMENT
                                                                                -----------  -----------  -----------
Investments in real estate,net................................................   $  (5,132)   $            $  (5,132)
Investment in partnership, at equity..........................................                   (1,088)      (1,088)
Cash(2).......................................................................       3,061        1,822        4,883
Restricted cash...............................................................        (392)                     (392)
Accounts receivable...........................................................         (23)                      (23)
Other assets, net.............................................................         (73)                      (73)
                                                                                -----------  -----------  -----------
                                                                                    (2,559)         734       (1,825)
                                                                                -----------  -----------  -----------
                                                                                -----------  -----------  -----------

Mortgage notes payable(2).....................................................      (5,678)                   (5,678)
Accrued expenses..............................................................        (165)                     (165)
Minority interest.............................................................       2,997          316        3,313
Stockholder's equity..........................................................         287          418          705
                                                                                -----------  -----------  -----------
                                                                                 $  (2,559)   $     734    $  (1,825)
                                                                                -----------  -----------  -----------
                                                                                -----------  -----------  -----------


------------------------

(1) See Footnote (a) to the Pro Forma Condensed Consolidating Income Statements for the terms of these sales which occurred subsequent to June 30, 1997.


(2) Sedona and Emerald Pointe were sold subsequent to June 30, 1997 for the net cash proceeds shown below:



                                                                                         EMERALD
                                                                             SEDONA      POINTE
                                                                            ---------  -----------
Gross selling price.......................................................  $   9,150   $   2,000
Less: Mortgage debt paid-off at closing...................................     (5,678)     --
     Transaction costs and other closing prorations.......................       (411)       (178)
                                                                            ---------  -----------
Net cash proceeds.........................................................  $   3,061   $   1,822
                                                                            ---------  -----------
                                                                            ---------  -----------



    The consideration received by the Company from the above property sales is equal to the cash proceeds indicated above. No liabilities of the Company were assumed by the purchasers of these properties in connection with these transactions.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
               CONDENSED CONSOLIDATING BALANCE SHEET (CONTINUED)

    (B) Adjustment to reflect investment in the McBride Portfolio at fair value and purchase price allocation:


Total Purchase Price, including mortgage notes payable assumed of
  $45,000,000......................................................  $  91,600
Less: Other net assets acquired at fair value-
    Investment in direct financing lease...........................      2,000
    Cash...........................................................        360
    Accrued expenses and other liabilities.........................       (360)
                                                                     ---------
Purchase Price allocated to real estate............................  $  89,600
                                                                     ---------
                                                                     ---------

Purchase Price allocated to real estate............................  $  89,600
Less: Historical Net Book Value of McBride Portfolio...............    (30,212)
                                                                     ---------
    Net Property Adjustment........................................     59,388
Less: Straight-line rent receivable not acquired as part of this
  transaction......................................................     (1,681)
     Elimination of deferred financing costs not related to this
      transaction..................................................     (2,176)
                                                                     ---------
Net impact to the equity section...................................  $  55,531
                                                                     ---------
                                                                     ---------



    The $91,600,000 purchase price, which includes the assumption of $45,000,000 of mortgage notes payable, consists of 2,001,132 shares of Stock ($.001 par value per share) as consideration for the FLIP merger (approximately $22,000,000) and 2,235,231 LP Units (approximately $24,600,000) valued at $11 per share/LP Unit as consideration for the contribution by McBride of ownership interests in various partnerships and corporations which own properties.



    Adjustments to reflect purchase accounting in the equity section:



                                                                   PAID-
                                                                    IN-     MINORITY
                                                      COMMON      CAPITAL   INTEREST     TOTAL
                                                    -----------  ---------  ---------  ---------
Reverse McBride Portfolio.........................   $    (389)  $     879  $   8,441  $   8,931
Issuance of Stock.................................           2      21,998     --         22,000
Issuance of LP Units..............................      --          --         24,600     24,600
                                                    -----------  ---------  ---------  ---------
Adjustments to equity section.....................   $    (387)  $  22,877  $  33,041  $  55,531
                                                    -----------  ---------  ---------  ---------
                                                    -----------  ---------  ---------  ---------

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
               CONDENSED CONSOLIDATING BALANCE SHEET (CONTINUED)

    (C) Acquisition of Penn Square Properties, Inc. ("Penn Square"):

                                                                                ASSETS AND
                                                               PENN SQUARE    LIABILITIES NOT                PENN SQUARE
                                                             HISTORICAL (1)     ACQUIRED(2)     OTHER(3)      PRO FORMA
                                                             ---------------  ---------------  -----------  -------------
                                           ASSETS
  Property and equipment...................................     $     119        $              $             $     119
                                                                    -----              ---            ---        ------
                                                                      119                                           119
  Less- Accumulated depreciation...........................           (95)                                          (95)
                                                                    -----              ---            ---        ------
                                                                       24                                            24
  Cash and cash equivalents................................             4                              26            30
  Accounts receivable......................................           125                                           125
  Other assets, net........................................             1                                             1
                                                                    -----              ---            ---        ------
      Total assets.........................................     $     154        $              $      26     $     180
                                                                    -----              ---            ---        ------
                                                                    -----              ---            ---        ------
  LIABILITIES AND SHAREHOLDERS' DEFICIT
LIABILITIES:
  Mortgage notes payable...................................     $       8        $              $             $       8
  Other notes payable......................................            91              (91)                      --
  Accrued expenses and other liabilities...................           172                                           172
                                                                    -----              ---            ---        ------
      Total liabilities....................................           271              (91)                         180
SHAREHOLDERS' DEFICIT:
  Preferred stock..........................................        --                                            --
  Common stock.............................................             1                                             1
  Treasury stock...........................................          (131)                                         (131)
  Additional paid-in capital...............................             1               91             26           118
  Cumulative net income....................................            12                                            12
                                                                    -----              ---            ---        ------
      Total shareholders' equity...........................          (117)              91             26        --
                                                                    -----              ---            ---        ------
      Total liabilities and shareholders' equity...........     $     154        $      --      $      26     $     180
                                                                    -----              ---            ---        ------
                                                                    -----              ---            ---        ------
Operating partnership's investment in management company
(4)........................................................                                                   $   4,000
                                                                                                                 ------
                                                                                                                 ------

Footnotes to Penn Square:

------------------------

(1) To reflect the historical cost basis of the assets and liabilities of Penn Square.

(2) To eliminate assets not contributed and liabilities not assumed.

(3) Represents additional cash contribution required by the Penn Square shareholder to satisfy minimum working capital requirements at the closing date.

(4) The Operating Partnership will record its investment in the Penn Square Preferred Stock using the equity method of accounting. The excess of purchase price paid for Penn Square, including allocated transaction costs, over the fair value of the net assets acquired will be amortized against the Operating Partnership's share of Penn Square's income over 10 years.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
               CONDENSED CONSOLIDATING BALANCE SHEET (CONTINUED)

    (D) Acquisition of the Moran, Loew and Northfield Acquisition Properties (The "Acquisition Properties"):


                                                                                            NORTHFIELD
                                                                    MORAN (1)   LOEW (2)        (3)         TOTAL
                                                                   -----------  ---------  -------------  ---------
                                         ASSETS
Investments in real estate:
  Land...........................................................   $   2,086   $   2,290    $   1,477    $   5,853
  Buildings and improvements.....................................      11,826      12,977        8,372       33,175
                                                                   -----------  ---------  -------------  ---------
                                                                       13,912      15,267        9,849       39,028
Less- Accumulated depreciation                                         --          --           --           --
                                                                   -----------  ---------  -------------  ---------
                                                                    $  13,912   $  15,267    $   9,849    $  39,028
                                                                   -----------  ---------  -------------  ---------
                                                                   -----------  ---------  -------------  ---------
                                       LIABILITIES
Mortgage notes payable...........................................   $   1,155   $  10,682    $  --        $  11,837
                                                                   -----------  ---------  -------------  ---------
      Total liabilities..........................................       1,155      10,682       --           11,837
                                                                   -----------  ---------  -------------  ---------
Net cash purchase price..........................................   $  12,757   $   4,585    $   9,849    $  27,191
                                                                   -----------  ---------  -------------  ---------
                                                                   -----------  ---------  -------------  ---------


Footnotes to Acquisition Properties:

------------------------

(1) To record the acquisition of the Moran Acquisition Properties for a total consideration of $13,912,000 consisting of $1,155,000 of mortgage notes payable and $12,757,000 in cash payments.

(2) To record the acquisition of the Loew Acquisition Properties for a total consideration of $15,267,000 consisting of $10,682,000 of mortgage notes payable assumed and $4,585,000 in cash payments.

(3) To record the acquisition of the Northfield Acquisition Properties for a total consideration of $9,849,000 consisting of $9,849,000 in cash payments.

------------------------


(E) To allocate $2,750,000 of transaction costs to the McBride Portfolio transaction and the Acquisition Properties ($1,650,000), the investment in the management company (Penn Square) ($110,000), the Minority Interest ($110,000) and the cost of issuing the Stock purchased by Hudson Bay and the other investors ($880,000).



(F) To record the $300,000 of financing costs incurred relating to the $45,000,000 Nomura refinancing of the McBride Portfolio debt


(G) To record the following investments aggregating $21,600,000 in the Company's
    Stock:

       -$16,000,000 investment by Hudson Bay in consideration for the issuance of 1,454,545 shares of Stock ($.001 par value) at $11 per common share and a warrant for 300,000 shares of Stock at a fair value of .29 per share. The warrant is exercisable at $11.00 per share and was valued at $86,000 based upon a modified Black Scholes calculation.

       - Investment by an institutional investor ($5,000,000) and Robert Branson ($600,000) in the Stock of the Company in consideration for the issuance of 454,546 and 54,545 shares, respectively.

(H) To record the $8,400,000 in cash contributed by McBride to the Operating Partnership in exchange for the issuance of 763,636 LP Units.

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
               CONDENSED CONSOLIDATING BALANCE SHEET (CONTINUED)

(I) To record an accrual of $2,550,000 of compensation expense for: (i) the termination of the employment and consulting agreements with certain executive officers of the Company (Messrs. Zucker, Burger and Mulvihill) for 41,811 shares of Stock at $11 per share ($460,000) and (ii) the purchase of the outstanding options held by certain executive officers and others for $666,000 in cash payments and 129,455 shares of Stock valued at $11 ($1,424,000). These amounts will be immediately expensed in the period the Transactions close.


(J) To adjust to the Company's 56% interest in the net equity of the Operating Partnership as a result of the Transactions

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
               PRO FORMA CONDENSED CONSOLIDATING INCOME STATEMENT


(a) To reflect the elimination of the income statement impact for the six months ended June 30, 1997 and the year ended December 31, 1996 for the Company-owned properties which were sold between January 1, 1996 and September 30, 1997. The combined results for these properties are shown as follows:


    For the six months ended June 30, 1997:


                                                                                                        EMERALD
                                                                           TIMBERLEAF      SEDONA       POINTE       TOTAL
                                                                          -------------  -----------  -----------  ---------
Revenue.................................................................    $     363     $     790    $  --       $   1,153
Operating expenses:
  Repairs and maintenance...............................................           29            43       --              72
  Property taxes........................................................            9            30       --              39
  Property management fees..............................................           12            26       --              38
  Utilities.............................................................           90           144       --             234
  Payroll...............................................................           33            84       --             117
  Other property operations.............................................           63           101       --             164
  Interest..............................................................           91           263          298         652
  Depreciation..........................................................           45           118          (33)        130
                                                                                -----         -----   -----------  ---------
      Total operating expenses..........................................          372           809          265       1,446
Equity in earnings from investment in partnership.......................       --            --              264         264
Gains on sales of property..............................................          403        --           --             403
                                                                                -----         -----   -----------  ---------
Net income (loss).......................................................    $     394     $     (19)   $      (1)  $     374
                                                                                -----         -----   -----------  ---------
                                                                                -----         -----   -----------  ---------


    For the year ended December 31, 1996:


                                                                                     EMERALD
                                                           TIMBERLEAF    SEDONA      POINTE     INTERNATIONAL    TOTAL
                                                           -----------  ---------  -----------  -------------  ---------
Revenue..................................................   $   2,212   $   1,654   $  --         $     746    $   4,612
Operating expenses-
  Repairs and maintenance................................         164         127      --                67          358
  Property taxes.........................................          57          57      --                27          141
  Property management fees...............................          74          56      --                25          155
  Utilities..............................................         372         212      --               116          700
  Payroll................................................         235         168      --                99          502
  Other property operations..............................         307         214      --               121          642
  Interest...............................................         593         415         591           158        1,757
  Depreciation and amortization..........................         252         219         (61)          112          522
                                                           -----------  ---------  -----------       ------    ---------
      Total operating expenses...........................       2,054       1,468         530           725        4,777
Equity in earnings from investment in partnership........      --          --             570        --              570
Minority interest........................................                                            (1,364)      (1,364)
Gains on sales of property...............................      --          --          --             1,786        1,786
                                                           -----------  ---------  -----------       ------    ---------
Net income...............................................   $     158   $     186   $      40     $     443    $     827
                                                           -----------  ---------  -----------       ------    ---------
                                                           -----------  ---------  -----------       ------    ---------



    On December 20, 1996, the Company sold the 150-unit apartment complex known as International for a gross selling price of $3,050,000. On February 28, 1997, the Company sold the 450-unit apartment

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
         PRO FORMA CONDENSED CONSOLIDATING INCOME STATEMENT (CONTINUED)


complex known as the Timberleaf Apartments, which was constructed in 1972 and is located in Aurora, Colorado. The gross selling price for this property was approximately $9,100,000. On August 29, 1997, the Company sold the Sedona Apartments, a 276-unit apartment complex constructed in 1971 and located in Denver, Colorado. The property had been acquired by the Company upon its organization as a REIT in 1993. The selling price for the property was $9,150,000.


    On September 26, 1997, the Company sold its 50% general partner interest in Emerald Vista Associates, L.P., which owns the 456-unit apartment complex known as the Emerald Pointe Apartments located in San Diego County, California. The selling price for the general partnership interest was $2 million.

    The Pro Forma effects of these property sales are shown above for the six-month period ended June 30, 1997, and the year ended December 31, 1996.


(b) Reflects the historical results of the McBride Portfolio. The historical results of McBride Portfolio and the Company's pro forma income statements do not reflect any reductions in general and administrative expenses which may be achieved as a result of the Company's internal management of the Properties and the elimination of potential duplicate costs.


(c) Penn Square

    For the six months ended June 30, 1997

                                                                           PENN SQUARE     PRO FORMA    PENN SQUARE
                                                                           HISTORICAL     ADJUSTMENTS    PRO FORMA
                                                                          -------------  -------------  ------------
Revenue.................................................................    $   1,231                    $    1,231
                                                                               ------          -----    ------------
Operating expenses:
  Compensation and benefits.............................................        1,185                         1,185
  Other.................................................................           97                            97
                                                                               ------          -----    ------------
    Total operating expenses............................................        1,282         --              1,282
                                                                               ------          -----    ------------
Pre-tax loss............................................................          (51)        --                (51)
Provision for income taxes..............................................                                     --
                                                                               ------          -----    ------------
      Net loss..........................................................    $     (51)     $  --                (51)
                                                                               ------          -----    ------------
Amortization of excess purchase price over net assets acquired recorded
  in consolidation (1)..................................................                                        200
                                                                                                        ------------
                                                                                                        ------------
Net loss, as adjusted...................................................                                 $     (251)
                                                                                                        ------------
                                                                                                        ------------
Operating Partnership's share of net loss of Penn Square................                                 $     (238)
                                                                                                        ------------
                                                                                                        ------------

Footnotes to Acquisition of Penn Square:

(Footnotes explanations appear on the following page)

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
         PRO FORMA CONDENSED CONSOLIDATING INCOME STATEMENT (CONTINUED)

    For the year ended December 31, 1996

                                                                           PENN SQUARE     PRO FORMA    SQUARE PENN
                                                                           HISTORICAL     ADJUSTMENTS    PRO FORMA
                                                                          -------------  -------------  ------------
Revenues................................................................    $   3,089                    $    3,089
                                                                               ------          -----    ------------
Operating expenses:
  Compensation and benefits.............................................        2,769                         2,769
  Other.................................................................          243                           243
                                                                               ------          -----    ------------
      Total operating expenses..........................................        3,012         --              3,012
                                                                               ------          -----    ------------
Pre-tax income..........................................................           77         --                 77
Provision for income taxes..............................................                                     --
                                                                               ------          -----    ------------
      Net income........................................................    $      77      $  --                 77
                                                                               ------          -----
                                                                               ------          -----
Amortization of excess purchase price over net assets acquired recorded
  in consolidation (1)..................................................                                        400
                                                                                                        ------------
Net loss, as adjusted...................................................                                 $     (323)
                                                                                                        ------------
                                                                                                        ------------
Operating Partnership's share of net loss of Penn Square................                                 $     (307)
                                                                                                        ------------
                                                                                                        ------------

Footnotes to Acquisition of Penn Square:

------------------------

(1) To record the amortization of excess purchase price, including allocated transaction costs, over net assets acquired over 10 years.

------------------------

(d) Acquisition Properties

    For the six months ended June 30, 1997

                                                                                                                ACQUISITION
                                                                                                   PRO FORMA    PROPERTIES
                                                               MORAN       LOEW     NORTHFIELD    ADJUSTMENTS    PRO FORMA
                                                            -----------  ---------  -----------  -------------  -----------
REVENUE:
  Minimum rent............................................   $     769   $     887   $     560     $             $   2,216
  Operating reimbursements................................          74         120          42                         236
  Other income............................................                       1                                       1
                                                                 -----   ---------       -----        ------    -----------
      Total revenue.......................................         843       1,008         602                       2,453
OPERATING EXPENSES:
  Maintenance and other operating expenses................                      41          95                         136
  Real estate taxes.......................................          72          86          36                         194
  Insurance...............................................           3           8          30                          41
  Depreciation and amortization...........................                                               423(1)        423
  Mortgage and bank loan interest.........................                                               507(2)        507
                                                                 -----   ---------       -----        ------    -----------
      Total operating expenses............................          75         135         161           930         1,301
                                                                 -----   ---------       -----        ------    -----------
      Net income..........................................   $     768   $     873   $     441     $    (930)    $   1,152
                                                                 -----   ---------       -----        ------    -----------
                                                                 -----   ---------       -----        ------    -----------

Footnotes to Acquisition Properties:

(Footnotes explanations appear on the following page)

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
         PRO FORMA CONDENSED CONSOLIDATING INCOME STATEMENT (CONTINUED)

    For the year ended December 31, 1996

                                                                                                          ACQUISITION
                                                                                              PRO FORMA   PROPERTIES
                                                            MORAN      LOEW     NORTHFIELD   ADJUSTMENTS   PRO FORMA
                                                          ---------  ---------  -----------  -----------  -----------
REVENUE:
  Minimum rent..........................................  $   1,219  $   1,774   $     710    $            $   3,703
  Operating reimbursements..............................        136        236          21                       393
                                                          ---------  ---------  -----------  -----------  -----------
  Other income
      Total revenue.....................................      1,355      2,010         731                     4,096
OPERATING EXPENSES:
  Maintenance and other operating expenses..............                   124         227                       351
  Real estate taxes.....................................        145        173                                   318
  Insurance.............................................          6         17          61                        84
  Depreciation and amortization.........................                                            848(1)        848
  Interest..............................................                                          1,015(2)      1,015
                                                          ---------  ---------  -----------  -----------  -----------
      Total operating expenses..........................        151        314         288        1,863        2,616
                                                          ---------  ---------  -----------  -----------  -----------
      Net income........................................  $   1,204  $   1,696   $     443    $  (1,863)   $   1,480
                                                          ---------  ---------  -----------  -----------  -----------
                                                          ---------  ---------  -----------  -----------  -----------

Footnotes to Acquisition Properties:

------------------------

(1) To record depreciation and amortization on assets acquired and transaction costs capitalized over a useful life of 40 years.

(2) To record interest expense on mortgage indebtedness as follows:

                                                                  MORTGAGE     INTEREST
                                                                   AMOUNT      RATE (%)
                                                                 -----------  -----------
Moran..........................................................   $   1,155         7.38
Loew...........................................................       2,895         8.25
                                                                      4,409         8.50
                                                                      3,378         8.50
                                                                 -----------
                                                                  $  11,837
                                                                 -----------
                                                                 -----------

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
         PRO FORMA CONDENSED CONSOLIDATING INCOME STATEMENT (CONTINUED)

                                                                                              FOR THE YEAR   FOR THE SIX
                                                                                                 ENDED      MONTHS ENDED
                                                                                              DECEMBER 31,    JUNE 30,
                                                                                                  1996          1997
                                                                                              ------------  -------------
(e)        Adjustments to interest expense-
           -          To record amortization of $300,000 in deferred financing costs related to the refinancing of the McBride Portfolio debt with Nomura over a
                      ten-year term                                                            $   30,000    $    15,000
           -          To record interest expense on the $45,000,000 of assumed McBride
                      Portfolio debt with Nomura at 7.71%                                       3,470,000      1,735,000
                                                                                              ------------  -------------
                                                                                               $3,500,000    $ 1,750,000
                                                                                              ------------  -------------
                                                                                              ------------  -------------
(f)        To record depreciation expense related to the McBride Portfolio real estate assets over a useful life of 35 years, assuming an allocation of $22,400,000
           (25%) to land cost                                                                  $1,920,000    $   960,000
                                                                                              ------------  -------------
                                                                                              ------------  -------------


(g) To adjust the minority interest's share of income in the Operating Partnership. Upon consummation of the Transactions described herein, the Company will own 56% of the Operating Partnership. The adjustments to record the income effect of the minority interest share for the periods ended December 31, 1996 and June 30, 1997 in the proforma income statements were computed as follows:



                                                                   FOR THE        FOR THE SIX
                                                                 YEAR ENDED      MONTHS ENDED
                                                              DECEMBER 31, 1996  JUNE 30, 1997
                                                              -----------------  -------------
Company Income before Minority Interest.....................      $     277        $     145
McBride Portfolio...........................................          6,771            3,383
Penn Square.................................................           (307)            (238)
Acquisition Properties......................................          1,480            1,152
                                                                     ------           ------
                                                                      8,221            4,442
Impact of Pro Forma Adjustments.............................         (5,420)          (2,710)
                                                                     ------           ------
Total Income................................................          2,801            1,732
Minority Share..............................................             44%              44%
                                                                     ------           ------
Pro Forma Minority Interest in Income.......................          1,232              762
Original Allocation of Income...............................         --               --
                                                                     ------           ------
Adjustment..................................................      $   1,232        $     762
                                                                     ------           ------
                                                                     ------           ------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Real Estate Investment Corporation:


    We have audited the accompanying combined statements of revenue and certain expenses of the McBride Portfolio (the "Properties"), as described in Note 1, for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Properties' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    The combined statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Proxy Statement to be filed by American Real Estate Investment Corporation as described in Note 1 and are not intended to be a complete presentation of the Properties' revenue and expenses.



    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the revenue and certain expenses of the McBride Portfolio for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.



Philadelphia, Pa.,                             Arthur Andersen LLP
August 15, 1997

                               MCBRIDE PORTFOLIO

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES


                                                                            FOR THE YEAR ENDED DECEMBER 31
                                                                      -------------------------------------------
                                                                          1996           1995           1994
                                                          FOR THE     -------------  -------------  -------------
                                                         SIX MONTHS
                                                           ENDED
                                                          JUNE 30,
                                                            1997
                                                        ------------
                                                        (UNAUDITED)
REVENUE:
  Minimum rent........................................  $  4,941,000  $  10,001,000  $  11,125,000  $  11,595,000
  Tenant reimbursements...............................       378,000        724,000        903,000        778,000
  Other income........................................       172,000        514,000        630,000        943,000
                                                        ------------  -------------  -------------  -------------
    Total revenue.....................................     5,491,000     11,239,000     12,658,000     13,316,000
                                                        ------------  -------------  -------------  -------------
CERTAIN EXPENSES:
  Repairs and maintenance.............................       375,000        961,000      1,043,000      1,071,000
  Property taxes......................................       488,000      1,121,000      1,191,000      1,212,000
  Property management fees............................        78,000        161,000        188,000        150,000
  Utilities...........................................       225,000        595,000        558,000        509,000
  Other property operations...........................       127,000        282,000        285,000        225,000
  General and administrative..........................       815,000      1,348,000      1,506,000      1,452,000
                                                        ------------  -------------  -------------  -------------
    Total certain expenses............................     2,108,000      4,468,000      4,771,000      4,619,000
                                                        ------------  -------------  -------------  -------------
REVENUE IN EXCESS OF CERTAIN EXPENSES.................  $  3,383,000  $   6,771,000  $   7,887,000  $   8,697,000
                                                        ------------  -------------  -------------  -------------
                                                        ------------  -------------  -------------  -------------


   The accompanying notes are an integral part of these financial statements.

                               MCBRIDE PORTFOLIO

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. ORGANIZATION AND BASIS OF PRESENTATION:


    The accompanying combined statements of revenue and certain operating expenses of McBride Portfolio (the "Properties") consist of the the following properties which are currently owned and operated by various McBride owned entities as indicated below:



ENTITY                                                                PROPERTY                      SQUARE FOOTAGE
------------------------------------------------  ------------------------------------------------  --------------
Urban Farms Shopping Center, Inc.                 Franklin Lakes Road,                                    91,008
                                                  Franklin Lakes, NJ

Ramapo Ridge-McBride Office Park                  88 Mary Street, Paterson, NJ                           114,000

Oakland Industrial Park, Inc.                     95 Bauer Drive, Oakland, NJ                              6,792
Oakland Industrial Park, Inc.                     99 Bauer Drive, Oakland, NJ                             20,449

Fair Lawn Industrial Park, Inc.                   15-00 Pollitt Drive, Fair Lawn, NJ                      18,614
Fair Lawn Industrial Park, Inc.                   19-00 Pollitt Drive, Fair Lawn, NJ                      77,262
Fair Lawn Industrial Park, Inc.                   17-01 Pollitt Drive, Fair Lawn, NJ                     105,367

New Jersey Associates                             128 Bauer Drive, Oakland, NJ                            41,450
New Jersey Associates                             5 Thornton Road, Oakland, NJ                           151,874
New Jersey Associates                             22-08 Route 208, Fair Lawn, NJ                          78,253
New Jersey Associates                             2 Volvo Drive, Rockleigh, NJ                            67,460

McBride Properties                                40 Potash Road, Oakland, NJ                             60,994
McBride Properties                                1655 Valley Road, Wayne, NJ                            155,700
McBride Properties                                16-00 Route 208, Fair Lawn, NJ                          54,805

Fair Lawn Investments LLC                         19-05 Nevins Road, Fair Lawn, NJ                       151,700



    The above properties are expected to be acquired as a result of a transaction with American Real Estate Investment Corporation ("American"). In August 1997, McBride signed agreements with American to contribute cash and certain interests in partnerships and corporations to an operating partnership which is majority owned by American, and to merge Fair Lawn Industrial Park, Inc. into American. The consideration for these contemplated transactions are partnership interests in the operating partnership and shares of common stock of American. This transaction is subject to certain conditions including the approval of American's shareholders. These statements of revenue and certain expenses have been prepared on a combined historical basis to present the revenue and certain expenses of the Properties to be acquired since these Properties are under the common ownership of McBride. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of the Properties in conformity with Rule 3-14 of the Securities and Exchange Commission.


    The Properties consist of single and multi-tenant commerical office and industrial space leased to tenants under leases with varying terms. All of the Properties are located in Northern New Jersey.


    General and administrative expenses reported by the Properties include costs directly allocated to the Properties from an affiliated McBride company (Note 3) for shared services. These shared services include costs such as accounting, human resources and management information services. These allocations were based upon time incurred to perform such services. Management believes that this method of allocation is reasonable; however, these costs are not necessarily indicative of costs that may be incurred in the future.

                               MCBRIDE PORTFOLIO

                               DECEMBER 31, 1996

1. ORGANIZATION AND BASIS OF PRESENTATION: (CONTINUED)

    The combined statement of revenue and certain expenses for the six months ended June 30, 1997 are unaudited; however, in the opinion of the Properties management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined statement of revenue and certain expenses for the interim period have been included. The results for the interim period are not necessarily indicative of the results for the full year.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Minimum rental income is recognized on a straight-line basis over the related lease term regardless of when payments are due.

    Income related to a direct financing lease is recognized by a method which produces a constant periodic rate of return on the outstanding investment in the lease. The income from this lease is included as other income in the accompanying financial statements. Income recognized from this lease during 1996, 1995 and 1994 was $368,000, $380,000 and $409,000, respectively.

3. RELATED PARTY TRANSACTIONS:


    In the normal course of business, the Properties incur various costs for repairs, maintenance and engineering services performed by certain affiliates. These amounts were $712,000, $628,000 and $659,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The Properties are charged for payroll costs and related benefits for employees of an affiliate that provides management, leasing and administrative services. These charges aggregated $1,183,000, $1,185,000 and $1,108,000 for the years ended December 31, 1996,
1995 and 1994, respectively.


    Affiliates of the Properties occupied approximately 16,000, 20,000 and 21,000 square feet in the Properties during 1996, 1995 and 1994, respectively. Base rent from these affiliates for the years ended December 31, 1996, 1995 and 1994, were $197,000, $235,000 and $249,000, respectively.

4. OPERATING LEASES:

    The Properties lease space to tenants under operating leases with various expiration dates extending to 2012. During 1997, leases covering approximately 23,000 square feet or approximately 2% of the net leaseable space of the Properties are scheduled to expire.

                               MCBRIDE PORTFOLIO

                               DECEMBER 31, 1996

4. OPERATING LEASES: (CONTINUED)

    Future minimum rentals on non-cancelable tenant leases at December 31, 1996, excluding minimum rentals from month-to-month leases and tenant reimbursements for increases in operating expenses are as follows:


1997........................................  $  9,093,000
1998........................................     9,043,000
1999........................................     9,069,000
2000........................................     8,030,000
2001........................................     7,728,000
Thereafter..................................    31,705,000


    The revenue resulting from straight-line rental income adjustments for the years ended December 31, 1996, 1995 and 1994 was $301,000, $263,000 and
$370,000, respectively. One tenant, Reckitt and Colman, represented 27%, 24% and 23% of the minimum rental revenue for 1996, 1995 and 1994, respectively.


    For the year ended December 31, 1996, six tenants accounted for approximately 68% of minimum rental revenue.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Penn Square Properties, Inc.:

    We have audited the accompanying balance sheet of Penn Square Properties, Inc. (a Pennsylvania Subchapter S Corporation) as of December 31, 1996, and the related statement of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Penn Square Properties, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                      Arthur Andersen LLP

Philadelphia, Pa.,

  July 25, 1997

                          PENN SQUARE PROPERTIES, INC.
                                 BALANCE SHEETS

                                                                                                 DECEMBER 31
                                                                               JUNE 30,    -----------------------
                                                                                 1997         1996        1995
                                                                              -----------  ----------  -----------
                                                                              (UNAUDITED)              (UNAUDITED)
                                                      ASSETS

CASH AND CASH EQUIVALENTS...................................................   $   4,350   $  172,277   $ 107,241
FEES AND COMMISSIONS RECEIVABLE.............................................     125,872      143,799      26,022
DUE FROM AFFILIATE..........................................................          --      186,000          --
PREPAID EXPENSES AND OTHER ASSETS...........................................         310        4,037       9,496
PROPERTY AND EQUIPMENT, net.................................................      23,508       26,239      19,345
                                                                              -----------  ----------  -----------
                                                                               $ 154,040   $  532,352   $ 162,104
                                                                              -----------  ----------  -----------
                                                                              -----------  ----------  -----------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT

ACCOUNTS PAYABLE AND ACCRUED EXPENSES.......................................     126,408      387,116     154,018
DEFERRED COMPENSATION PAYABLE...............................................      46,229       68,159          --
NOTE PAYABLE................................................................      91,472      131,934          --
LONG-TERM DEBT..............................................................       8,593       12,450      20,129
                                                                              -----------  ----------  -----------
                                                                                 272,702      599,659     174,147
                                                                              -----------  ----------  -----------
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDER'S DEFICIT:
  Capital stock, $.10 par value; 10,000 shares authorized, 1,335 shares issued and 890 shares outstanding at June 30, 1997 and December 31,
    1996, 1,335 shares outstanding at December 31, 1995                              134          134         134
  Additional paid-in capital................................................         866          866         866
  Treasury stock at cost, 445 shares........................................    (131,934)    (131,934)         --
  Accumulated equity (deficit)                                                    12,272       63,627     (13,043)
                                                                              -----------  ----------  -----------
    Total stockholder's deficit.............................................    (118,662)     (67,307)    (12,043)
                                                                              -----------  ----------  -----------
    Total liabilities and stockholder's deficit.............................   $ 154,040   $  532,352   $ 162,104
                                                                              -----------  ----------  -----------
                                                                              -----------  ----------  -----------

        The accompanying notes are an integral part of these statements.

                          PENN SQUARE PROPERTIES, INC.
                            STATEMENTS OF OPERATIONS

                                                 FOR THE SIX MONTHS                 FOR THE YEAR ENDED
                                                   ENDED JUNE 30                       DECEMBER 31
                                             --------------------------  ----------------------------------------
                                                 1997          1996          1996          1995          1994
                                             ------------  ------------  ------------  ------------  ------------
                                                    (UNAUDITED)                        (UNAUDITED)   (UNAUDITED)
REVENUE:
  Management fees..........................  $    368,268  $    375,810  $    701,772  $    409,718  $    356,937
  Sales and leasing commissions, net of
    outside commissions expense............       358,384       467,713     1,293,410       315,734       270,888
  Acquisition fees.........................            --       283,000       283,000            --            --
  Construction fees........................       115,766        16,006       171,907        83,816       284,081
  Administrative expense reimbursements....       388,257       283,594       639,169       253,776       249,487
                                             ------------  ------------  ------------  ------------  ------------
    Total revenue..........................     1,230,675     1,426,123     3,089,258     1,063,044     1,161,393
                                             ------------  ------------  ------------  ------------  ------------
OPERATING EXPENSES:
  Compensation and benefits................     1,185,848     1,184,697     2,769,679       980,685       990,299
  Other operating..........................        85,362       101,489       221,579       156,167       106,812
  Interest.................................         8,089           988         8,200         1,842            --
  Depreciation and amortization............         2,731         6,564        13,130         6,760         6,307
                                             ------------  ------------  ------------  ------------  ------------
    Total operating expenses...............     1,282,030     1,293,738     3,012,588     1,145,454     1,103,418
                                             ------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS)..........................  $    (51,355) $    132,385  $     76,670  $    (82,410) $     57,975
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

        The accompanying notes are an integral part of these statements.

                          PENN SQUARE PROPERTIES, INC.

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                                           CAPITAL STOCK         ADDITIONAL                 ACCUMULATED
                                                      ------------------------     PAID-IN      TREASURY       EQUITY
                                                        SHARES       AMOUNT        CAPITAL        STOCK      (DEFICIT)
                                                      -----------  -----------  -------------  -----------  ------------
BALANCE, JANUARY 1, 1994............................       1,335    $     866     $     134    $   --        $   11,392
  Net income (unaudited)............................      --           --            --            --            57,975
                                                           -----        -----         -----    -----------  ------------
BALANCE, DECEMBER 31, 1994..........................       1,335          866           134        --            69,367
  Net loss (unaudited)..............................      --           --            --            --           (82,410)
                                                           -----        -----         -----    -----------  ------------
BALANCE, DECEMBER 31, 1995..........................       1,335          866           134        --           (13,043)
  Net income........................................      --           --            --            --            76,670
  Purchase of Treasury Stock........................      --           --            --           (131,934)      --
                                                           -----        -----         -----    -----------  ------------
BALANCE, DECEMBER 31, 1996..........................       1,335          866           134       (131,934)      63,627
  Net loss (unaudited)..............................      --           --            --            --           (51,355)
                                                           -----        -----         -----    -----------  ------------
BALANCE, JUNE 30, 1997 (unaudited)..................       1,335    $     866     $     134    $  (131,934)  $   12,272
                                                           -----        -----         -----    -----------  ------------
                                                           -----        -----         -----    -----------  ------------


                                                         TOTAL
                                                      -----------
BALANCE, JANUARY 1, 1994............................  $    12,392
  Net income (unaudited)............................       57,975
                                                      -----------
BALANCE, DECEMBER 31, 1994..........................       70,367
  Net loss (unaudited)..............................      (82,410)
                                                      -----------
BALANCE, DECEMBER 31, 1995..........................      (12,043)
  Net income........................................       76,670
  Purchase of Treasury Stock........................     (131,934)
                                                      -----------
BALANCE, DECEMBER 31, 1996..........................      (67,307)
  Net loss (unaudited)..............................      (51,355)
                                                      -----------
BALANCE, JUNE 30, 1997 (unaudited)..................  $  (118,662)
                                                      -----------
                                                      -----------

        The accompanying notes are an integral part of these statements.

                          PENN SQUARE PROPERTIES, INC.

                            STATEMENTS OF CASH FLOWS


                                                      FOR THE SIX MONTHS              FOR THE YEAR ENDED
                                                        ENDED JUNE 30                    DECEMBER 31
                                                   ------------------------  ------------------------------------
                                                      1997         1996         1996        1995         1994
                                                   -----------  -----------  ----------  -----------  -----------
                                                         (UNAUDITED)                     (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)................................  $   (51,355) $   132,385  $   76,670   $ (82,410)   $  57,975
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating
  activities--
  Depreciation and amortization..................        2,731        6,564      13,130       6,760        6,307
Changes in assets and liabilities--
  (Increase) decrease in:
    Fees and commissions receivable..............       17,927     (143,773)   (117,777)     25,891      (21,682)
    Prepaid expenses and other assets............        3,727        3,607       5,459      (1,851)       7,409
  Increase (decrease) in--
  Accounts payable and accrued expenses..........     (260,708)      24,744     233,098     101,985       (7,211)
  Deferred compensation payable..................      (21,930)          --      68,159          --           --
                                                   -----------  -----------  ----------  -----------  -----------
      Net cash provided by (used in) operating
        activities...............................     (309,608)      23,527     278,739      50,375       42,798
                                                   -----------  -----------  ----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment
  and deferred costs.............................           --      (20,023)    (20,023)    (22,517)      (2,005)
(Increase) decrease in due from affiliates.......      186,000           --    (186,000)         --           --
                                                   -----------  -----------  ----------  -----------  -----------
      Net cash provided by (used in) investing
        activities...............................      186,000      (20,023)   (206,023)    (22,517)      (2,005)
                                                   -----------  -----------  ----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt.....................  $   (44,319) $    (3,852) $   (7,680)  $  (4,874)   $      --
Proceeds from note payable.......................           --           --     131,934      25,000           --
Purchase of treasury stock.......................           --           --    (131,934)         --           --
                                                   -----------  -----------  ----------  -----------  -----------
      Net cash provided by (used in) financing
        activities...............................      (44,319)      (3,852)     (7,680)     20,126           --
                                                   -----------  -----------  ----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS....................................     (167,927)        (348)     65,036      47,984       40,793
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...      172,277      107,241     107,241      59,257       18,464
                                                   -----------  -----------  ----------  -----------  -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD.........  $     4,350  $   106,893  $  172,277   $ 107,241    $  59,257
                                                   -----------  -----------  ----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Cash paid for interest...........................  $    10,133  $       988  $    2,039   $   1,579    $      --
                                                   -----------  -----------  ----------  -----------  -----------
                                                   -----------  -----------  ----------  -----------  -----------


        The accompanying notes are an integral part of these statements.

                          PENN SQUARE PROPERTIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. ORGANIZATION AND OPERATIONS:


    Penn Square Properties, Inc. (the "Company") is a Pennsylvania Subchapter S Corporation engaged in the leasing, development and management of retail and commercial office properties, located primarily in Southeastern Pennsylvania (Philadelphia and Allentown), including properties that are wholly or partially owned by the shareholders of the Company.



    The financial statements as of June 30, 1997 and for the years ended December 31, 1995 and 1994, are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim periods have been included. The results for the interim period are not necessarily indicative of the results for the full year.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents for purposes of the statements of cash flows.

PROPERTY AND EQUIPMENT

    Furniture and fixtures, equipment and transportation equipment are stated at cost. Major renewals and betterments are capitalized while replacements, maintenance and repairs that do not improve or extend the life of the asset are expensed. As assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows:

                                                                                                DECEMBER 31,
                                                                                 JUNE 30,   ---------------------
                                                                                   1997        1996       1995
                                                                                ----------  ----------  ---------
Furniture and fixtures.............................................   10 years  $    3,396  $    3,396  $   3,396
Computer equipment.................................................    5 years     115,734     115,734     95,711
Transportation equipment...........................................    5 years      --          --          7,667
                                                                     ---------  ----------  ----------  ---------
                                                                                   119,130     119,130    106,744
Less: Accumulated depreciation.....................................                (95,622)    (92,891)   (87,429)
                                                                                ----------  ----------  ---------
                                                                                $   23,508  $   26,239  $  19,345
                                                                                ----------  ----------  ---------
                                                                                ----------  ----------  ---------

                          PENN SQUARE PROPERTIES, INC.

                               DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
REVENUE RECOGNITION

    Management fees are recognized in the period in which the services are performed. Transaction and leasing commissions are recorded as revenue upon the closing of the related sale, upon the signing of the lease or the occupancy by the respective tenant under the terms of the lease. Such fees are recorded net of the related expenses representing the employee's or co-broker's share of such commissions.

INCOME TAXES

    The Company has elected Subchapter S Corporation status under the Internal Revenue Code and is therefore not subject to federal and state income taxes. Accordingly, no provision for income taxes has been provided in the accompanying financial statements. The shareholders include their respective share of the Company's profits or losses in their individual tax returns.

    The Company's net assets at December 31, 1996 and 1995, for federal income tax purposes are approximately $(110,849) and $(12,043), respectively. The Company's net income (loss) for tax reporting purposes for the years ended December 31, 1996, 1995 and 1994, were approximately $39,845, $(79,025) and
$59,577. The differences between the results for financial reporting purposes and tax reporting purposes are primarily a result of depreciation expense differences and deferred severance payments not deductible for tax purposes.

3. FEES AND COMMISSIONS RECEIVABLE:

    Fees and commissions receivable include amounts due from properties for management, leasing, marketing and development services and amounts related to reimbursements for payroll and other operating expense reimbursements due to the Company.


    The Company is subject to a concentration of credit risk, as the majority of the fees and commissions receivable are due from commercial office and industrial properties located in Southeastern Pennsylvania. The Company receives fees in exchange for management and leasing services for several properties controlled by one unrelated party. Fees realized from these properties represented 32.4%, 11.2% and 40.9% of the total fees realized in 1996, 1995 and 1994.


4. LONG-TERM DEBT:

    Long-term debt consists of the following:

                                                                                              1996        1995
                                                                                            ---------  -----------
                                                                                                       (UNAUDITED)
Bank loan for the purpose of equipment financing at an interest rate of 8.74% which matures on May 5, 1998. Principal and interest are payable monthly. The financed
  equipment serves as collateral. ........................................................  $  12,450   $  20,129

    The carrying amount of the Company's long-term debt approximates fair value as the interest rate are at fixed rates which approximate market interest rates for similar instruments.

                          PENN SQUARE PROPERTIES, INC.

                               DECEMBER 31, 1996

4. LONG-TERM DEBT: (CONTINUED)
    At December 31, 1996, annual maturities of the long-term debt are as follows:

1997.......................................................  $   8,990
1998.......................................................      3,460
                                                             ---------
                                                             $  12,450
                                                             ---------
                                                             ---------

5. STOCKHOLDER'S DEFICIT:

    On July 1, 1996, the Company entered into an agreement to repurchase 445 shares from a stockholder in exchange for a $150,000 note payable. The note payable bears no interest and is payable in $50,000 installments on June 1, 1997, 1998 and 1999. The first installment payment was made in June 1997. The note is secured by three stock certificates representing 334 shares of the Company. For financial statement purposes, the note is reported at present value using an interest rate of 7%. After this transaction, the Company's sole remaining shareholder is its president.

6. RELATED PARTY TRANSACTIONS:


    The Company manages properties controlled by the stockholder. Fees earned include property and construction fees and management and leasing commissions. Fees realized from related parties represented 26.7% and 70.4% of the total fees realized in 1996 and 1995, respectively.


    The Company leases office space from an affiliate under cancelable leases. Annual rent payments under this lease were $38,000 in 1996 and 1995. The lease agreement expires in 2001 and provides for base annual rent of $38,000.

    The amount due from affiliate represents an advance made to a newly formed entity controlled by employees of the Company. This advance was satisfied in 1997.

7. SEVERANCE AGREEMENT:

    On July 1, 1996, the Company entered into a severance agreement with one of its employees. Per the agreement, the Company paid the employee an immediate $50,000 and agreed to pay an additional $4,000 per month for the period July 1, 1996 through June 30, 1998. For financial statement purposes this additional liability has been discounted at 7% and is included in deferred compensation payable.

8. COMMITMENTS AND CONTINGENCIES:

    All full-time employees are eligible to participate in the Company's profit sharing plan. The Company contributes to the plan at its own discretion. In 1996, 1995 and 1994, no discretionary contributions were made to the plan.

    In the normal course of business, there are various claims which have been brought or asserted against the Company. After consultation with counsel, in management's opinion such actions or claims will not have a material effect on the Company's consolidated financial position or results of operations.

                          PENN SQUARE PROPERTIES, INC.

                               DECEMBER 31, 1996

9. SUBSEQUENT EVENTS:

    In August 1997, the Company signed a letter of intent to be acquired by American Real Estate Investment Corporation("American"). The transaction is subject to certain conditions, including the approval of American's shareholders.

    Under the terms of the Management Contribution Agreement and as part of the merger transactions with American, the Stockholder will contribute 95% of the equity interest in the Company and the contracts for the acquisition properties in exchange for 363,636 LP Units and seven-year warrants to purchase 250,000 LP Units at a total value of $4,000,000.

    In 1997, the Company entered into agreements to purchase real estate in the total amount of approximately $39,000,000.

                          PENN SQUARE PROPERTIES, INC.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Penn Square Properties, Inc. selected financial information and the audited financial statements which appear in this Proxy Statement and Prospectus.

RESULTS OF OPERATIONS

    The following table (amounts in thousands) presents the historical combined results of operations of Penn Square Properties, Inc. ("PSP") for the three years ended December 31, 1996 and for the six months ended June 30, 1997 and 1996, respectively.

                                                                                                      SIX MONTHS ENDED
                                                                       YEAR ENDED DECEMBER 31,            JUNE 30,
                                                                   -------------------------------  --------------------
                                                                     1996       1995       1994       1997       1996
                                                                   ---------  ---------  ---------  ---------  ---------
Total Revenues...................................................  $   3,089  $   1,063  $   1,161  $   1,230  $   1,426
Total Operating Expenses.........................................      3,012      1,145      1,103      1,282      1,294
                                                                   ---------  ---------  ---------  ---------  ---------
Net Income (Loss)................................................  $      77  $     (82) $      58  $     (52) $     132
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO SIX MONTHS ENDED JUNE 30, 1996

    Total revenues decreased by approximately $200,000 or 14.0% to $1.2 million from $1.4 million in the first six months of 1997. This decrease is attributed primarily to a $283,000 transaction fee in January 1996 relating to One South Broad Street. In addition, construction fees increased by $89,000 relating to construction management of a building in Allentown, PA. Administrative expense reimbursements increased due to new employees added for One South Broad Street, and leasing commissions due to reduced leasing activity from high occupancy.

OPERATING EXPENSES REMAINED LEVEL DUE TO CONSISTENT STAFFING AND OVERHEAD.

    Net income decreased by $184,000 to a net loss of $52,000 from net income of $132,000. The decrease in net income was attributable primarily to the decrease in revenue discussed above.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995

    The total revenue increased by approximately $2 million or 290% to $3.1 million in 1996 from $1.1 million in 1995. This increase was attributable primarily to an increase in management fees of $292,000 and administrative expense reimbursements of $385,000 due to new management contracts, an increase of $1.0 million due to increased sales and leasing commissions resulting from increased outside brokerage activities and new leasing contracts, and the transaction fee of $283,000 in 1996.

    Total expenses increased approximately $1.9 million or 263% in 1996 as compared to 1995. This increase in primarily attributed to a $1.8 million increase in compensation and benefits due to increased officer compensation, the addition of new staff, and incentives paid as a result of increase levels of leasing and sales commissions.

    Net income increased by $159,000 or 193% to net income of $77,000 in 1996 compared to a loss of $82,000 in 1995 primarily as a result of the increase in revenue discussed above.

                          PENN SQUARE PROPERTIES, INC.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO DECEMBER 31, 1994

    The total revenue decreased by $98,000 or 9% to $1.1 million in 1995 from $1.2 million in 1994. This decrease was attributed to a reduction in construction fees due to the completion of the renovation of the Widener Building in 1994.

    Total expenses increased approximately $40,000 or 4% in 1995 compared to 1994. This increase was primarily attributed to an increase in rent paid to a related party as a result of expiration of the rent abatement.

    Net income decreased by $140,000 or 242% to a net loss of $82,000 in 1995 from net income of $58,000 in 1994.

CASH FLOWS

    FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

    Cash and cash equivalents decreased to $4,000 at June 30, 1997 as compared to $107,000 at June 30, 1996.

    Cash utilized by operations was $309,000 for the six months ended June 30, 1997 as compared to cash provided of $24,000 for the same period in 1996. This was primarily attributed primarily to the payment during 1997 of operating expenses relating to 1996 as is evidenced by the reduction of accounts payable by $260,000.

    Cash provided by investing activities was $186,000 for the six months ended June 30, 1997 as compared to cash utilized of $20,000 in the same period in 1996. This difference is primarily attributed to the repayment to the Company of $186,000 which was advanced to an affiliate in 1996.

    Cash utilized by financing activities was $44,000 for the six months ended June 30, 1997 as compared to $4,000 for the same period in 1996. The difference is attributed to the partial repayment of a certain note payable related to treasury stock.

FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO 1995

    Cash equivalents were $172,000 and $107,000 at December 31, 1996 and December 31, 1995 respectively.

    Cash provided by operations increased to $279,000 for the twelve months ended December 31, 1996 as compared to $50,000 for the same period in 1995. This increase was primarily the result of higher accrued compensation during 1996 as compared to 1995.

    Cash is used in investing activity increased to $206,000 for the twelve months ended December 31, 1996 as compared to $23,000 for the same period in 1995. This increase was a result of $186,000 advanced to an affiliate in 1996.

    Cash utilized by financing activities was $8,000 for the twelve months ended December 31, 1996 as compared to cash provided of $20,000 for the same period in 1995. This was primarily a result of proceeds from long-term debt of $25,000 in 1995.

                          PENN SQUARE PROPERTIES, INC.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1995 COMPARED TO 1994

    Cash and cash equivalents were $107,000 and $59,000 at December 31, 1995 and December 31, 1994 respectively.

    Cash provided by operating activity showed a modest increase to $50,000 for the twelve months ended December 31, 1995 as compared to $43,000 for the same period in 1994.

    Cash used in investing activities increased to $23,000 for the twelve months ended December 31, 1995 as compared to $2,000 for the same period in 1994. This increase was primarily due to the purchase of computer equipment.

    Cash provided by financing activity increased to $20,000 for the twelve months ended December 31, 1995 as compared to zero for the same period in 1994. This increase was a result of proceeds from long-term debt net of repayments.

LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1997, the balance of cash and cash equivalents was $4,000. It is anticipated that the collection of certain accounts receivable in the third quarter will increase this balance. The Company expects to have adequate cash flow to fund normal operations in 1997 and 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Real Estate Investment Corporation:

    We have audited the statement of revenue and certain expenses of the Moran Acquisition Properties (the "Properties"), described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Proxy Statement to be filed by American Real Estate Investment Corporation as described in Note 1 and is not intended to be a complete presentation of the Properties' revenue and expenses.



    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Moran Acquisition Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                               Arthur Andersen LLP

Philadelphia, Pa.,
July 29, 1997

                          MORAN ACQUISITION PROPERTIES

              STATEMENTS OF REVENUE AND CERTAIN EXPENSES (NOTE 1)

                                                                                                          YEAR
                                                                                        SIX MONTHS       ENDED
                                                                                           ENDED      DECEMBER 31,
                                                                                       JUNE 30, 1997      1996
                                                                                       -------------  ------------
                                                                                        (UNAUDITED)
REVENUE:
  Minimum rent (Note 2)..............................................................   $   769,332    $1,219,074
  Tenant reimbursements..............................................................        74,444       135,758
                                                                                       -------------  ------------
    Total revenue....................................................................       843,776     1,354,832
                                                                                       -------------  ------------
CERTAIN EXPENSES:
  Insurance..........................................................................         2,924         6,421
  Real estate taxes..................................................................        72,302       144,605
                                                                                       -------------  ------------
    Total certain expenses...........................................................        75,226       151,026
                                                                                       -------------  ------------
REVENUE IN EXCESS OF CERTAIN EXPENSES................................................   $   768,550    $1,203,806
                                                                                       -------------  ------------
                                                                                       -------------  ------------

   The accompanying notes are an integral part of these financial statements.

                          MORAN ACQUISITION PROPERTIES

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BASIS OF PRESENTATION:


    The statement of revenue and certain expenses reflects the operations of the Moran Acquisition Properties (the "Properties") including two warehouse buildings located at Philips Drive and 100 Oak Hill Road in Mountaintop, Luzerne County, Pennsylvania. The Properties are expected to be acquired by American Real Estate Investment Corporation (the "Company") from Moran Industries in December 1997 and January 1998. The Properties have an aggregate net rentable area of approximately 505,000 square feet (100% leased as of December 31, 1996). The acquisition has been deemed to be a significant event pursuant to the rules and regulations of the Securities and Exchange Commission.


    The accounting records of the Properties are maintained on a cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Properties in conformity with Rule 3-14 of the Securities and Exchange Commission.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. The ultimate results could differ from those estimates.

    The statement of revenue and certain expenses for the six months ended June 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenue and certain expenses for the interim period have been included. The results of the interim periods are not necessarily indicative of the results for the full year.

2. OPERATING LEASES:

    Minimum rents include straight-line adjustments for rental revenue increases over the related lease terms in accordance with generally accepted accounting principles. The aggregate rental revenue decreases resulting from the straight-line adjustments for the six month period ended June 30, 1997 and the year ended December 31, 1996 were $16,800 and $500, respectively.

    The two buildings are leased to two tenants which account for the following percentages of total minimum rent for the year ended December 31, 1996:

Phillips Lighting Company....................................        95%
Dana Perfumes................................................         5%

    The lease with Dana Perfumes commenced in November 1996 upon the completion of the building which was previously under construction.

                          MORAN ACQUISITION PROPERTIES

                               DECEMBER 31, 1996

2. OPERATING LEASES: (CONTINUED)
    The Properties are leased to these tenants under operating leases with expiration dates extending to the year 2007. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1996, are as follows:

1997....................................................  $1,539,744
1998....................................................  1,547,664
1999....................................................  1,558,461
2000....................................................  1,569,574
2001....................................................  1,515,026
Thereafter..............................................  7,128,000

    These leases also include provisions requiring the tenants to reimburse the Properties for management costs and other operating expenses.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Real Estate Investment Corporation:

    We have audited the statement of revenue and certain expenses of the Northfield Acquisition Properties (the "Properties"), described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Proxy Statement to be filed by American Real Estate Investment Corporation as described in Note 1 and is not intended to be a complete presentation of the Properties' revenue and expenses.



    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Northfield Acquisition Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                  Arthur Andersen LLP

Philadelphia, Pa.,
August 18, 1997

                       NORTHFIELD ACQUISITION PROPERTIES

              STATEMENTS OF REVENUE AND CERTAIN EXPENSES (NOTE 1)

                                                                                         SIX MONTHS       YEAR
                                                                                            ENDED        ENDED
                                                                                          JUNE 30,    DECEMBER 31,
                                                                                            1997          1996
                                                                                         -----------  ------------
                                                                                         (UNAUDITED)
REVENUE:
  Minimum rent (Note 2)................................................................   $ 560,229    $  710,160
  Tenant reimbursements................................................................      41,933        21,048
                                                                                         -----------  ------------
    Total revenue......................................................................     602,162       731,208
                                                                                         -----------  ------------
CERTAIN EXPENSES:
  Maintenance, management and other operating expenses.................................      38,251       103,094
  Insurance............................................................................      30,332        60,664
  Ground rent (Note 3).................................................................      57,294       124,587
  Real estate taxes....................................................................      35,917        --
                                                                                         -----------  ------------
    Total certain expenses.............................................................     161,794       288,345
                                                                                         -----------  ------------
REVENUE IN EXCESS OF CERTAIN EXPENSES..................................................   $ 440,368    $  442,863
                                                                                         -----------  ------------
                                                                                         -----------  ------------

   The accompanying notes are an integral part of these financial statements.

                       NORTHFIELD ACQUISITION PROPERTIES

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BASIS OF PRESENTATION:


    The statement of revenue and certain expenses reflects the operations of the Northfield Acquisition Properties (the "Properties") located at 1091 Arnold Road and 1057 Arnold Road in Reading, Pennsylvania. The Properties are expected to be acquired by American Real Estate Investment Corporation, (the "Company") from Group Three Properties, Inc. in December 1997. The Properties, which consist of four buildings with an aggregate net rentable area of approximately 352,175 square feet, are expandable by an additional 204,000 square feet and are 100% leased at December 31, 1996. The acquisition has been deemed to be a significant event pursuant to the rules and regulations of the Securities and Exchange Commission.


    The accounting records of the Properties are maintained on an accrual basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, and other costs not directly related to the expected future operations of the Properties in conformity with Rule 3-14 of the Securities and Exchange Commission.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. The ultimate results could differ from those estimates.

    The statement of revenue and certain expenses for the six months ended June 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenue and certain expenses for the interim period have been included. The results for such interim period are not necessarily indicative of the results for the full year.

2. OPERATING LEASES:

    Premium Beverage Packers, Inc.'s minimum rental payments were $574,611 and were greater than 10% of the total minimum rents in 1996.

    The Properties are leased to tenants under operating leases with expiration dates extending to the year 2005. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1996, are as follows:

1997......................          $1,120,458
1998......................           1,120,458
1999......................           1,120,458
2000......................             703,779
2001......................             417,825
Thereafter................             101,639

    These leases also include provisions requiring the tenants to reimburse the Properties for management costs and other operating expenses.

                       NORTHFIELD ACQUISITION PROPERTIES

                               DECEMBER 31, 1996

3. GROUND LEASES:

    The Properties are subject to two ground leases with initial terms of 35 years extending to the years 2029 and 2031. The Properties have the option to extend these initial terms up to an additional 14 years. Payments under these leases are based on a fixed amount multiplied by existing constructed square footage of the buildings and are subject to increases in the event additional square footage is added to the existing buildings. These fixed amounts increase every five years as specified in the leases. Beginning in the twenty-first year of each of the leases, these payments are adjusted every third year based upon 50% of the increase in the Consumer Price Index. Payments under one of the leases are abated until the earlier of; (i) October 31, 1999, (ii) the date the tenant of the building exercises its option to lease a second to be constructed building, or (iii) the date that the second to be constructed building is occupied by a tenant. Ground rent expense in the accompanying financial statement for these leases has been recorded on a straight-line basis based on the aggregate rent payments over the applicable lease terms.

    Future minimum rent payments under the leases are as follows:

1997......................          $   56,972
1998......................              56,972
1999......................              56,972
2000......................              97,957
2001......................             102,522
Thereafter................           3,846,498
                                   -----------
                                    $4,217,893
                                   -----------
                                   -----------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Real Estate Investment Corporation:

    We have audited the combined statement of revenue and certain expenses of the Loew Acquisition Properties (the "Properties"), described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    The combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Proxy Statement to be filed by American Real Estate Investment Corporation, as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.



    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Loew Acquisition Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                               Arthur Andersen LLP

Philadelphia, Pa.,
August 18, 1997

                          LOEW ACQUISITION PROPERTIES


          COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES (NOTE 1)



                                                                                                          YEAR
                                                                                        SIX MONTHS       ENDED
                                                                                           ENDED      DECEMBER 31,
                                                                                       JUNE 30, 1997      1996
                                                                                       -------------  ------------
                                                                                        (UNAUDITED)
REVENUES:
  Minimum rent.......................................................................   $   887,030    $1,774,060
  Tenant reimbursements..............................................................       120,239       236,240
  Other income.......................................................................         1,258            --
                                                                                       -------------  ------------
    Total revenue....................................................................     1,008,527     2,010,300
                                                                                       -------------  ------------
CERTAIN EXPENSES:
  Maintenance and other operating expenses...........................................        41,581       123,761
  Insurance..........................................................................         8,216        17,439
  Real estate taxes..................................................................        85,696       173,070
                                                                                       -------------  ------------
    Total certain expenses...........................................................       135,493       314,270
                                                                                       -------------  ------------
REVENUE IN EXCESS OF CERTAIN EXPENSES................................................   $   873,034    $1,696,030
                                                                                       -------------  ------------
                                                                                       -------------  ------------


    The accompanying notes are an integral part of this financial statement.

                          LOEW ACQUISITION PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BASIS OF PRESENTATION:


    The combined statement of revenue and certain expenses reflects the operations of the Loew Acquisition Properties (the "Properties"). The Properties are expected to be acquired by American Real Estate Investment Corporation (the "Company") in November 1997. The Properties, which consist of two buildings located at One Tabas Lane and Two Tabas Lane in Exton, Pennsylvania and one building located at 1305 Goshen Parkway in West Chester, Pennsylvania, have an aggregate net rentable area of approximately 390,000 square feet (100% leased as of December 31, 1996). The acquisition has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.


    The accounting records of the Properties are maintained on a cash basis. Adjusting entries have been made to present the accompanying financial statement in accordance with generally accepted accounting principles. The accompanying financial statement excludes certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Properties in conformity with Rule 3-14 of the Securities and Exchange Commission.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

    The combined statement of revenue and certain expenses for the six months ended June 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenue and certain expenses for the interim period have been included. The results for such interim period are not necessarily indicative of the results for the full year.

2. OPERATING LEASES:

    Minimum rents presented for the year ended December 31, 1996, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustment for the year ended December 31, 1996, was $95,560.

    The buildings are leased to three tenants which account for the following percentage of total minimum rent for the year ended December 31, 1996:

Yves Rocher, Inc.......................................................         28%
International Envelope Company.........................................         44%
Alstrip, Inc...........................................................         28%

                          LOEW ACQUISITION PROPERTIES

                               DECEMBER 31, 1996

2. OPERATING LEASES: (CONTINUED)
    The Properties are leased to tenants under operating leases with expiration dates extending to the year 2011. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1996, are as follows:

1997............................................................  $1,706,482
1998............................................................  1,605,800
1999............................................................  1,565,881
2000............................................................  1,565,881
2001............................................................  1,077,603
Thereafter......................................................  7,895,406

    These leases include provisions requiring tenants to reimburse the Properties for management costs and other operating expenses up to stipulated amounts.

3. RELATED PARTY TRANSACTIONS:

    The Properties paid management fees of approximately $53,000 to J. Loew Properties Management, Inc., an affiliate, based on 3% of minimum rent, as defined in the management agreements.

                               INDEX TO APPENDIX


           ITEM                                                                                              PAGE
           ----------------------------------------------------------------------------------------------  ---------
       I.  Master Investment Agreement dated as of August 20, 1997 by and between American Real Estate     A-1
           Investment Corporation and The Parties Listed on the Signature Pages Thereto

      II.  Stock Purchase Agreement dated as of August 20, 1997 by and between American Real Estate        A-44
           Investment Corporation and Hudson Bay Partners, L.P.

     III.  Management Contribution Agreement dated as of August 20, 1997 among American Real Estate        A-52
           Investment, L.P., American Real Estate Investment Corporation, Jeffrey Kelter, and Penn Square
           Properties, Inc.

      IV.  McBride Contributuion Agreement between American Real Estate Investment Corporation, American   A-65
           Real Estate Investment, L.P. and The Other Parties Listed on the Signature Pages of the
           Agreement

       V.  Agreement and Plan of Merger among American Real Estate Investment Corporation and Fair Lawn    A-96
           Industrial Park, Inc., and The Other Parties Listed on the Signature Pages Thereto

      VI.  Amended and Restated Articles of Incorporation                                                  A-120

     VII.  DLJ Fairness Opinion                                                                            A-134

    This MASTER INVESTMENT AGREEMENT dated as of August 20, 1997 ("AGREEMENT") is made and entered into by and among THE MCBRIDE ENTITIES LISTED ON THE SIGNATURE PAGES HERETO (collectively, "MCBRIDE"), THE FLIP SHAREHOLDERS LISTED ON THE SIGNATURE PAGES HERETO (collective, the "FLIP SHAREHOLDERS"), JEFFREY KELTER ("KELTER"), PENN SQUARE PROPERTIES, INC., a Pennsylvania corporation ("PENN SQUARE," and together with McBride and Kelter, the "CONTRIBUTORS"), HUDSON BAY PARTNERS, L.P., a Delaware limited partnership ("HUDSON BAY," and together with the Contributors, the "INVESTORS"), AMERICAN REAL ESTATE INVESTMENT, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP") and AMERICAN REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the "COMPANY," and together with the Operating Partnership, the "REIT"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 10.01.

                                    RECITALS

    A. The parties hereto desire to effect the Transactions (as defined below) pursuant to which, among other things, the Investors and the FLIP Shareholders will receive shares of common stock, par value $.001 per share, of the Company ("COMMON STOCK"), partnership interests in the Operating Partnership ("PARTNERSHIP UNITS") or a combination of shares of Common Stock and Partnership Units in exchange for the investment or contribution by such Investors to the Company or the Operating Partnership of cash and certain assets and properties; and

    B. In order to effect the Transactions, the parties hereto intend to enter into the Transaction Agreements attached as Exhibits to this Agreement with respect to the transactions to be entered into by such parties; such Transaction Agreements will be governed by and subject to the terms and conditions of this Agreement; and the execution and delivery of each such Transaction Agreement is a condition to the obligations of the parties to consummate the Transactions; and

    C. The Board of Directors of the Company has approved the execution and delivery of this Agreement and the Transaction Agreements and have determined that it is advisable and in the best interests of the stockholders of the Company to consummate the Transactions to be consummated by the Company or the Operating Partnership, as the case may be.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the material covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

                                   ARTICLE I.
                                THE TRANSACTIONS

    I.01 THE TRANSACTIONS. At the Closing Date (as defined below), each of the parties hereby agrees to consummate each of the transactions to be consummated by it described below (collectively, the "TRANSACTIONS"):

    (i) the issuance and sale to Hudson Bay of shares of Common Stock and warrants to purchase Common Stock in exchange for the contribution of cash by Hudson Bay to the Company, pursuant to the terms of a Stock Purchase Agreement substantially in the form attached hereto as EXHIBIT A (the "STOCK PURCHASE AGREEMENT");

    (ii) the issuance and transfer to Kelter of Partnership Units and warrants to purchase Partnership Units in exchange for the contribution by Kelter to the Operating Partnership of non-voting preferred stock of Penn Square, pursuant to the terms of a Contribution Agreement substantially in the form attached hereto as EXHIBIT B (the "MANAGEMENT CONTRIBUTION AGREEMENT");

    (iii) the issuance and transfer to McBride of Partnership Units and warrants to purchase Partnership Units and shares of Common Stock in exchange for the contribution by McBride to the Operating

Partnership and/or the Company of certain partnership interests and certain properties, assets (including certain acquisition contracts) and liabilities, pursuant to the terms of a Contribution Agreement substantially in the form attached hereto as EXHIBIT C (the "MCBRIDE CONTRIBUTION AGREEMENT"); and

    (iv) the issuance to the FLIP Shareholders of Common Stock in connection with the merger of the Company and FLIP, in which the Company will be the surviving corporation in the Merger (the "MERGER"), pursuant to the terms of a Merger Agreement substantially in the form attached hereto as EXHIBIT D (the "MERGER AGREEMENT").

    I.02 CLOSING. The closings of the Transactions shall occur simultaneously (the "CLOSING") and will take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which in no event shall be later than 10:00 a.m., local time, on the third Business Day after the conditions set forth in Article VII and in each of the Transaction Agreements have been satisfied or, if permissible, waived in accordance with this Agreement or the Transaction Agreements, or on such other date as the parties hereto mutually agree (the "CLOSING DATE"). At the Closing there shall be delivered to the parties hereto and to the Transaction Agreements the certificates and other documents and instruments required to be delivered under this Agreement and the Transaction Agreements.

    I.03 FURTHER ASSURANCES. Each party hereto will execute such further documents and instruments (including the Transaction Agreements) and take such further actions as may reasonably be requested by one or more of the others to effect the Transactions and purposes of this Agreement.

                                  ARTICLE II.
                                 PURCHASE PRICE

    II.01 PURCHASE PRICE. The purchase price payable for each share of the Company's Common Stock to be issued and sold pursuant to this Agreement and the Transaction Agreements (the "PER SHARE PURCHASE PRICE") shall be $11.00 per share. The purchase price payable for each of the Partnership Units to be issued and exchanged pursuant to this Agreement and the Transaction Agreements (the "PER UNIT PURCHASE PRICE") shall be the same amount as the Per Share Purchase Price.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE OPERATING PARTNERSHIP

    Except as set forth in the Company SEC Reports filed by the Company with the SEC prior to the execution and delivery of this Agreement or in the disclosure letter delivered to the Investors by the Company at or prior to the execution and delivery of this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company and the Operating Partnership hereby represent and warrant to each Investor as follows:

    III.01 AUTHORITY. The Company has full corporate power and authority, and the Operating Partnership has full partnership power and authority, to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby including without limitation the issuance and sale of the Securities, subject only to the affirmative vote of the holders of shares of the Company's Common Stock entitled to cast a majority of all the votes entitled to be cast (the "COMPANY STOCKHOLDER APPROVAL"). The execution and delivery by the Company of this Agreement and the Transaction Agreements to which it is a party, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly approved by the Board of Directors of the Company, the Board of Directors of the Company has recommended adoption and approval by the stockholders of the Company of the transactions contemplated by this Agreement and the Transaction Agreements and the sale of or

Section 1031 Exchanges with respect to the Properties and directed that this Agreement, the Transaction Agreements (including the Merger Agreement), the sale of or Section 1031 Exchanges with respect to the Properties and the transactions contemplated hereby and thereby be submitted to the stockholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Transaction Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby, other than obtaining the Company Stockholder Approval. The execution and delivery by the Operating Partnership of this Agreement and the Transaction Agreements to which it is a party, and the performance by the Operating Partnership of its obligations hereunder and thereunder, have been duly and validly approved by all requisite partnership action, and no other partnership or corporate proceedings, as the case may be, on the part of the Operating Partnership or its partners are necessary to authorize the execution, delivery and performance by the Operating Partnership of this Agreement and the Transaction Agreements to which it is a party and the consummation by the Operating Partnership of the transactions contemplated hereby or thereby. The execution and delivery of the Amended and Restated Partnership Agreement by the parties thereto has been duly and validly approved by all requisite partnership action, and no other partnership or corporate proceedings, as the case may be, on the part of the Operating Partnership or its partners are necessary to authorize the execution, delivery and performance of the Amended and Restated Partnership Agreement. Upon the execution and delivery of the Amended and Restated Partnership by the parties thereto, such Amended and Restated Partnership Agreement will constitute legal, valid and binding obligations of the Company thereto enforceable against the Company in accordance with its terms. This Agreement and the Transaction Agreements to which it is a party have been duly and validly executed and delivered by each of the Company and the Operating Partnership and constitute, and upon the execution and delivery by the Company and the Operating Partnership of the other Transaction Agreements to which it is a party, such Transaction Agreements will constitute, legal, valid and binding obligations of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with their terms.

    III.02 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease and operate its assets and properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not result in a Material Adverse Effect.

    III.03 ORGANIZATION OF SUBSIDIARIES. Each of the Company's Subsidiaries has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the requisite power and authority to own, use and lease and operate its assets and properties and to conduct its business as and to the extent now conducted and is duly qualified as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for failures to be so qualified or be in good standing that individually or in the aggregate would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each corporate Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any Liens. None of the outstanding shares of capital stock of the corporate Subsidiaries is subject to any preemptive or other similar rights arising by operation of law, under the charter or by-laws of any corporate Subsidiary or under any agreement to which the Company or any Subsidiary is a party, or otherwise. All of the partnership or membership interests, as the case may be, of each partnership or limited liability company Subsidiary, as the case may be, is owned by the Company, directly or through Subsidiaries, free and clear of all Liens, except that approximately 41.16% of the limited partnership interests in the Operating Partnership and 0.1% of the partnership interests in Virginia Street Associates Limited Partnership, respectively, are owned by Persons other than the Company.

    III.04 CAPITAL STOCK. The authorized capital stock of the Company consists solely of (i) 5,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding, (ii) 30,000,000 shares of Common Stock, 1,128,594 of which are issued and outstanding as of the date hereof and 1,544,621 of which are reserved for issuance upon exercise of stock options, warrants or exchange of Partnership Units as of the date hereof, and (iii) 30,000,000 shares of excess stock, none of which are issued and outstanding as of the date hereof. Immediately prior to or concurrently with the Closing, the only outstanding options or warrants to purchase Common Stock will be 61,500 options in the aggregate granted to certain directors of the Company. SECTION
3.04 OF THE COMPANY DISCLOSURE LETTER sets forth a true and correct list of the number of Partnership Units issued and outstanding and the holders thereof. All of the outstanding shares of Common Stock and all of the outstanding Partnership Units have been duly authorized and validly issued and are fully-paid and nonassessable (except, in the case of Partnership Units, as contemplated by the Delaware Revised Uniform Limited Partnership Act) and have been offered and sold in compliance with all applicable laws including, without limitation, federal and state securities laws and none of them was issued in violation of any preemptive or other similar right. The Securities, when issued and sold pursuant to this Agreement and the Transaction Agreements, will be duly authorized and validly issued, fully-paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. There is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exercisable or exchangeable for, such capital stock. The Common Stock and the Securities conform in all material respects to all statements relating thereto contained in the Company SEC Reports.

    III.05  NON-CONTRAVENTION; APPROVALS AND CONSENTS.

    (a) The execution and delivery by the Company and the Operating Partnership of this Agreement and the Transaction Agreements to which it is a party do not, and the performance by the Company and the Operating Partnership of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Subsidiaries, or (ii) subject to the taking of the actions and obtaining the approvals described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "LAWS"), or any judgment, decree, order, writ, permit or license (together, "ORDERS"), of any court, official or other instrumentality of the United States or any state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY"), applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (y) any agreement or obligation of any kind (together, "CONTRACTS") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, reimbursements, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect or adversely affect in any material respect the ability of the Company or the Operating Partnership to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party.

    (b) Except for (i) the filing of the Form S-4 and the Proxy Statement/Prospectus with the SEC pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT"), (ii) filings on Forms 3, 4 or 5, Schedules 13G or 13D by certain affiliates of the Company pursuant to the Exchange Act, and filings required to be made with the American Stock Exchange and the National Association of Securities Dealers, Inc., and (iii) the filing of the certificates of Merger as provided in the Merger Agreement, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is necessary or required for the execution and delivery by each of the Company and the Operating Partnership of this Agreement or the Transaction Agreements to which it is a party, the performance by each of the Company and the Operating Partnership of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect or adversely affect in any material respect the ability of the Company or the Operating Partnership to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party.

    III.06  NO VIOLATIONS OR DEFAULTS.

    To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of its certificate or articles of incorporation, by-laws, certificates of partnership, partnership agreements, limited liability company agreements or other similar governing documents, as the case may be, and none of the Company or any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Contracts to which such entity is a party or by which such entity may be bound, or to which any of its properties or assets may be bound or subject, except for such violations or defaults that individually or in the aggregate would not have a Material Adverse Effect.

    III.07  SEC REPORTS AND FINANCIAL STATEMENTS; PARTNERSHIP AGREEMENT.

    (a) The Company has filed all forms, reports, schedules, registration statements, and other documents required to be filed by it with the SEC since the date of the Company's formation (as such documents have since the time of their filing been amended or supplemented, the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "COMPANY FINANCIAL STATEMENTS") (A) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Forms 10-Q and 8-K of the SEC) and (C) fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole) the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Each Subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby, except for American Emerald Partners, L.P., which is reflected in the Company Financial Statements and the notes thereto as an equity investment.

    (b) The Operating Partnership has delivered to the Investors a true and correct copy of the Agreement of Limited Partnership of the Operating Partnership, dated as of November 10, 1993, (the

"PARTNERSHIP AGREEMENT"), as amended through the date hereof. The Partnership Agreement as so amended is in full force and effect.

    III.08 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the Transaction Agreements, and the transactions to take place pursuant hereto and thereto on the Closing Date, since December 31, 1996 there has not been any change, event or development having, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, between December 31, 1996 and the date hereof (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (b) of Section 4.01.

    III.09 ABSENCE OF UNDISCLOSED LIABILITIES. Except for matters reflected in the consolidated balance sheet of the Company as of December 31, 1996 (or the footnotes thereto) included in the Company Financial Statements, neither the Company nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice since such date, and (ii) which have not had, and could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

    III.10 LEGAL PROCEEDINGS. There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened against, relating to or affecting, nor to the knowledge of the Company and its Subsidiaries are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its Subsidiaries or any of their respective assets and properties which, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect or adversely affect in any material respect the ability of the Company or the Operating Partnership to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party. Neither the Company nor any of its Subsidiaries is subject to any Order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a Material Adverse Effect or adversely affect in any material respect the ability of the Company or the Operating Partnership to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party.

    III.11 COMPLIANCE WITH LICENSES, LAWS AND ORDERS. The Company and its Subsidiaries hold all licenses, permits, authorizations and approvals necessary for the lawful conduct of their respective businesses (the "LICENSES"), except for failures to hold such Licenses which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect. All of the Licenses are valid and in full force and effect, and the Company and its Subsidiaries are in compliance with the terms of the Licenses, except for failures to be in full force and effect or to so comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries are not in violation of any Law or Order of any Governmental or Regulatory Authority, except for violations which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect.

    III.12  TAXES.

    (a) Each of the Company and its Subsidiaries has timely filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all such tax returns and reports are complete and accurate in all material respects. The Company and each of its Subsidiaries have paid (or the Company has paid on its behalf) all Taxes shown as due on such tax returns and reports. There are no tax liens, other than Permitted Liens, upon the assets of the Company or any of its Subsidiaries. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all taxes payable by the Company and its

Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect. Since its formation, the Company has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither the Company nor any of its Subsidiaries have incurred any liability for Taxes except in the ordinary course of business. No requests for waivers of the time to assess any taxes against the Company or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Company SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in SECTION 3.12 OF THE COMPANY DISCLOSURE LETTER which provides a description of any tax audit, inquiry or controversy potentially involving Taxes in excess of $50,000 of the Company or any Subsidiary, to the knowledge of the Company no event has occurred and no condition or circumstance exists, which presents a material risk that any Tax will be imposed on the Company.

    (b) As a result of compliance with this Agreement and the matters referred to herein, neither the Company nor any of its Subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code.

    (c) The Company does not hold any real property primarily for sale to customers in the ordinary course of business as described in Section 1221(1) of the Code such that the income derived therefrom would be considered income from prohibited transactions as defined in Section 857(b)(6) of the Code.

    III.13 REIT QUALIFICATION. The Company (i) for all of its taxable years commencing the year ended December 31, 1993 through the year ended December 31, 1996 has been subject to taxation as a REIT within the meaning of the Code and has satisfied the requirements to qualify as a REIT for such years, (ii) has operated and intends to continue to operate, in such a manner as to qualify as a REIT for its taxable year ending December 31, 1997, and (iii) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and to the Company's knowledge, no such challenge is pending or threatened. The Operating Partnership has at all times, and each other Subsidiary of the Company which is a partnership or files Tax returns as a partnership for federal income tax purposes, has since its acquisition by the Company, been classified for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

    III.14  EMPLOYEE BENEFIT PLANS; ERISA.

    (a) SECTION 3.14 OF THE COMPANY DISCLOSURE LETTER sets forth a true and complete list of all Benefit Plans with respect to which the Company or any Company ERISA Affiliate has any obligation to contribute, has any liability under or is otherwise a party to;

    (b) No Benefit Plan is or ever has been subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, nor has the Company or any entity which would be a Company ERISA Affiliate at any relevant time ever maintained, sponsored or had an obligation to contribute to any plan subject to any such provisions;

    (c) To the knowledge of the Company, no prohibited transaction within the meaning of Section 406 or 407 of ERISA, or Section 4975 of the Code with respect to any Benefit Plan has occurred which, individually or in the aggregate, is having or could be reasonably expected to have a Material Adverse Effect;

    (d) Each of the Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited;

    (e) Each of the Benefit Plans is, and its administration is and has been in all material respects in compliance with all applicable laws and orders and prohibited transaction exemptions, including, without limitation, the requirements of ERISA, except where failure to comply would not, individually or in the aggregate, have a Material Adverse Effect;

    (f) Except for certain disability and health insurance reimbursement as set forth in employment agreements, none of the Company or any Company ERISA Affiliate maintains or is obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Reconciliation Act of 1985, as amended; and there has been no violation of
Section 4980B of the Code or Sections 601 through 608 of ERISA with respect to any Benefit Plan that individually or in the aggregate, is having or could be reasonably expected to have a Material Adverse Effect; and

    (g) Neither the execution and delivery by the Company of this Agreement or the Transaction Agreements to which it is a party nor the consummation of the transactions contemplated hereby constitutes or will constitute an event in respect of which a change in, or acceleration of, benefits under any Benefit Plan will or may occur.

    III.15 LABOR MATTERS. There is no material labor strike, slowdown, work stoppage, lockout or other labor dispute in effect, or to the knowledge of the Company, threatened, against or otherwise affecting the Company or any of its Subsidiaries. To the knowledge of the Company, there are no union organizational efforts presently being made involving any of the unorganized employees of the Company or any of its Subsidiaries which in any such case or all such cases together would have a Material Adverse Effect.

    III.16 TITLE TO PROPERTY. The Company does not own or hold, directly or indirectly, any real property, other than the Properties. The Company and/or its Subsidiaries have good and marketable title to the Properties free and clear of Liens, except for Permitted Liens. All leases and subleases under which the Company or any Subsidiary has a leasehold interest in the Properties are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. All liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of the Company and any Subsidiary which are required to be disclosed in the Company SEC Reports are disclosed therein. No tenant under any of the leases, pursuant to which the Company or any Subsidiary, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect. To the best of the Company's knowledge, each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect. There are no pending and to the Company's knowledge, no threatened, condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to, the Properties, except such proceedings or actions that would not individually or in the aggregate have a Material Adverse Effect.

    III.17  INSURANCE.

    (a) Either the Company or a Subsidiary has obtained title insurance on all of the properties owned by each of them in an amount at least equal to (i) the cost to acquire land and improvements in the case of an acquisition of improved property or (ii) the cost to acquire land in the case of an acquisition of unimproved property, and in each case such title insurance is in full force and effect.

    (b) Each of the Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company and its Subsidiaries has any reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect.

    III.18 TANGIBLE PERSONAL PROPERTY. The Company and its Subsidiaries have good title to all tangible personal property reflected on the balance sheet included in the Company Financial Statements, owned, used or held for use by them in the conduct of their respective businesses (except for leasehold and licensed interests) free and clear of any Liens, except for Permitted Liens. All material items of equipment, machinery, vehicles, furniture, fixtures and other tangible personal property of every kind and description included in such assets and properties are in good operating condition, normal wear and tear excepted.

    III.19 INTANGIBLE PROPERTY. The Company and its Subsidiaries own or have rights to use all material items of Intangible Property used by the Company or any such Subsidiary. To the knowledge of the Company, such use does not conflict with any rights of others with respect thereto, except for such conflicts that have not had and would not have a Material Adverse Effect.

    III.20 REGISTRATION RIGHTS. Except pursuant to that Registration Rights Agreement included as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, there are no persons with registration or other similar rights to have any securities registered by the Company under the Act.

    III.21 ENVIRONMENTAL MATTERS. Each of the Company and its Subsidiaries has obtained all Licenses which are required in respect of its business, operations or assets and Properties under applicable Environmental Laws, and each of the Company and its Subsidiaries is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law, except for such instances of non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in SECTION
3.21 OF THE COMPANY DISCLOSURE LETTER and except in such circumstances as would not, individually or in the aggregate, have a Material Adverse Effect:

    (a) No Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company or any Subsidiary to have any License required in connection with the conduct of the business or operations of the Company or any of its Subsidiaries or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. Section 9601(22) ("RELEASE"), of any Hazardous Material at any of the Properties, and neither the Company, nor any Subsidiary is aware of any facts or circumstances which could reasonably be expected to form the basis for any such Order, complaint, penalty or investigation.

    (b) None of the Company, any Subsidiary or, to the knowledge of the Company and its Subsidiaries, any prior owner or lessee of any property now or previously owned or leased by the Company or any Subsidiary, has handled any Hazardous Material on any property now or previously owned or leased by the Company or any Subsidiary; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and
(iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law, at, on or under any Property now or previously owned or leased by the Company or any Subsidiary, during any period that the Company or a Subsidiary owned or leased such Property or, to the knowledge of the Company, the Company and its Subsidiaries, prior thereto.

    (c) Neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any Action or Proceeding that could lead to claims against Purchaser, the Company or any Subsidiary for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

    (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any Subsidiary and no property now or previously owned or leased by the Company or any Subsidiary is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

    (e) There are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law or Order on any real property owned or leased by the Company or any Subsidiary, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of the Company, is in process which could subject any of such properties to such Liens, and neither the Company nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Material at any property owned by it in any deed to such property.

    (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Company or any Subsidiary in relation to any property or facility now or previously owned or leased by the Company or any Subsidiary which have not been delivered to Hudson Bay prior to the execution of this Agreement.

    III.22 INVESTMENT COMPANY ACT. Neither the Company nor the Operating Partnership is, and upon the issuance and sale of the Securities and the application of the net proceeds therefrom, neither the Company nor the Operating Partnership will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    III.23 BROKERS. Except for Donaldson, Lufkin & Jenrette Securities Corporation, and certain other brokers in connection with the sale of any or all of the Properties, all of whose fees, commissions and expenses are the sole responsibility of the Company, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Investors without the intervention of any Person on behalf of the Company in such manner as to give rise to any valid claim by any Person against any Investor, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE IV.
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    IV.01 CONDUCT OF BUSINESS BY THE COMPANY. At all times from and after the date hereof until the Closing Date, the Company and the Operating Partnership each covenants and agrees as to itself and each of its Subsidiaries that (except for the sale of or Section 1031 Exchanges with respect to the Properties or as expressly contemplated or permitted by this Agreement, and except to the extent that the Investors otherwise shall consent in writing, which consent shall not be unreasonably withheld):

    (a) The Company and its Subsidiaries shall conduct their respective businesses only in, and the Company and such Subsidiaries shall not take any action except in, the ordinary course consistent with past practice.

    (b) Without limiting the generality of paragraph (a) of this Section, and except as otherwise provided in Section 5.01, (i) the Company and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with any Law or any Order of any Governmental or Regulatory Authority applicable to the Company or any of its Subsidiaries, and
(ii) neither the Company nor any of its Subsidiaries shall:

        (1) amend or propose to amend its certificate or articles of incorporation, bylaws, certificate of partnership, partnership agreement, limited liability company agreement, or other comparable governing documents, except as contemplated by this Agreement;

        (2) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends by a wholly-owned Subsidiary solely to its parent corporation and except for the declaration and payment of regular quarterly cash dividends on the Common Stock consistent with past practice of the Company and in no event less than the amount necessary to retain the Company's qualification as a REIT; (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (y) except as provided in Section 5.01, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any option with respect thereto;

        (3) except for issuance of shares pursuant to the redemption of the Operating Partnership's Units, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any Partnership Units, shares of capital stock or any option with respect thereto other than the issuance by a wholly-owned Subsidiary of its capital stock to its parent corporation, or modify or amend any right of any holder of outstanding Partnership Units, shares of capital stock or options with respect thereto;

        (4) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material amount of assets;

        (5) except as provided in Section 5.01 and other than dispositions in the ordinary course of its business consistent with past practice of assets which are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole (and other than the sale of the Properties), sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

        (6) except to the extent required by applicable law, (x) permit any material change in (A) any accounting or financial reporting practice or policy or any material pricing, marketing, purchasing, investment, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes, or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

        (7) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or guarantee any debt securities of another person or enter into any arrangement having the economic effect of any of the foregoing, or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money;

        (8) (x) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Benefit Plan or other agreement, arrangement, plan or policy between the Company or one of its Subsidiaries and one or more of its directors, officers or employees, (y) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof, or (z) establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement or any stock option, employee benefit plan, agreement or policy except as contemplated by this Agreement;

        (9) enter into any contract or amend or modify any existing contract, or engage in any new transaction in each case with any affiliate of the Company or any of its Subsidiaries;

        (10) except for the budgeted capital expenditures set forth on Schedule 4.01(b)(10) and capital expenditures or commitments which in the aggregate do not exceed $50,000, make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets;

        (11) notwithstanding anything to the contrary contained in this Agreement (other than as expressly provided in the parenthetical language contained in the introduction to Section 4.01 above or expressly provided in
    Section 5.03), use, or permit or cause to be used, any assets, properties, resources or services of employees in the formation, organization, capitalization or operations of the Spin-Off Subsidiary to an extent that would have a Material Adverse Effect or adversely affect the ability of the Company and the Operating Partnership to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party; or

        (12) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

    IV.02 CONDUCT OF BUSINESS BY THE CONTRIBUTORS. At all times from and after the date hereof until the Closing Date, each Contributor covenants and agrees as to itself and its Subsidiaries that (except for the Refinancing and except as expressly contemplated or permitted by this Agreement or the McBride Contribution Agreement or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld):

    (a) Each Contributor and its Subsidiaries shall conduct their respective Contributed Businesses only in, and shall not take any action with respect to their respective Contributed Businesses except in, the ordinary course consistent with past practice.

    (b) Without limiting the generality of paragraph (a) of this Section, (i) each Contributor and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects its Contributed Business' present business organizations and reputation, to keep available the services of its Contributed Business key officers and employees, to maintain the assets of its Contributed Business in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its Contributed Business in such amounts and against such risks and losses as are currently in effect, to preserve its Contributed Business' relationships with customers and suppliers and others having significant business dealings with its Contributed Business and to comply in all material respects with all Laws and Orders of all Governmental or Regulatory Authorities applicable to its Contributed Business and (ii) each Contributor and its Subsidiaries (but only insofar as it relates to conduct of its Contributed Business) shall not:

        (1) except as contemplated by the Acquisition Contracts (as defined in the Management Contribution Agreement), cause its Contributed Business to acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its Contributed Business consistent with past practice;

        (2) except as provided in the McBride Contribution Agreement, other than dispositions in the ordinary course of its business consistent with past practice of assets which are not, individually or in the aggregate, material to its Contributed Business, sell, lease, grant any security interest in or otherwise dispose of or encumber any of the assets of its Contributed Business;

        (3) with respect to its Contributed Business, except to the extent required by applicable law, (x) permit any material change in (A) any accounting or financial reporting practice or policy or any material pricing, marketing, purchasing, investment, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

        (4) with respect to its Contributed Business, enter into any contract or amend or modify any existing contract, or engage in a new transaction with any other business unit or division of such Contributor, any affiliate of such Contributor or any of its Subsidiaries;

        (5) make any change in the lines of business in which the Contributed Business participates or is engaged; or

        (6) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing (except as contemplated herein).

    (c) Each Contributor shall use commercially reasonable efforts to diligently proceed towards consummation of the acquisition of the Acquisition Properties. Without limiting the generality of the foregoing, the Contributors (i) shall use commercially reasonable efforts to (x) conduct such due diligence and other investigations of the Acquisition Properties as they may reasonably deem necessary in their sole discretion, and (y) maintain the validity, on the part of the Contributors, of the Acquisition Contracts; and (ii) shall not (x) amend, terminate or waive the terms of any Acquisition Contract except with the prior written consent of the Company, which consent shall not be unreasonably withheld or (y) knowingly default, or knowingly cause any other party to default, under any Acquisition Contract.

                                   ARTICLE V.
                             ADDITIONAL AGREEMENTS

    V.01  SALE OF PROPERTIES; SECTION 1031 EXCHANGES OF ORIGINAL
PROPERTIES. (a) The Company shall use all commercially reasonable efforts to dispose of the Properties in one or more Section 1031 Exchanges prior to the Closing Date at the highest price reasonably attainable for such Properties and shall not sell or dispose of any such Properties (other than the Sedona apartments and the Company's interests in Emerald Pointe apartments PROVIDED, HOWEVER, that such properties or interests are sold or disposed of on substantially the same or more favorable terms contained in that certain contract for the purchase and sale of Sedona Apartments Complex dated March 20, 1997 by and between American Sedona Partners, L.P. and Evans Real Estate Group, LLC as assigned on July 2, 1997 to Greentree Village Ltd. and that certain Mutual Release and Settlement Agreement dated as of April 30, 1997 by and among Emerald Vista, Inc., Schickler Meringoff Properties, Inc., the Company and the other parties thereto, respectively) without the prior approval of each of the Investors (with McBride considered a single investor, and Kelter and Penn Square considered a single investor); PROVIDED, HOWEVER, that such approval will conclusively be deemed to have been given if such Investor fails to notify the Company of their disapproval within five Business Days after receipt by the Investors of the notice described below. The Company shall deliver to the Investors written notice of any proposed sale or disposition of any Property between the date of this Agreement until the Closing Date, setting forth in reasonable detail the material terms of such proposed sale or disposition. Prior to the Closing Date, the Investors shall use commercially reasonable efforts to cooperate with the Company and the Operating Partnership in their efforts to timely identify and enter into an agreement to acquire one or more replacement properties for the Sedona apartments so as to qualify the disposition of the Sedona apartments and the acquisition of such replacement properties as a
Section 1031 Exchange.

    (b) The Company, as general partner of the Operating Partnership, shall use all commercially reasonable efforts in disposing of any of the Original Properties to structure such transaction as one or more Section 1031 Exchanges.

    (c) The parties hereto agree that the aggregate gross proceeds (after deducting expenses) from the sale or Section 1031 Exchange of the Americana Lakewood apartments phases I and II shall be allocated 62% to Americana Lakewood apartment, phase I (to the Company) and 38% to Americana Lakewood apartment phase II (to the owners thereof).

    V.02 TERMINATION OF CERTAIN EMPLOYMENT AGREEMENTS. The Company agrees that effective upon the Closing, it will terminate the employment agreements set forth on EXHIBIT 5.02 hereto and pay to the parties thereto the amounts set forth on EXHIBIT 5.02 in full satisfaction of the Company's obligations under such agreements. Notwithstanding the termination of the employment agreement and payment set forth on EXHIBIT 5.02 with respect to Rick A. Burger, the Company agrees to continue to employ Mr. Burger for a period of three months following the Closing Date on substantially the same terms and conditions (except with respect to the grant of warrants or stock options) set forth in the employment agreement for Mr. Burger described on EXHIBIT 5.02.

    V.03  SPIN-OFF.

    (a) The Company agrees that prior to the Closing, it shall form or cause to be formed a wholly-owned subsidiary (the "SPIN-OFF SUBSIDIARY"), with minimal capitalization, for the purposes of ultimately pursuing real estate investment opportunities other than in the office or industrial sectors in the United States. The Spin-Off Subsidiary shall be incorporated under the laws of the State of Maryland unless otherwise directed by Jim Mulvihill or Evan Zucker.

    (b) The Company shall appoint Mulvihill and Zucker or their designees as directors of the Spin-Off Subsidiary. The Company agrees that it shall not remove such persons as directors of the Spin-Off Subsidiary without cause ("cause" being interpreted pursuant to the corporation law of the jurisdiction of incorporation of the Spin-Off Subsidiary). The Company further agrees that no removal of Mulvihill or Zucker for cause shall affect the rights of Mulvihill or Zucker to give the Spin-Off Notice set forth in Section 5.03(c) below or the obligations of the Company to implement the request set forth in such Spin-Off Notice.

    (c) Subject to the limitations described below, at any time during the period commencing on the Closing Date and ending on the earlier of (i) the date that is 12 months after the last of Mulvihill or Zucker ceases to be a director of the Company or (ii) the third anniversary of the Closing Date, Mulvihill or Zucker may give written notice (the "SPIN-OFF NOTICE") to the Company to request that the Company, in consideration for such assets as may be contributed to the Spin-Off Subsidiary by Mulvihill, Zucker or other persons, transfers to Mulvihill, Zucker or such other persons identified in the Spin-Off Notice a percentage of the shares of the Spin-Off Subsidiary's common stock to be specified in such Spin-Off Notice and to distribute the remaining shares of common stock to the stockholders of the Company (it currently being anticipated that only a nominal percentage of the Spin-Off Subsidiary's common stock shall be so distributed to the Company's stockholders) (the "SPIN-OFF"). The Company agrees to take all steps as may reasonably be necessary to implement the request set forth in such notice and to effectuate the Spin-Off as promptly as practicable, PROVIDED, HOWEVER, that if the Board of Directors of the Company determines in its reasonable judgment and in good faith that the Spin-Off would materially impede, delay or interfere with any pending or planned material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its Subsidiaries or would require premature disclosure thereof, then the Company shall be entitled to postpone or delay such Spin-Off for a reasonable period of time, but not in excess of 90 days. Notwithstanding the foregoing, the Company shall not be obligated to effect the Spin-Off if (i) at the time of the Spin-Off the net worth of the Spin-Off Subsidiary is less than $1 million or (ii) independent tax counsel with a national law firm selected by the Company shall have provided the Company with a written opinion to the effect that the Spin-Off has a realistic possibility of terminating the Company's election as a real estate investment trust under
Section 856 of the Code if
such matter were litigated (such determination shall not preclude Mulvihill or Zucker from proposing an alternate structure).

    (d) It is understood and agreed that the Company and its Subsidiaries (including the Spin-Off Subsidiary prior to the Spin-Off) shall not incur or bear any costs or expenses associated or in connection with the Spin-Off, including, without limitation, general, administrative, "start-up," or operating costs and expenses, attorneys' and accountants' fees and disbursements or any SEC or other filing fees (collectively, "SPIN-OFF COSTS"), without the prior written consent of the Investors prior to the Closing or of the Company after the Closing. Prior to the consummation of the Spin-Off, all Spin-Off Costs shall be borne and paid directly by Mulvihill and Zucker or such other persons designated in the Spin-Off Notice and reasonably satisfactory to the Company, and Mulvihill and Zucker promptly shall reimburse, or cause to be reimbursed, the Company and the Spin-Off Subsidiary for any Spin-Off Costs that are otherwise incurred by the Company and the Spin-Off Subsidiary prior to the consummation of the Spin-Off. After the consummation of the Spin-Off, all Spin-Off Costs shall be borne and paid directly by the Spin-Off Subsidiary, and the Spin-Off Subsidiary promptly shall reimburse, or cause to be reimbursed, the Company for any Spin-Off Costs that are otherwise incurred by the Company or that otherwise were incurred by the Spin-Off Subsidiary prior to the commencement of the Spin-Off. It is further understood and agreed that, subject to paragraph (f) below, the costs or expenses of the Spin-Off Subsidiary arising in the ordinary course of business which are not Spin-Off Costs (E.G., costs of incorporation) shall be the responsibility of the Spin-Off Subsidiary.

    (e) The parties acknowledge that it is their current understanding that the approval of the shareholders of the Company is not required for the formation of the Spin-Off Subsidiary or for the Spin-Off.

    (f) The parties agree that the Spin-Off Subsidiary shall not conduct any business (other than matters incidental to its incorporation, any ongoing reporting obligations, if any, matters in preparation for the Spin-Off referred to above, and any other related matters) prior to Spin-Off. The Spin-Off Subsidiary shall provide an indemnity in form and substance reasonably satisfactory to the Company and substantially in the form attached hereto as
EXHIBIT 5.03 in respect of and against any and all (i) Spin-Off Costs incurred by the Spin-Off Subsidiary prior to the consummation of the Spin-Off and by the Company, (ii) Losses (as defined in Section 6.01) that the Company may incur in connection with any conduct of business (other than such business as permitted in the immediately preceding sentence) prior to the Spin-Off by the Spin-Off Subsidiary and (iii) liabilities or obligations for Taxes that the Company may incur as the direct and sole result of the Spin-Off.

    (g) The parties intend the Spin-Off Subsidiary ultimately to be an entity operated and managed independently of the Company with publicly-traded securities through the Spin-Off as contemplated in this Section 5.03.

    V.04 CANCELLATION OF CERTAIN OPTIONS AND WARRANTS. Effective upon the Closing, the Company shall terminate and cancel the warrants and options set forth on EXHIBIT 5.04 hereto in consideration for the payments by the Company as set forth on EXHIBIT 5.04, as applicable.

    V.05  NO SOLICITATIONS.

    (a) Prior to the Closing Date, the Company agrees that neither it nor any of its Subsidiaries will, and the Company will use its commercially reasonable efforts to cause their respective Representatives not to, directly or indirectly, initiate, solicit, encourage, accept or take any other action knowingly to facilitate, any inquiries or the making of, or participate in any discussions or negotiations regarding, any proposal or offer from anyone not a party hereto (a "THIRD PARTY") with respect to, or furnish or disclose any non-public information regarding the Company or its Subsidiaries to any Third Party in connection with, any Acquisition Proposal (as defined below). Notwithstanding the foregoing, (x) in response to an unsolicited Acquisition Proposal, the Company may take and disclose to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the Exchange Act, and (y) to the extent the Board of Directors of the Company (the "BOARD") is advised by its counsel that it is required by its fiduciary obligations to do so, at any time prior to approval by the Company's stockholders of the Transactions: (i) the Company may, in response to an unsolicited request, furnish non-public information with respect to the Company or its Subsidiaries to any Third Party that the Board in good faith determines is reasonably capable of consummating the transactions (a "QUALIFIED THIRD PARTY") pursuant to a customary confidentiality agreement and discuss that information (but not an Acquisition Proposal) with the Qualified Third Party and (ii) upon receipt by the Company, any of its Subsidiaries or any of their respective Representatives of an Acquisition Proposal from a Qualified Third Party, if (A) the Company has complied fully and in a timely manner with its obligations under Section 5.05(b) to notify the Investors of the receipt of the Acquisition Proposal and (B) the Board has determined in good faith that the transaction contemplated by the Acquisition Proposal, if consummated, would constitute an Overbid Transaction, and (C) the Company has delivered an Overbid Notice to the Investors advising them of the determination by the Board that the transaction contemplated by the Acquisition Proposal would constitute an Overbid Transaction (which notice will include a statement of the Overbid Amount involved in that transaction and be accompanied by copies of any form of definitive agreement or other documentation the Third Party proposes to enter into in connection with the Acquisition Proposal), then the Company may participate in discussions and negotiations with the Qualified Third Party regarding the Acquisition Proposal.

    (b) If the Company, any of its Subsidiaries or any of their respective Representatives directly or indirectly receives a request for information from a Qualified Third Party or an Acquisition Proposal, the Company (i) will notify the Investors of the existence of such request or the Acquisition Proposal within two business days after the Company receives or otherwise learns of it, will state in the notice the identity of such Qualified Third Party and describe all material terms regarding the request or Acquisition Proposal, and thereafter keep the Investors reasonably informed of all facts and material circumstances relating to such request or Acquisition Proposal and the Company's actions relating thereto, and (ii) promptly advise such Qualified Third Party or Person making an Acquisition Proposal of the terms of this Section 5.05.

    (c) If prior to the receipt of Company Stockholder Approval (i) the Company delivers an Overbid Notice to the Investors, (ii) the Investors do not notify the Company in writing within five Business Days after receipt of the Overbid Notice that they are willing to amend the terms of this Agreement and the Transaction Agreements in order to increase the purchase price for the Securities by at least the Overbid Amount, (iii) the terms of the Acquisition Proposal are not modified in a manner adverse to the Company or the Operating Partnerships and (iv) the Company has paid the Termination Fee to the Investors, then the Company may terminate this Agreement and enter into an agreement with the Qualified Third Party with respect to the Overbid Transaction described in the Overbid Notice that the Company delivered to the Investors.

    (d) Nothing contained in this Section 5.05 shall apply to any sale or proposed sale by the Company of the Properties, individually or in the aggregate.

    V.06 INVESTOR INQUIRIES. If any of the Investors, any of their Subsidiaries, or any of their respective Representatives directly or indirectly receives a request for information from a Third Party or an Investor Acquisition Proposal, such Investor (i) will notify the Company of the existence of such request or the Investor Acquisition Proposal within one business day after such Investor receives or otherwise learns of it, will state in the notice the identity of the Third Party making the request or the Investor Acquisition Proposal and describe all material terms regarding the request or Investor Acquisition Proposal and thereafter keep the Company reasonably informed of all facts and material circumstances relating to such request or Investor Acquisition Proposal and such Investor's actions relating thereto, and (ii) promptly advise such Third Party or Person making an Investor Acquisition Proposal of the terms of this Section 5.06.

    V.07  INVESTIGATION.

    (a) The Company will, and will cause its Subsidiaries to, (i) provide each Investor (including any Outside Investor, as the case may be) and any Person who is considering providing financing to such Investor in connection with transactions contemplated hereby (a "FINANCING PARTY") and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "REPRESENTATIVES,") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and the Subsidiaries and their assets and properties and Books and Records, (ii) deliver, or cause its agent to deliver, on a weekly basis to each Investor a status report describing the status of the Company's efforts and activities with respect to the marketing or disposition of the Properties, including the identity of potential buyers contacted and any changes and developments with respect to any of the foregoing, and (iii) furnish each Investor (including any Outside Investor, as the case may be) and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company and the Subsidiaries as any Investor or any of such other Persons reasonably may request in connection with such investigation. Notwithstanding anything to the contrary contained in clause (i) or (iii) above, the Company shall not be obligated to provide or cause to be provided more than one copy of materials and documents (including without limitation copies of contracts, Benefit Plans and other Books and Records) to be furnished to the Investors hereunder. To the extent any Investor furnishes to any Outside Investor or any Financing Party any information furnished under Section 5.08, such Investor shall inform the Company of the identity of the Outside Investor or Financing Party to whom such information is sent twenty-four hours prior to delivery by the Investor of such information, and shall inform such recipient that such information is subject to the confidentiality provisions contained in Section
5.08 below.

    (b) Each of the Contributors will, and will cause its Subsidiaries to, (i) provide the Company and its Representatives with full access, upon reasonable prior notice and during the normal business hours, to all officers, employees, agents and accountants of such Contributor and its Subsidiaries and their assets and properties and books and records, and (ii) furnish the Company with (x) all such information and data (including without limitation copies of contracts and benefit plans) concerning the business and operations of such Contributor and its Subsidiaries as the Company reasonably may request in connection with such investigation and (y) all information and data that such Contributor or Subsidiary possesses or obtains with respect to the Acquisition Contracts or the Acquisition Properties (each as defined in the Management Contribution Agreement). The Investors shall furnish all such information and data referred to in clause (ii) above by making such information and data available in a data room designated by the Investors to which the Company and its Representatives will be provided with full access, upon reasonable prior notice and during normal business hours.

    V.08 CONFIDENTIALITY. Each party and its respective Subsidiaries will hold, and will use its best efforts to cause its and its Subsidiaries' Representatives, any Outside Investor and persons to whom information is furnished under Section 5.07, to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of applicable Laws of Governmental or Regulatory Authorities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of Governmental or Regulatory Authorities), all documents and information concerning the other party and its Subsidiaries furnished to it by such other party or its Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (x) previously known by the Company or the Investors, as the case may be, or its respective Subsidiaries or its or their Representatives, on a non-confidential basis, or (y) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of the recipient of the information or its Subsidiaries or its or their Representatives. In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of the Company or the Investors, as the case may be, the other party will, and will cause its respective Subsidiaries and will request its or their Representatives to, promptly (and in no event later than five business days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the Company or the Investors, as the case may be, its respective Subsidiaries or its or their Representatives to such party and its Representatives (and, if applicable, other persons to whom information is furnished pursuant to Section 5.07) in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Company or the Investors, as the case may be, its respective Subsidiaries or its or their Representatives.

    V.09  FINANCIAL STATEMENTS AND REPORTS.

    (a) As promptly as practicable and in any event no later than two Business Days after the date of filing with the SEC, the Company will deliver to Hudson Bay true and complete copies of the audited (in the case of any fiscal year ending after the date hereof and before the Closing Date) and the unaudited (in the case of any fiscal quarter ending after the date hereof and before the Closing Date) consolidated balance sheet, and the related audited or unaudited consolidated statements of operations, stockholders' equity and cash flows, of the Company and its consolidated subsidiaries, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Company Financial Statements; PROVIDED, HOWEVER, that the Company's obligations contained in this Section 5.09(a) shall be satisfied by delivery to Hudson Bay of copies of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and any amendments thereto, filed with the SEC.

    (b) As promptly as practicable, the Company will deliver to Hudson Bay true and complete copies of such other financial statements, reports and analyses as may be filed with the SEC by the Company relating to the business or operations of the Company or any Subsidiary or as any Investor may otherwise reasonably request.

    V.10 REGISTRATION STATEMENT. The Company shall prepare (and the parties hereto shall cooperate in the preparation of) and file with the SEC as soon as reasonably practicable after the date hereof a Registration Statement on Form S-4 (the "FORM S-4") under the Securities Act, with respect to the Common Stock to be issued in connection with the Transactions, a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting of the stockholders of the Company in connection with the Transactions (as amended or supplemented from time to time, the "PROXY STATEMENT/PROSPECTUS"). The Company will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. The Company shall use commercially reasonable efforts, and the parties hereto will cooperate with the Company, to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as necessary to consummate the Transactions. The Company shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to the parties hereto and advise them of any verbal comments with respect to the Form S-4 received from the SEC. The Company shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement. The Company shall use all commercially reasonable efforts to obtain "cold comfort" letters from its independent certified public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective, in form reasonably acceptable to the other party and customary in form and substance for letters delivered by independent certified public accountants in connection with registration statements similar to the Form S-4. The Company agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the Company Stockholders' Meeting (as defined below), or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Investors hereto furnished to the Company by an Investor specifically for use in the Proxy Statement/Prospectus. Each Investor agrees that the written information concerning it provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Stockholders' Meeting, or, in the case of written information concerning it provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by the Company without the reasonable approval of the Investors. The Company will advise the Investors, promptly after receipt of notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Common Stock issuable in connection with the Transactions for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

    V.11 APPROVAL OF STOCKHOLDERS AND BOARD RECOMMENDATION. The Company through the Board, shall duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS' MEETING") for the purpose of voting on the adoption of the Transactions, this Agreement, the Transaction Agreements (including the Merger Agreement), the sale of the Properties, and the transactions contemplated hereby and thereby as soon as reasonably practicable after the date hereof, subject to the requirements of applicable laws. The Company shall use its best efforts to solicit from its stockholders proxies, and, shall take all other action necessary and advisable, to secure the vote of stockholders required by applicable law to obtain the approval for the Transactions. The Board shall recommend to its stockholders the adoption of the Transactions, this Agreement, the Transaction Agreements (including the Merger Agreement), the sale of the Properties and the transactions contemplated hereby and thereby; PROVIDED, HOWEVER, that such recommendation may not be made or may be withdrawn, modified, or amended after the receipt by the Company of an Acquisition Proposal to the extent the Board shall determine, in good faith, upon written advice of outside counsel (who may be the Company's regularly retained outside counsel), that such action is necessary in order for the Board to act in a manner which is consistent with its fiduciary obligations to stockholders under applicable law and the Company has satisfied its obligations under Section 5.05 (including its obligation to pay the Termination Fee).

    V.12 REGULATORY AND OTHER APPROVALS. The Company will, and will cause the Company and the Subsidiaries to, (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Company or any Subsidiary of the Company to consummate the transactions contemplated hereby and by the Transaction Agreements, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request and (iii) cooperate with the Investors as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of the Investors to consummate the transactions contemplated hereby and by the Transaction Agreements. The Company will provide prompt notification to the Investors when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise the Investors of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Agreements.

    V.13  NOTICE AND CURE.

    (a) The Company will notify the Investors promptly in writing of, and contemporaneously will provide each Investor with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Company under this Agreement or any of the Transaction Agreements to be breached or that renders or will render untrue any representation or warranty of the Company contained in this Agreement or any of the Transaction Agreements as if the same were made on or as of the date of such event, transaction or circumstance. The Company also will notify each Investor promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement or any other Transaction Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit each Investor's right to seek indemnity under Article VI.

    (b) Each Investor will notify the Company promptly in writing of, and contemporaneously will provide the Company with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of such Investor under this Agreement or any Transaction Agreement to which it is a party to be breached or that renders or will render untrue any representation or warranty of such Investor contained in this Agreement or any Transaction Agreement to which it is a party as if the same were made on or as of the date of such event, transaction or circumstance. Each Investor also will notify the Company promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by such Investor in this Agreement or any Transaction Agreement to which it is a party, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement or any other Transaction Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Company's right to seek indemnity under Article VI.

    V.14 FULFILLMENT OF CONDITIONS. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all commercially reasonable efforts to take or cause to be taken all steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and in the Transaction Agreements and to consummate and make effective the Transactions, and none of the parties hereto will, nor will they permit any of their Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

    V.15  LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE
COMPANY.

    (a) To the fullest extent permitted by Maryland law, a person who is now or has been at any time prior to the Closing Date a director or officer of the Company shall not be personally liable to the Company or the stockholders of the Company for money damages. Notwithstanding the foregoing, nothing in this
Section 5.15(a) shall restrict or limit the liability of such a director or officer to the Company or its stockholders: (i) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The foregoing shall not be construed to affect the liability of a person in any capacity other than the person's capacity as a director or officer.

    (b) The Company shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the Closing Date a director or officer of the Company (an "INDEMNITEE") against all Losses, claims, damages, costs, reasonable expenses (including attorneys' fees and expenses), liabilities, judgments, penalties, fines, or amounts that are paid in settlement of, or otherwise in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (collectively, the "PROCEEDINGS"), to which an Indemnitee was made a party based on, arising out of or by reason of the fact that such Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company, while a director or officer of the Company, as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan at or prior to the Closing Date, whether such Proceedings were asserted or claimed prior to, at or after, the Closing Date ("INDEMNIFIED LIABILITIES"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement, any Transaction Agreement, the Spin-Off or the Transactions, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the foregoing, if the Proceeding was one by or in right of the Company, the Company shall not provide indemnification hereunder in respect of any Proceeding in which the Indemnitee shall have been adjudged to be liable to the Company, or any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in the Indemnitee's official capacity, in which the Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received. In addition to the indemnification provided above, the Company shall reimburse reasonable expenses (including reasonable attorneys' fees) incurred by an Indemnitee in connection with an appearance as a witness in a Proceeding at a time when the Indemnitee has not been made a named defendant or respondent in the Proceeding.

    Notwithstanding the foregoing paragraph, the Company shall not provide any indemnification under this Section 5.15(b) unless authorized for a specific proceeding after a determination has been made that indemnification of the Indemnitee is permissible in the circumstances because the Indemnitee has met the standard of conduct set forth in the foregoing paragraph. Such determination shall be made

    (i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the Proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

    (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in clause (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

    (iii) By the stockholders; PROVIDED, HOWEVER, that shares held by directors who are parties to the Proceeding may not be voted on the subject matter of this paragraph.

    Authorization of the indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in clause (ii) above for selection of such counsel.

    (c) The Company shall indemnify a director or officer of the Company who has been successful, on the merits or otherwise, in the defense of any Proceeding against reasonable expenses incurred by such director or officer in connection with the Proceeding.

    (d) The Company shall pay or reimburse the reasonable expenses expended or incurred by a director or officer of the Company in connection with any Proceeding in advance of the final disposition of the Proceeding upon receipt by the Company of (i) a written affirmation of the such director or officer's good faith belief that the standard of conduct necessary for indemnification by the Company set forth in the applicable provisions of Maryland law has been satisfied by such director or officer, and (ii) a written undertaking by or on behalf of such director or officer to repay the amount advanced if it shall ultimately be determined that such director or officer has not satisfied the standard of conduct prescribed by the applicable provisions of Maryland law, which written undertaking need not be secured and will be accepted by the Company without reference to the director or officer's ability to make repayment. The Company shall pay or reimburse such director or officer such expenses within ten days after receipt by the Company of such affirmation and undertaking.

    (e) Notwithstanding the limitations on indemnification set forth in Section 5.15(b), an Indemnitee shall be entitled to indemnification if a court of appropriate jurisdiction, upon application of such Indemnitee and such notice as the court shall require, shall order indemnification: (i) upon determination that the Indemnitee is entitled to reimbursement under Section 5.15(c), in which case the Indemnitee shall be entitled to recover the expenses of securing such reimbursement; or (ii) upon determination that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee has met the standards of conduct set forth in the first paragraph of Section 5.15(b) or has been adjudged to be liable under the circumstances described in the penultimate sentence of the first paragraph of Section 5.15(b); PROVIDED that indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged on the basis that personal profit was improperly received shall be limited to expenses.

    (f) The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition provided in this
Section 5.15 shall be in addition to, and not be exclusive of, any other right which an officer or director of the Company may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws, each as amended from time to time, of the Company, agreement, insurance policy, vote of stockholders or directors or otherwise.

    (g) All agreements and obligations of the Company contained in this Section
5.15 shall continue during the period any person is a director or officer, as the case may be, of the Company and shall continue thereafter so long as such person shall be subject to any possible Proceeding by reason of the fact that such person was a director or officer of the Company.

    (h) The provisions of this Section 5.15 are intended to provide the directors and officers of the Company with the maximum protection and for the maximum period permitted under Maryland law and shall be construed to give maximum effect to such intention of the parties. If any provision of this
Section 5.15 is or is held to be illegal, invalid or unenforceable under any present or future Maryland law, it shall be ineffective only to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions of this Section 5.15.

    (i) The parties acknowledge that all directors and officers of the Company immediately prior to the Closing Date (including without limitation Messrs. Rick Burger, Jim Mulvihill, Evan Zucker, Hord Hardin, III, J. Christopher O'Keefe and Michael Rotchford) are third party beneficiaries of this Section 5.15. This
Section 5.15 may not be amended or modified by the parties hereto without the written consent of each of the directors and officers whose rights and obligations are or may be adversely affected by such amendment or modification.

    (j) Neither the amendment of this Section 5.15 nor the adoption or amendment of any provision of the Articles of Incorporation or Bylaws of the Company inconsistent with this Section 5.15 shall apply to or affect in any respect the applicability of the provisions of this Section 5.15 with respect to any act or failure to act of a director or officer of the Company which occurred prior to such amendment or adoption.

    (k) The Company shall obtain and maintain in effect as of the Closing Date and continuing until the sixth anniversary of the Closing Date directors and officers liability insurance with a coverage amount and other terms and conditions comparable to the Company's current directors and officers liability insurance policy covering the directors and officers of the Company with respect to their service as such prior to the Closing Date.

    V.16 REFINANCING. The Company agrees to use its commercially reasonable efforts to cooperate with the McBrides in connection with the Refinancing, including the formation by the Company on or before the Closing Date of one or more entities that are "qualified REIT subsidiaries" as defined in Section 856(i)(2) of the Code and that meet any "single purpose entity" requirements imposed by the lender in the Refinancing, which entities are anticipated to acquire by merger or otherwise (i) certain Minority Partnership Interests (as defined in the McBride Contribution Agreement) and (ii) the assets held by any subsidiary of FLIP formed as a requirement of the Refinancing.

    V.17 BLUMBERG AGREEMENT. On or prior to Closing, the Company shall enter into the brokerage agreement with John Blumberg, substantially in the form of
EXHIBIT 5.17 hereto.

                                  ARTICLE VI.
                                INDEMNIFICATION

    VI.01 INDEMNIFICATION BY THE COMPANY. (a) Subject to the limitations set forth in paragraph (b) below, the Company and the Operating Partnership jointly and severally agree to indemnify each of Hudson Bay, Kelter, the MHB LP, and the FLIP Shareholders, and their respective shareholders, directors, employees, agents, partners and Affiliates (all such other Persons being "RELATED INDEMNIFIED PARTIES") in respect of, and hold each of them harmless from and against, any and all losses, liabilities (including punitive or exemplary damages, fines or penalties and interest thereon), expenses (including fees and disbursements of counsel and expenses of investigation and defense), claims or other obligations of any value whatsoever (collectively, "LOSSES") suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of or inaccuracy in any representation or warranty, or nonfulfillment of or failure to perform or breach of any covenant or agreement on the part of the Company or the Operating Partnership contained in this Agreement in any Transaction Agreement to which it or the Operating Partnership is a party.

    (b) The joint and several obligations of the Company and the Operating Partnership to indemnify and hold harmless pursuant to Section 6.01(a) shall be limited to the payment of indemnity amounts that in the aggregate equal $22,000,000. In addition, no indemnity amounts shall be payable as a result of any claim arising under Section 6.01(a) unless and until the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses equal to (i) in the case of the MHB LP, the FLIP Shareholders and their Related Indemnified Parties, $250,000 in the aggregate, (ii) in the case of Kelter and his Related Indemnified Parties, $150,000 in the aggregate, or (iii) in the case of Hudson Bay and its Related Indemnified Parties, $250,000 in the aggregate; in which event such Indemnified Parties shall be entitled to seek indemnification for the full amount of such Losses.

    VI.02 INDEMNIFICATION BY THE INVESTORS. (a) Subject to the limitations set forth in paragraphs (b) and (c) below, each of (i) Kelter, (ii) Hudson Bay and
(iii) the MHB LP (jointly and severally with each of the FLIP Shareholders, but only to the extent of the number of shares of Common Stock received as Merger Consideration in connection with the Merger) (each of the foregoing indemnifying parties in the foregoing clauses being an "INDEMNIFYING INVESTOR" and collectively, the "INDEMNIFYING INVESTORS") severally agrees to indemnify the Company and its officers, directors, employees, agents and Affiliates (including the Operating Partnership) in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of or inaccuracy in any representation or warranty, or nonfulfillment of or failure to perform or breach of any covenant or agreement on the part of such Indemnifying Investor contained in this Agreement or in any Transaction Agreement to which it is a party. It is understood and agreed that the indemnification obligations of the MHB LP (and the FLIP Shareholders, jointly and severally with the MHB LP, but only to the extent of the number of shares of Common Stock received as Merger Consideration in connection with the Merger) hereunder shall extend to any breach of or inaccuracy in any representation or warranty, or nonfulfillment of or failure to perform or breach of any covenants or agreement on the part of FLIP or any FLIP Shareholders contained in the Merger Agreement.

    (b) The obligations to indemnify and hold harmless pursuant to Section 6.02(a) shall be limited to the payment of indemnity amounts that equal (i) in the case of the MHB LP (and the FLIP Shareholders, jointly and severally with the MHB LP, but only to the extent of the number of shares of Common Stock received as Merger Consideration in connection with the Merger), the lesser of $25,000,000 in the aggregate or the Total Market Value (as defined below), (ii) in the case of Kelter, the lesser of $4,000,000 in the aggregate or the Total Market Value, and (iii) in the case of Hudson Bay, the lesser of $10,000,000 in the aggregate or the Total Market Value. In addition, no indemnity amounts shall be payable as a result of any claim arising under Section 6.02(a) unless and until the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses in excess of $250,000 in the aggregate, in which event such Indemnified Parties shall be entitled to seek indemnification for the full amount of such Losses. For the purposes of this Section 6.02(b), "Total Market Value" means the amount which is equal to the Market Value (as defined below) calculated as of the date an indemnity payment otherwise would be made multiplied by all such Indemnifying Investor's Partnership Units or shares of Common Stock issued to such Indemnifying Investor in connection with the transactions contemplated hereby; provided that in the case of MHB LP, such Indemnifying Investor's Partnership Units shall not include 181,818 Partnership Units to be issued at Closing.

    (c) Any Indemnifying Investor who is otherwise obligated to make an indemnification payment pursuant to Section 6.02(a) may in lieu of such payment and in satisfaction of such Indemnifying Investor's obligations thereunder transfer to the Company such number of Partnership Units (in the case of the MHB LP, Hudson Bay and Kelter) and/or Common Stock (in the case of the FLIP Shareholders and Hudson Bay) equal to a fraction the numerator of which is the dollar amount of the indemnification payment and the denominator of which is the per share Market Value of the Company's Common Stock. Any transfer of Partnership Units and/or Common Stock pursuant to this Section 6.02(c) shall be considered an adjustment to the consideration received by such Indemnifying Investor for federal income tax purposes.

    For the purpose of any computation under this Section 6.02, "MARKET VALUE" of the Common Stock or Partnership Units on any date will be the average of the last reported sale prices per share of the Common Stock on each of the 10 consecutive Trading Days (as defined below) preceding the date of the computation. The last reported sale price of the Common Stock on each day will be (A) the last reported sale price of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (B) if the Common Stock is not listed on a stock exchange, the last reported sale price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the mean of the high bid and low asked price quotations for the Common Stock as reported by National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding Trading Days. If the Common Stock is not traded or quoted as described in any of clause (A), (B) or (C), the Market Value of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member firm of the New York Stock Exchange, Inc. selected by the Board of Directors of the Company. The term "Trading Day" means (x) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (y) if the Common Stock is not listed on a stock exchange, but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, a day on which quotations are reported by National Quotation Bureau Incorporated.

    VI.03 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under this Article VI will be asserted and resolved as follows:

    (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Article VI is asserted against or sought to be collected from such Indemnified Party by a Person other than the Company, any Subsidiary, any Investor or any Affiliate of the Company or any Investor (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article VI and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

        (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 6.03(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to this Article VI). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof (subject to the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to this Article VI); PROVIDED, HOWEVER, that the Indemnified Party, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), may file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and PROVIDED FURTHER, that if requested by the Indemnifying Party, the Indemnified Party, at the sole cost and expense of the Indemnifying Party, will provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause
    (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under this Article VI with respect to such Third Party Claim.

        (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 6.03(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (subject to the consent of the Indemnifying Party in the case of any settlement that provides any relief other than the payment of monetary damages; which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof (subject to the consent of the Indemnifying Party in the case of any settlement that provides for any relief other than the payment of monetary damages; which consent will not be unreasonably withheld); PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses, if any, of its separate counsel incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

        (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under this Article VI or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under this Article VI and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute.

        (b) In the event any Indemnified Party should have a claim under this
    Article VI against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Article VI and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute.

                                  ARTICLE VII.
                                   CONDITIONS

    VII.01  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
TRANSACTIONS. The respective obligation of each party to effect the transactions contemplated by this Agreement and the Transaction Agreements is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

        (a) STOCKHOLDER APPROVAL. The Transactions, this Agreement, the Transaction Agreements (including the Merger Agreement), the disposition of the Properties, and the transactions contemplated hereby and thereby shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law, the Company's Articles of Incorporation and any other governing instruments.

        (b) FORM S-4. The Form S-4 shall have become effective and shall be effective at the Closing Date, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of the Company, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of the Stock to be issued or reserved in connection with the Transactions shall have been received.

        (c) NO INJUNCTIONS OR RESTRAINTS. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered into any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement or the Transaction Agreements.

        (d) REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit parties to perform their obligations under this Agreement and the Transaction Agreements and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods, if any, imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Agreements shall have occurred.

    VII.02 CONDITIONS TO OBLIGATIONS OF THE INVESTORS. The obligations of each of the Investors to effect the transactions contemplated hereby and by the Transaction Agreements are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Investors, acting jointly in their sole discretion):

        (a) SATISFACTION OF CONDITIONS TO TRANSACTION AGREEMENTS. All conditions precedent to the consummation of the transactions contemplated by the Transaction Agreements, including the Transactions (other than the condition that the transactions contemplated by this Agreement shall have been consummated) shall have been satisfied or, if permissible, waived.

        (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company and the Operating Partnership in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

        (c) PERFORMANCE. The Company and the Operating Partnership shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this

    Agreement to be so performed or complied with by the Company and the Operating Partnership at or before the Closing.

        (d) OFFICERS' CERTIFICATE. The Company shall have delivered to the Investors a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Executive or Senior Vice President of the Company, in form and substance satisfactory to the Investors.

        (e) AMERICAN STOCK EXCHANGE LISTING. The shares of Common Stock to be issued in connection with the Transactions shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance.

        (f) THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by the Investors and the Company of their respective obligations under this Agreement and the Transaction Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which any Investor, the Company or any Subsidiary of the Company is a party or by which any of their respective assets and properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to have a Material Adverse Effect or adversely affect in any material respect the ability of any of the Investors to consummate the transactions contemplated by the Transaction Agreements shall have been received.

        (g) OPINION OF COUNSEL. The Investors shall have received the opinions of Paul, Weiss, Rifkind, Wharton & Garrison and Piper and Marbury, counsel to the Company, dated the Closing Date, substantially in the form and to the effect of Exhibit 7.02(g) hereto.

        (h) TRANSACTION AGREEMENTS. The Company and the Investors shall have executed and delivered the Transaction Agreements to which they are or will be parties and the transactions contemplated thereby shall close concurrently herewith.

        (i) LOCK-UP AGREEMENTS. Each of James Mulvihill and Evan Zucker shall have executed and delivered to the Investors "lock-up" agreements substantially the in form attached hereto as EXHIBIT 7.02(I).

        (j) NON-COMPETITION AGREEMENTS. Each of Evan Zucker and James Mulvihill shall have executed and delivered a non-competition agreement in substantially the form attached hereto as Exhibit 7.02(j)-1 and the Spin-Off Subsidiary shall have executed and delivered a non-competition agreement in substantially the form attached hereto as EXHIBIT 7.02(J)-2.

        (k) CANCELLATION OF OPTIONS AND WARRANTS. The Company shall have delivered to the Investors evidence satisfactory to the Investors of cancellation of the warrants and options set forth in Exhibit 5.04.

        (l) AMENDED AND RESTATED PARTNERSHIP AGREEMENT. The amendment and restatement of the Partnership Agreement substantially in the form attached hereto as EXHIBIT 7.02(L) (the "AMENDED AND RESTATED PARTNERSHIP AGREEMENT") shall have been duly and validly adopted and approved by all requisite partnership action of the Operating Partnership and by all requisite corporate action of the Company in its capacity as the general partner thereof, shall have been executed and delivered by the requisite number of limited partners thereof, and shall be in full force and effect.

        (m) ACTIONS. All actions necessary to be taken by the Company and the Operating Partnership in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Agreements and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have received copies of all such documents and other evidences as they may reasonably request in order to establish the consummation of such transactions and the taking of all such actions.

    VII.03 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE OPERATING PARTNERSHIP. The obligations of the Company and the Operating Partnership to effect the transactions contemplated by this Agreement and the Transaction Agreements are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

        (a) SATISFACTION OF CONDITIONS TO TRANSACTION AGREEMENTS. All conditions precedent to the obligations of the Company and the Operating Partnership to consummate the transactions contemplated by the Transaction Agreements, including the Transactions, shall have been satisfied, or if permissible, waived.

        (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Investors in the Transaction Agreements to which they are parties (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

        (c) PERFORMANCE. The Investors shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Investors at or before the Closing.

        (d) THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by the Company of its obligations hereunder and to the consummation of the transactions contemplated hereby and the Transaction Agreements as are required under any Contract to which the Company or any Subsidiary of the Company is a party or by which any of their respective assets and properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures to have a Material Adverse Effect or adversely affect in any material respect the ability of the Company and the Operating Partnership to consummate the transactions contemplated by this Agreement and the Transaction Agreements shall have been received.

        (e) OPINIONS OF COUNSEL. The Company shall have received the opinions dated the Closing Date, substantially in the form and to the effect of
    EXHIBIT 7.03(E) hereto, of such counsel to the Investors designated on
    EXHIBIT 7.03(E)to furnish such opinions.

        (f) TRANSACTION AGREEMENTS. The Investors shall have executed and delivered the Transaction Agreements to which they are or will be parties and the transactions contemplated thereunder shall close concurrently herewith.

        (g) ACTIONS. All actions necessary to be taken by the Investors in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Agreements and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and other evidences as the Company may reasonably request in order to establish the consummation of such transactions and the taking of all such actions.

                                 ARTICLE VIII.

SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

    VIII.01  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
AGREEMENTS. The representations, warranties, covenants and agreements of the Company and the Operating Partnership contained in this Agreement will survive the Closing until the second anniversary of the Closing Date, or in the case of any covenant or agreement for which a time period for performance is specified, for two years following the last date on which such covenant or agreement is to be performed, except that to the extent any claim for indemnification is made under this Agreement with respect to any representation, warranty, covenant or agreement that would otherwise terminate pursuant to this Section 8.01 and a notice for indemnification shall have been timely given under Article VI on or prior to such termination date, then such survival period will be extended as it relates to such related claim until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VI. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth herein.

                                  ARTICLE IX.
                       TERMINATION, AMENDMENT AND WAIVER

    IX.01 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

        (a) by the mutual agreement of the parties;

        (b) by the Company or by any Investor, in the event any of the Transaction Agreements is terminated pursuant to its terms;

        (c) by any of the Investors or by the Company, in the event the Operating Partnership exercises its right pursuant to the McBride Contribution Agreement and/or the Merger Agreement to delete from the contribution contemplated thereby properties representing 10% or greater of the sum of the aggregate Allocated Amounts (as defined in the McBride Contribution Agreement) and the Allocated Amounts (as defined in the Merger Agreement).

        (d) by the Company upon any material breach by the Investors of any of their representations, warranties or covenants contained in this Agreement or in any of the Transaction Agreements, which breach has not been cured within 10 days following receipt by the Investors of notice of such breach from the Company;

        (e) by the Investors, acting together, upon any material breach by the Company of any of its representations, warranties or covenants contained in this Agreement or in any of the Transaction Agreements, which breach has not been cured within 10 days following receipt by the Company of notice of such breach from the Investors;

        (f) by any Investor or by the Company if Company Stockholder Approval shall not have been obtained at a meeting duly convened therefor or any adjournment thereof;

        (g) by the Company or by any Investor at any time after March 31, 1998 upon notification by the terminating party to the others if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement or any of the Transaction Agreements by the terminating party;

        (h) by the Company if its obligations under Section 5.05 have been satisfied and the Termination Fee has been fully paid; or

        (i) by the Company if the Acquisition Portfolio (as defined in the McBride Contribution Agreement) and any Acquisition Property acquired by FLIP (to be financed with existing cash on hand of approximately $1,700,000) prior to Closing do not consist of Acquisition Properties or contracts for the acquisition or purchase of Acquisition Properties (or other comparable properties in lieu thereof) having an aggregate value of at least $37,000,000.

        In the event that this Agreement shall be terminated pursuant to this
    Section 9.01, all further obligations of the parties under this Agreement (other than Sections 5.08, 9.02 and 11.11), shall terminate without further liability of any party to the others; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for its non-performance or breach of any provision of this Agreement if performance of or compliance with such provision was within its reasonable control and nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any willful breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity (including specific performance). Notwithstanding the foregoing, (i) the sole remedy of the Investors for a breach or non-performance by the Company or the Operating Partnership that is the basis for termination shall be the Termination Fee set forth in Section 9.02, (ii) to the extent the Company seeks payment of and is paid the Termination Fee for a breach or non-performance by the Investors that is the basis for termination, the Company shall be deemed to have waived any and all rights to seek damages and to pursue any other remedy at law or in equity (including specific performance) and (iii) to the extent the Company waives its rights to the Termination Fee for a breach or non-performance by the Investors that could be a basis for the termination of this Agreement, the Company shall be entitled to pursue any remedies in equity (including specific performance) and shall not be entitled to seek money damages. The Investors agree that, if the Company so waives its right to the Termination Fee, the Company is entitled to specific performance of the terms hereof to the extent permitted by law.

    IX.02  EFFECT OF TERMINATION AND ABANDONMENT; TERMINATION FEE.

        (a) Except as otherwise provided in this Section 9.02, each of the parties hereto shall bear its own costs and expenses (including, without limitation, fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors and out-of-pocket expenses) incurred by it in connection with the preparation, negotiation, execution and delivery of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions hereby and thereby (collectively, "TRANSACTION EXPENSES"); PROVIDED, HOWEVER, that the filing fee in connection with the filing of the Form S-4 or Proxy Statement/ Prospectus with the Commission, and expenses incurred in connection with preparing, printing and mailing the Form S-4 and the Proxy Statement/Prospectus, shall be paid by the Company. In the event that the Transactions are consummated, the Operating Partnership shall bear or reimburse the other parties hereto (other than the Operating Partnership) for all of their Transaction Expenses, other than McBride Restructuring Expenses. If any McBride Restructuring Expenses are incurred by the Company or any of its Subsidiaries, McBride promptly shall reimburse the Company or its Subsidiaries for such McBride Restructuring Expenses.

        (b) If this Agreement is terminated by the Company pursuant to Section 9.01(h), or if terminated by the Investors pursuant to Section 9.01(e), then the Company shall pay to the Investors a single termination fee of $1.0 million (the "TERMINATION FEE"). The Termination Fee shall be paid no later than the third Business Day following the date of termination of this Agreement by wire transfer of immediately available funds to such single account as Hudson Bay shall designate in a written notice delivered to the Company. It is understood and agreed by and amongst the Investors that the Termination Fee delivered by the Company to such account shall be disbursed therefrom as follows, but only after payment or reimbursement of such Transaction Expenses that are jointly expenses of the Investors: (i) 21% to Hudson Bay, (ii) 73% to McBride, considered a single investor and (iii) 6% to Kelter and Penn Square, considered a single investor.

        (c) If this Agreement is terminated by the Company pursuant to Section 9.01(d) and the Company elects to receive the Termination Fee, then the Investor (with McBride considered a single investor, and Kelter and Penn Square considered a single investor) whose breach is the basis for termination of this Agreement by the Company pursuant to Section 9.01(d) shall pay to the Company the Termination Fee. In the event the breach by more than one Investor (with McBride considered a

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    single investor, and Kelter and Penn Square considered a single investor) is the basis for termination of this Agreement by the Company pursuant to
    Section 9.01(d) and the Company elects to receive the Termination Fee, then such breaching Investors shall be severally liable to the Company to pay the Termination Fee; PROVIDED, HOWEVER, that the Company shall not be entitled to receive any amount in excess of the Termination Fee under this Section 9.02(c). It is understood and agreed by and amongst the Investors that although such breaching Investors shall be severally liable to the Company to pay the Termination Fee pursuant to the immediately preceding sentence, such breaching Investors as amongst themselves shall be liable for an equal share of such Termination Fee. Payment of the Termination Fee pursuant to this paragraph (c) shall be made no later than the third Business Day following the date of termination of this Agreement by wire transfer of immediately available funds to such account as the Company shall designate in a written notice delivered to the Investors.

                                   ARTICLE X.
                                  DEFINITIONS

    X.01 DEFINITIONS. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

        "ACQUISITION PROPERTY" has the meaning ascribed to it in the McBride Contribution Agreement.

        "ACQUISITION PROPOSAL" means a bona fide proposal or offer from a Qualified Third Party relating to any direct or indirect (i) acquisition or purchase of fifteen per cent (15%) or more of any of the Company's Common Stock outstanding, (ii) acquisition or purchase of any equity securities (including partnership or membership interests or units) of any Subsidiary of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, or a proposal to acquire the Company or an interest in it which is conditional upon, or otherwise contemplates, the Company not completing the transactions which are the subject of this Agreement.

        "AFFILIATE" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person.

        "AMENDED AND RESTATED PARTNERSHIP AGREEMENT" has the meaning ascribed to it in Section 7.02(l).

        "ASSOCIATE" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

        "BENEFIT PLAN" means any Plan entered into, established, maintained, contributed to or required to be contributed to, by the Company or any Company ERISA Affiliate providing benefits to employees, former employees, independent contractors, former independent contractors of the Company or any Company ERISA Affiliate, or their dependents or beneficiaries.

        "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the business or condition of the Company or the Operating Partnership, including without limitation financial statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and

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    books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

        "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York and are authorized or obligated to close.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

        "CLAIM NOTICE" means written notification of a Third Party Claim, pursuant to Section 6.03(a), as to which indemnity under Article VI is sought by an Indemnified Party, enclosing a copy of all papers served, if any; and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under
    Article VI, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

        "CLOSING" means the closing of the transactions contemplated by this Agreement.

        "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "COMPANY ERISA AFFILIATE" means an entity required (at any relevant time) to be aggregated with the Company under Sections 414(b), (c), (m) or
    (o) of the Code or Section 4001 of ERISA.

        "CONTRIBUTED BUSINESS" means the business, assets and properties (including the Acquisition Contracts and Acquisition Properties, as each such term is defined in the Management Contribution Agreement) to be contributed pursuant to the McBride Contribution Agreement.

        "DISPUTE PERIOD" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or Indemnity Notice.

        "ENVIRONMENTAL LAW" means any applicable Law relating to the use, ownership, occupancy or operation of the Properties or any portion thereof, or any user or occupant thereof, human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Material, including, without limitation, CERCLA, the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 ET SEQ. and the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 ET SEQ. and any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing any of the above laws.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "FLIP" means Fairlawn Industrial Park, Inc.

        "FORM S-4" has the meaning ascribed to it in Section 5.10.

        "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

        "HAZARDOUS MATERIAL" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls
    (PCBs); (B) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

        "INTANGIBLE PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

        "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of Article VI, including Related Indemnified Parties.

        "INDEMNIFYING PARTY" means any Person providing indemnification under any provision of Article VI.

        "INDEMNITY NOTICE" means written notification pursuant to Section 6.03(b) of a claim for indemnity under Article VI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

        "INVESTOR ACQUISITION PROPOSAL" means, with respect to any Investor, a bona fide proposal or offer from a Third Party relating to any direct or indirect (i) acquisition or purchase of fifteen per cent (15%) or more of any of such Investor's equity securities (including partnership or membership interests or units) outstanding, (ii) acquisition or purchase of any equity securities of any Subsidiary (including Penn Square in the case of Kelter) of such Investor, (iii) acquisition or purchase of all or any substantial portion of the assets of such Investor or any Subsidiary, (iv) acquisition or purchase of any McBride Property or Acquisition Property, or
    (v) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such Investor or any of its subsidiaries, or a proposal to acquire such Investor or an interest in it which is conditional upon, or otherwise contemplates, such Investor not completing the transactions which are the subject of this Agreement.

        "IRS" means the United States Internal Revenue Service.

        "KNOWLEDGE" of the Company, the Operating Partnership or their respective Subsidiaries, means, with respect to any representation or warranty, the current, actual knowledge of James Mulvihill, Evan Zucker or Rick Burger.

        "LICENSES" means all licenses, permits, variances, exemptions, certificates of authority, authorizations, orders, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

        "LIENS" means any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind.

        "MATERIAL ADVERSE EFFECT" means an adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership or any of their Subsidiaries which would be material to the Company, the Operating Partnership and their Subsidiaries, taken as a whole.

        "MCBRIDE PROPERTY" means any Property as defined in the McBride Contribution Agreement and any FLIP Property as defined in the Merger Agreement.

        "MCBRIDE RESTRUCTURING EXPENSES" means all costs and expenses, including without limitation, fees and disbursements of counsel, accountants and other financial, legal, accounting or other advisors and out-of-pocket expenses incurred by McBride, any Subsidiaries of McBride or any of their respective Affiliates or Associates in connection with any restructuring, reorganization, recapitalization, merger or disposition of assets in contemplation of the Transactions (other than the Transactions themselves) or otherwise; provided, however, that the following costs incurred by McBride associated with the Refinancing shall not be considered McBride Restructuring Expenses: environmental and engineering reports, title, survey, and recordation and transfer taxes.

        "MHB LP" means McBride Hudson Bay, L.P., a Delaware limited partnership.

        "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

        "ORIGINAL PROPERTIES" means the Americana Lakewood apartments, the Emerald Pointe apartments, the Sedona apartments and the Quadrangles Village apartments (or any property the federal income tax basis of which is determined in whole or in part by reference to the basis of the foregoing).

        "OUTSIDE INVESTOR" has the meaning ascribed to it in the Stock Purchase Agreement.

        "OVERBID AMOUNT" means the minimum amount determined in good faith by the Board for the purpose of enabling the Investors to exercise their rights under Section 5.05(c)(ii), after consultation with a financial advisor, by which the purchase price for the Securities would have to be increased to make the transactions which are the subject of this Agreement as favorable to the stockholders of the Company from a financial point of view as the transaction which is the subject of a particular Acquisition Proposal.

        "OVERBID NOTICE" means a notice of the determination of the Board of the Company that the transaction contemplated by an Acquisition Proposal would be an Overbid Transaction, which notice contains the information described in Section 5.05(a)(y)(ii)(C).

        "OVERBID TRANSACTION" means a transaction which is the subject of an Acquisition Proposal which the Board in good faith determines would be reasonably likely to result in a more favorable transaction from a financial point of view to the stockholders of the Company than the transactions contemplated by this Agreement.

        "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to liabilities or obligations not yet due or delinquent,
    (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary and (iv) any exceptions to title set forth in SECTION 3.16 OF THE COMPANY DISCLOSURE LETTER.

        "PERSON" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

        "PLAN" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, worker's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

        "PROPERTIES" means the assets held through Virginia Street Associates Limited Partnership, American Emerald Partners, L.P., American Quadrangles Partners, L.P. or American Sedona Partners, L.P., including without limitation the Americana Lakewood apartments, the Sedona apartments, the Emerald Pointe apartments and the Quadrangles Village apartments.

        "PROXY STATEMENT/PROSPECTUS" has the meaning ascribed to it in Section 5.10.

        "REFINANCING" means the proposed financing facility of approximately $45,000,000 aggregate principal amount of indebtedness pursuant to that certain Commitment Letter by and between Nomura Asset Capital Corporation and McBride Enterprises, Inc., dated July 21, 1997, or such other similar financing.

        "SEC" means the Securities and Exchange Commission.

        "SECTION 1031 EXCHANGE" means, with respect to any property, the exchange of such property for property of like kind in a transaction qualifying under Section 1031 of the Code in which not more than 10% of the built-in gain associated with such property is required to be recognized by the partners of the Operating Partnership for federal income tax purposes.

        "SECURITIES" means the shares of Common Stock, warrants, options and Partnership Units to be issued and sold to the Investors, including shares of Common Stock issuable upon conversion of Partnership Units to be issued and sold, pursuant to this Agreement and the Transaction Agreements.

        "SUBSIDIARY" means with respect to any party, a corporation, partnership or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation, partnership or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party. Notwithstanding the foregoing, "Subsidiary," when used with respect to the Company, includes, without limitation, the Operating Partnership.

        "TAXES" means federal, state, local or foreign income, franchise, excise, stamp, real property, personal property, sales, use, customs, transfer, gains or value added tax, tariff, import, fee, duty, levy or other governmental charge.

        "TRANSACTION AGREEMENTS" means the Stock Purchase Agreement, the Merger Agreement, the Management Contribution Agreement, the McBride Contribution Agreement and all agreements and documents to be delivered by the Company and the Operating Partnership, and by the Investors to the Company, in connection with the transactions contemplated by this Agreement and the Transaction Agreements.

        "TRANSFER TAXES" means all sales, use, transfer, real property transfer, recording, gains and other similar taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement.

        (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively;
    (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the relevant party. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XI.
                                 MISCELLANEOUS

    XI.01 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the addresses or facsimile numbers on ANNEX 1 hereto. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

    XI.02 ENTIRE AGREEMENT. This Agreement and the Transaction Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

    XI.03 PUBLIC ANNOUNCEMENTS. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, the Company and the Investors will not, and will not permit any of their respective Subsidiaries and their Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. The Company and the Investors will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

    XI.04 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Except as otherwise provided in this Agreement, all remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

    XI.05 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

    XI.06 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person, except as provided in Section 5.15 and Article VI (which is intended to be to the benefit of the persons entitled to therein, and may be enforced by any of such persons).

    XI.07 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) except as otherwise provided in the Transaction Agreements. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

    XI.08 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

    XI.10 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

    XI.11 JURISDICTION. THE PARTIES AGREE THAT ALL DISPUTES BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, AND WHETHER ARISING IN LAW OR IN EQUITY OR OTHERWISE, SHALL BE RESOLVED BY THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER IN ANY OTHER JURISDICTION. IN ADDITION, EACH OF THE PARTIES HERETO CONSENTS TO SUBMIT TO THE PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK IN THE EVENT THAT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTION AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    XI.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

    XI.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    XI.14 NO PERSONAL RECOURSE. Notwithstanding anything to the contrary contained in this Agreement or in any of the Transaction Agreements, except as otherwise specifically set forth in this Agreement with respect to the Termination Fee, (i) only the MHB LP and the FLIP Shareholders, jointly and severally with the MHB LP, but only to the extent of the number of shares of Common Stock received as Merger Consideration in connection with the Merger, (and not any other McBride or any partner, shareholder or member of any McBride) shall be liable for any claims made by non-McBride parties under this Agreement or any of the Transaction Agreements, (ii) the non-McBride parties to this Agreement and the other Transaction Agreements shall look only to the Partnership Units held by the MHB LP (provided that such Partnership Units shall not include 181,818 Partnership Units to be issued at Closing to MHB LP) and the Common Stock held by the FLIP Shareholders with respect to any claims that may be made under this Agreement or any of the Transaction Agreements, and (iii) other than as provided above, no personal recourse or personal liability for any claims under this Agreement or any of the Transaction Agreements shall be had against any McBride (other than the MHB LP) or any partner, shareholder or member of any McBride.

    IN WITNESS WHEREOF the parties hereto have executive this Agreement on this 20th day of August, 1997

                                AMERICAN REAL ESTATE INVESTMENT
                                CORPORATION

                                By:               /s/ EVAN ZUCKER
                                     ------------------------------------------
                                                 Name: Evan Zucker
                                                  Title: President

                                AMERICAN REAL ESTATE INVESTMENT, L.P.

                                By:       American Real Estate Investment
                                                    Corporation,
                                                its General Partner
                                                  /s/ EVAN ZUCKER
                                     ------------------------------------------
                                                 Name: Evan Zucker
                                                  Title: President

                                HUDSON BAY PARTNERS, L.P.

                                By:          Hudson Bay Partners, Inc.,
                                                its General Partner
                                                /s/ DAVID H. LESSER
                                     ------------------------------------------
                                               Name: David H. Lesser
                                                  Title: President

                                JEFFREY KELTER
                                PENN SQUARE PROPERTIES, INC.

                                By:              /s/ JEFFREY KELTER
                                     ------------------------------------------
                                                Name: Jeffrey Kelter
                                                  Title: Principal

                                MCBRIDE ENTITIES:
                                MCBRIDE HUDSON BAY, L.P.

                                By:      Urban Farms Shopping Center, Inc.,
                                                its General Partner
                                              By: /s/ DAVID F. MCBRIDE
                                     ------------------------------------------
                                               Name: David F. McBride
                                           Title: Chief Executive Officer

                                FAIRLAWN INDUSTRIAL PARK, INC.

                                By:             /s/ DAVID F. MCBRIDE
                                     ------------------------------------------
                                               Name: David F. McBride
                                           Title: Chief Executive Officer

                                URBAN FARMS SHOPPING CENTER, INC.

                                By:             /s/ DAVID F. MCBRIDE
                                     ------------------------------------------
                                               Name: David F. McBride
                                           Title: Chief Executive Officer

                                OAKLAND INDUSTRIAL PARK, INC.

                                By:             /s/ DAVID F. MCBRIDE
                                     ------------------------------------------
                                               Name: David F. McBride
                                           Title: Chief Executive Officer

                                MCBRIDE PROPERTIES

                                By:             /s/ DAVID F. MCBRIDE
                                     ------------------------------------------
                                               Name: David F. McBride
                                               Title: General Partner

                                NEW JERSEY ASSOCIATES

                                By:             /s/ DAVID F. MCBRIDE
                                     ------------------------------------------
                                               Name: David F. McBride
                                               Title: General Partner

                                RAMAPO RIDGE MCBRIDE OFFICE PARK

                                By:             /s/ DAVID F. MCBRIDE
                                     ------------------------------------------
                                               Name: David F. McBride
                                        Title: Attorney-in-fact for General
                                                      Partner

                                FAIRLAWN INVESTMENTS, L.L.C.

                                By:             /s/ DAVID F. MCBRIDE
                                     ------------------------------------------
                                               Name: David F. McBride
                                           Title: Chief Executive Officer

                                FLIP SHAREHOLDERS (but only for the purposes of the agreements contained in Section 6.02):

                                FRANCIS V. MCBRIDE
                                REVOCABLE TRUST, UID 4/22/96

                                By:            /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                              Name: Timothy B. McBride
                                            Title: Attorney-in-fact for
                                           Antoinette R. McBride, Trustee

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                        Attorney-in-fact for JOAN H. MCRIDE

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                        Attorney-in-fact for MARY V. DEKORTE

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                      Attorney-in-fact for KATHRYN M. KRUCKEL

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                     Attorney-in-fact for MORIA MCBRIDE MURPHY

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                      Attorney-in-fact for J. NEVINS MCBRIDE,
                                                        JR.

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                       Attorney-in-fact for W. PETER MCBRIDE

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                       Attorney-in-fact for DAVID F. MCBRIDE

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                      Attorney-in-fact for TERENCE A. MCBRIDE

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                         Attorney-in-fact for SHEILA JAMES

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                      Attorney-in-fact for MICHAEL X. MCBRIDE

                                               /s/ TIMOTHY B. MCBRIDE
                                     ------------------------------------------
                                                 Timothy B. McBride
                                        Attorney-in-fact for MARK J. MCBRIDE

                                                                      ANNEX 1 TO
                                                       MASTER INVESTOR AGREEMENT

                               NOTICE PROVISIONS

1. If to McBride, to them at
McBride Enterprises, Inc.

        808 High Mountain Road

        PO Box 549

        Franklin Lakes, New Jersey 07417

        Attention: David McBride

        Chief Executive Officer

        Telephone: (201) 891-6403

        Facsimile: (201) 891-3608

2. If to Jeffrey Kelter or Penn Square Properties, Inc., to them at

        The Widener Building, Inc.

        1 South Penn Square, Suite 200

        Philadelphia, Pennsylvania 19107

        Attention: Jeffrey Kelter

        Telephone: (215) 972-0090

        Facsimile: (215) 972-0819

3. If to Hudson Bay Partners, L.P., to it at

        237 Park Avenue, Suite 900
        New York, New York 10017
        Attention: David Lesser
        President
        Telephone: (212) 692-3622

        Facsimile: (212) 692-3623

If to any of the foregoing Investors, a copy (which shall not constitute notice) to:

        Rogers & Wells

        200 Park Avenue

        New York, New York 10166

        Attention: Robert E. King, Jr., Esq.

        Telephone: (212) 878-8000

        Facsimile: (212) 878-8375

4. If to American Real Estate Investment Corporation or American Real Estate Investment, L.P., to them at

        1670 Broadway, Suite 3350

        Denver, CO 80202

        Attention: Jim Mulvihill, Evan Zucker, Rick Burger

        Telephone: (303) 869-4700

        Facsimile: (303) 869-4602

with a copy (which shall not constitute notice) to:

        Paul, Weiss, Rifkind, Wharton & Garrison

        1285 Avenue of the Americas

        New York, New York 10019

        Attention: Edwin S. Maynard, Esq.

        Telephone: (212) 373-3000

        Facsimile: (212) 757-3990

    This STOCK PURCHASE AGREEMENT dated as of August 20, 1997 ("AGREEMENT") is made and entered into by and between HUDSON BAY PARTNERS, L.P., a Delaware limited partnership ("PURCHASER"), and AMERICAN REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the "COMPANY"). Capitalized terms used in this Agreement and not defined in this Agreement have the meanings specified in the Master Investment Agreement dated as of the date hereof, by and among the Company, the Purchaser and the other parties thereto (the "MASTER INVESTMENT AGREEMENT").

                                    RECITALS

    A. Purchaser desires to invest a minimum of $10 million in cash in the Company in exchange for the issuance to Purchaser of that number of shares of common stock, par value $.001 per share (the "COMMON STOCK"), as determined pursuant to the terms and subject to the conditions of this Agreement.

    B. Purchaser is a party to the Master Investment Agreement, and the investment by Purchaser pursuant to this Agreement is among the transactions contemplated by the Master Investment Agreement.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                           SALE OF SHARES AND CLOSING

    I.01 PURCHASE AND SALE. (a) The Company agrees to issue and sell to Purchaser (and to the Outside Investor (as defined in Section 9.01 below), if applicable), and Purchaser agrees to purchase (and agrees to cause the Outside Investor to purchase, if applicable) from the Company, at the Closing on the terms and subject to the conditions set forth in this Agreement, the following:

        (i) Purchaser agrees to purchase that number of shares of Common Stock equal in value (as determined in SECTION 1.01(B)) to $10,000,000 (the "GUARANTEED SHARES"); provided that the $10,000,000 amount shall be reduced by the $2,000,000 Cash Contribution (as defined in the McBride Contribution Agreement) if contributed pursuant to the McBride Contribution Agreement;

        (ii) Purchaser agrees to purchase, or to provide an Outside Investor to purchase, that number of shares of Common Stock equal in value to $5,000,000, subject to a reduction in an amount equal to the Optional Cash Contribution (as defined in the McBride Contribution Agreement) (the "ADDITIONAL GUARANTEED SHARES");

        (iii) Purchaser agrees to purchase, or to provide an Outside Investor to purchase, that number of shares of Common Stock equal in value to $5,000,000; provided, however, that the $5,000,000 amount shall be reduced by the value ascribed to the following assets if contributed to the Company or its affiliates pursuant to the Transaction Agreements: (i) the Partnership Interests (as defined in the McBride Contribution Agreement) relating to the Acquisition Portfolio (as defined in the McBride Contribution Agreement), and/or (ii) the FLIP Acquisition Properties (as defined in the Merger Agreement)(the "MCBRIDE GUARANTEED SHARES"); and

        (iv) If Purchaser notifies the Company on or before the day (the "EXERCISE DATE") that is 10 days prior to the date on which the Form S-4 is declared effective by the SEC of its decision to purchase additional shares (the "OPTION"), that number of shares of Common Stock set forth in such notice (not to exceed $10,000,000 in value) (the "OPTION SHARES," and together with the Guaranteed Shares, the Additional Guaranteed Shares and the McBride Guaranteed Shares, the "SHARES"). Purchaser may assign the Option in its sole discretion to the Outside Investor.

    (b) The aggregate number of Shares to be issued and sold to Purchaser (and the Outside Investor, if applicable) pursuant to this Agreement shall be equal to the Total Investment (as defined herein) divided by the Per Share Purchase Price.

    I.02 PURCHASE PRICE. The aggregate purchase price for the Shares (the "PURCHASE PRICE") shall be an amount equal to the Total Investment.

    I.03 LOCK-UP PERIOD. Purchaser agrees (and agrees to use reasonable efforts to cause the Outside Investor to agree, if applicable) that for a period of two years following the Closing (the "LOCK-UP PERIOD") it may not, in any way or to any extent, sell, transfer, assign, or (with the Company's consent which shall not be unreasonably withheld) pledge or encumber, or otherwise convey any or all of the Shares delivered to Purchaser in connection with this transaction; and that not more than 25% of the Shares owned by Purchaser may be sold in the three-month period after the end of the initial two year Lock-Up Period, and an additional 25% of such Shares may be sold in each three-month period thereafter (so that all such Shares may be sold after the third anniversary of the Closing
Date); provided that transfers may be made, subject to the restrictions hereof and under the Company's Articles of Incorporation, to an Affiliate which agrees in writing in an instrument reasonably acceptable to the Company to be bound by the restriction on transfer of the Shares contained in this Agreement and by the obligations contained in the indemnification provisions in Section 6.02 of the Master Investment Agreement, provided that such obligation shall be limited to the Shares actually received by such Affiliate, and such Affiliate shall not be liable for money damages or otherwise.

    I.04 CLOSING. The Closing will take place at the place and at the time on the Closing Date designated in the Master Investment Agreement. At the Closing, Purchaser (and if applicable the Outside Investor) will pay the Purchase Price by wire transfer of immediately available funds to such account as the Company may reasonably direct by written notice delivered to Purchaser (and if applicable the Outside Investor) by the Company at least two (2) Business Days before the Closing Date. Simultaneously, the Company will assign and transfer to Purchaser (and if applicable the Outside Investor) good and valid title in and to the Shares, free and clear of all Liens, by delivering to Purchaser (and if applicable the Outside Investor) a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered by the Company to Purchaser the Warrant (as defined below), the certificates and other documents and instruments required to be delivered under this Agreement and under the Master Investment Agreement.

                                  ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

    Purchaser hereby represents and warrants to the Company as follows:

    II.01 ORGANIZATION. Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership power and authority to conduct its business as and to the extent now conducted and to own, use, lease and operate its assets and properties. Purchaser is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing individually or in the aggregate which would not have a Material Adverse Effect (as defined herein).

    II.02 AUTHORITY. Purchaser has full partnership power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Transaction Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder have been duly and validly approved by all necessary partnership action on the part of Purchaser. This Agreement and the Master Investment Agreement have been duly and validly executed and delivered by Purchaser and constitute, and upon the execution and delivery by Purchaser of the other Transaction Agreements to which it is a party, such Transaction Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    II.03 NO CONFLICTS. Neither the execution or delivery by Purchaser of this Agreement or any Transaction Agreement to which it is or will be a party, nor consummation of the transactions contemplated hereby or thereby or compliance with or fulfillment of the terms and provisions hereof or thereof by Purchaser, will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the assets of Purchaser, under the organizational documents of Purchaser or any other instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which Purchaser is a party or any of its properties is subject or by which it is bound or any statute, other law or regulatory provisions affecting it or (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of Purchaser, except for such conflicts, breaches, defaults, events, creations, impositions, approvals, consents, declarations, filings or authorizations which would not reasonably be expected to either (x) have a Material Adverse Effect or (y) prevent or hinder the consummation of the transactions contemplated hereby.

    II.04 GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Transaction Agreements to which it is a party, or the consummation of the transactions contemplated hereby or thereby.

    II.05 LEGAL PROCEEDINGS. There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting, nor to the knowledge of Purchaser are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Purchaser or any of its assets and properties which, if determined adversely to Purchaser, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or adversely affect in any material respect the ability of Purchaser to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party.

    II.06 PURCHASE FOR INVESTMENT. The Shares will be acquired by Purchaser (or, if applicable, the Outside Investor) pursuant to this Agreement, for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of Purchaser (or the Outside Investor, as the case may be). Purchaser (or the Outside Investor, as the case may be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause the Company to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

    II.07 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with the Company without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against the Company or any of its Subsidiaries for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE III.
                            COVENANTS OF THE COMPANY

    The Company covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing the Company will comply with all covenants and provisions of this Article III, except to the extent Purchaser may otherwise consent in writing.

    III.01 THE WARRANT. The Company will issue to Purchaser at the Closing a warrant (the "Warrant") (exercisable for a period of seven years from the Closing Date) to purchase 300,000 shares of Common Stock at a price of $11.00 per share, in substantially the form attached hereto as Exhibit A.

    III.02 THE OPTION. The Company will deliver to Purchaser (or to the Outside Investor) at the Closing the Option Shares; provided that Purchaser (or the Outside Investor, as the case may be) gives a written notification to the Company on or before the Exercise Date of Purchaser's election to exercise the Option.

                                  ARTICLE IV.
                             COVENANTS OF PURCHASER

    Purchaser covenants and agrees with the Company that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, Purchaser will comply with all covenants and provisions of this
Article IV, except to the extent the Company may otherwise consent in writing.

    IV.01 REGULATORY AND OTHER APPROVALS. Purchaser will (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Transaction Agreements to which it is a party, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Company or such Governmental or Regulatory Authorities or other Persons may reasonably request and (iii) cooperate with the Company and its Subsidiaries as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of the Company or any Subsidiary of the Company to consummate the transactions contemplated hereby and by the Transaction Agreements to which it is a party. Purchaser will provide prompt notification to the Company when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise the Company of any communications with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Agreements to which it is a party.

    IV.02 OUTSIDE INVESTOR. Purchaser will, prior to the Exercise Date, give notice to the Company stating who is a potential Outside Investor.

    IV.03 PURCHASER INVESTMENT IN THE MCBRIDE CONTRIBUTOR. Prior to the Closing, Purchaser will invest no less than $2,000,000 in the McBride Contributor and it is intended that the McBride Contributor will, pursuant to the McBride Contribution Agreement, make the Cash Contribution of such amount.

    IV.04 FULFILLMENT OF CONDITIONS. Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the Company contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE V.
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

    The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

    V.01 SATISFACTION OF CONDITIONS TO TRANSACTION AGREEMENTS. All conditions precedent to the consummation of the transactions contemplated by the Master Investment Agreement and the other Transaction Agreements (other than the condition that the transactions contemplated by this Agreement shall have been consummated) shall have been satisfied or, if permissible, waived.

    V.02 WARRANT. The Company shall have executed and delivered to Purchaser the Warrants.

                                  ARTICLE VI.
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

    The obligations of the Company hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

    VI.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

    VI.02 OFFICER'S CERTIFICATE. Purchaser shall have furnished to the Company a certificate of an officer of its general partner, in form and substance reasonably satisfactory to the Company.

    VI.03 PERFORMANCE. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

    VI.04 MASTER INVESTMENT AGREEMENT. All of the transactions contemplated by the Master Investment Agreement (other than those contemplated by this Agreement) shall have been consummated.

                                  ARTICLE VII.
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

    VII.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements of Purchaser contained in this Agreement will survive the Closing until the second anniversary of the Closing Date, except that to the extent any claim for indemnification is made under the Master Investment Agreement with respect to any representation, warranty, covenant or agreement that would otherwise terminate and a notice for indemnification shall have been timely given under Article VI of the Master Investment Agreement on or prior to such termination date, then such survival period will be extended as it relates to such claim until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VI of the Master Investment Agreement. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth herein.

    VII.02 INDEMNIFICATION. Indemnification with respect to breaches of or inaccuracies in any representation or warranty of, or nonfulfillment of or failure to perform or breach of any covenant or agreement on the part of, the Purchaser contained in this Agreement, or on the part of the Company or the Operating

Partnership in the Master Investment Agreement, shall be as provided in and pursuant to the Master Investment Agreement.

                                 ARTICLE VIII.
                                  TERMINATION

    VIII.01 TERMINATION. This Agreement shall be terminated in the event the Master Investment Agreement is terminated pursuant to its terms.

    VIII.02 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to Section 8.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the Master Investment Agreement.

                                  ARTICLE IX.
                                  DEFINITIONS

    IX.01 DEFINITIONS. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

    "MATERIAL ADVERSE EFFECT" means an adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of Purchaser or any of its Subsidiaries which would be material to Purchaser and its Subsidiaries, taken as a whole.

    "OPTION" has the meaning ascribed to it in Section 1.01.

    "OUTSIDE INVESTOR" means a third party purchaser of the shares of Common Stock of the Company which purchaser shall not adversely affect the Company's eligibility or qualification as a "real estate investment trust" under the Code.

    "TOTAL INVESTMENT" means the aggregate amount invested by Purchaser and the Outside Investor pursuant to Section 1.01(a)(i), (ii), (iii) and (iv), and in any event shall be at least $20,000,000 (subject to reduction as described in Section 1.01(i), (ii) and (iii)), but no more than $30,000,000.

    "TRANSACTION AGREEMENTS" means the Master Investment Agreement, the Merger Agreement, the Management Contribution Agreement, the McBride Contribution Agreement and all agreements and documents to be delivered by the Company, the Operating Partnership and the Investors in connection with the transactions contemplated by this Agreement and the Master Investment Agreement.

    "WARRANT" has the meaning ascribed to it in Section 3.01.

    (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. All accounting terms used herein and not expressly defined herein or in the Master Investment Agreement shall have the meanings given to them under GAAP.

                                   ARTICLE X.
                                 MISCELLANEOUS

    X.01 NOTICES. All notices, requests and other communications hereunder must be given in the manner provided in the Master Investment Agreement.

    X.02 ENTIRE AGREEMENT. This Agreement and the Transaction Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

    X.03 EXPENSES. Except as otherwise expressly provided in this Agreement or in the Master Investment Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the Transaction Agreements and the transactions contemplated hereby and thereby.

    X.04 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

    X.05 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

    X.06 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

    X.07 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of law; (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to any Affiliate or Subsidiary of Purchaser, provided that any such Affiliate or Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein and in the Master Investment Agreement and provided that such assignment would not adversely affect the Company's eligibility or qualification as a "real estate investment trust" under the Code; and (c) except as otherwise provided in this Agreement. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

    X.08 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

    X.09 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

    X.10 JURISDICTION. THE PARTIES AGREE THAT ALL DISPUTES BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN LAW OR EQUITY OR OTHERWISE, SHALL BE RESOLVED BY THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER

PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER IN ANY OTHER JURISDICTION.

    X.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

    X.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                AMERICAN REAL ESTATE
                                INVESTMENT CORPORATION

                                By:  /s/ EVAN ZUCKER
                                     -----------------------------------------
                                     Name: Evan Zucker
                                     TITLE: PRESIDENT
                                HUDSON BAY PARTNERS, L.P.
                                its general partner

                                By:  /s/ DAVID H. LESSER
                                     -----------------------------------------
                                     Name: David H. Lesser
                                     TITLE: PRESIDENT

    This MANAGEMENT CONTRIBUTION AGREEMENT dated as of August 20, 1997 (this "AGREEMENT") is made and entered into by and among JEFFREY KELTER ("KELTER"), PENN SQUARE PROPERTIES, INC., a Pennsylvania subchapter S corporation ("PENN SQUARE"), AMERICAN REAL ESTATE INVESTMENT, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP") and AMERICAN REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the "COMPANY"). Capitalized terms used in this Agreement and not defined in this Agreement have the meanings specified in the Master Investment Agreement dated as of the date hereof, by and among the Company, the Operating Partnership, Kelter, Penn Square and the other parties thereto (the "MASTER INVESTMENT AGREEMENT").

                                    RECITALS

    A. Kelter desires to contribute the Preferred Stock (as defined below) to the Operating Partnership in exchange for the Contribution Consideration (as defined below).

    B. Kelter is a party to the Master Investment Agreement and the contribution by Kelter pursuant to this Agreement is among the transactions contemplated by the Master Investment Agreement.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                            CONTRIBUTION AND CLOSING

    I.01 CONTRIBUTION. At the Closing, Kelter shall contribute and convey to the Operating Partnership, and the Operating Partnership shall accept and assume from Kelter, for the Contribution Consideration, and pursuant to the terms and subject to the conditions set forth in this Agreement, all of Kelter's right, title and interest in and to all of the 190,000 shares of Class A preferred stock, par value $.01 per share (the "PREFERRED STOCK"), of Penn Square.

    I.02 CONTRIBUTION; LP UNITS.

    (a) CONTRIBUTION CONSIDERATION. In consideration for Kelter's contribution of all of the Preferred Stock and in exchange therefor, the following shall be issued to Kelter by the Operating Partnership (the "CONTRIBUTION CONSIDERATION")
(i) that number of LP Units (as defined below) having an aggregate value, calculated as provided in Section 1.02(b), equal to $4,000,000 (the "TOTAL LP UNIT VALUE"); and (ii) warrants (the "WARRANTS") (exercisable for a period of seven years from the Closing Date) to purchase 250,000 LP Units at a price of $11.00 per LP Unit, substantially in the form attached hereto as EXHIBIT A. If the calculation of the Contribution Consideration would result in a fraction of an LP Unit being delivered to Kelter, then such number of LP Units shall be rounded to the nearest whole number of LP Units.

        (b) ISSUANCE OF LP UNITS.

        (i) Units of limited partnership interest in the Operating Partnership (the "LP UNITS") shall be issued and delivered at the Closing to Kelter. The LP Units shall be exchangeable at the option of the holder thereof for shares ("CONVERSION SHARES") of the common stock, par value $.001 per share, of the Company, as provided in the Partnership Agreement (as defined below).

        (ii) The number of LP Units to be delivered in satisfaction of payment of the Total LP Unit Value shall be the number of units equal to the Total LP Unit Value divided by the Per Unit Purchase Price.

    (c) TRANSFER RESTRICTIONS. Kelter agrees that he may only sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the LP Units and Warrants delivered to him in connection with this transaction and, if applicable, any Conversion Shares in strict compliance with this Agreement, the Partnership Agreement, the terms of the Warrants, the charter documents of the Company, the registration and other provisions of the Securities Act of 1933, as amended (and the rules promulgated thereunder) (the "SECURITIES ACT"), any state securities laws, and the rules of the American Stock Exchange, in each case as may be applicable. With respect to any Conversion Shares, Kelter shall have the registration rights set forth in the Partnership Agreement.

    (d) LOCK-UP PERIOD. Kelter agrees that for a period of two years following the Closing (the "LOCK-UP PERIOD") he may not, in any way or to any extent, redeem (pursuant to the Partnership Agreement or otherwise), sell, transfer, assign, or (without the Operating Partnership's consent which shall not be unreasonably withheld) pledge or encumber, or otherwise convey any or all of the LP Units or Conversion Shares, as the case may be, delivered to Kelter in connection with this transaction; and that not more than 25% of the LP Units or Conversion Shares owned by Kelter may be sold in the three-month period following the initial two year Lock-Up Period, and an additional 25% of such LP Units and Conversion Shares may be sold in each three-month period thereafter (so that all LP Units and Conversion Shares may be sold after the third anniversary of the Closing Date); PROVIDED that transfers may be made, subject to the restrictions hereof and under the Partnership Agreement, to Permitted Transferees. The term "PERMITTED TRANSFEREE" shall mean Kelter's spouse; a parent or lineal descendant (including an adopted child) of a parent, or the spouse of a lineal descendant of a parent; a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, Kelter, or a trustee, guardian or custodian for a Permitted Transferee of Kelter; the trustee of a trust (including a voting trust) for the benefit of Kelter; and a corporation, partnership or other entity of which Kelter and Permitted Transferees of Kelter are the beneficial owners of a majority in voting power of the equity, and who (i) is an Accredited Investor (as defined in Rule 501 under the Securities Act); and (ii) agrees in writing in an instrument reasonably acceptable to the Operating Partnership to be bound by the restriction on transfer of the LP Units and Conversion Shares contained in this Agreement and by the obligations contained in the indemnification provisions in
Section 6.02 of the Master Investment Agreement, provided that such obligation shall be limited to the LP Units and Conversion Shares actually received by such Permitted Transferee, and such Permitted Transferee shall not be liable for money damages or otherwise.

    I.03 CLOSING. The contribution of the Preferred Stock and delivery of the Contribution Consideration shall be consummated at the Closing, which will take place at the place and at the time on the Closing Date designated in the Master Investment Agreement. At the Closing, there shall also be delivered to the Company, the Operating Partnership, Kelter and Penn Square the certificates and other documents and instruments required to be delivered under this Agreement and under the Master Investment Agreement.

                                  ARTICLE II.
            REPRESENTATIONS AND WARRANTIES OF KELTER AND PENN SQUARE

    Kelter and Penn Square, jointly and severally, represent and warrant to the Operating Partnership that the following matters are true as of the date hereof and at Closing:

    II.01 ORGANIZATION. Penn Square is duly organized and validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite power and authority to own, lease and operate its properties and assets as they are now owned, leased and operated and carry on its business as now conducted and presently proposed to be conducted. Penn Square is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing individually or in the aggregate would not have a Material Adverse Effect (as defined herein).

    II.02 AUTHORITY. Each of Kelter and Penn Square has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the other documents delivered by Kelter and Penn Square, and the performance of all obligations of Kelter and Penn Square under this Agreement and such other documents by Kelter and Penn Square, have been duly authorized, and this Agreement is binding on Kelter and Penn Square and enforceable against Kelter and Penn Square in accordance with its terms. Other than those which have been obtained prior to the date hereof, no consent of any creditor, investor, partner, shareholder (other than Kelter), tenant-in-common of Kelter or Penn Square, judicial or administrative body, Governmental or Regulatory Authority, or other governmental body or agency, or other party to such execution, delivery and performance by Kelter and Penn Square is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by Kelter and Penn Square will (i) result in a breach of, default under, or acceleration of, any agreement to which Kelter or Penn Square is a party or by which Kelter or Penn Square is bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Kelter or Penn Square is subject.

    II.03 SUBSIDIARIES AND AFFILIATES. On the Closing Date, Penn Square will not own, directly or indirectly, any capital stock of, or any other interest in, any corporation, limited liability company, general partnership, limited partnership, proprietorship, trust or other entity.

    II.04 CAPITALIZATION. On the Closing Date, all of the issued and outstanding shares of capital stock of Penn Square will be owned directly by Kelter. At the Closing, the authorized capital stock of Penn Square will consist of (i) 10,000 shares of common stock; 4,000 shares of which will be owned by Kelter, 3,000 shares of which will be transferred by Kelter to Hudson Bay and 3,000 shares of which will be transferred by Kelter to McBride; and (ii) 190,000 shares of Preferred Stock, all of which will be transferred by Kelter to the Operating Partnership hereunder. No options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of Penn Square, whether upon conversion of other securities or otherwise, are outstanding and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

    II.05 NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has been no material adverse change in the assets, properties, business, operations, income or condition (financial or otherwise) of Penn Square, nor is any such change threatened, nor has there been any damage, destruction or loss which could have a Material Adverse Effect, whether or not covered by insurance, and Penn Square has conducted its business only in the ordinary course consistent with past practice.

    II.06 BUSINESS CONTRACTS. Schedule 2.06 contains a true, correct and complete list of all contracts, agreements and arrangements to which Penn Square is a party and which relate to management, leasing and/or brokerage services performed by Penn Square (collectively, the "BUSINESS CONTRACTS"). True, correct and complete copies of the Business Contracts have been delivered or made available to the Operating Partnership. SCHEDULE 2.06 accurately sets forth for each Business Contract any amendments or modifications with respect thereto. Each Business Contract is in full force and effect and embodies the entire agreement between the parties thereto. Penn Square has satisfied in full or provided for all of its liabilities and obligations thereunder requiring performance prior to the date hereof in all material respects. Penn Square is not in default in any material respect under any Business Contract, nor, to the knowledge of Penn Square, are there any existing conditions which, with the passage of time or the giving of notice or both, would constitute a default in any material respect under any Business Contract. To the best knowledge of Penn Square, no other party to any such Business Contract is in default in any material respect thereunder, nor does any condition exist which, with the passage of time or the giving of notice or both, would constitute a default in any material respect on the part of any other party under any Business Contract. To the knowledge of Penn Square, no other party to a Business Contract has any right of offset or other similar rights.

    II.07 ACQUISITION CONTRACTS. SCHEDULE 2.07 contains a true, correct and complete list of all contracts and agreements to which Penn Square is a party relating to the acquisition or purchase of real property (the "ACQUISITION CONTRACTS"). True, correct and complete copies of the Acquisition Contracts have been delivered or made available to the Operating Partnership. SCHEDULE 2.07 accurately sets forth for each Acquisition Contract the name of the other party(ies) thereto and any amendments or modifications with respect thereto. Each Acquisition Contract is in full force and effect and embodies the entire agreement between the parties thereto. Penn Square has satisfied in full or provided for all its liabilities and obligations thereunder requiring performance prior to the date hereof in all material respects. Penn Square is not in default in any material respect under any Acquisition Contract, nor, to the knowledge of Penn Square, are there any existing conditions which, with the passage of time or the giving of notice or both, would constitute a default in any material respect under any Acquisition Contract. To the best knowledge of Penn Square, no other party to any such Acquisition Contract is in default in any material respect thereunder, nor does any condition exist which, with the passage of time or the giving of notice or both, would constitute a default in any material respect on the part of any other party under any Acquisition Contract.

    II.08 OTHER CONTRACTS. SCHEDULE 2.08 contains a true, correct and complete list of all contracts and agreements to which Penn Square is a party other than Business Contracts and the Acquisition Contracts. Each such contract is in full force and effect and embodies the entire agreement between the parties thereto. Penn Square has satisfied in full or provided for all its liabilities and obligations thereunder requiring performance prior to the date hereof in all material respects. Neither Penn Square nor, to the best knowledge of Penn Square, any other party thereto is in default in any material respect under any such contract.

    II.09 ACQUISITION PROPERTIES. Penn Square has performed (or will have performed prior to Closing) a review and investigation with respect to each of the properties which is the subject of an Acquisition Contract (collectively, "ACQUISITION PROPERTIES"), in connection with which Penn Square has reviewed and analyzed at least the following for each Acquisition Property: operating and financial statements, leases, significant contracts to be assumed, financing to be assumed, environmental status, physical and engineering status, status of title, as-built survey and zoning and permitting matters. Such investigation has not revealed any issues, other than those which have been disclosed to the Company or the Operating Partnership, which would have a material adverse impact on the proposed acquisition of any such Acquisition Property or the purchase price to be paid in connection therewith.

    II.10 NO CONFLICT. Neither the execution and delivery of this Agreement by Kelter and Penn Square nor the performance by Kelter and Penn Square of the transactions contemplated hereby will: (a) violate or conflict with any of the provisions of the Certificate of Incorporation or By-Laws (or similar governing documents) of Penn Square; (b) except as would not have a Material Adverse Effect, violate, conflict with, result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien in or upon any of the properties or assets of Kelter or Penn Square or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any mortgage, indenture, deed of trust, lease, contract (including any Business Contract and any Acquisition Contract), loan or credit agreement, license or other instrument to which Kelter or Penn Square is a party or by which it or any of their assets may be bound or affected; or (c) except as would not have a Material Adverse Effect, violate or conflict with any provision of any Law or Order applicable to Kelter or Penn Square, require any consent or approval of or filing or notice with any Governmental or Regulatory Authority.

    II.11 BOOKS AND RECORDS. Each of the books and records of Penn Square (as previously supplied or made available to the Operating Partnership) is true, correct, complete and current in all material respects and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

    II.12 CERTIFICATE OF INCORPORATION AND BY-LAWS. Penn Square has heretofore delivered to the Operating Partnership true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Secretary of State of Pennsylvania) and By-Laws (certified by the secretary of Penn Square) or similar governing documents of Penn Square as in full force and effect on the date hereof. Such Certificate or Articles of Incorporation and By-Laws shall remain in full force and effect on the Closing Date, subject only to the amendments effected by the Articles of Amendment (as defined below).

    II.13 FINANCIAL STATEMENTS. (i) The audited balance sheets of Penn Square as of December 31, 1996 and the related audited statements of income, retained earnings and cash flows for the year then ended, including the footnotes thereto, certified by Arthur Andersen LLP, certified public accountants, true and complete copies of which have heretofore been delivered to the Operating Partnership, present fairly, in all material respects, the financial position of Penn Square as at such date and the results of operations and cash flows of Penn Square for the year then ended, in each case, in accordance with GAAP consistently applied for the periods covered thereby (the "AUDITED FINANCIAL STATEMENTS") and (ii) the unaudited balance sheet of Penn Square as of June 30, 1997 and the related statements of income for the period then ended, true and complete copies of which have heretofore been delivered to the Operating Partnership, present fairly, in all material respects, the financial position of Penn Square as of such date and the results of operations of Penn Square for the period then ended, in each case in accordance with GAAP consistently applied for the six-month period covered thereby.

    II.14 UNDISCLOSED LIABILITIES. Except as disclosed on SCHEDULE 2.14, Penn Square does not have any liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (i) liabilities incurred since December 31, 1996 in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), none of which individually or in the aggregate, is material to the business, operations, income, condition (financial or otherwise), assets or properties of Penn Square or (ii) liabilities disclosed and reflected as liabilities on the Audited Financial Statements for Penn Square delivered to the Operating Partnership.

    II.15 LEGAL PROCEEDINGS. There are no outstanding Orders by which Kelter or Penn Square or any of their securities, assets, properties or businesses, as applicable, are bound. Except as disclosed on SCHEDULE 2.15, there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Penn Square, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting, nor to the knowledge of Penn Square are there any Governmental or Regulatory Authority investigations pending or threatened against, Kelter or Penn Square or any of their assets, properties or businesses, nor are there any facts which are likely to give rise to any such action or proceeding which if adversely decided, would have a Material Adverse Effect.

    II.16 PROPERTY.

    (a) SCHEDULE 2.16(A) contains a true and complete list of (i) all assets owned or leased by Penn Square which constitute real property (the "REAL PROPERTY") and (ii) all material assets owned or leased by Penn Square that constitute tangible personal property (the "TANGIBLE PERSONAL PROPERTY" and, together with the Real Property, the "PENN SQUARE ASSETS"). The Penn Square Assets are all the assets owned or leased by Penn Square and used in (or necessary for) its business. Except as set forth in SCHEDULE 2.16(A), Penn Square has, and upon consummation of the Closing will continue to have, good and marketable title to all of the Penn Square Assets that are not licensed or leased to Penn Square, in each case free and clear of all Liens. The Penn Square Assets are in good working condition and free of material defects, ordinary wear and tear excepted. None of the Penn Square Assets, nor the operation or maintenance thereof, violates in any material respect, any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation or encroaches on any property owned by others. No condemnation or similar proceeding is pending or threatened with respect to any Penn Square Asset.

    (b) SCHEDULE 2.16(B) contains a true and complete list of all Intangible Property owned by Penn Square and used in (or necessary for) its business. None of the Intangible Property infringes upon the rights of any other person or, to the knowledge of Penn Square, is infringed upon by any other person or its property and Penn Square has not received any notice of any claim of any other person relating to any of the Intangible Property or any process or confidential information of Penn Square and Penn Square does not know of any basis for any such charge or claim. Except for the Intangible Property, no other intellectual property or intangible property rights are required for Penn Square to conduct its business in the ordinary course consistent with past practice. All of the Intangible Property is valid and in good standing.

    II.17 LEASES. SCHEDULE 2.17 contains a true and complete list of all real property leases and material equipment leases to which Penn Square is party, and true and correct copies of all such leases have previously been furnished or made available to the Operating Partnership. All such leases are in full force and effect, and there are no existing payment or other defaults with respect thereto that entitle, or with the passage of time would entitle, the lessor to terminate any such lease, except where the failure of a lease to be in full force and effect and for such defaults the existence of which would not have a Material Adverse Effect.

    II.18 EMPLOYEE RELATIONS. Except as disclosed on SCHEDULE 2.18, Penn Square is not a party to, and there does not otherwise exist, any agreement with any labor organization, or any collective bargaining or similar agreement with respect to employees of Penn Square. There are no complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending or, to the best knowledge of Penn Square, threatened, involving any employee, applicant for employment, or former employee of Penn Square against Penn Square. During the past five (5) years, Penn Square has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the best knowledge of Penn Square, threatened.

    II.19 LICENSES AND PERMITS. SCHEDULE 2.19 sets forth a list of the government permits, licenses, registrations and other governmental consents and authorizations (federal, state, local and foreign) (collectively, "PERMITS") which Penn Square has obtained in connection with its assets, properties and business. Except as set forth on SCHEDULE 2.19, no Permits (including Permits under Environmental Laws) are required to be obtained by Penn Square in connection with its properties or business. All such Permits are in full force and effect and in good standing, and, except as shown on SCHEDULE 2.19, shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement. Penn Square has not received any notice of any claim of revocation of any such Permits nor has knowledge of any event which might give rise to such a claim.

    II.20 TITLE; LIENS. The Preferred Stock will be duly authorized by Penn Square for issuance to Kelter and, when issued and delivered by Penn Square, will be validly issued, fully paid and non-assessable. Upon payment of the Contribution Consideration and delivery of the Preferred Stock in accordance herewith, the Operating Partnership will receive good, valid and marketable title to the Preferred Stock, free and clear of all Liens. The form of stock certificate to be used to evidence the Preferred Stock will be in due and proper form and will comply with all applicable legal requirements. The Preferred Stock and the issuance thereof is not subject to any preemptive or other similar rights.

    II.21 COMPLIANCE WITH LAWS. Penn Square (i) is in compliance with all, and not in violation of any, and has not received any claim or notice that it is not in compliance in any material respect with, or that it is in violation in any material respect of, any Law or Order to which Penn Square or any of its businesses, operations, assets or properties (including the use and occupancy thereof) are subject and (ii) has not failed to obtain or to adhere to the requirements of any governmental permit, license, registration and other governmental consent or authorization necessary in connection with its assets, properties or business, which non-compliance or violation would have a Material Adverse Effect.

    II.22 UNITED STATES PERSON. Kelter is not a "Foreign Person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and shall execute and deliver an "Individual Transferor" certification at Closing.

    II.23 INSURANCE. Penn Square is insured by insurers of recognized financial responsibility as set forth on SCHEDULE 2.23. Penn Square has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect.

    II.24 REMAINING ASSETS AND LIABILITIES. At the Closing Date, the only assets of Penn Square will be the Business Contracts and other assets listed on
SCHEDULE 2.24 and the only liabilities of Penn Square will be those listed on
SCHEDULE 2.24.

    II.25 INVESTMENT REPRESENTATION. Kelter will acquire the LP Units and Warrants to be delivered to him at the Closing with the intention of holding such LP Units and Warrants for purposes of investment and not with a view towards sale or any other distribution. Kelter has been advised that he may be required to bear the economic risk of an investment in the LP Units and Warrants for an indefinite period of time. Kelter is an Accredited Investor. Kelter has such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the LP Units and Warrants. Kelter has been afforded the opportunity to ask questions of those persons he considers appropriate and to obtain any additional information he desires in respect of the LP Units and Warrants and the business, operations, conditions (financial and otherwise) and current prospects of the Operating Partnership and the Company. Kelter has consulted his own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of the LP Units and Warrants and has not relied on the Operating Partnership, the Company or any of their officers, directors, affiliates or professional advisors for such advice as to such consequences.

    II.26 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Kelter directly with the Operating Partnership without the intervention of any Person on behalf of Kelter in such manner as to give rise to any valid claim by any Person against the Company or any of its Subsidiaries for a finder's fee, brokerage commission or similar payment.

    II.27 TAXES. All tax returns and reports required to be filed by Penn Square have been timely filed and all such tax returns are complete and accurate in all material respects. Penn Square has timely paid all taxes shown as due on all such tax returns and reports. No requests for waivers of the time to assess any taxes against Penn Square have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements of Penn Square or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on SCHEDULE 2.27, to the knowledge of Penn Square, no event has occurred and no condition or circumstance exists which presents a material risk that any tax will be imposed on Penn Square. No federal, state or local taxing authority has asserted in writing any tax deficiency, lien, interest or penalty or other assessment against Penn Square which has not been paid and there is no pending audit or inquiry from any federal, state or local tax authority relating to Penn Square which reasonably may be expected to result in a tax deficiency, lien, interest, penalty or other assessment against Penn Square which would have, individually or in the aggregate, a Material Adverse Effect. Since December 31, 1996, Penn Square has incurred no liability for taxes except in the ordinary course of business.

    II.28 S CORPORATION STATUS. Penn Square is an S corporation that validly elected to be an S corporation for federal and relevant state income tax purposes as of its first taxable year, and has maintained its status as an S corporation at all times thereafter. No event exists or has existed, which presents a material risk that Penn Square's status as an S corporation is or was subject to termination or revocation. Penn Square has not had and will not have income which would terminate its S corporation status as described in Section 1362(d)(3)(A) of the Code.

                                  ARTICLE III.
                      COVENANTS OF KELTER AND PENN SQUARE

    Kelter and Penn Square covenant and agree with the Operating Partnership that, at all times from and after the date hereof until the Closing, Kelter and Penn Square will comply with all covenants and provisions of this Article III, except to the extent the Operating Partnership may otherwise consent in writing.

    III.01 REGULATORY AND OTHER APPROVALS. Kelter and Penn Square will (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Kelter and Penn Square to consummate the transactions contemplated hereby and by the Transaction Agreements to which it is a party,
(ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Company or such Governmental or Regulatory Authorities or other Persons may reasonably request and (iii) cooperate with the Company and the Subsidiaries of the Company as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of the Company or any Subsidiary of the Company to consummate the transactions contemplated hereby and by the Transaction Agreements to which it is a party. Kelter and Penn Square will provide prompt notification to the Company when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise the Company of any communications with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Agreements to which it is a party.

    III.02 NOTICE OF EVENTS. Kelter shall promptly notify the Operating Partnership of (i) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement, and (ii) any event, occurrence, transaction or other item which would have been required to have been disclosed on any schedule or statement delivered hereunder had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of Kelter or Penn Square, as the case may be, materially misleading.

    III.03 FULFILLMENT OF CONDITIONS. Kelter will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the Operating Partnership and the Company contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

    III.04 CHANGE IN CONDITIONS. Kelter shall promptly notify the Operating Partnership of any change in any condition with respect to Penn Square, the Acquisition Contracts or the Acquisition Properties, or of the occurrence of any event or circumstance that makes any representation or warranty of Kelter or Penn Square, as the case may be, to the Operating Partnership under this Agreement untrue or misleading, or any covenant of the Operating Partnership under this Agreement incapable or less likely of being performed, it being understood that Kelter's obligation to provide notice to the Operating Partnership under this SECTION 3.04 shall in no way relieve Kelter or Penn Square, as the case may be, of any liability for a breach by Kelter or Penn Square, as the case may be, of any of its representations, warranties or covenants under this Agreement.

    III.05 ISSUANCE OF THE PREFERRED STOCK. Prior to Closing, Kelter will cause Penn Square (i) to amend its articles of incorporation to authorize the Preferred Stock, with such designations, voting powers, preferences and other rights as set forth in the articles of amendment of the articles of incorporation, the form of which is attached hereto as Exhibit B (the "ARTICLES OF AMENDMENT"), and (ii) to issue the Preferred Stock.

    III.06 FINANCIAL STATEMENTS. As promptly as practicable, Penn Square will deliver to the Company the audited (in the case of any fiscal year ending after the date hereof and before the Closing Date) and the unaudited (in the case of any fiscal quarter ending after the date hereof and before the Closing Date) balance sheet of Penn Square, and the related audited or unaudited statements of income, retained earnings and cash flows, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be.

    III.07 EMPLOYMENT AGREEMENT. At Closing, Kelter will enter into an employment agreement (the "EMPLOYMENT AGREEMENT") with the Company substantially in the form attached hereto as EXHIBIT C.

                                  ARTICLE IV.
              CONDITIONS TO OBLIGATIONS OF KELTER AND PENN SQUARE

    The obligations of Kelter and Penn Square hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Kelter in his sole discretion):

    IV.01 SATISFACTION OF CONDITIONS TO TRANSACTION AGREEMENTS. All conditions precedent to the consummation of the transactions contemplated by the Master Investment Agreement and the other Transaction Agreements (other than the condition that the transactions contemplated by this Agreement shall have been consummated) shall have been satisfied or, if permissible, waived.

    IV.02 WARRANT. The Company shall have executed and delivered to Kelter the Warrants.

    IV.03 EMPLOYMENT AGREEMENT. The Company shall have executed and delivered the Employment Agreement.

                                   ARTICLE V.
             CONDITIONS TO OBLIGATIONS OF THE OPERATING PARTNERSHIP

    The obligations of the Operating Partnership hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Operating Partnership in its sole discretion):

    V.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Kelter and Penn Square in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

    V.02 OFFICER'S CERTIFICATE. Penn Square shall have furnished to the Operating Partnership a certificate of an officer, in form and substance satisfactory to the Operating Partnership.

    V.03 PERFORMANCE. Kelter and Penn Square shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Kelter or Penn Square, as the case may be, at or before the Closing.

    V.04 ACQUISITION CONTRACTS. Penn Square shall have assigned to McBride the Acquisition Contracts.

    V.05 EMPLOYMENT AGREEMENT. Kelter shall have executed and delivered the Employment Agreement.

    V.06 MASTER INVESTMENT AGREEMENT. All of the transactions contemplated in the Master Investment Agreement (other than those contemplated by this Agreement) shall have been consummated.

                                  ARTICLE VI.
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

    VI.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.The representations, warranties, covenants and agreements of Kelter and Penn Square contained in this Agreement will survive the Closing until the second anniversary of the Closing Date, except that to the extent any claim for indemnification is made under the Master Investment Agreement with respect to any representation, warranty, covenant or agreement that would otherwise terminate and a notice for indemnification shall have been timely given under
Article VI of the Master Investment Agreement on or prior to such termination date, then such survival period will be extended as it relates to such claim until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VI of the Master Investment Agreement. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth herein.

    VI.02 INDEMNIFICATION. Indemnification with respect to breaches of or inaccuracies in any representation or warranty of, or nonfulfillment of or failure to perform or breach of any covenant or agreement on the part of, Kelter or Penn Square contained in this Agreement, or on the part of the Company or the Operating Partnership in the Master Investment Agreement, shall be as provided in and pursuant to the Master Investment Agreement.

                                  ARTICLE VII.
                                  TERMINATION

    VII.01 TERMINATION. This Agreement shall be terminated in the event the Master Investment Agreement is terminated pursuant to its terms.

    VII.02 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to Section 7.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Operating Partnership, the Company, Penn Square or Kelter (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the Master Investment Agreement.

                                 ARTICLE VIII.
                                  DEFINITIONS

    VIII.01 DEFINITIONS. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

    "KNOWLEDGE" of Penn Square means, with respect to any representation and warranty, the current actual knowledge of Jeffrey Kelter.

    "MATERIAL ADVERSE EFFECT" means an adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of Penn Square or any of its Subsidiaries which would be material to Penn Square and its Subsidiaries, taken as a whole.

    "PER UNIT PURCHASE PRICE" has the meaning ascribed to it in the Master Investment Agreement.

    "TRANSACTION AGREEMENTS" means the Master Investment Agreement, the Merger Agreement, the Stock Purchase Agreement, the McBride Contribution Agreement and all agreements and documents to be delivered by the Operating Partnership, the Company and the Investors in connection with the transactions contemplated by this Agreement and the Master Investment Agreement.

    "WARRANT" has the meaning ascribed to it in SECTION 1.02.

    (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Penn Square or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE IX.
                               CLOSING DELIVERIES

    IX.01 KELTER. It shall be a condition precedent to the Operating Partnership's obligations under this Agreement that at the Closing (or such other times as may be specified below), Kelter shall deliver or cause to be delivered to the Operating Partnership the following, each in form and substance reasonably acceptable to the Operating Partnership and its counsel and in addition to the deliveries required under the Master Investment Agreement:

    (a) PREFERRED STOCK CERTIFICATE. The stock certificate evidencing the Preferred Stock.

    (b) ARTICLES OF AMENDMENT. The Articles of Amendment, certified by the Secretary of State of Pennsylvania.

    IX.02 THE OPERATING PARTNERSHIP. It shall be a condition precedent to Kelter's and Penn Square's obligations under this Agreement that at Closing (or such other times as may be specified below) the Operating Partnership shall have delivered or caused to be delivered to Kelter the following, each in form and substance reasonably acceptable to Kelter and its counsel and in addition to the deliveries required under the Master Investment Agreement:

    (a) WARRANTS. The Warrants to be issued to Kelter.

    (b) PARTNERSHIP AGREEMENT. A copy of the Partnership Agreement, duly certified by the secretary of the Company as true, complete and correct.

    After Closing, each of the Operating Partnership and Kelter shall execute and deliver to the other such further documents and instruments as the other reasonably requests to effect this transaction and otherwise effect the agreements of the parties hereto.

                                   ARTICLE X.
                                 MISCELLANEOUS

    X.01 NOTICES. All notices, requests and other communications hereunder must be given in the manner provided in the Master Investment Agreement.

    X.02 ENTIRE AGREEMENT. This Agreement and the Transaction Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

    X.03 EXPENSES. Except as otherwise expressly provided in this Agreement or the Master Investment Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the Transaction Agreements and the transactions contemplated hereby and thereby.

    X.04 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

    X.05 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

    X.06 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

    X.07 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

    X.08 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

    X.09 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

    X.10 JURISDICTION. THE PARTIES AGREE THAT ALL DISPUTES BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN LAW OR EQUITY OR OTHERWISE, SHALL BE RESOLVED BY THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER IN ANY OTHER JURISDICTION.

    X.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

    X.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    X.13 NO PERSONAL RECOURSE. Notwithstanding anything to the contrary contained in this Agreement or in any of the Transaction Agreements, except as otherwise specifically set forth in the Master Investment Agreement with respect to the Termination Fee, (i) only Kelter (and not Penn Square) shall be liable for any claims made by non-Kelter/Penn Square parties to this Agreement or any of the Transaction Agreements, (ii) the non-Kelter/Penn Square parties to this Agreement and the other Transaction Agreements shall look only to the LP Units which Kelter will receive in connection with the transactions contemplated under this Agreement and the Transaction Agreements with respect to any claims that may be made under this Agreement or any of the Transaction Agreements, and (iii) no other personal recourse or personal liability for any claims under this Agreement or any of the Transaction Agreements shall be had against Kelter.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

                                AMERICAN REAL ESTATE INVESTMENT, L.P.

                                By: American Real Estate
                                Investment Corporation,
                                its General Partner

                                By:  /s/ EVAN ZUCKER
                                     -----------------------------------------
                                     Name: Evan Zucker
                                     TITLE: PRESIDENT

                                AMERICAN REAL ESTATE INVESTMENT
                                CORPORATION

                                By:  /s/ EVAN ZUCKER
                                     -----------------------------------------
                                     Name: Evan Zucker
                                     TITLE: PRESIDENT

                                JEFFREY KELTER

                                By:  /s/ JEFFREY KELTER
                                     -----------------------------------------

                                PENN SQUARE PROPERTIES, INC.

                                By:  /s/ JEFFREY KELTER
                                     -----------------------------------------
                                     Jeffrey Kelter
                                     PRINCIPAL

    THIS MCBRIDE CONTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of August 20, 1997, by and between MCBRIDE HUDSON BAY, L.P. (the "MCBRIDE CONTRIBUTOR"), the entities reflected on the signature pages hereto as "The Partnerships" (the "PARTNERSHIPS"), AMERICAN REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the "COMPANY"), and AMERICAN REAL ESTATE INVESTMENT, L.P., a Delaware limited partnership ("ACQUIROR"). Capitalized terms used in this Agreement and not otherwise defined have the meanings specified in the Master Investment Agreement dated as the date hereof, by and among the Company, Acquiror, the McBride Contributor, the Partnerships and the other parties thereto (the "MASTER INVESTMENT AGREEMENT").

                                    RECITALS

    A. The McBride Contributor desires to contribute or cause to be contributed the Partnership Interests, the Fee Properties, if any, the Cash Contribution and the Optional Cash Contribution, if any (all as defined below) to Acquiror in exchange for the Contribution Consideration (as defined below).

    B. The McBride Contributor desires to cause to be contributed the Minority Partnership Interests (as defined below) to the Company in exchange for the Common Stock Amount (as defined below).

    C. The McBride Contributor is a party to the Master Investment Agreement and the contribution by the McBride Contributor pursuant to this Agreement is among the transactions contemplated by the Master Investment Agreement.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. CONTRIBUTION At Closing, the McBride Contributor shall contribute and convey to the Acquiror, and the Acquiror shall accept and assume from the McBride Contributor, for the Contribution Consideration, and pursuant to the terms and subject to the conditions set forth in this Agreement, all of the McBride Contributor's right, title and interest in and to the Partnership Interests, the Fee Properties, if any, the Cash Contribution and the Optional Cash Contribution, if any. The contribution and conveyance of the Partnership Interests, the Fee Properties, if any, the Cash Contribution and the Optional Cash Contribution, if any, shall be made subject to the Assumed Indebtedness (as defined below). At Closing, the McBride Contributor shall cause to be contributed and conveyed to the Company, and the Company shall accept and assume, for the Common Stock Amount, and pursuant to the terms and subject to the conditions set forth in this Agreement, all of the right, title and interest in and to the Minority Partnership Interests.

    For purposes of this Agreement:

    (a) "ACQUISITION CONTRACTS" means the contracts or letters of intent to acquire the Acquisition Properties, which contracts are listed in Schedule 2.07 to the Management Contribution Agreement.

    (b) "ACQUISITION PORTFOLIO" means the (i) Acquisition Contracts for those Acquisition Properties which are not acquired prior to Closing, (ii) any Acquisition Property which is acquired prior to Closing, and (iii) the cash proceeds from the sale of any Disposition Property (to the extent such proceeds have not been used to purchase an Acquisition Property) plus additional cash if necessary, in each case held by the Partnerships. It being understood that, at any time prior to the date which is 5 business days prior to the Exercise Date (as defined in the Stock Purchase Agreement), if the McBride Contributor determines that the closing of the sale of the Disposition Property known as 45 Barbour Pond Road will occur after the Closing Date, then the McBride Contributor may propose to contribute such Disposition Property hereunder, and Acquiror may then accept such contribution, subject to its due diligence and in its sole reasonable discretion, in lieu of cash otherwise included in (iii) above.

    (c) "ACQUISITION PROPERTIES" means the properties that are the subject of the Acquisition Contracts, which properties are listed in Part A of Schedule 1(c).

    (d) "ASSUMED INDEBTEDNESS" means the indebtedness described in Schedule
1(d).

    (e) "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the business or condition of the McBride Contributor and the Partnerships, including without limitation financial statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts (as defined herein), Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

    (f) "CASH CONTRIBUTION" means $2.0 million (which will be contributed by Hudson Bay to the McBride Contributor prior to Closing or, at the direction of the McBride Contributor, to the Acquiror at Closing) in cash to be contributed to the Acquiror by or on behalf of the McBride Contributor at the Closing.

    (g) "DISPOSITION PROPERTIES" means those Properties listed on SCHEDULE 1(G) which are currently owned in fee simple by the Partnerships and which such Partnerships intend to dispose of prior to or after the Closing.

    (h) "FEE PROPERTIES" means the Properties to be contributed in fee simple to the Acquiror at Closing by or on behalf of the McBride Contributor and identified in SCHEDULE 1(H).

    (i) "KNOWLEDGE" of the McBride Contributor and the Partnerships means, with respect to any representation and warranty, the current actual knowledge of David McBride, Michael McBride, Peter McBride and Timothy McBride.

    (j) "LP UNIT RECIPIENTS" means those partners of the McBride Contributor (or beneficial owners of such partners) who will ultimately receive or beneficially own LP Units or Conversion Shares upon dissolution of the McBride Contributor.

    (k) "MATERIAL ADVERSE EFFECT" means an adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the McBride Contributor, the Partnerships or the Properties which would be material to the McBride Contributor, the Partnerships and the Properties, taken as a whole.

    (l) "MINORITY PARTNERSHIP INTERESTS" means the up to 1% ownership interests in the Partnerships listed in SCHEDULE 1(L) to be owned and held directly or indirectly by one or more owners of such Partnerships prior to Closing and contributed to the Company at Closing, as described in SCHEDULE 1(L).

    (m) "OPERATING STATEMENTS" mean all income and expense statements and year-end financial operating statements for the Partnerships and the Properties for calendar years 1994, 1995 and 1996 and for the first and second quarters of 1997.

    (n) "PARTNERSHIPS" means those certain partnerships, corporations and limited liability companies listed in Schedule 1(n), which own, or will own prior to Closing, the Properties and the Acquisition Portfolio.

    (o) "PARTNERSHIP INTERESTS" means the ownership interests in the Partnerships to be owned and held by or on behalf of the McBride Contributor prior to Closing and contributed to the Acquiror at Closing, as described in Part A of SCHEDULE 1(O).

    (p) "PARTNERSHIP PROPERTIES" means those Properties owned in fee simple (or by way of leasehold interest in the case of 88 Mary Street) by the Partnerships and identified in Part A of SCHEDULE 1(P).

    (q) "PROPERTIES" means the Fee Properties and the Partnership Properties, including: (i) the parcels of land described in Part A of SCHEDULE 1(Q) (collectively, the "LAND"), together with all strips, gores, rights, easements and interests appurtenant thereto, including, but not limited to, all right, title and interest of the

McBride Contributor, each Partnership or any other person contributing such Land to the Acquiror on behalf of the McBride Contributor in and to any islands, alleys, drives, streets or other public ways adjacent to the Land and any water or mineral rights owned by, or leased to, the McBride Contributor, each Partnership or such other person; (ii) all improvements located on, over or below the Land, including, but not limited to, the buildings thereon (the "BUILDINGS"), and all other structures, systems, and utilities associated with, and utilized in the ownership and operation of the Buildings (all such improvements being collectively referred to herein as the "IMPROVEMENTS"), but excluding improvements and structures, systems and utilities, if any, owned by Tenants and subtenants of the Buildings; (iii) all right, title and interest of the McBride Contributor, each Partnership and such other person in and to all tangible personal property (x) located on or in the Land or Improvements, or (y) used in connection with the operation and maintenance of any or all of the Properties, but not including personal property subject to equipment leases, (collectively, the "PERSONAL PROPERTY"); (iv) all building materials, supplies, hardware, carpeting and other inventory owned by the McBride Contributor, each Partnership and such other person and maintained in connection with the McBride Contributor's, each Partnership's and such other person's ownership and operation of the Land and/or Improvements (collectively, the "INVENTORY"); (v) the McBride Contributor's, each Partnership's and such other person's interest in all goodwill, trademarks, tradenames, property owners' associations, architectural control boards, development agreements, development rights and entitlements, claims against third parties and other intangible property used or useful in connection with the foregoing (collectively, the "INTANGIBLE PERSONAL PROPERTY"); and (vi) the McBride Contributor's, each Partnership's and such other person's interest in all leases and other agreements to occupy all or any portion of the Land and/or Improvements in effect on the date hereof or into which either the McBride Contributor, any Partnership or any such person enters prior to Closing, but pursuant to the express terms of this Agreement (collectively, the "LEASES").

    (r) "REMEDIAL ACTION" shall mean any and all corrective or remedial action, preventative measures, response, removal, transport, disposal, clean-up, abatement, treatment and monitoring of Hazardous Materials or Environmental Issues, whether voluntary or mandatory, and includes all studies, assessments, reports or investigations performed in connection therewith to determine if such actions are necessary or appropriate (including investigations performed to determine the progress or status of any such actions), all occurring on or after the date hereof.

    (s) "REMEDIAL COSTS" shall include all costs, liabilities, expenses and fees incurred on or after the date of this Agreement in connection with Remedial Action, including but not limited to: (i) the fees of environmental consultants and contractors; (ii) reasonable attorneys' fees (including compensation for in-house and corporate counsel provided such compensation does not exceed customary rates for comparable services); (iii) the costs associated with the preparation of reports, and laboratory analysis (including charges for expedited results if reasonably necessary); (iv) regulatory, permitting and review fees; (v) costs of soil and/or water treatment (including groundwater monitoring) and/or transport and disposal; and (vi) the cost of supplies, equipment, material and utilities used in connection with Remedial Action.

    (t) "RENT ROLL" means the rent roll for the Buildings, indicating all Leases, Tenants and other pertinent information.

    (u) "TENANTS" mean all of the tenants of the Properties listed on the Rent Roll.

    (v) "TRANSACTION AGREEMENTS" means the Master Investment Agreement, the Merger Agreement, the Stock Purchase Agreement, the Management Contribution Agreement and all agreements and documents to be delivered by Acquiror, the Company and the Investors in connection with the transactions contemplated by this Agreement and the Master Investment Agreement.

    2. CONTRIBUTION; LP UNITS

    (a) GENERAL. Acquiror's sole general partner is the Company. The Company is a real estate investment trust whose common stock is traded on the American Stock Exchange (the "AMEX").

    (b) CONTRIBUTION CONSIDERATION.

    (i) The aggregate consideration to be paid to the McBride Contributor by Acquiror and the Company for the Partnership Interests, the Fee Properties, if any, the Cash Contribution and the Optional Cash Contribution, if any (the "CONTRIBUTION CONSIDERATION") shall consist of that number of LP Units (as defined below) (the "TOTAL LP UNIT AMOUNT") that equals the aggregate of the amounts set forth in the next succeeding sentence (the "TOTAL LP UNIT VALUE") divided by the Per Unit Purchase Price. The Total LP Unit Value shall equal (A) the sum of the "ALLOCATED AMOUNTS" assigned to all of the Fee Properties, if any, and Partnership Interests, as provided on Part A of SCHEDULE 2(B)(I)-A, subject to adjustment as provided below; minus (B) the sum of the Assumed Indebtedness with respect to all Properties, as reflected in Part A of SCHEDULE 2(B)(I)-B, subject to adjustment as provided below; minus (C) any prorations described in PARAGRAPH 12("PRORATIONS") and credited, as of the Closing Date (as defined below), to Acquiror; plus (E) any Prorations credited, as of the Closing Date, to the McBride Contributor; minus (F) any other adjustments described in this Agreement ("ADJUSTMENTS") occurring on or prior to the Closing Date in favor of Acquiror; plus (G) any Adjustments occurring on or prior to the Closing Date in favor of the McBride Contributor; and plus (H) the Cash Contribution and the Optional Cash Contribution, if any. If any Property is excluded from the transactions provided for in this Agreement, the Allocated Amounts and the Assumed Indebtedness shall be adjusted based on the respective amounts thereof that are allocated on Part A of SCHEDULE 2(B)(I)-A and Part A of SCHEDULE 2(B)(I)-B to that Property.

    (ii) If the calculation of the Total LP Unit Amount in accordance with the foregoing provisions would result in a fraction of an LP Unit being delivered to the McBride Contributor, then the Total LP Unit Amount shall be rounded to the nearest whole number of LP Units. The Fee Properties are to be contributed to Acquiror subject to the corresponding items of Assumed Indebtedness. Provided that all conditions precedent to Acquiror's obligations to close as set forth in this Agreement (collectively, "ACQUIROR'S CONDITIONS PRECEDENT") have been satisfied and fulfilled, or waived in writing by Acquiror, the Contribution Consideration shall be paid to the McBride Contributor at Closing pursuant to Subparagraph 2(c).

        (iii) The McBride Contributor will have the right to elect, at any time after the date of this Agreement and until Exercise Date, to make an additional contribution to Acquiror of an aggregate of up to $2.6 million of cash (which may be contributed through Partnership Interests and may be in the form of one or more Acquisition Properties)(the "OPTIONAL CASH CONTRIBUTION"), in consideration for the issuance to the McBride Contributor of additional LP Units at the Closing.

        (iv) The parties acknowledge that the McBride Contributor (or any Partnership) may close on one or more of the Acquisition Properties prior to the Closing Date. If that happens, such Acquisition Properties shall become part of the Acquisition Portfolio and the Allocated Amounts and the Assumed Indebtedness shall be adjusted to reflect the new amounts that are to be allocated to those Acquisition Properties.

        (v) The aggregate consideration to be paid to the holders of the Minority Partnership Interests by the Company for the Minority Partnership Interests (the "COMMON STOCK AMOUNT") shall consist of that number of shares of Common Stock that equals the sum of the Allocated Amounts assigned to such Minority Partnership Interests, as provided in SCHEDULE 2(B)(V), divided by the Per Share Purchase Price.

    (c) ISSUANCE OF LP UNITS AND COMMON STOCK.

        (i) Units of limited partnership interest in Acquiror (the "LP UNITS") equalling the Total LP Unit Amount shall be issued and delivered at Closing to the McBride Contributor. The LP Units shall be exchangeable at the option of the holders thereof for shares ("CONVERSION SHARES") of the common stock, par value $.001 per share (the "COMMON STOCK"), of the Company as provided in Acquiror's Amended and Restated Partnership Agreement (as defined in the Master Investment Agreement).

        (ii) Notwithstanding the foregoing, an amount equal to 5% of the LP Units otherwise issuable to the McBride Contributor hereunder, shall be issuable and held in escrow until after the date on which all post-Closing adjustments and Prorations have been finalized, which shall occur no later than 90 days after the Closing Date, and all amounts payable by the McBride Contributor in respect of those adjustments have been paid in full. Any such amounts remaining unpaid after 15 days following the date the adjustments were finalized may at Acquiror's discretion be applied against those LP Units at the Per Unit Purchase Price. Any distributions made in respect of such LP Units during the period when such LP Units are held in escrow will also be held in escrow and will be released to the McBride Contributor only when the LP Units in respect of which such distributions were made are so released.

        (iii) Shares of Common Stock equalling the Common Stock Amount shall be issued and delivered at Closing, in the names of and for distribution to those Common Stock recipients set forth on SCHEDULE 2(C)(III) (the "COMMON STOCK RECIPIENTS"). Such shares of Common Stock will be registered under the Securities Act.

    (d) TRANSFER RESTRICTIONS. The McBride Contributor agrees that it or any LP Unit Recipient may only sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the LP Units delivered to it in connection with this transaction and, if applicable, any Conversion Shares in strict compliance with this Agreement, the Amended and Restated Partnership Agreement, the charter documents of the Company, the registration and other provisions of the Securities Act (and the rules promulgated thereunder), any state securities laws, and the rules of the AMEX, in each case as may be applicable. Holders of LP Units (and Conversion Shares issuable in respect of such Units) shall have the registration rights with respect to those Conversion Shares set forth in the Amended and Restated Partnership Agreement.

    (e) LOCK-UP PERIOD. The McBride Contributor agrees that (i) for a period of two years following the Closing (the "LOCK-UP PERIOD") it shall not, in any way or to any extent, redeem (pursuant to the Amended and Restated Partnership Agreement or otherwise), sell, transfer, assign, or (without Acquiror's consent which shall not be unreasonably withheld) pledge or encumber, or otherwise convey, any or all of the LP Units or Conversion Shares, as the case may be, delivered to the McBride Contributor in connection with this transaction; and
(ii) not more than 25% of the initial number of LP Units or Conversion Shares owned by it or an LP Unit Recipient, as the case may be, may be sold by it or by such LP Unit Recipient in the three-month period immediately following the Lock-Up Period, and an additional 25% of such LP Units and Conversion Shares may be sold in each three-month period thereafter (so that all LP Units and Conversion Shares may be sold after the third anniversary of the Closing Date); provided that transfers may be made, subject to the restrictions hereof and under the Amended and Restated Partnership Agreement, to Permitted Transferees. At Closing, the McBride Contributor will cause each Common Stock Recipient to agree, in form and substance reasonably satisfactory to the Company (the "COMMON STOCK RECIPIENT LOCK-UP LETTERS"), that (i) for the Lock-Up Period it shall not, in any way or to any extent, sell, transfer, assign, pledge or encumber, or otherwise convey, any or all of the shares of Common Stock delivered to it in connection with this transaction; and (ii) not more than 25% of the initial number of shares of Common Stock owned by it may be sold by it in the three-month period immediately following the Lock-Up Period, and an additional 25% of such shares may be sold in each three-month period thereafter (so that all of such shares may be sold after the third anniversary of the Closing Date); provided that transfers may be made, subject to the restrictions hereof, to Permitted Transferees. The term "PERMITTED TRANSFEREE," with respect to the McBride Contributor and any LP Unit Recipient or Common Stock Recipient, shall mean any other LP Unit Recipient or Common Stock Recipient, as the case may be, and such recipient's spouse; a parent or lineal descendant (including an adopted child) of a parent, or the spouse of a lineal descendant of a parent; a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, such recipient, or a trustee, guardian or custodian for a Permitted Transferee of such recipient; the trustee of a trust (including a voting trust) for the benefit of such recipient; and a corporation, partnership or other entity of which such recipient and Permitted Transferees of such recipient are the beneficial owners of a majority in voting power of the equity, and, in the case of an LP Unit Recipient, who (i) is an accredited investor (as defined in Rule 501 under the Securities Act); and (ii) agrees in writing in an instrument reasonably acceptable to Acquiror to be bound by the restriction on transfer of the LP Units and Conversion Shares contained in this Agreement and by the obligations contained in the indemnification provisions in Section 6.02 of the Master Investment Agreement, provided that such obligation shall be limited to the LP Units, Conversion Shares or shares of Common Stock actually received by such Permitted Transferee, and such Permitted Transferee shall not be liable for money damages or otherwise.

    3. CLOSING. The contribution of the Partnership Interests, the Fee Properties, if any, the Cash Contribution, the Optional Cash Contribution, if any, and of the Minority Partnership Interests, and delivery of the Contribution Consideration and Common Stock Amount contemplated herein shall be consummated at the Closing, which will take place at the place and at the time on the Closing Date designated in the Master Investment Agreement. At the Closing, there shall also be delivered to the Company, the Acquiror and the McBride Contributor the certificates and other documents and instruments required to be delivered under this Agreement and under the Master Investment Agreement.

    4. PROPERTY INSPECTION

    (a) GENERAL. Acquiror confirms that as of the date hereof, but without limiting any specific warranty, representation or condition set forth in this Agreement and except as otherwise set forth below in this PARAGRAPH 4, there are no further contingencies for Acquiror's studies, investigations, evaluations and inspections of the Properties.

        (b) CONDITION. As a material inducement to the McBride Contributor and the Partnerships to execute this Agreement, Acquiror acknowledges and agrees that, except for the various express warranties, representations and conditions of the McBride Contributor and the Partnerships set forth in this Agreement and for the various express warranties, representations and conditions of the McBride Contributor and the Partnerships in the Master Investment Agreement, or in any other documents, instruments or agreements now or hereafter to be executed or delivered by the McBride Contributor or any or all of the Partnerships and delivered to Acquiror pursuant to the provisions of this Agreement or the Master Investment Agreement (collectively, the "MCBRIDE CONTRIBUTOR DOCUMENTS"), the Partnership Interests, the Properties and the Acquisition Portfolio will be purchased by Acquiror and the Minority Partnership Interests will be purchased by the Company "AS IS" and "WHERE IS" and with all faults, on the basis of Acquiror's own independent investigation. Except as expressly set forth in this Agreement or the McBride Contributor Documents, the McBride Contributor and the Partnerships have not made, do not make, and have not authorized anyone else to make any representation as to the present or future physical condition, value, presence or absence of Hazardous Materials, financing status, leasing, operation, use, tax status, income and expenses or any other matter or thing pertaining to the Properties, and Acquiror acknowledges that no such representation or warranty has been made and that in entering into this Agreement it does not rely on any representation or warranty other than those expressly set forth in this Agreement or in the McBride Contributor Documents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE MCBRIDE CONTRIBUTOR DOCUMENTS, THE MCBRIDE CONTRIBUTOR AND THE PARTNERSHIPS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTIES OR THE ACQUISITION PROPERTIES. The McBride Contributor and the Partnerships shall not be liable for or bound by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the Properties or the Acquisition Properties furnished by any real estate broker, agent, employee, servant or any other person unless the same are specifically set forth in this Agreement or in the McBride Contributor Documents. The provisions of this PARAGRAPH 4(B) shall survive the Closing.

    (c) ENVIRONMENTAL REPORTS. SCHEDULE 4(C) contains a list of each report delivered or made available by the McBride Contributor and the Partnerships to the Acquiror with regard to so-called "Phase I" or "Phase II" environmental inspections and assessments performed prior to the date hereof, and/or a description of any known environmental problem, at the Properties (the "DELIVERED ASSESSMENTS"). The McBride Contributor and the Partnerships represent and warrant that the Delivered Assessments are the only environmental assessments in the possession of the Partnerships or the McBride Contributor with regard to the Properties. The parties acknowledge that EMG has been retained to perform Phase I environmental inspections or assessments at the Properties after the date of this Agreement and prior to the fifteenth business day prior to the Closing Date. The McBride Contributor shall deliver or cause to be delivered to Acquiror all reports prepared in connection with those subsequent assessments ("SUBSEQUENT ASSESSMENTS"). If any Subsequent Assessment indicates that there exists at any Property any presence of or contamination by Hazardous Materials (i) which have, in the reasonable judgment of Acquiror, a material adverse effect on the value of such Property, (ii) which were not disclosed in the Delivered Assessments and (iii) for which Remedial Action (as defined herein) is necessary in order for such Property to be in the same condition with regard to environmental matters as was reflected in the Delivered Assessments (such condition or contamination being referred to as an "ENVIRONMENTAL ISSUE"), then the following will apply:

        (i) ENVIRONMENTAL ISSUE NOTICE. Acquiror shall give written notice of the existence of any Environmental Issues (the "ENVIRONMENTAL ISSUE NOTICE") to the McBride Contributor not later than September 10, 1997 (which date shall be extended for any Property for which a Subsequent Assessment is not delivered at least 5 business days prior to September 10, 1997 to the date which shall be 5 business days after delivery thereof)(the "APPROVAL DATE"). The Environmental Issue Notice shall specify, in reasonable detail, the Environmental Issue and the scope of proposed Remedial Action. Notwithstanding the foregoing, the McBride Contributor shall be and remain liable hereunder, as and to the extent elsewhere provided in this Agreement, for any breach of warranty or representation relating to the existence of any Environmental Issue existing as of the date of this Agreement or the Closing Date, and not detected in the Delivered Assessments or the Subsequent Assessments.

        (ii) MCBRIDE CONTRIBUTOR MITIGATION OPTION. After the delivery of the Environmental Issue Notice, the McBride Contributor may, within the 10 day period following such delivery, send a written notice to Acquiror ("MCBRIDE CONTRIBUTOR REMEDIATION NOTICE") of its election to cause the Acquiror to correct and remediate the noted Environmental Issues, at the McBride Contributor's sole cost and expense ("MCBRIDE CONTRIBUTOR MITIGATION OPTION"), in which event: (A) the terms and provisions of this Agreement shall remain in full force and effect, and (B) Acquiror may deposit into an escrow with the Title Company (a "REMEDIATION ESCROW") a number of LP Units which would otherwise be delivered to the McBride Contributor at Closing equal in value to the reasonably anticipated Remedial Costs (as defined herein). The McBride Contributor will pay all costs and expenses incurred subsequent to Closing in connection with Remedial Action at those Properties with respect to which the McBride Contributor delivered a McBride Contributor Remediation Notice. The escrowed LP Units in the Remediation Escrow shall be delivered to the McBride Contributor or its designee upon completion of such Remedial Action. Any distributions made in respect of such LP Units during the period when such LP Units are held in escrow will also be held in escrow and will be released to the McBride Contributor only when the LP Units in respect of which such distributions were made are so released. In the event LP Units are escrowed pursuant to this SUBPARAGRAPH 4(C), then at Closing, Acquiror and the McBride Contributor shall enter into a remediation escrow and disbursement agreement reasonably and mutually satisfactory to Acquiror, the McBride Contributor and their respective counsel.

        (iii) REMEDIATION TO BE PERFORMED BY ACQUIROR. If the Closing occurs hereunder, all Remedial Action at those Properties with respect to which the McBride Contributor delivered a McBride Contributor Remediation Notice shall be undertaken by Acquiror or its agents or contractors, and the McBride Contributor shall not be responsible for conducting such Remedial Action; provided, however, that the McBride Contributor liability pursuant to the indemnification set forth in the Master Investment Agreement is in addition to, and not replaced or limited by, the terms of this SUBPARAGRAPH 4(C). For purposes of this SUBPARAGRAPH 4(C) the "reasonably anticipated Remedial Costs" shall be the good faith estimate of Remedial Costs, as set forth in a detailed bid proposal by Acquiror's first-class nationally or regionally recognized environmental engineering and/or consulting firm.

        (iv) ACQUIROR'S RIGHT TO DELETE PROPERTIES. If the McBride Contributor does not elect or fails to timely elect the McBride Contributor Mitigation Option with respect to any Property subject to any Environmental Issue Notice, then Acquiror may, at Acquiror's sole option, elect to delete and eliminate from this Agreement any such Property (the "ENVIRONMENTAL ISSUE DELETION OPTION"), by giving written notice to the McBride Contributor no later than the Closing Date. Upon delivery of such notice, this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended so as to eliminate from this transaction each Property so deleted by Acquiror, subject to a reduction in the Contribution Consideration equal to the aggregate amount of the Allocated Amounts and related Assumed Indebtedness, Prorations and Adjustments of all Properties so deleted. Upon such amendment of this Agreement, all references to the Properties shall automatically exclude each Property so deleted and no Closing or pre-Closing obligations imposed on the McBride Contributor (or Acquiror's Conditions Precedent) shall apply thereto except that Acquiror shall promptly return all documents, records and studies relating to such deleted Properties. Unless the McBride Contributor or any Partnership breaches a representation or warranty contained in PARAGRAPH 8 (in which event the remedies applicable thereto shall apply), Acquiror's exclusive remedy in the event of Environmental Issues or contamination (assuming that the McBride Contributor does not elect or fails to timely elect the McBride Contributor Mitigation Option) at any of the Properties shall be the deletion of such Properties in the manner provided above.

    (d) REFINANCING PROPERTIES. This PARAGRAPH 4 and the rights granted to Acquiror hereunder shall not apply to any Properties which are security for the Refinancing (as defined in the Master Investment Agreement).

    5. TITLE AND SURVEY MATTERS

    (a) CONVEYANCE OF TITLE. At Closing, the McBride Contributor agrees to deliver to Acquiror or Acquiror's assignee or designee bargain and sale deeds with covenants against grantor's acts ("DEEDS"), in recordable form, conveying any Fee Properties to Acquiror or Acquiror's assignee or designee and to deliver the Partnership Interests, the Cash Contribution and the Optional Cash Contribution, if any, to the Acquiror or Acquiror's assignee or designee, the Partnership Interests and the Properties each being free and clear of all liens, claims and encumbrances except for the following items (the "PERMITTED EXCEPTIONS"): (i) any real estate taxes not yet due and payable; (ii) those matters listed on SCHEDULE 5(A) attached hereto; (iii) those additional matters that may become Permitted Exceptions pursuant to SUBPARAGRAPH 5(E); (iv) the rights of Tenants (as tenants only) under the Leases; (v) matters arising as a direct result of any acts or omissions of Acquiror and its Representatives; (vi) any matters disclosed on the Title Commitments referenced in paragraph (b) below, other than matters listed in SCHEDULE 5(A) and liens required to be removed pursuant to this Agreement; (vii) liens securing the Assumed Indebtedness; and (viii) any other items acceptable to Acquiror in its reasonable discretion. At Closing, the McBride Contributor shall also deliver to Acquiror each of the documents listed in PARAGRAPH 11.1. At Closing, the McBride Contributor agrees to cause to be delivered to the Company or the Company's assignee or designee the Minority

Partnership Interests, being free and clear of all liens, claims and encumbrances except for the Permitted Exceptions.

    (b) TITLE COMMITMENTS. The McBride Contributor has heretofore caused (at their sole cost and expense) TitleServNY as agent for Stewart Title Guaranty Company (the "TITLE COMPANY") to issue to Acquiror an owner's title insurance commitment for each of the Properties other than 88 Mary Street (the "TITLE COMMITMENTS"). The title insurance policy to be issued at Closing by the Title Company pursuant to the Title Commitment (the "TITLE POLICY") shall be an ALTA Form B (1987 or later) owner's policy with respect to each Property. Each Title Commitment shall reflect the full amount of the Allocated Amount for each Property, show fee simple or leasehold, as applicable, title to the Properties vested in the McBride Contributor or the Partnerships, together with legible and complete copies of all recorded documents evidencing title exceptions raised in Schedule B of the Title Commitments. It shall be an Acquiror's Condition Precedent that the Title Policies (or "marked-up" title commitments) shall have all standard and general printed exceptions deleted so as to afford full "extended form coverage," and shall further include an owner's comprehensive endorsement (or the equivalent by way of affirmative insurance); an endorsement certifying that the bills for the real estate taxes pertaining to the Land and Improvements do not include taxes pertaining to any other real estate; an access endorsement; a contiguity endorsement, if applicable; a subdivision or plat act endorsement; a survey "land same as" endorsement; a zoning 3.1 endorsement (amended to include parking); a creditors' rights endorsement; an endorsement indicating that the Properties are not within any special benefit district for any entity that has been created and that will assess any one or more of the Properties, but no assessments from such entity currently appear of record; and any other endorsements reasonably requested by Acquiror and reasonably approved by the McBride Contributor, including non-imputation and "Fairway" endorsements. As an Acquiror's Condition Precedent, each Title Commitment shall be marked for later-dating to cover the Closing and the recording of the Deeds, and the Title Company shall deliver the Title Policies (or "marked-up" title commitments) to Acquiror concurrently with the Closing. Should an update to any Title Commitment after the date hereof indicate matters that do or would materially adversely affect the value or marketability of title to any Property, or other matters which do or would materially adversely affect Acquiror's use, operation or financing of any Property, such matters shall be considered Defects (as defined below) and the cure provisions set forth in SUBPARAGRAPH 5(E) shall apply, provided that a Defects Notice (as defined below) is timely delivered with respect to such Defects.

    (c) SURVEYS. The McBride Contributor has heretofore delivered (at their sole cost and expense) an as-built survey or site plan of each Property other than the Acquisition Properties (the "SURVEYS"), prepared by a surveyor(s) duly registered in the State of New Jersey. The Surveys shall be updated to a date on or after the date hereof, and certified to the appropriate Partnership, the Company, any designated lender(s) of Acquiror, and the Title Company, by a surveyor(s) duly registered in the State of New Jersey as having been prepared in accordance with the minimum detail and classification requirements of the land survey standards of the American Land Title Association, and specifically incorporating all of the standards and protocols contemplated by the minimum standard detail requirements and classifications for ALTA/ASCM land title surveys, as adopted in 1992 by ALTA/ASCM, including Table A responsibilities and specifications 1-5 (excluding for Table A5 any information with respect to elevations), 6-11, and 13, and shall include the certification attached hereto as EXHIBIT A. The Surveys shall show any encroachments of the Improvements onto adjoining properties, easements, set-back lines or rights-of-way, and any encroachments of adjacent improvements onto any Property, and shall comply with any requirements imposed by the Title Company as a condition to the removal of the survey exception from the standard printed exceptions in Schedule B of the Title Commitments, and shall comply with any reasonable requirements of Acquiror's lender(s), if any. Without limitation of the foregoing, the Surveys shall state the legal description of the Land, the acreage of the Land and the dimensions, height and square footage of each Building, the number and location of all legal parking spaces on each parcel of Land, driveways, ingress and egress, the address of the Improvements, the zoning of the Property and shall further state whether any parcel of Land is located in a wetlands area or in an area designated by an agency of the United States as being subject to flood hazards or flood risks. Should any Survey indicate the presence of any encroachments by or upon any Property, or other matters that do or would adversely affect the value or marketability of title to any Property, or other matters which do or would adversely affect Acquiror's use, operation or financing of any Property, such matters shall be considered Defects, and the cure provisions set forth in SUBPARAGRAPH 5(E) shall apply, provided that a Defects Notice (as defined below) is timely delivered with respect to such Defects.

    (d) UCC SEARCHES. The McBride Contributor shall deliver to Acquiror, or cause the Title Company to deliver to Acquiror, within 20 days after the date hereof, and shall update to the Closing Date, current searches of all Uniform Commercial Code financing statements naming the record owner of each Property as debtor and filed with either or both of the Secretaries of State of the States pursuant to the laws of which such record owner was organized and the Secretaries of State of the States in which the Properties are located (the "UCC SEARCHES"). Should the UCC Searches indicate matters that do or would materially adversely affect the value or marketability of title to any Property, including, but not limited to, claims or liens against any of such parties encumbering all or any portion of any Property, or other matters which do or would adversely affect Acquiror's use, operation or financing of any Property, and such matters are not Permitted Exceptions, such matters shall be considered Defects, and the cure provisions set forth in SUBPARAGRAPH 5(E) shall apply, provided that a Defects Notice (as defined below) is timely delivered with respect to such Defects.

    (e) DEFECTS AND CURE. The items described in this PARAGRAPH 5 are collectively referred to as "TITLE EVIDENCE." If any Title Evidence obtained after the date hereof and prior to the Closing Date discloses claims, liens, exceptions, or conditions (other than Assumed Indebtedness) that materially adversely affect the use and/or marketability of title to any Property ("DEFECTS"), Acquiror may, prior to the Closing Date, give written notice (the "DEFECTS NOTICE") of such Defects to the McBride Contributor. If and to the extent that the Title Evidence discloses any claims, liens, exceptions or conditions to which Acquiror does not object in its Defects Notice, then such items shall thereafter constitute Permitted Exceptions. If, with respect to any one or more Properties, the McBride Contributor fails or refuses prior to 15 days prior to Closing ("RESPONSE PERIOD"), to either (i) cure all Defects; or
(ii) cause all Defects to be insured over by the Title Company (in form and substance acceptable to Acquiror), then Acquiror may delete and eliminate from this Agreement the applicable Property by written notice to the McBride Contributor delivered on or before the Closing Date, whereupon this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended, as to eliminate such Property or Properties (the "TITLE DELETED PROPERTIES") herefrom, subject to a reduction in the Contribution Consideration in an amount equal to the aggregate amount of (x) the Allocated Amounts minus (y) the Assumed Indebtedness of all Title Deleted Properties, in each case adjusted by eliminating any and all appropriate Prorations and Adjustments.

    6. REPRESENTATIONS AND WARRANTIES

    6.1 MCBRIDE CONTRIBUTOR AND THE PARTNERSHIPS. The McBride Contributor and the Partnerships, jointly and severally, represent and warrant to, and covenant with, Acquiror and the Company as follows:

    (a) ORGANIZATION. The McBride Contributor and each Partnership is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and lawful authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now conducted and presently proposed to be conducted. The McBride Contributor and each Partnership is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not result in a Material Adverse Effect.

    (b) AUTHORITY. The McBride Contributor and each Partnership has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the other documents delivered by the McBride Contributor and each Partnership pursuant to this Agreement, and the performance of all of its obligations under this Agreement and such other documents by it, have been duly authorized by it, and this Agreement is binding on it and enforceable against it in accordance with its terms. No consent (other than those which have been obtained or as set forth on SCHEDULE 6.1(B)) of any creditor, investor, partner, shareholder, tenant-in-common of the McBride Contributor or any Partnership, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by the McBride Contributor or any Partnership is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by the McBride Contributor or any Partnership will (i) result in a breach of, default under, or acceleration of, any agreement to which the McBride Contributor or any Partnership is a party or by which it or the Partnership or Properties are bound (other than the Existing Mortgages as set forth on SCHEDULE 6.1(B)); (ii) violate any provision of its partnership agreement, limited liability company agreement or other organizational documents; or (iii) violate any restriction, court order, agreement or other legal obligation to which the McBride Contributor and/or any of the Partnerships or Properties are subject, except for such breaches, defaults, accelerations or violations which individually or in the aggregate would not have a Material Adverse Effect.

    (c) OTHER RIGHTS. There are no development or other rights associated with any Property which are not being transferred to Acquiror under this Agreement or the other transaction documents.

    (d) DEFAULTS. To their knowledge, neither the McBride Contributor nor any Partnership is in default (which default remains uncured) under any of the documents, recorded or unrecorded, referred to in the Title Commitments for the Properties, except for such defaults that individually or in the aggregate would not have a Material Adverse Effect. To their knowledge, neither the McBride Contributor nor any Property nor any Partnership is in default under any certificates of occupancy, licenses, permits, authorizations and approvals required by law or by any governmental authority having jurisdiction thereof in respect of the Properties, or any portion thereof, occupancy thereof or any present use thereof (the "GOVERNMENTAL APPROVALS"), except for such defaults which individually or in the aggregate would not have a Material Adverse Effect.

    (e) CONTRACTS. There are no existing contracts or equipment leases of any kind relating to the management, leasing, construction, operation, maintenance or repair of any Property to which the McBride Contributor or any Partnership is a party, except those contracts listed on SCHEDULE 6.1(E) attached hereto (the "CONTRACTS"). The Contracts are in full force and effect and have not been modified except as set forth in SCHEDULE 6.1(E), and all of the Contracts will remain in full force and effect through the Closing unless Acquiror otherwise directs the McBride Contributor pursuant to written notice provided to the McBride Contributor at least 35 days prior to Closing. To their knowledge, each party to the Contracts has performed all material obligations required to be performed by it, and is not in default, under any of such Contracts, except for such defaults that individually or in the aggregate would not have a Material Adverse Effect. Except as set forth on SCHEDULE 6.1(E), all of the Contracts may, by the express terms thereof, be terminated without penalty or other payment by the McBride Contributor or the Partnership party thereto (or their assignees or successors) upon no more than 30 days' prior notice.

    (f) EMPLOYEES. Neither the McBride Contributor nor any Partnership has any employees. Neither the McBride Contributor nor any Partnership is a party to any collective bargaining or other agreement or understanding with any labor union relating to any one or more of the Properties, and neither the McBride Contributor nor the Partnerships are privy to or involved in any labor or union controversy or other union interaction of any kind.

    (g) COMPLIANCE WITH LAWS AND CODES. (i) The Properties, and the use and operation of any or all of them are (or the use and operation of any component, portion or area of any Property is) in material compliance with all applicable municipal and other governmental laws, ordinances, regulations, codes (as defined below), licenses, permits and authorizations; and (ii) there are presently and validly in effect all licenses, permits and other authorizations necessary for the use, occupancy and operation of the Properties as they are presently being operated, whether required of the McBride Contributor, any Partnership or any Tenant, except for failures in (i) or (ii) above to comply or to hold such licenses, permits or other authorizations which, individually or in the aggregate, are not having and would not be reasonably expected to have a Material Adverse Effect. The McBride Contributor has not, and no Partnership has, received any written notice from any Governmental Authority or person alleging that any or all of the Properties fails to comply with any or all applicable requirements of the Americans With Disabilities Act of 1990, as amended (42 U.S.C.A. SectionSection 12101 ET SEQ.). (i) Each Property is zoned by the municipality in which it is located so as to permit the existing uses and structures thereon, in a manner that accommodates and is fully compatible with the Building and Improvements as they presently exist at each such Property, and
(ii) no Property constitutes a nonconforming use or nonconforming structure under applicable present zoning laws, except for violations in (i) or (ii) above which, individually or in the aggregate, are not having and would not be reasonably expected to have a Material Adverse Effect. To their knowledge, no zoning, subdivision, Environmental Law, Environmental Permit, building code, health, fire, safety or other law, order or regulation is, or on the Closing Date will be, violated by the continued maintenance, operation or use of any Improvements or parking areas at the Properties, except for violations which, individually or in the aggregate, are not having and would not be reasonably expected to have a Material Adverse Effect, and, other than those set forth in
SCHEDULE 6.1(G), neither the McBride Contributor nor any Partnership has received any written notice of any such violation from any Governmental Authority having jurisdiction over the Properties. The foregoing representation in this SUBPARAGRAPH 6.1(G) shall not apply to any matters specifically described in SUBPARAGRAPH 6.1(H) or PARAGRAPH 8 below.

    (h) LITIGATION. Except as shown on SCHEDULE 6.1(H) or those proceedings as to which liability has been expressly assumed in writing by an insurer, there are no pending or, to their knowledge, threatened, actions, suits, arbitrations, or judicial, municipal, or administrative proceedings ("ACTION OR PROCEEDING") nor to their knowledge are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting any Property or in which the McBride Contributor or any Partnership is or will be a party by reason of its ownership or operation of, or right to acquire, any Property or any portion thereof, including, without limitation, proceedings for or involving collections (other than collection proceedings in the ordinary course of business), condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on any Property or by reason of the condition, use of, or operations on, such Property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to their knowledge threatened, against the McBride Contributor or any Partnership, nor, to their knowledge, are any of such proceedings contemplated by them which, individually or in the aggregate, is having or would be reasonably expected to have a Material Adverse Effect. Neither the McBride Contributor nor any Partnership is subject to any Order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or would be reasonably expected to have a Material Adverse Effect or adversely affect in any material respect the ability of the McBride Contributor and the Partnerships to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party.

    (i) INSURANCE. The McBride Contributor and/or the Partnerships now have in force or are named as an additional insured on casualty, liability and business interruption insurance relating to the Properties in the minimum coverages and amounts set forth in SCHEDULE 6.1(I) hereto. Neither the McBride Contributor nor any Partnership has received any written notice from any insurance carrier and has no knowledge of any defects or inadequacies in the Properties that, if not corrected, would result in termination of insurance coverage or material increase in the present cost thereof.

    (j) FINANCIAL INFORMATION. The Operating Statements (as defined herein) and all of their Books and Records (as defined herein), are complete, accurate, true and correct; will be, prior to the Exercise Date, compiled in accordance with generally accepted accounting principles; and accurately set forth in all material respects the results of the operation of the Properties and/or the financial position of the applicable Partnership for the periods covered. There has been no material adverse change in the financial condition or operation of the Properties or the Partnerships since the period covered by the Operating Statements.

    (k) RE-ZONING. There is not now pending, and the McBride Contributor has no knowledge of, any threatened proceeding for the rezoning of any Property or any portion thereof, or the taking of any other action by governmental authorities that would have a material adverse impact on the value of any Property or use thereof.

    (l) PERSONAL PROPERTY. The Personal Property is all of the personal property owned by the McBride Contributor, the Partnerships and the other persons referred to in Section 1(q)(iii) and used in (or necessary for) the operation of the Properties. The McBride Contributor has good title to the Personal Property, free and clear of any Liens, except for Permitted Liens. All such Personal Property is in good working condition, and free of material defects, normal wear and tear excepted.

    (m) REAL ESTATE TAXES. The bill or bills issued for the years 1994, 1995 and 1996, for all real estate taxes and personal property taxes and copies of any and all notices pertaining to real estate taxes or assessments applicable to the Properties (the "TAX BILLS") (and, to the McBride Contributor's knowledge, the only real estate tax bills applicable to the Properties) have been delivered to Acquiror. Except as set forth on SCHEDULE 6.1(M) attached hereto, neither the McBride Contributor nor any Partnership has received written notice of any proposed or actual increase in the assessed valuation or rate of taxation of any or all of the Properties from that reflected in the most recent Tax Bills. Except as described on SCHEDULE 6.1(M) attached hereto, to its knowledge, there is not now pending, and the McBride Contributor agrees that neither it nor any Partnership will, without the prior written consent of Acquiror (which consent shall not be unreasonably withheld or delayed and shall automatically be deemed given in the event that Acquiror fails to respond to a request for its consent within five business days after the date on which such request is deemed delivered), institute prior to the Closing Date, any proceeding or application for a reduction in the real estate tax assessment of any of the Properties or any other relief for any tax year. In the event that any of the pending tax proceedings reflected on SCHEDULE 6.1(M) result in any rebate of taxes paid after the Closing Date in respect of any period ending prior to the Closing Date, the amount of such rebate, net of the fees and expenses owing to tax certiorari counsel and all other fees and expenses (including, without limitation, other attorneys' fees and expenses) payable by the McBride Contributor in connection with any such tax proceedings shall be the property of and remitted to the McBride Contributor (except if and to the extent that all or any portion of such rebated sums are due to Tenants). There are no outstanding agreements with attorneys or consultants providing for compensation on a contingency basis with respect to the Tax Bills that will be binding on Acquiror or any of the Properties after the Closing. Other than the amounts disclosed by the Tax Bills, no other real estate taxes have been, or to their knowledge, will be, assessed against the Properties, or any portion thereof or the Partnerships, in respect of the year 1997 or any prior year, and no special assessments of any kind (special, bond or otherwise) are or have been levied against the Properties, or any portion thereof, or the Partnership that are outstanding or unpaid, and, to their knowledge, none will be levied prior to Closing.

    (n) TAXES. No federal, state or local taxing authority has asserted in writing any tax deficiency, lien, interest or penalty or other assessment against the Properties, the Partnerships or the McBride Contributor which has not been paid and there is no pending audit or inquiry from any federal, state or local tax authority relating to the Properties, the Partnerships or the McBride Contributor which reasonably may be expected to result in a tax deficiency, lien, interest, penalty or other assessment against the Partnerships or the Properties, and to the McBride Contributor's knowledge, no event has occurred and no condition or circumstance exists which presents a material risk that any tax will be imposed on the McBride Contributor or any Partnership, in each case which would have, individually or in the aggregate, a Material Adverse Effect. The McBride Contributor and the Partnerships have prepared and timely filed all tax returns required to be filed by them on or before the date hereof, which to the extent the taxes are imposed on the Properties or on the McBride Contributor or any Partnership are true, correct and complete in all material respects. The McBride Contributor and the Partnerships have paid or made provision for the payment of all taxes that are due or claimed in writing to be due from them on or before the date hereof by any governmental taxing authority. Since December 31, 1996, neither the McBride Contributor nor any Partnership has incurred any liability for taxes except in the ordinary course of business.

    (o) TRANSFER TAXES. All applicable recording fees, documentary transfer taxes, and use, personal property and all other transfer taxes imposed with respect to the contribution of the Properties, shall be paid by the McBride Contributor.

    (p) EASEMENTS AND OTHER AGREEMENTS. Neither the McBride Contributor nor any Partnership has received any written notice (that remains outstanding) alleging that it is in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions.

    (q) LEASE CONTROVERSIES. Except as described in SCHEDULE 6.1(Q), no controversy, complaint, proceeding, suit or litigation relating to all or any of the Leases, is pending or, to their knowledge, threatened, whether in any tribunal or informally. The McBride Contributor is and shall remain responsible after the Closing Date for defending (or continuing) any such suit, proceeding or other matter, including any suit, proceeding or other matter with respect to Leases (as defined in the Merger Agreement), in each case relating to periods prior to the Closing Date, and all damages, loss, expenses and costs related thereto.

    (r) UNITED STATES PERSON. Neither the McBride Contributor nor any Partnership is a "Foreign Person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "CODE") and each of them shall execute and deliver an "Entity Transferor" certification at Closing.

    (s) BULK SALES. The sale of the Fee Properties to Acquiror hereunder is not subject to, and does not subject Acquiror to, any liability for income tax, retail sales tax or bulk sales obligation under applicable law. The McBride Contributor shall deliver to Acquiror at Closing, its affidavit concerning such matters.

    (t) EXISTING MORTGAGE(S). SCHEDULE 6.1(T) attached hereto sets forth a true, correct and complete schedule of those mortgage(s) or trust deed(s) ("EXISTING MORTGAGES") presently encumbering the Properties or any portion thereof. The McBride Contributor and each Partnership has complied with (and, prior to Closing, shall continue to comply with) the terms of, and all notices or correspondence received from the holder of, the promissory notes evidencing the loans (the "EXISTING LOANS") secured by the Existing Mortgages (the "EXISTING NOTES"), the Existing Mortgages, and all other documents securing the Existing Notes (collectively, the "EXISTING LOAN DOCUMENTS"). The McBride Contributor and each Partnership has paid (and, at all times prior to Closing, shall pay), when and as due, all sums due under the Existing Loan Documents. The Existing Notes and Existing Mortgages are in full force and effect, and neither the McBride Contributor nor any Partnership has received any notice of a default thereunder or under the Existing Loan Documents. The McBride Contributor has delivered to Acquiror true, complete and accurate copies of all of the Existing Loan Documents. All of the Existing Loans other than the Refinancing and those set forth on SCHEDULE 6.1(T) may be prepaid, in full, on the Closing Date without imposition of any penalty or premium.

    (u) CONDEMNATION. Neither the McBride Contributor nor any Partnership has received any written notice of any, and to their knowledge there are no, pending or contemplated condemnation or other governmental eminent domain proceedings affecting all or any part of any of the Properties.

    (v) DISCLOSURE. Neither the McBride Contributor nor any Partnership has intentionally withheld from Acquiror any materially adverse information about any Property of which it has knowledge. All items delivered by the McBride Contributor pursuant to this Agreement are true, accurate, correct and complete in all material respects, and fairly present the information set forth in a manner that is not misleading. The copies of all documents and other agreements delivered or furnished and made available by the McBride Contributor to Acquiror pursuant to this Agreement constitute all of and the only Leases and other agreements to which the McBride Contributor and any Partnership is presently a party relating to or affecting the ownership, leasing, management and operation of the Properties, there being no "side" or other agreements, written or oral, in force or effect, to which the McBride Contributor or any Partnership is a party or to which any Property is subject. No representation or warranty made by the McBride Contributor in this Agreement, no exhibit attached hereto with respect to the Properties and Partnerships, and no schedule contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading.

    (w) PARTNERSHIP INTERESTS AND MINORITY PARTNERSHIP INTERESTS. At Closing, the Acquiror will receive good and marketable title to the Partnership Interests, free and clear of all Liens, other than the Assumed Indebtedness. At Closing, the Company will receive good and marketable title to the Minority Partnership Interests, free and clear of all Liens, other than the Assumed Indebtedness. Each of the partnership agreements of the Partnerships has been duly authorized, executed and delivered by each party thereto and constitutes a valid and binding obligation of those parties, enforceable in accordance with its terms. True and complete copies of such partnership agreements have been made available to the Company. The Partnership Interests and the Minority Partnership Interests represent all of the equity interests in the Partnerships. Each Partnership has good and marketable title to its Properties and all Improvements thereon, and, as applicable, the Partnerships have good and marketable title to the Acquisition Portfolio, in each case free and clear of all Liens, except such as are referred to in the Title Policies of such Properties or those which, individually or in the aggregate, would not have a Material Adverse Effect.

    (x) REMAINING ASSETS AND LIABILITIES. At the Closing Date, the only assets of the Partnerships will be the Partnership Properties listed on Part A of
SCHEDULE 1(P) and the only liabilities of the Partnerships will be the Assumed Indebtedness associated with the Partnership Properties and liabilities incurred in the ordinary course of business with respect to the operation of the Partnership Properties (and Acquisition Properties) prior to the Closing Date or those which, individually or in the aggregate, would not have a Material Adverse Effect.

    (y) SOURCE OF INCOME. Except as set forth in SCHEDULE 6.1(Y), which may be delivered or updated through the date that is 30 days before the Closing, (i) at Closing, all gross income of the Partnerships and all gross income generated by the Fee Properties, if any, in each case pursuant to the Leases (as amended through the Closing) or otherwise will be from the sources described in Section 856(c)(3) of the Code, and (ii) at Closing, all of the assets held by the Partnerships and all of the Fee Properties, if any, will be assets described in
Section 856(c)(5)(A) of the Code.

    (z) INCOME FROM PROHIBITED TRANSACTIONS. Neither the McBride Contributor nor the Partnerships are holding any of the Properties primarily for sale to customers in the ordinary course of business as described in Section 1221(1) of the Code such that the income derived therefrom would be considered income from prohibited transactions as defined at Section 857(b)(6) of the Code.

    (aa) PARTNERSHIP STATUS. Each Partnership Interest contributed by the McBride Contributor that constitutes an ownership interest in a partnership is an interest in a partnership that has been organized and at all times classified as a partnership for federal income tax purposes and for the applicable state income tax purposes and not as a corporation or an association taxable as a corporation.

    6.2 INVESTMENT REPRESENTATION. The McBride Contributor represents that its LP Units are being acquired by it with the present intention of holding such LP Units for purposes of investment and not with a view towards sale or any other distribution. The McBride Contributor recognizes that it may be required to bear the economic risk of an investment in the LP Units for an indefinite period of time. The McBride Contributor represents that it is an Accredited Investor, and has such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the LP Units. The McBride Contributor represents that it has (i) been afforded the opportunity to ask questions of those persons they consider appropriate and to obtain any additional information they desire in respect of the LP Units and the business, operations, conditions (financial and otherwise) and current prospects of Acquiror and the Company and (ii) consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of the LP Units and have not relied on the Informational Materials, Acquiror, the Company or any of their officers, directors, affiliates or professional advisors for such advice as to such consequences.

    6.3 SURVIVAL. The representations, warranties, covenants and agreements of the McBride Contributor and the Partnerships contained in this Agreement will survive the Closing until the second anniversary of the Closing Date, or in the case of any covenant or agreement for which a time period for performance is specified, for two years following the last date on which such covenant or agreement is to be performed, except that to the extent any claim for indemnification is made under the Master Investment Agreement with respect to any representation, warranty, covenant or agreement that would otherwise terminate and a notice for indemnification shall have been timely given under
Article VI of the Master Investment Agreement on or prior to such termination date, then such survival period will be extended as it relates to such claim until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VI of the Master Investment Agreement. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth herein.

    6.4 INDEMNIFICATION. Indemnification with respect to breaches of or inaccuracies in any representation or warranty of, or nonfulfillment of, failure to perform or breach of any covenant or agreement on the part of, the McBride Contributor or the Partnerships contained in this Agreement, or on the part of the Company or the Acquiror in the Master Investment Agreement, shall be as provided in and pursuant to the Master Investment Agreement.

    6.5 NO PERSONAL RECOURSE. Notwithstanding anything to the contrary contained in this Agreement or in any of the Transaction Agreements, except as otherwise specifically set forth in the Master Investment Agreement with respect to the Termination Fee, (i) only the McBride Contributor (and not the Partnerships or any partner, shareholder or member of any of the McBride Contributor and the Partnerships) shall be liable for any claims made by non-McBride parties under this Agreement or any of the Transaction Agreements,
(ii) the non-McBride parties to this Agreement and the other Transaction Agreements shall look only to the assets of the McBride Contributor with respect to any claims that may be made under this Agreement or any of the Transaction Agreements, and (iii) no personal recourse or personal liability for any claims under this Agreement or any of the Transaction Agreements shall be had against the Partnerships or any partner, shareholder or member of any of the McBride Contributor and the Partnerships.

    7. ADDITIONAL COVENANTS.

    7.1  ADDITIONAL COVENANTS OF THE MCBRIDE CONTRIBUTOR AND THE
PARTNERSHIPS. Effective as of the execution of this Agreement, the McBride Contributor and the Partnerships hereby jointly and severally covenant with Acquiror and the Company as follows:

    (a) NEW LEASES. Neither the McBride Contributor nor any Partnership shall amend any Lease in any material respect or execute any new or renewal lease, license, or other agreement affecting the ownership or operation of all or any portion of the Properties or for personal property, equipment, or vehicles (unless in replacement of any existing personal property lease on substantially similar or better terms), other than in the ordinary course of business and on terms comparable to similarly situated properties, except that any costs associated with Leases not listed on SCHEDULE 9(A)(X) which would result in an aggregate cost of greater than $100,000 shall require the approval of Acquiror.

    (b) NEW CONTRACTS. Neither the McBride Contributor nor any Partnership shall enter into any contract with respect to the ownership, management or operation of all or any portion of any or all of the Properties that will survive the Closing (other than those in connection with the Refinancing), or that would otherwise affect the use, operation or enjoyment of any or all of the Properties, other than in the ordinary course of business and on commercially reasonable terms.

    (c) INSURANCE. The insurance coverage described in the policies listed on
SCHEDULE 6.1(I) shall remain continuously in force through and including the Closing Date.

    (d) OPERATION OF PROPERTIES. The McBride Contributor shall, and shall ensure that each Partnership shall, operate and manage the Properties which they own in the same manner as in effect on the date hereof, maintaining present services, and shall maintain the Properties in good repair and working order; keep on hand sufficient materials, supplies, equipment and other Personal Property for the efficient operation and management of the Properties in the same manner as in effect on the date hereof; and perform, when due, all of its obligations under the Leases, Contracts, Existing Mortgages, Governmental Approvals and other agreements relating to the Properties and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Properties. Except as otherwise specifically provided herein, the Properties at Closing shall be in substantially the same condition as each of them is in on the date hereof (subject to the performance of tenant improvements and improvements provided for in the McBride Contributor current budget for that particular Property), reasonable wear and tear excepted, and the Contracts shall remain in full force and effect through the Closing Date, unless otherwise advised to the contrary by Acquiror, in writing, no later than thirty days prior to the Closing Date. None of the Personal Property, fixtures or Inventory (except such Inventory as may be consumed in the ordinary course of business) shall be removed from the Properties, unless replaced by personal property, fixtures or Inventory of equal or greater utility and value.

    (e) PRE-CLOSING EXPENSES. The McBride Contributor shall, and shall ensure that each Partnership shall, pay in full, prior to Closing (or after the Closing if the bill or invoice is not issued by Closing), all bills and invoices for labor, goods, material and services of any kind relating to the Properties (or FLIP Properties (as defined in the Merger Agreement) if after the Closing and not previously paid by FLIP or the FLIP Shareholders) and utility charges, relating to the period prior to Closing, but excluding therefrom all utility and other charges billed directly to Tenants or subtenants of the Properties or the FLIP Properties. Except as the parties may otherwise agree herein, any alterations, installations, decorations and other work required to be performed by the McBride Contributor prior to the Closing under any and all agreements affecting the Properties have been or will, by the Closing, be completed and paid for in full.

    (f) GOOD FAITH. All actions required pursuant to this Agreement that are necessary or desirable to effectuate the transactions contemplated herein or to satisfy each Acquiror's Conditions Precedent shall be taken promptly and in good faith by the McBride Contributor, and the McBride Contributor shall furnish Acquiror with such documents or further assurances as Acquiror may reasonably require, whether prior to or following the Closing.

    (g) NO ASSIGNMENT. Neither the McBride Contributor nor any Partnership shall assign, alienate, lien, encumber or otherwise transfer all or any part of any or all of the Properties or Partnership Interests or any interest in any or all of them except to another Partnership or in connection with the Refinancing, or as otherwise contemplated by this Agreement. Notwithstanding the foregoing, (i) Partnership Interests in McBride Properties and New Jersey Associates may be transferred to one or more newly formed entities which will be wholly owned by one or more of the current owners of McBride Properties and New Jersey Associates, and (ii) any Partnership may transfer some or all of its Properties to a newly formed subsidiary partnership or limited liability company that is owned at least 99% by such Partnership, with the remaining 1% or less ownership interest in such subsidiary owned, directly or indirectly, by one or more owners of

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such Partnership; it being understood that up to a 1% interest in McBride
Properties and the up to 1% interests referred to in (ii) above shall constitute the "Minority Partnership Interests".

    (h) AVAILABILITY OF RECORDS. Upon Acquiror's request, for a period of two years after Closing, the McBride Contributor shall (i) make the Books and Records available to Acquiror, to the extent not transferred to the Acquiror, with respect to the Properties and the FLIP Properties, for inspection, copying and audit by Acquiror's designated accountants; and (ii) cooperate with Acquiror (without any third party expense to the McBride Contributor) in obtaining any and all permits, licenses, authorizations, and other Governmental Approvals necessary for the operation of any or all of the Properties.

    (i) CHANGE IN CONDITIONS. The McBride Contributor shall promptly notify Acquiror of any change in any condition with respect to any or all of the Partnerships or Properties or of the occurrence of any event or circumstance that makes any representation or warranty of the McBride Contributor to Acquiror and the Company under this Agreement untrue or misleading, or any covenant of Acquiror or the Company under this Agreement incapable or less likely of being performed, it being understood that McBride Contributor's obligation to provide notice to Acquiror under this SUBPARAGRAPH 7(I) shall in no way relieve the McBride Contributor of any liability for a breach by the McBride Contributor of any of its representations, warranties or covenants under this Agreement.

    (j) TAX ITEMS. The McBride Contributor acknowledges that (i) the computation of taxable income of Acquiror is crucial in the determination of the taxable income of the Company, (ii) the Company needs to be able to prepare accurate estimates of its taxable income in order to monitor compliance with the requirement that it distribute 95% of its taxable income to its shareholders, and (iii) the depreciation of the Properties and the required depreciation allocations under Section 704(c) of the Code will materially impact the computation of Acquiror's and the Company's taxable income. Accordingly, the McBride Contributor agrees that (i) within 30 days after Closing, the McBride Contributor shall provide Acquiror with tax basis computations and historical tax depreciation schedules updated through the Closing Date for each Property; and (ii) within 30 days after Closing, the McBride Contributor shall provide Acquiror with all data required to perform depreciation allocations (as contemplated by Section 704(c) of the Code) with respect to each Property. The parties acknowledge that the McBride Contributor shall select, and Acquiror shall employ, the traditional method for calculating Section 704(c) allocations.

    (k) FINANCIAL STATEMENTS. As promptly as practicable, the McBride Contributor will deliver or cause to be delivered to the Company the audited (in the case of any fiscal year ending after the date hereof and before the Closing
Date) and the unaudited (in the case of any fiscal quarter ending after the date hereof and before the Closing Date) balance sheet of the Partnerships, and the related audited or unaudited statements of income, retained earnings and cash flows, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be.

    (l) 2 VOLVO DRIVE REMEDIATION. Notwithstanding PARAGRAPHS 4 AND 8, for a period of 3 years from the Closing Date, the McBride Contributor agrees to pay for required Remedial Action, if any, and for all incidental and administrative costs related thereto, for the Property known as 2 Volvo Drive.

    7.2 ADDITIONAL COVENANTS OF THE COMPANY. Effective as of the execution of this Agreement, the Company, as general partner of the Acquiror, and the Acquiror, hereby jointly and severally covenant with the McBride Contributor and the Partnerships (and the LP Unit Recipients) as follows:

    (a) SECTION 1031 EXCHANGES OF PROPERTIES. The Company and the Acquiror shall use all commercially reasonable efforts in disposing of any of the Properties or the FLIP Properties to structure such transaction as one or more Section 1031 Exchanges.

    (b) GUARANTEE OF INDEBTEDNESS. The Company and the Acquiror agree to use all commercially reasonable efforts (i) to maintain a level of indebtedness at least equal to the indebtedness of Acquiror immediately following the Closing and (ii) to cause Acquiror's lenders to permit the McBride Contributor

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(or any LP Unit Recipient) to guarantee any indebtedness of the Acquiror in an amount at least equal to the indebtedness of Acquiror immediately following the Closing (including additional indebtedness or substitute indebtedness incurred after the Closing Date).

    8. ENVIRONMENTAL WARRANTIES AND AGREEMENTS

    The McBride Contributor and the Partnerships have obtained all Licenses which are required in respect of its business, operations or Properties under applicable Environmental Laws, and the McBride Contributor, the Partnerships and the Properties are in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law, except for such instances of noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Delivered Assessments or on SCHEDULE 8, and except in such circumstances as would not, individually or in the aggregate, have a Material Adverse Effect, the McBride Contributor represents and warrants to Acquiror and the Company that to the McBride Contributor's knowledge:

    (a) No Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the McBride Contributor or the Partnerships to have any License required in connection with the conduct of the business or operations of the McBride Contributor or the Partnerships with respect to any treatment, storage, recycling, transportation, disposal or Release, of any Hazardous Material at any of the Properties.

    (b) Neither the McBride Contributor nor any Partnership nor any prior owner or lessee of any of the Properties has handled any Hazardous Material on any Property and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law, at, on or under any of the Properties, during any period that the McBride Contributor or any Partnership owned or leased such Property or, to their knowledge, prior thereto.

    (c) Neither the McBride Contributor nor any Partnership has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any Action or Proceeding that would lead to claims against Acquiror, the Company or any of their Subsidiaries for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

    (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the McBride Contributor or any Partnership and none of the Properties is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

    (e) There are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law or Order on any Property, and no action of any Governmental or Regulatory Authority has been taken or is in process which could subject any Property to such Liens, and neither the McBride Contributor nor any Partnership would be required to place any notice or restriction relating to the presence of Hazardous Material at any Property owned by it in any deed to such Property.

    (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the McBride Contributor or any Partnership in relation to any Property since 1991 which have not been delivered or made available to Acquiror or the Company prior to the execution of this Agreement.

    9. LEASES-REPRESENTATIONS WITH RESPECT THERETO

    (a) REPRESENTATIONS AS TO LEASES. With respect to each of the Leases and Tenants listed on the Rent Roll (as defined herein), the McBride Contributor and the Partnerships, jointly and severally, represent and warrant to Acquiror and the Company as follows:

        (i) Except as set forth on the Rent Roll, each of the Leases is in full force and effect according to the terms set forth therein and in the Rent Roll, and has not been modified, amended, or altered, in writing or otherwise. Except as otherwise specifically disclosed on the Rent Roll, each Tenant is legally required to pay all sums and perform all obligations set forth in the Leases, without concessions, abatements, offsets or other bases for relief or adjustment;

        (ii) Except as set forth on SCHEDULE 9(A)(II), all obligations of the lessor under the Leases that accrue to the date of Closing have been performed, including, but not limited to, all required tenant improvements, cash or other inducements, rent abatements or moratoria, installations and construction (for which payment in full has been made or will be made prior to Closing, or subject to proration hereunder in all cases), and, to the McBride Contributor's knowledge, each Tenant has unconditionally accepted lessor's performance of such obligations. Except as set forth on SCHEDULE 9(A)(II), no Tenant has asserted any offsets, defenses or claims available against rent payable by it or other performance or obligations otherwise due from it under any Lease, which assertion remains outstanding;

        (iii) Except as set forth on the Rent Roll, no Tenant is currently in default under or is in arrears in the payment of any sums or in the performance of any monetary obligations required of it under its Lease, and the McBride Contributor has no knowledge of any other default under any such Lease;

        (iv) Except as set forth in SCHEDULE 9(A)(IV), during the 18-month period immediately preceding the date hereof: (A) no Tenant has, at any time, been more than 30 days delinquent in its respective payment of any and all sums due under the terms of its respective Lease; (B) no Tenant has requested that either the McBride Contributor or any Partnership provide that Tenant with any reduction in the Tenant's monetary obligations under its Lease; (C) no Tenant has expressed to either the McBride Contributor or any Partnership (whether orally or in writing) any weakness or material decline in that Tenant's financial condition, nor has any Tenant requested that the McBride Contributor or any Partnership, in its capacity as landlord, permit the Tenant to sublease its leased premises, or assign its Lease, or terminate its Lease on an accelerated basis; (D) neither the McBride Contributor nor any Partnership has "written off" any delinquent sums owed by any Tenant to satisfy its obligation to contribute to the payment of real estate taxes, common area maintenance charges, and insurance premiums; and (E) no McBride Contributor has had (nor is it currently engaged in) any dispute (whether of a formal or an informal nature) with any Tenant concerning that Tenant's obligations to make payments under the terms of its Lease toward real estate taxes, insurance premiums and common area maintenance charges or other charges imposed under its Lease;

        (v) Except as set forth on SCHEDULE 9(A)(V), no McBride Contributor has received any written notice from any Tenant stating that a petition in bankruptcy has been filed by or against it;

        (vi) Except with respect to security deposits, neither base rent ("BASE RENT"), nor regularly payable estimated Tenant contributions or operating expenses, insurance premiums, real estate taxes, common area charges, and similar or other "pass through" or non-base rent items including, without limitation, cost-of-living or so-called "C.P.I." or other such adjustments (collectively, "ADDITIONAL RENT"), nor any other material item payable by any Tenant under any Lease has been heretofore prepaid for more than one month;

        (vii) To the McBride Contributor's knowledge, no guarantor(s) of any Lease has been released or discharged, partially or fully, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with any Lease or any transaction related thereto;

        (viii) Except as set forth on SCHEDULE 9(A)(VIII), there are no brokers' commissions, finders' fees, or other charges payable or to become payable to any third party on behalf of the McBride Contributor or any Partnership in connection with any Lease, including, but not limited to, any exercised option(s) to expand or renew;

        (ix) Each security deposit set forth on the Rent Roll shall be assigned to Acquiror at the Closing (or Acquiror shall receive a credit therefor). Except as set forth on SCHEDULE 9(A)(IX), (i) no Tenant or any other party has asserted any claim (other than for customary refund at the expiration of a Lease) to all or any part of any security deposit and (ii) no McBride Contributor has applied any portion of any security deposit to the payment of any sums due from any Tenant under a Lease;

        (x) The McBride Contributor shall pay (or Acquiror shall receive a credit therefor), and retain sole and exclusive responsibility for, all expenses set forth on SCHEDULE 9(A)(X) due on or before the Closing Date connected with or arising out of the negotiation, execution and delivery of the Leases, including, without limitation, brokers' commissions (including those applicable, if any, to future expansions or renewals by a Tenant), leasing fees, recording fees, and the cost of all tenant improvements not required to be paid for by Tenants;

        (xi) Except as set forth on SCHEDULE 9(A)(XI), no Tenant has, by virtue of its Lease or any other agreement or understanding, any purchase option with respect to any Property, or any portion thereof, or any right of first refusal to purchase any Property, or a portion thereof, whether triggered by the transactions contemplated by this Agreement or by a subsequent sale of such Property or a portion thereof. Except as set forth on SCHEDULE 9(A)(XI), no Tenant has, by virtue of its Lease or any other agreement or understanding any of the following (A) the right or option to terminate its Lease other than customary termination rights in the event of a default, casualty or condemnation and (B) the right or option to reduce the rentable space at any Property that such Tenant is currently occupying and (C) the right to use or occupy any property outside the boundaries of the Property in which the premises demised thereunder are located; and

        (xii) Except as set forth on the Rent Roll or on SCHEDULE 9(A)(XII): (A) to the McBride Contributor's knowledge, no Tenant has sublet its leased premises; (B) no assignment of any interest in a Lease has been made by any Tenant; and (C) there are no outstanding requests from any Tenants to the McBride Contributor or any Partnership, requesting any consent to an assignment of the Tenant's Lease or to a sublease of all or some portion of a Tenant's leased premises.

    (b) ESTOPPEL CERTIFICATES FROM TENANTS. The McBride Contributor shall use its reasonable, good faith and diligent efforts to obtain and deliver to Acquiror, on or prior to the Closing Date, a tenant's estoppel certificate (the "ESTOPPEL CERTIFICATE") dated no earlier than 60 days prior to the Closing Date from each of the Tenants. Each such Estoppel Certificate shall be substantially in the form attached hereto as EXHIBIT B. It shall be an Acquiror's Condition Precedent that the McBride Contributor shall obtain and deliver to Acquiror, at Closing, Estoppel Certificates for (i) 75% of the total aggregate gross rental income for all of the Properties (as shown on the Rent Roll delivered at Closing), (ii) any single-Tenant Property and (iii) those particular Tenants reflected in SCHEDULE 9(B) ("REQUIRED ESTOPPEL TENANTS"). If the McBride Contributor satisfy the above requirement, but (despite their good faith and diligent efforts) are unable to obtain all of the remaining Estoppel Certificate(s) from any Tenants, then, at Closing, the McBride Contributor shall deliver to Acquiror an Estoppel Certificate with respect to such Tenant(s) in substantially the same form as EXHIBIT B; provided, however, that in the event that the McBride Contributor ultimately procure (within 60 days after Closing) an Estoppel Certificate from any Tenant with respect to which the McBride Contributor issue their own Estoppel Certificate and such Tenant's Estoppel Certificate complies with the requirements of this PARAGRAPH 9(B), then the McBride Contributor shall be released from its own Estoppel Certificate with respect to that Tenant.

    10. CONDITIONS PRECEDENT TO CLOSING.

    The following shall be Acquiror's Conditions Precedent to Closing (all of which may be waived in whole or in part by Acquiror in its sole discretion):

    (a) PENDING ACTIONS. As of the Closing Date, except as set forth on SCHEDULE 6.1(H), there shall be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened, that, after Closing, would materially and adversely affect the value or marketability of any Property or the Properties as a whole, or the ability of Acquiror to operate any or all of the Properties in the manner in which such Property is being operated on the date hereof.

    (b) ZONING. As of the Closing Date, no proceedings shall be pending or threatened in writing that could or would involve the change, redesignation, redefinition or other modification of the zoning classifications of any or all of the Properties, or any portion thereof.

    (c) FLOOD INSURANCE. As of the Closing Date, if any material improvement at a Property is located in a flood plain, flood plain insurance in form and substance reasonably acceptable to Acquiror shall be available for purchase by Acquiror at or prior to the Closing Date.

    (d) UTILITIES. On the Closing Date, no moratorium or legal proceeding shall be pending or threatened affecting the availability, at regular rates and connection fees, of sewer, water, electric, gas, telephone or other services or utilities servicing the Properties.

    (e) PAY-OFF LETTERS. The McBride Contributor shall have provided to Acquiror a pay-off letter (the "PAY-OFF LETTER") issued by each mortgagee holding an Existing Mortgage, setting forth the amount of principal and interest outstanding on the Closing Date.

    (f) BANKRUPTCY. As of the Closing Date, no McBride Contributor, Partnership or Property is the subject of any bankruptcy proceeding for which approval of this transaction has not been given and issued by the applicable bankruptcy court.

    (g) REPRESENTATIONS AND WARRANTIES TRUE. The respective representations and warranties of the McBride Contributor severally contained herein are true and correct in all material respects as of the Closing Date.

    (h) COVENANTS PERFORMED. All covenants of the McBride Contributor required to be performed prior to the Closing Date have been performed, in all material respects.

    (i) MATERIAL ADVERSE EFFECT. As of the Closing Date, there have been no events which have had or could be expected to have a Material Adverse Effect.

    (j) TITLE TO THE PROPERTIES. Title to the Properties is in the condition required under PARAGRAPH 5.

    (k) NEW JERSEY ENVIRONMENTAL CLEARANCE. Except with respect to the Partnership Property referred to as 2 Volvo Drive, on or prior to the Closing Date, the McBride Contributor shall have delivered to Acquiror written proof of compliance with the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 to ET SEQ.) ("ISRA") or written proof of exemption or exclusion therefrom for each Property at the McBride Contributor sole cost and expense and shall certify that such written proof is a true, complete and correct copy thereof. Such written proof shall be in the form of either (i)(A) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection ("NJDEP"), (B) obtaining an unconditional Negative Declaration and No Further Action Letter from the NJDEP or (C) a De Minimis Quantity Exemption; and (ii) true complete and correct copies of the supporting Applicability/Nonapplicability Affidavits. THE PARTNERSHIPS AND THE MCBRIDE CONTRIBUTOR HEREBY WAIVE THEIR RIGHT UNDER ISRA TO VOID THE TRANSACTION CONTEMPLATED HEREIN AND TO TERMINATE THIS AGREEMENT AS A RESULT OF NON-COMPLIANCE WITH ISRA.

    (l) CLOSING DELIVERIES. On the Closing Date, all Closing Deliveries shall have been made by the McBride Contributor pursuant to SUBPARAGRAPH 11.1 and the McBride Contributor shall have delivered any Estoppel Certificates required to be executed by the McBride Contributor pursuant to PARAGRAPH 9(B).

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    (m) ACQUISITION PORTFOLIO. The aggregate value of (ii) and (iii) in SECTION
1((B) above shall be at least $3.7 million as of the Closing Date.

    (n) COMMON STOCK RECIPIENT LOCK-UP LETTERS. The Common Stock Recipient Lock-Up Letters shall have been executed and delivered.

    (o) MASTER INVESTMENT AGREEMENT. All of the transactions contemplated in the Master Investment Agreement (other than those contemplated by this Agreement) shall have been consummated.

    11. CLOSING DELIVERIES

    11.1 MCBRIDE CONTRIBUTOR. It shall be an Acquiror's Condition Precedent that at Closing (or such other times as may be specified below), the McBride Contributor shall deliver or cause to be delivered to Acquiror the following, each in form and substance reasonably acceptable to Acquiror and its counsel:

    (a) DEEDS. Deeds, duly executed by or on behalf of the McBride Contributor, in recordable form conveying the Fee Properties to Acquiror free and clear of all liens, claims and encumbrances except for the Permitted Exceptions;

    (b) BILL OF SALE. A warranty assignment and Bill of Sale, duly executed by the McBride Contributor or the applicable Partnership, assigning, conveying and warranting to Acquiror title to the Personal Property and Inventory, free and clear of all encumbrances, other than the Permitted Exceptions, and assignments of title to all vehicles, if any, included in the Personal Property, together with the original certificates of title thereto;

    (c) GENERAL ASSIGNMENT. An assignment, duly executed by the McBride Contributor or the applicable Partnership, to Acquiror of all right, title, and interest of the McBride Contributor or such Partnership, as the case may be, and their agents in and to the Intangible Personal Property (including, but not limited to, the Governmental Approvals);

    (d) ASSIGNMENT OF CONTRACTS. An assignment, duly executed by the McBride Contributor, to Acquiror of the McBride Contributor's right, title and interest in and to those Contracts that will remain in effect after Closing (the "ASSIGNED CONTRACTS"), with (i) the agreement of the McBride Contributor to indemnify, protect, defend and hold Acquiror and the Company harmless from and against any and all claims, damages, losses, suits, proceedings, costs and expenses (including, but not limited to, reasonable attorneys' fees) resulting from a default by it under the Assigned Contracts and relating to the period of time prior to Closing and (ii) the corresponding agreement of Acquiror and the Company to indemnify, protect, defend and hold the McBride Contributor and the Partnerships harmless for claims arising in connection with the Assigned Contracts and relating to the period of time from and after the Closing. To the extent assignable, the McBride Contributor shall also assign all existing guarantees and warranties given to it in connection with the operation, construction, improvement, alteration or repair of any or all of the Properties;

    (e) ASSIGNMENT OF PARTNERSHIP INTERESTS. An assignment, duly executed by or on behalf of the McBride Contributor, to Acquiror of all right, title and interest in and to the Partnership Interests and the Acquisition Contracts. An assignment, duly executed by the holders of the Minority Partnership Interests, to the Company (or, pursuant to SECTION 5.16 of the Master Investment Agreement, a subsidiary thereof) of all of the right, title and interest in and to the Minority Partnership Interests. An amended partnership agreement or limited liability company agreement, as the case may be, reflecting the transfer of the Partnership Interests and the Minority Partnership Interests;

    (f) ASSIGNMENT OF LEASES AND ESTOPPEL CERTIFICATES. An assignment of the McBride Contributor right, title and interest in and to the Leases (including all security deposits and/or other deposits thereunder, except to the extent an appropriate credit is given to Acquiror at Closing), with the reciprocal indemnity provisions described in SUBPARAGRAPH 11.1(D), together with the Estoppel Certificates of the Tenants in conformity with SUBPARAGRAPH 9(B);

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    (g) KEYS. Keys to all locks located at each Property to the extent in the
McBride Contributor's or any Partnership's possession;

    (h) AFFIDAVIT OF TITLE AND ALTA STATEMENT. As to each Property, an Affidavit of Title and an ALTA Statement (or comparable forms required by the Title Company in New Jersey and required by the Title Company as a condition to the issuance of the Title Policies), including any affidavit required to obtain a non-imputation endorsement, each executed by the McBride Contributor and in form and substance acceptable to the Title Company and to Acquiror;

    (i) LETTERS TO TENANTS. Letters executed by the McBride Contributor and, if applicable, its management agents, addressed to all Tenants, in form approved by Acquiror (the "TENANT LETTERS"), notifying all Tenants of the transfer of ownership and directing payment of all rents accruing after the Closing Date to be made to Acquiror or at its direction;

    (j) TITLE POLICIES AND SURVEYS. The Title Policies (or "marked-up" title commitments) issued by the Title Company, dated as of the Closing Date in the amount of the Allocated Amounts for each Property, with such endorsements and otherwise in accordance with the requirements of PARAGRAPH 5 (it being understood that the McBride Contributor will provide any certificates or undertakings required in order to induce the Title Company to insure over any "gap" period resulting from any delay in recording of documents or later-dating the title insurance file); and the Surveys for each Property in the form required in PARAGRAPH 5(C) certified by the surveyor to the applicable Partnership and its assigns, the Company, any designated lender(s) of Acquiror and the Title Company;

    (k) ORIGINAL DOCUMENTS. To the extent not previously delivered to Acquiror, originals or copies of the Leases, Assigned Contracts and Governmental Approvals;

    (l) PLANS AND SPECIFICATIONS. To the extent not previously delivered to Acquiror, all plans and specifications in the McBride Contributor's possession and control or otherwise available to the McBride Contributor or any Partnership;

    (m) TAX BILLS. To the extent not previously delivered to Acquiror, copies of the most currently available Tax Bills;

    (n) ENTITY TRANSFEROR CERTIFICATE. Entity transferor certification confirming that neither the McBride Contributor nor any Partnership is a "Foreign Person" within the meaning of Section 1445 of the Code;

    (o) RENT ROLL. A Rent Roll, prepared as of the Closing Date, certified by the McBride Contributor to be true, complete and correct through the Closing Date;

    (p) BULK SALES AFFIDAVIT. The McBride Contributor's affidavit confirming that the sale of the Fee Properties to Acquiror hereunder is not subject to, and does not subject Acquiror to, liability for income tax, retail sales tax or bulk sales obligations under applicable law;

    (q) PAY-OFF LETTERS. The McBride Contributor shall procure and deliver the Pay-Off Letters with respect to each and every Existing Mortgage;

    (r) CERTIFICATES OF OCCUPANCY. The McBride Contributor shall procure and deliver valid and subsisting certificates of occupancy or the equivalent thereof with respect to each Property issued by each municipality in which such Property is located;

    (s) ISRA COMPLIANCE. Documentation evidencing compliance with ISRA issued by the NJDEP's for each of the Properties;

    (t) EMPLOYMENT AGREEMENT. David McBride shall have executed and delivered an employment agreement (the "EMPLOYMENT AGREEMENT") with the Company substantially in the form attached hereto as EXHIBIT C; and

    (u) OTHER. Such other documents and instruments as may reasonably be required by Acquiror, its counsel or the Title Company and that may be necessary to consummate the transaction that is the subject of this Agreement and to otherwise effect the agreements of the parties hereto.

    11.2 ACQUIROR. It shall be a McBride Contributor Condition Precedent that at Closing (or such other times as may be specified below) (i) all conditions precedent to the consummation of the transactions contemplated by the Master Investment Agreement and the other Transaction Agreements (other than the condition that the transactions contemplated by this Agreement shall have been consummated) shall have been satisfied or, if permissible, waived; and (ii) Acquiror and the Company shall deliver or cause to be delivered to the McBride Contributor the following, each in form and substance reasonably acceptable to the McBride Contributor and its counsel:

    (a) WARRANTS. Warrants (exercisable for a period of seven years from the Closing Date) to purchase 125,000 LP Units at a price of $11.00 per LP Unit, substantially in the form of EXHIBIT D, to be issued to David McBride.

    (b) ASSIGNMENT OF CONTRACTS. An Assignment of Contracts, duly executed by Acquiror;

    (c) ASSIGNMENT OF LEASES. An Assignment of Leases, duly executed by
Acquiror;

    (d) CONTRACT NOTICES. Notices to parties to Contracts which are being assigned pursuant to the Assignment of Contracts, duly executed by Acquiror;

    (e) EMPLOYMENT AGREEMENT. The Company shall have signed the Employment Agreement; and

    (f) OTHER. Such other documents and instruments as may reasonably be required by the McBride Contributor or its counsel or the Title Company, and that are necessary to consummate the transaction which is the subject of this Agreement and to otherwise effect the agreements of the parties hereto.

    After Closing, each of Acquiror and the McBride Contributor shall execute and deliver to the other such further documents and instruments as the other reasonably requests to effect this transaction and otherwise effect the agreements of the parties hereto.

    12. PRORATIONS AND ADJUSTMENTS

    The following shall be prorated and adjusted between the McBride Contributor, on the one hand, and Acquiror and the Company, on the other hand, as of 12:00 a.m. on the Closing Date, except as otherwise specified:

    (a) The amount of all security and other Tenant deposits, and interest due thereon, if any, shall be credited to Acquiror;

    (b) Acquiror and the McBride Contributor shall divide the cost of any escrows hereunder equally between them;

    (c) To the extent such charges are not billed directly to Tenants, water, electricity, sewer, gas, telephone and other utility charges shall be prorated based, to the extent practicable, on final meter readings and final invoices, or, in the event final readings and invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final utility bills;

    (d) Amounts paid or payable under any Assigned Contracts shall be prorated based, to the extent practicable, on final invoices or, in the event final invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final invoices;

    (e) All real estate, personal property and ad valorem taxes applicable to the Properties and levied with respect to calendar year 1997 (or 1998, if the Closing occurs in 1998) shall be prorated on an accrual basis, as of the Closing Date, utilizing the actual final Tax Bills for those Properties for 1996 (or 1997 if available) adjusted for any announced changes in rates of taxation. Prior to or at Closing, the McBride

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Contributor shall pay or have paid all Tax Bills that are due and payable prior to or on the Closing Date and shall furnish evidence of such payment to Acquiror and the Title Company. Each party's respective obligations to reprorate real estate taxes shall survive the Closing and shall not merge into any instrument of conveyance delivered at Closing. The McBride Contributor shall also be obligated to reprorate real estate taxes with respect to the FLIP Properties after the Closing. The taxes to be prorated (i.e., county, school, city) for each Property and the billing and accrual schedule for each such tax are set forth in SCHEDULE 12(E);

    (f) All assessments, general or special, shall be prorated as of the Closing Date on a "due date" basis such that the McBride Contributor shall be responsible for any installments of assessments which are first due or payable prior to the Closing Date and Acquiror shall be responsible for any installments of assessments which are first due or payable on or after the Closing Date;

    (g) Commissions of leasing and rental agents for any Lease entered into as of or prior to the Closing Date (which are set forth on SCHEDULE 9(A)(X)) that are due and payable at or prior to the Closing Date, whether with respect to base lease term, future expansions, renewals, or otherwise, shall be paid in full at or prior to Closing by the McBride Contributor, without contribution or proration from Acquiror;

    (h) All Base Rents and other charges actually received, including, without limitation, all Additional Rent, shall be prorated at Closing. At the time(s) of final calculation and collection from Tenants of Additional Rent for 1997, there shall be a re-proration between Acquiror and the McBride Contributor as to Additional Rent adjustments, which re-proration shall be paid upon Acquiror's presentation of its final accounting to the McBride Contributor, certified as to accuracy by Acquiror. The party's respective obligations to reprorate Additional Rent shall survive the Closing and shall not merge into any instrument of conveyance delivered at Closing. The McBride Contributor shall also be obligated to re-prorate Additional Rents (as defined in the Merger Agreement) with respect to the FLIP Properties after the Closing. At the Closing, no "DELINQUENT RENTS" (rents or other charges which are due and owing as of the Closing) shall be prorated in favor of the McBride Contributor. Notwithstanding the foregoing, Acquiror shall use reasonable efforts after the Closing Date to collect any Delinquent Rents due to the McBride Contributor from Tenants. Further, after the Closing Date, the McBride Contributor shall continue to have the right, enforceable at its sole expense, to pursue legal action against any Tenant (and any guarantors) who have defaulted, prior to the Closing Date, under a Lease; provided, however, that the McBride Contributor give Acquiror advance written notice of its intent to pursue such action and further provided that the McBride Contributor shall have no right to terminate any Lease (or any right to dispossess any Tenant thereunder). All rents and other charges received from any Tenant after the Closing by and for the benefit of Acquiror shall be applied, first, against current and past due rental obligations owed to, or for the benefit of, Acquiror with respect to those rental obligations accruing subsequent to the Closing Date (including, but not limited to, obligations to replenish any security deposit withdrawal by the McBride Contributor or Acquiror), or any obligations accruing prior to the Closing Date that the McBride Contributor or any Partnership does not pay or for which Acquiror does not receive a credit at Closing, and second, any excess shall be delivered to the McBride Contributor, but only to the extent of Delinquent Rents owed to, and for the benefit of, the McBride Contributor for the period prior to the Closing Date (in no event, however, shall any sums be paid to the McBride Contributor to the extent they have been previously reimbursed for such default out of any security deposit);

    (i) Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

    For purposes of calculating Prorations, Acquiror shall be deemed to be in title to the Properties, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire Closing Date. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date.

    13. DESTRUCTION, LOSS OR DIMINUTION OF PROPERTIES. If prior to Closing, all or any portion of any Property is damaged by fire or other natural casualty (collectively "DAMAGE"), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (a "TAKING"), then the following procedures shall apply:

    (a) As used herein, a "MATERIAL EVENT" shall mean any of the following:

        (i) Damage to all or any portion of a Property, and the cost of repair or replacement of such Damage exceeds 50% of the Allocated Amount and the related Assumed Indebtedness, Prorations and Adjustments of such Property; or

        (ii) Taking of all or any portion of a Property, and the value of such Taking exceeds 50% of the Allocated Amount and the related Assumed Indebtedness, Prorations and Adjustments of such Property; or

        (iii) any Taking or Damage that results in the cancellation or termination of any Lease of a Required Estoppel Tenant, or that provides to a Required Estoppel Tenant the right to cancel or terminate its Lease upon the giving of subsequent notice (unless such termination right is waived, in writing, by such Tenant), or that otherwise results in the permanent loss of a Required Estoppel Tenant.

    (b) In the event of Damage or a Taking that does not constitute a Material Event, Acquiror shall close and take the Properties as diminished by such Damage or Taking, subject to (i) a reduction in the Contribution Consideration in an amount equal to the difference, if any, between (x) the cost of repair or replacement of such Damage (or the value of such Taking) and (y) the casualty insurance proceeds (or condemnation awards) actually collected by the McBride Contributor prior to Closing (and paid to Acquiror at Closing) by reason of such Damage or Taking.

    (c) If the Damage or Taking is a Material Event, then Acquiror, at its sole option, shall elect, within 15 days after its acquisition of actual knowledge that such Damage or Taking is a Material Event, to either: (i) delete and eliminate from this Agreement any Property that has sustained Damage or is taken or made subject to a Taking by giving written notice to the McBride Contributor, in which event (x) this Agreement shall be deemed to have been automatically and ipso facto amended so as to eliminate the deleted Properties herefrom, and (y) Acquiror and the McBride Contributor shall proceed to close on the remaining Properties (I.E., the non-deleted Properties) subject to a reduction in the Contribution Consideration equal to the aggregate amount of (x) the Allocated Amounts minus (y) the Assumed Indebtedness of the Property(s) so deleted, in each case as adjusted by eliminating any and all appropriate Prorations and Adjustments; or (ii) proceed to close on all of the Properties, subject to a reduction in the Contribution Consideration in an amount equal to the aggregate of all deductible(s) imposed under any casualty insurance policies applicable to the Property(s) that is the subject of Damage, and an assignment of the McBride Contributor's or the Partnership's interest in any unpaid insurance proceeds or condemnation awards (as provided in SUBPARAGRAPH 13(D)).

    (d) In the event that Acquiror elects to close on any Property that is subject to any Damage or Taking, each party shall fully cooperate with the other party in the adjustment and settlement of the insurance claim (or governmental acquisition proceeding) and if, as of Closing, all or any portion of the insurance proceeds assignable, or condemnation awards payable, to Acquiror shall not have been collected from the insurer or Governmental Authority, then the McBride Contributor shall irrevocably and unconditionally assign to Acquiror its entire right, title and interest in and to the outstanding proceeds or award (except that in the event SUBPARAGRAPH 13(B) applies, Acquiror shall not have any rights pursuant to this SUBPARAGRAPH 13(D)). The proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing shall likewise be transferred, assigned and paid over to Acquiror.

    (e) In the event of a dispute between the McBride Contributor and Acquiror with respect to the cost of repair, restoration or replacement as to any Damage or the value of a Taking, an engineer designated by the McBride Contributor and an engineer designated by Acquiror shall select an independent third engineer licensed to practice in the jurisdiction where the Property is located who shall resolve such dispute. The determination of such third engineer shall be final and binding on the parties and judgment may be rendered thereon in any appropriate court of record. All fees, costs and expenses of such third engineer so selected shall be shared equally by Acquiror and the McBride Contributor.

    14. SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, except as provided in SUBPARAGRAPH 7(G), no direct or indirect conveyance, assignment or transfer of any interest whatsoever of, in or to any or all of the Properties, Partnership Interests or Acquisition Contracts, or of this Agreement shall be made by the McBride Contributor or Acquiror during the term of this Agreement.

    15. NOTICES. All notices, requests and other communications hereunder must be given in the manner provided in the Master Investment Agreement.

    16. BENEFIT. This Agreement is for the benefit only of the parties hereto and their nominees, successors, beneficiaries and assignees as permitted in PARAGRAPH 14 above and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

    17. TENANTS IN DEFAULT

    (a) APPLICABILITY OF PROVISION. If, subsequent to the Approval Date, and prior to the Closing, any Property shall be leased to (or subject to Leases with) one or more "TENANTS IN DEFAULT" (as hereinafter defined), and the total monthly rent payable with respect to such Property by its Tenants in Default shall, in the aggregate, represent 20% or more of the total rentals then being realized from that Property (whether one or more, the "DEFAULTED BUILDING"), then, at the Closing, the provisions of this PARAGRAPH 17 shall be applicable. Upon the McBride Contributor's discovery of the existence of a Tenant in Default in any Property, the McBride Contributor shall promptly notify Acquiror, in writing, of the specific facts and circumstances giving rise to such conditions (such written notice being a "TID NOTICE"). For purposes hereof, a "TENANT IN DEFAULT" shall be any Tenant who (i) commits a material default under its Lease, monetary or otherwise, which default has (without regard to applicable notice and cure provisions of its Lease) continued more than 45 days; or (ii) vacates or abandons its respective leased premises without timely paying rent therefor (I.E., within 45 days of due date); or (iii) files, or has filed against it, any petition for bankruptcy or reorganization or other debtor or creditor relief procedure under any state or federal law; or (iv) who repudiates in writing its obligations under its Lease; or (v) who admits or asserts, in writing, its inability or unwillingness either to pay its debts as they become due or otherwise to comply with the terms of its respective Lease.

    (b) ACQUIROR'S RIGHTS. For and during a period of 20 days after its receipt of a TID Notice (the "TID STUDY PERIOD"), Acquiror shall have the right to reexamine all of the Books and Records relating to the Tenant In Default and its respective Lease; to inspect the Defaulted Building and leased premises of the Tenant(s) In Default; to interview representatives of, and otherwise freely deal with, the Tenant(s) In Default in order to ascertain the cause and likely effects and ramifications of the particular default(s) in question; and to otherwise evaluate the impact of that particular default on Acquiror's acquisition of the Defaulted Building as a component of the Properties. Within ten days after the conclusion of the applicable TID Study Period, upon its reasonable determination that the situation has a material adverse effect on the value of the building, Acquiror shall have the unilateral right to delete and eliminate those Properties that include Defaulted Buildings from this Agreement (the "DELETED BUILDINGS") by giving written notice to the McBride Contributor ("DELETION NOTICE"). Upon any such identification by Purchaser of Deleted Buildings and delivery of the Deletion Notice to the McBride Contributor, this Agreement shall, without further action of the parties, be deemed to have been amended, ipso facto, so as to eliminate herefrom all such Deleted Buildings, subject to a reduction in the Contribution Consideration equal to the aggregate of (x) the Allocated Amounts minus (y) the Assumed Indebtedness of the Properties so deleted, in each case adjusted by eliminating any and all appropriate Prorations and Adjustments. Upon such amendment, all references to the Properties shall automatically exclude the Properties so deleted and no Closing or pre-Closing obligations of the McBride Contributor (or Acquiror's Conditions Precedent) shall apply to the Properties so deleted.

    18. TERMINATION

    (a) TERMINATION. This Agreement shall be terminated in the event the Master Investment Agreement is terminated pursuant to its terms.

    (b) EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to SUBPARAGRAPH 18(A), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the McBride Contributor, the Partnerships, the Company or the Acquiror, except as provided in the Master Investment Agreement.

    19. MISCELLANEOUS

    (a) ENTIRE AGREEMENT. This Agreement and the other documents contemplated hereby constitute the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

    (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except that title and real estate matters shall be governed by the law of the State in which the affected Property is located.

    (c) PARTIAL INVALIDITY. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

    (d) EXPENSES. Except as otherwise expressly provided in this Agreement or the Master Investment Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay their own costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the Transaction Agreements and the transactions contemplated hereby and thereby.

    (e) COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement

    (f) JURISDICTION. THE PARTIES AGREE THAT ALL DISPUTES BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN LAW OR EQUITY OR OTHERWISE, SHALL BE RESOLVED BY THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER IN ANY OTHER JURISDICTION.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

                                          Acquiror:

                                          AMERICAN REAL ESTATE
                                          INVESTMENT, L.P.

                                          By: American Real Estate Investment
                                            Corporation,
                                            General Partner

                                            By: /s/ Evan Zucker_________________
                                              Name: Evan Zucker
                                              Title: PRESIDENT

                                          AMERICAN REAL ESTATE
                                          INVESTMENT CORPORATION

                                          By: /s/ Evan Zucker___________________
                                            Name: Evan Zucker
                                            Title: PRESIDENT

                                          McBride Contributor and Partnerships:

                                          MCBRIDE HUDSON BAY, L.P.

                                          By: Urban Farms Shopping Center, Inc.,
                                            General Partner

                                            By: /s/ David F. McBride____________
                                              Name: David F. McBride
                                              Title: CHIEF EXECUTIVE OFFICER

                                          RAMAPO RIDGE-MCBRIDE OFFICE PARK

                                          By: /s/ David F. McBride______________
                                            Name: David F. McBride
                                            Title: ATTORNEY-IN-FACT FOR GENERAL
                                          PARTNER

                                          OAKLAND INDUSTRIAL PARK, INC.

                                          By: /s/ David F. McBride______________
                                            Name: David F. McBride
                                            Title: CHIEF EXECUTIVE OFFICER

                                          URBAN FARMS SHOPPING CENTER, INC.

                                          By: /s/ David F. McBride______________
                                            Name: David F. McBride
                                            Title: CHIEF EXECUTIVE OFFICER

                                          MCBRIDE PROPERTIES

                                          By: /s/ David F. McBride______________
                                            Name: David F. McBride
                                            Title: GENERAL PARTNER

                                          NEW JERSEY ASSOCIATES

                                          By: /s/ David F. McBride______________
                                            Name: David F. McBride
                                            Title: GENERAL PARTNER

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of August 20, 1997 among Fairlawn Industrial Park, Inc., a New York corporation ("FLIP"), its shareholders (the "FLIP SHAREHOLDERS") listed on the signature pages hereto and American Real Estate Investment Corporation, a Maryland corporation (the "COMPANY").

    Certain McBride entities (collectively, "MCBRIDE"), Jeffrey Kelter, Penn Square Properties, Inc., Hudson Bay Partners, L.P., American Real Estate Investment, L.P. (the "OPERATING PARTNERSHIP" or "ACQUIROR"), and the Company have, concurrently with the execution of this Agreement, entered into a Master Investment Agreement dated as of the date hereof (the "MASTER INVESTMENT AGREEMENT" or "MIA"). In connection with the Master Investment Agreement, certain McBride contributors, the Operating Partnership, and the Company have entered into a McBride Contribution Agreement dated as of the date hereof (the "MCBRIDE CONTRIBUTION AGREEMENT" or "MCA"). An index of the defined terms used herein appears in Section 12.2.

    It is contemplated in the Master Investment Agreement that FLIP will be merged with and into the Company at the Closing Date, with the Company as the surviving corporation in such merger (the "MERGER") (the "SURVIVING CORPORATION").

    The Boards of Directors of the Company and FLIP each have approved the execution and delivery of this Agreement and have determined that it is advisable and in the best interests of their respective stockholders to effect the Merger pursuant to the provisions of the laws of the State of Maryland and the laws of the State of New York upon the terms and conditions hereinafter set forth.

    Section 3-102(2) of the Maryland General Corporation Law (the "MGCL") permits the merger of a foreign corporation into a domestic corporation and
Section 907 of the New York Business Corporation Law (the "NYBCL") permits the merger of a domestic corporation into a foreign corporation.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 2
                                   THE MERGER

    2.1 MERGER. At the Effective Time (as defined below), upon the terms and subject to the conditions of this Agreement, FLIP shall be merged with and into the Company in accordance with the provisions of the MGCL and the NYBCL, and the Company shall be the continuing and surviving entity and shall be governed by the laws of the State of Maryland. The Company and FLIP are sometimes referred to herein as the "CONSTITUENT CORPORATIONS."

    2.2 NAME. The name of the Surviving Corporation shall be American Real Estate Investment Corporation.

    2.3 CLOSING. The closing of the Merger shall occur concurrently with the Closing of the Transactions contemplated in the Master Investment Agreement and shall take place at the time and place set forth in Section 1.02 of the Master Investment Agreement.

    2.4  EFFECTIVE TIME OF MERGER.

    (a) At the Closing: (i) a certificate of merger (the "NY CERTIFICATE OF MERGER") shall be duly prepared by the Company and executed as required by the NYBCL, and articles of merger (the "MD ARTICLES OF MERGER") shall be duly prepared by the Company and executed as required by the MGCL; and (ii) the Company shall deliver the NY Certificate of Merger to the Secretary of State of the State of New York

(the "NEW YORK SECRETARY OF STATE") for filing, as provided in the NYBCL, and the MD Articles of Merger to the Secretary of State of the State of Maryland (the "MARYLAND SECRETARY OF STATE") for filing, as provided in the MGCL.

    (b) The Merger shall become effective at the time (the "EFFECTIVE TIME") of the later to occur of (i) the filing of the MD Articles of Merger with the Maryland Secretary of State and (ii) the filing of the NY Certificate of Merger with the New York Secretary of State.

    2.5 OTHER FILINGS; FURTHER ASSURANCES. FLIP and the Company agree that they will cause to be executed and filed or recorded any document or documents prescribed by the laws of the State of New York and the State of Maryland, and that they will cause to be performed all necessary acts within the States of New York, Maryland and elsewhere to effectuate the Merger. FLIP and the Company agree that they will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the other parties hereto to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of FLIP, to cause the Surviving Corporation to assume all of the liabilities of FLIP or to effect the other purposes of this Agreement.

    2.6 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. At the Effective Time, the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in the form attached hereto as Exhibit A and such Amended and Restated Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation.

    2.7 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The individuals listed on Exhibits B and C attached hereto shall be the directors and officers, respectively, of the Surviving Corporation from and after the Effective Time, to serve in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

                                   ARTICLE 3
                  CONVERSION OF SHARES; EFFECTS OF THE MERGER

    3.1 CONVERSION. By virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Constituent Corporations:

    (a) COMPANY COMMON STOCK. At and after the Effective Time, each share of common stock, par value $.001 per share, of the Company (the "COMPANY SHARES") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

    (b) FLIP COMMON STOCK. At the Effective Time, each share of common stock, no par value, of FLIP (the "FLIP SHARES") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of fully-paid and non-assessable Company Shares (the "MERGER CONSIDERATION") calculated as follows:

    Merger Consideration per FLIP Share = A DIVIDED BY B DIVIDED BY C

where:     A          means FLIP asset value ("FAV") which shall be an amount equal to the aggregate of the following items: (A) the sum of the "ALLOCATED AMOUNTS" assigned to FLIP, as set forth in Part B of Schedule 2.1(b)(i)-A to the MCA, subject to adjustment provided below; MINUS (B) the sum of the "ASSUMED INDEBTEDNESS," as set forth in
                      Part B of Schedule 2.1(b)(i)-B to the MCA, subject to adjustment provided below;
                      MINUS (C) any prorations described in Article 7 ("PRORATIONS") and credited to the Company as of the Closing Date; PLUS (D) any Prorations credited to FLIP as of the Closing Date; MINUS (E) any other adjustments described in this Agreement
                      ("ADJUSTMENTS") occurring on or prior to the Closing Date in favor of the
                      Company; and PLUS (F) any Adjustments occurring on or prior to the Closing Date in favor of FLIP.

           B          means the total number of FLIP Shares issued and outstanding immediately prior to the Effective Time.

           C          means the Per Share Purchase Price.

    From and after the Effective Time, all issued and outstanding FLIP Shares shall no longer be outstanding and shall automatically be retired and canceled and shall cease to exist; and each holder of a certificate representing any FLIP Shares shall cease to have any rights with respect to such shares, except the right to receive the Merger Consideration provided in Section 2.1.

    (c) CANCELLATION OF TREASURY STOCK. Each FLIP Share that is owned by FLIP as treasury stock shall be canceled and retired and shall cease to exist and no stock or other consideration shall be delivered in exchange therefor.

    3.2 FRACTIONAL SHARES. If the calculation of the Merger Consideration in accordance with Section 2.1 would result in a fraction of a Company Share being issued in the Merger, then such fractional number of the Company Shares shall be rounded to the nearest whole number of the Company Shares.

    3.3 EXCHANGE OF CERTIFICATES. At the Closing, the Company shall make available to the FLIP Shareholders certificates representing the number of duly authorized Company Shares issuable in connection with the Merger as set forth in this Article 2. Upon surrender by a FLIP Shareholder of a certificate or certificates which immediately prior to the Effective Time represented outstanding FLIP Shares, the Company shall deliver to such FLIP Shareholder a certificate or certificates representing the Merger Consideration payable in respect thereof.

    3.4 EFFECTS OF THE MERGER. At the Effective Time, FLIP shall be deemed merged with and into the Company as provided by the applicable provisions of the MGCL and the NYBCL and by this Agreement. All rights, privileges, and powers of FLIP, and all property, real, personal and mixed, and all debts due to FLIP, as well as all other things and causes of action belonging to FLIP, shall be vested in the Company, and shall thereafter be the property of the Company as they were of FLIP. All rights of credits and all liens upon any property of FLIP shall be preserved and all debts, liabilities and duties of FLIP shall attach to the Company and may be enforced against the Company to the same extent as if such debts, liabilities and duties had been incurred and contracted by it. The Company shall not be required to wind up its affairs or pay its liabilities and distribute its assets under the MGCL.

    3.5 LOCK-UP PERIOD. Each FLIP Shareholder agrees that (i) for a period of two years following the Closing (the "LOCK-UP PERIOD"), it shall not, in any way or to any extent, redeem, sell, transfer, assign, or (without the Company's consent which shall not be unreasonably withheld) pledge or encumber, or otherwise convey, any or all of the Company Shares received as Merger Consideration, as the case may be, delivered to it in connection with the Merger; and (ii) not more than 25% of the initial number of such Company Shares owned by it may be sold by it in the three-month period immediately following the Lock-Up Period, and an additional 25% of such Company Shares owned by it may be sold in each three-month period thereafter (so that all such Company Shares owned by it may be sold after the third the anniversary of the Closing Date); PROVIDED that transfers may be made, subject to the restrictions hereof and under the charter documents of Incorporation of the Company, to Permitted Transferees. The term "PERMITTED TRANSFEREE," with respect to each FLIP Shareholder, shall mean any other FLIP Shareholder, and the spouse of such FLIP Shareholder; a parent or lineal descendant (including an adopted child) of a parent, or the spouse of a lineal descendant of a parent; a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, the FLIP Shareholder, or a trustee, guardian or custodian for a Permitted Transferee of the FLIP Shareholder; the trustee of a trust (including a voting trust) for the benefit of the FLIP Shareholder; and a corporation, partnership or other entity of which the FLIP Shareholder and Permitted Transferees of the FLIP Shareholder are the beneficial owners of a majority in voting power of the equity, and who agrees in writing in an instrument reasonably acceptable to the Company to be bound by the (i) transfer restrictions on the Company Shares issued as Merger Consideration contained in this Agreement and (ii) obligations contained in the indemnification provisions in Section 6.02 of the Master Investment Agreement, PROVIDED that such obligation shall be limited to the actual Company Shares received by such Permitted Transferee, and such Permitted Transferee shall not be liable for money damages or otherwise.

    3.6  TAX TREATMENT OF MERGER.

    (a) Each of the Company, FLIP and the FLIP Shareholders intend, and each of the Company, FLIP and the FLIP Shareholders agree to use all commercially reasonable efforts to ensure, that (i) the Merger will be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and (ii) the receipt by the FLIP Shareholders of the Merger Consideration in exchange for the FLIP Shares will not result in any federal or state income tax liability.

    (b) The Company covenants and agrees that for at least two years beginning immediately following the Closing date (i) the Company will (a) own the Continuity Properties directly or through its ownership of one or more Subsidiaries each of which is a "qualified REIT subsidiary" as defined in
Section 856 of the Code owned by the Company and (b) use the Continuity Properties in the business of leasing real properties to tenants, and (ii) the Company will not, and will not authorize, allow or permit any Subsidiary of the Company to, directly or indirectly, transfer, assign, sell or otherwise dispose of any of the Continuity Properties to any Person, including without limitation to the Operating Partnership or to any other Subsidiary of the Company (other than to a "qualified REIT subsidiary" as defined in Section 856 of the Code owned by the Company); PROVIDED that notwithstanding the foregoing the Company may transfer some or all of the Continuity Properties (other than the Property known as 1905 Nevins Road and any other property acquired by FLIP in a transaction intended to qualify under Section 1031 of the Code) to the Operating Partnership within such two year period (i) with the prior written consent of the FLIP Shareholders, or (ii) if the Company has obtained a written opinion of counsel from an independent tax counsel with a law firm with a national reputation, selected by the Company (with the approval of the FLIP Shareholders, which shall not be unreasonably withheld), to the effect that the Company's proposed transfer, assignment, sale or other disposition of some or all of the Continuity Properties will not cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code or cause the FLIP Shareholders' receipt of the Merger Consideration in exchange for the FLIP Shares to result in any federal or state income tax to the FLIP Shareholders.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

    4.1 FLIP. The representations and warranties are set forth in Schedule 3.1 hereto are incorporated by reference herein as if they are set forth herein in their entirety. FLIP hereby represents and warrants to the Company that the representations and warranties in such Schedule 3.1 are complete and accurate, subject only to the qualifications with respect thereto set forth in such
Schedule 3.1.

    4.2 FLIP SHAREHOLDERS. FLIP Shareholders jointly and severally represent and warrant to and covenant with the Company that: (i) they together own beneficially and of record all of the issued and outstanding shares of capital stock of FLIP entitled to vote on the Merger, including the FLIP Shares, immediately prior to the Effective Time, (ii) they will have voted such shares in favor of the Merger or consented thereto in writing, and (iii) they have not and will not exercise their rights to receive payment of the fair value of such shares and the other rights and benefits provided under Section 910 of the NYBCL or otherwise.

    4.3 SURVIVAL. The representations, warranties, covenants and agreements of FLIP and the FLIP Shareholders contained in this Agreement will survive the Closing until the second anniversary of the Closing Date, or in the case of any covenant or agreement for which a time period is specified, for two years following the last date on which such covenant or agreement is to be performed, except that to the extent any claim for indemnification is made under the Master Investment Agreement or the MCA with respect to any representation, warranty, covenant or agreement that would otherwise terminate and a notice for indemnification shall have been timely given under Article VI of the Master Investment Agreement on or prior to such termination date, then such survival period will be extended as it relates to such claim until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VI of the Master Investment Agreement. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth herein.

    4.4 INDEMNIFICATION. Indemnification with respect to breaches of or inaccuracies in any representation or warranty of, or nonfulfillment of, failure to perform or breach of any covenant or agreement on the part of FLIP or the FLIP Shareholders contained in this Agreement, or on the part of the Company in the Master Investment Agreement, shall be as provided in and pursuant to the Master Investment Agreement.

    3.5 NO PERSONAL RECOURSE. Notwithstanding anything to the contrary contained in this Agreement or in any of the Transaction Agreements, except as otherwise specifically set forth in the Master Investment Agreement with respect to the Termination Fee, (i) only the McBride Contributor and the FLIP Shareholders (but only to the extent of the Company Shares received as Merger Consideration and held by the FLIP Shareholders), and not the Partnerships or any partner, shareholder or member of any of the McBride Contributor and the Partnerships, shall be liable for any claims made by non-McBride parties under this Agreement or any of the Transaction Agreements, (ii) the non-McBride parties to this Agreement and the other Transaction Agreements shall look only to the LP Units held by the McBride Contributor, and the Company Shares received as Merger Consideration and held by the FLIP Shareholders, with respect to any claims that may be made under this Agreement or any of the Transaction Agreements, and (iii) no personal recourse or personal liability for any claims under this Agreement or any of the Transaction Agreements shall be had against FLIP Shareholders or any partner, shareholder or member of any of the McBride Contributor and the Partnerships.

                                   ARTICLE 5
                              PROPERTY INSPECTION

    5.1 GENERAL. The Company confirms that as of the date hereof, but without limiting any specific warranty, representation or condition set forth in this Agreement or the MCA and except as otherwise set forth below in this Article 4, there are no further contingencies for the Company's studies, investigations, evaluations and inspections of the FLIP Properties.

    5.2 CONDITION. As a material inducement to FLIP and the FLIP Shareholders to execute this Agreement, the Company acknowledges and agrees that, except for the various express warranties, representations and conditions of FLIP set forth in this Agreement and for the various express warranties, representations and conditions of FLIP and the FLIP Shareholders in the Master Investment Agreement, the MCA or in any other documents, instruments or agreements now or hereafter to be executed or delivered by FLIP and the FLIP Shareholders and delivered to the Company pursuant to the provisions of this Agreement, the MCA or the Master Investment Agreement (collectively, the "FLIP DOCUMENTS"), the FLIP Properties will be purchased by the Company "AS IS" and "WHERE IS" and with all faults, on the basis of the Company's own independent investigation. Except as expressly set forth in this Agreement or the FLIP Documents, FLIP and the FLIP Shareholders have not made, do not make, and have not authorized anyone else to make any representation as to the present or future physical condition, value, presence or absence of Hazardous Materials, financing status, leasing, operation, use, tax status, income and expenses or any other matter or thing pertaining to the FLIP Properties, and the Company acknowledges that no such representation or warranty has been made and that in entering into this Agreement it does not rely on any representation or warranty other than those expressly set forth in this Agreement or in FLIP Documents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN FLIP DOCUMENTS, FLIP AND THE FLIP SHAREHOLDERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE FLIP PROPERTIES. FLIP and the FLIP Shareholders shall not be liable for or bound by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the FLIP Properties furnished by any real estate broker, agent, employee, servant or any other person unless the same are specifically set forth in this Agreement or in FLIP Documents.

    5.3 ENVIRONMENTAL REPORTS. Schedule 4(c) to the MCA contains a list of each report delivered or made available by FLIP to the Company with regard to so-called "Phase I" or "Phase II" environmental inspections and assessments performed prior to the date hereof, and/or a description of any known environmental problem, at the FLIP Properties (the "DELIVERED ASSESSMENTS"). FLIP represents and warrants that the Delivered Assessments are the only environmental assessments in the possession of FLIP with regard to the FLIP Properties. The parties acknowledge that EMG has been retained to perform Phase I environmental inspections or assessments at the FLIP Properties after the date of this Agreement and prior to the fifteenth business day prior to the Closing Date. FLIP shall deliver or cause to be delivered to the Company all reports prepared in connection with those subsequent assessments ("SUBSEQUENT ASSESSMENTS"). If any Subsequent Assessment indicates that there exists at any FLIP Property any presence of or contamination by Hazardous Materials (i) which have, in the reasonable judgment of the Company, a material adverse effect on the value of such FLIP Property, (ii) which were not disclosed in the Delivered Assessments and (iii) for which Remedial Action is necessary in order for such FLIP Property to be in the same condition with regard to environmental matters as was reflected in the Delivered Assessments (such condition or contamination being referred to as an "ENVIRONMENTAL ISSUE"), then the following will apply:

    (a) ENVIRONMENTAL ISSUE NOTICE. The Company shall give written notice of the existence of any Environmental Issues (the "ENVIRONMENTAL ISSUE NOTICE") to FLIP not later than September 10, 1997 (which date shall be extended for any FLIP Property for which a Subsequent Assessment is not delivered at least five business days prior to September 10, 1997 to the date which shall be five business days after the delivery thereof) (the "APPROVAL DATE"). The Environmental Issue Notice shall specify, in reasonable detail, the Environmental Issue and the scope of proposed Remedial Action. Notwithstanding the foregoing, FLIP shall be and remain liable hereunder, as and to the extent elsewhere provided in this Agreement, for any breach of warranty or representation relating to the existence of any Environmental Issue existing as of the date of this Agreement or the Closing Date, and not detected in the Delivered Assessments or the Subsequent Assessments.

    (b) FLIP MITIGATION OPTION. After the delivery of the Environmental Issue Notice, FLIP may, within the 10 day period following such delivery, send a written notice to the Company ("FLIP REMEDIATION NOTICE") of its election to cause the Company to correct and remediate the noted Environmental Issues, at

FLIP's sole cost and expense ("FLIP MITIGATION OPTION"), in which event: (A) the terms and provisions of this Agreement shall remain in full force and effect, and (B) the Company may deposit part of the Merger Consideration into an escrow with the Title Company (a "REMEDIATION ESCROW") in an amount equal to the reasonably anticipated Remedial Costs. The FLIP Shareholders will pay all costs and expenses incurred subsequent to Closing in connection with Remedial Action at those FLIP Properties with respect to which FLIP delivered a FLIP Remediation Notice. The escrowed amount in the Remediation Escrow shall be delivered to the FLIP Shareholders upon completion of such Remedial Action and the payment of such costs and expenses by the FLIP Shareholders. Any distributions made in respect of such escrowed amount during the period when such escrowed amount is held will also be held in escrow and released to the FLIP Shareholders only when the escrowed amount in respect of which such distributions were made are so released. In the event any amount is escrowed pursuant to this Section 4.3(b), then at Closing, the Company and FLIP Shareholders shall enter into a remediation escrow and disbursement agreement reasonably and mutually satisfactory to the Company, FLIP Shareholders and their respective counsel.

    (c) REMEDIATION TO BE PERFORMED BY THE COMPANY. If the Closing occurs hereunder, all Remedial Action at those FLIP Properties with respect to which FLIP delivered a FLIP Remediation Notice shall be undertaken by the Company or its agents or contractors, and FLIP shall not be responsible for conducting such Remedial Action; PROVIDED that liability of FLIP and the McBride Contributor pursuant to the indemnification set forth in the Master Investment Agreement is in addition to, and not replaced or limited by, the terms of this Section 4.3(c). For purposes of this Section 4.3(c), the "reasonably anticipated Remedial Costs" shall be the good faith estimate of Remedial Costs, as set forth in a detailed bid proposal by the Company's first-class nationally or regionally recognized environmental engineering and/or consulting firm.

    (d) THE COMPANY'S RIGHT TO DELETE PROPERTIES. If FLIP does not elect or fails to timely elect FLIP Mitigation Option with respect to any FLIP Property subject to any Environmental Issue Notice, then the Company may, at the Company's sole option, elect to delete and eliminate from this Agreement any such FLIP Property (the "ENVIRONMENTAL ISSUE DELETION OPTION"), by giving written notice to FLIP no later than the Closing Date. Upon delivery of such notice, this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended so as to eliminate from this transaction each FLIP Property so deleted by the Company, and FLIP shall take all actions necessary or desirable to divest itself of its record and beneficial ownership of such FLIP Property, and the liabilities incidental or related thereto, subject to a reduction in the FAV in an amount equal to the aggregate amount of the Allocated Amounts and related Assumed Indebtedness, Prorations and Adjustments, of all FLIP Properties so deleted. Upon such amendment of this Agreement, all references to the FLIP Properties shall automatically exclude each FLIP Property so deleted and no Closing or pre-Closing obligations imposed on FLIP (or the conditions precedent to the obligations of the Company to effect the Merger) shall apply thereto except that the Company shall promptly return all documents, records and studies relating to such deleted FLIP Properties. Unless FLIP breaches a representation or warranty contained in this Agreement (in which event the remedies applicable thereto shall apply), the Company's exclusive remedy in the event of Environmental Issues or contamination (assuming that FLIP does not elect or fails to timely elect FLIP Mitigation Option) at any of the FLIP Properties shall be the deletion of such FLIP Properties in the manner provided above.

    5.4 REFINANCING PROPERTIES. This Article 4 and the rights granted to the Company hereunder shall not apply to any FLIP Properties which are security for the Refinancing.

                                   ARTICLE 6
                            TITLE AND SURVEY MATTERS

    6.1 TITLE COMMITMENTS. FLIP has heretofore caused (at its sole cost and expense) TitleServNY as agent for Stewart Title Guaranty Company (the "TITLE COMPANY") to issue to the Company an owner's title insurance commitment for each of the FLIP Properties (the "TITLE COMMITMENTS"). The title insurance policy to be issued at Closing by the Title Company pursuant to the Title Commitment (the "TITLE POLICY") shall be an ALTA Form B (1987 or later) owner's policy with respect to each FLIP Property. Each Title Commitment shall reflect the full amount of the Allocated Amount for each FLIP Property, show fee simple title or leasehold, as applicable, to the FLIP Properties vested in FLIP or a subsidiary of FLIP (the "FLIP SUBSIDIARY"), together with legible and complete copies of all recorded documents evidencing title exceptions raised in Schedule B of the Title Commitments. It shall be a condition precedent to the obligations of the Company to effect the Merger that the Title Policies (or "marked-up" title commitments) shall have all standard and general printed exceptions deleted so as to afford full "extended form coverage," and shall further include an owner's comprehensive endorsement (or the equivalent by way of affirmative insurance); an endorsement certifying that the bills for the real estate taxes pertaining to the Land and Improvements do not include taxes pertaining to any other real estate; an access endorsement; a contiguity endorsement, if applicable; a subdivision or plat act endorsement; a survey "land same as" endorsement; a zoning 3.1 endorsement (amended to include parking); a creditors' rights endorsement; an endorsement indicating that the FLIP Properties are not within any special benefit district for any entity that has been created and that will assess any one or more of the FLIP Properties, but no assessments from such entity currently appear of record; and any other endorsements reasonably requested by the Company and reasonably approved by FLIP including non-imputation and "Fairway" endorsements. As a condition precedent to the obligations of the Company to effect the Merger, each Title Commitment shall be marked for later-dating to cover the Closing, and the Title Company shall deliver the Title Policies (or "marked-up" title commitments) to the Company concurrently with the Closing. Should an update to any Title Commitment after the date hereof indicate matters that do or would materially adversely affect the value or marketability of title to any FLIP Property, or other matters which do or would materially adversely affect the Company's use, operation or financing of any FLIP Property, such matters shall be considered Defects and the cure provisions set forth in Section 5.4 shall apply; PROVIDED that a Defects Notice is timely delivered with respect to such Defects.

    6.2 SURVEYS. FLIP has heretofore delivered (at its sole cost and expense) an as-built survey or site plan of each FLIP Property (the "SURVEYS"), prepared by a surveyor(s) duly registered in the State of New Jersey. The Surveys shall be updated to a date on or after the date hereof, and certified to the Company, any designated lender(s) of the Company and the Title Company by surveyor(s) duly registered in the State of New Jersey as having been prepared in accordance with the minimum detail and classification requirements of the land survey standards of the American Land Title Association, and specifically incorporating all of the standards and protocols contemplated by the minimum standard detail requirements and classifications for ALTA/ASCM land title surveys, as adopted in 1992 by ALTA/ASCM, including Table A responsibilities and specifications 1-5 (excluding for Table A5 any information with respect to elevations), 6-11, and 13, and shall include the certification attached to the MCA as Exhibit A. The Surveys shall show any encroachments of the Improvements onto adjoining properties, easements, set-back lines or rights-of-way, and any encroachments of adjacent improvements onto any FLIP Property, and shall comply with any requirements imposed by the Title Company as a condition to the removal of the survey exception from the standard printed exceptions in Schedule B of the Title Commitments, and shall comply with any reasonable requirements of relevant lenders, if any. Without limitation of the foregoing, the Surveys shall state the legal description of the Land, the acreage of the Land and the dimensions, height and square footage of each Building, the number and location of all legal parking spaces on each parcel of Land, driveways, ingress and egress, the address of the Improvements, the zoning of the FLIP Property and shall further state whether any parcel of Land is located in a wetlands area or in an area designated by an agency of the United States as being subject to flood hazards or flood risks. Should any Survey indicate the presence of any encroachments by or upon any FLIP Property, or other matters that do or would adversely affect the value or marketability of title to any FLIP Property, or other matters which do or would adversely affect the Company's use, operation or financing of any FLIP Property, such matters shall be considered Defects, and the cure provisions set forth in Section 5.4 shall apply; PROVIDED that a Defects Notice is timely delivered with respect to such Defects.

    6.3 UCC SEARCHES. FLIP shall deliver to the Company, or cause the Title Company to deliver to the Company, within 20 days after the date hereof, and shall update to the Closing Date, current searches of all Uniform Commercial Code financing statements naming FLIP or the FLIP Subsidiary, as the case may be, as debtor and filed with (i) the Secretary of State of the state of incorporation of FLIP or the FLIP Subsidiary, as the case may be, or (ii) the Secretary of State of the state in which a FLIP Property is located (the "UCC SEARCHES"). Should the UCC Searches indicate matters that do or would materially adversely affect the value or marketability of title to any FLIP Property, including, but not limited to, claims or liens against any of such parties encumbering all or any portion of any FLIP Property, or other matters which do or would adversely affect FLIP's use, operation or financing of any FLIP Property, and such matters are not Permitted Exceptions, such matters shall be considered Defects, and the cure provisions set forth in Section 5.4 shall apply; PROVIDED that a Defects Notice is timely delivered with respect to such Defects.

    6.4 DEFECTS AND CURE. The items described in this Article 5 are collectively referred to as "TITLE EVIDENCE." If any Title Evidence obtained after the date hereof and prior to the Closing Date discloses claims, liens, exceptions, or conditions (other than Assumed Indebtedness with respect to FLIP Properties) that materially adversely affect the use and/or marketability of title to any FLIP Property ("DEFECTS"), the Company may, prior to the Closing Date, give written notice (the "DEFECTS NOTICE") of such Defects to FLIP. If and to the extent that the Title Evidence discloses any claims, liens, exceptions or conditions to which the Company does not object in its Defects Notice, then such items shall thereafter constitute Permitted Exceptions. If, with respect to any one or more FLIP Properties, FLIP fails or refuses prior to 15 days prior to Closing ("RESPONSE PERIOD"), to either (i) cure all Defects or (ii) cause all Defects to be insured over by the Title Company (in form and substance acceptable to the Company), then the Company may delete and eliminate from this Agreement the applicable FLIP Property by written notice to FLIP delivered on or before the Closing Date, whereupon this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended, as to eliminate such FLIP Property or FLIP Properties (the "TITLE DELETED PROPERTIES") herefrom, and FLIP shall take all actions necessary or desirable to divest itself of its record and beneficial ownership of such FLIP Property, and the liabilities incidental or related thereto, subject to a reduction in the FAV in an amount equal to the aggregate amount of (x) the Allocated Amounts minus
(y) the Assumed Indebtedness of all Title Deleted Properties, in each case adjusted by eliminating any and all appropriate Prorations and Adjustments with respect to such FLIP Properties.

                                   ARTICLE 7
                               COVENANTS OF FLIP

    Effective as of the execution of this Agreement, FLIP hereby covenants with the Company as follows:

    (a) NEW LEASES. FLIP shall not amend any Lease in any material respect or execute any new or renewal lease, license, or other agreement affecting the ownership or operation of all or any portion of the FLIP Properties or for personal property, equipment, or vehicles (unless in replacement of any existing personal property lease on substantially similar or better terms), other than in the ordinary course of business and on terms comparable to similarly situated properties except that any costs associated with Leases not listed on Schedule 9(a)(x) to the MCA which would result in an aggregate cost of greater than $100,000 shall require the approval of the Company.

    (b) NEW CONTRACTS. FLIP shall not enter into any contract with respect to the ownership, management or operation of all or any portion of any or all of the FLIP Properties that will survive the Closing (other than those in connection with the Refinancing) or that would otherwise affect the use, operation or enjoyment of any or all of the FLIP Properties, other than in the ordinary course of business and on commercially reasonable terms.

    (c) INSURANCE. The insurance coverage described in the policies listed on
Schedule 6.1(i) to the MCA with respect to the FLIP Properties shall remain continuously in force through and including the Closing Date.

    (d) OPERATION OF FLIP PROPERTIES. FLIP shall operate and manage the FLIP Properties which it owns in the same manner as in effect on the date hereof, maintaining present services, and shall maintain the FLIP Properties in good repair and working order; keep on hand sufficient materials, supplies, equipment and other Personal Property for the efficient operation and management of the FLIP Properties in the same manner as in effect on the date hereof; and perform, when due, all of its obligations under the Leases, Contracts, Existing Mortgages, Governmental Approvals and other agreements relating to the FLIP Properties and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the FLIP Properties. Except as otherwise specifically provided herein, the FLIP Properties at Closing shall be in substantially the same condition as each of them is in on the date hereof (subject to the performance of tenant improvements and improvements provided for in FLIP's current budget for that particular FLIP Property), reasonable wear and tear excepted, and the Contracts shall remain in full force and effect through the Closing Date, unless otherwise advised to the contrary by the Company, in writing, no later than thirty days prior to the Closing Date. None of the Personal Property, fixtures or Inventory (except such Inventory as may be consumed in the ordinary course of business) shall be removed from the FLIP Properties, unless replaced by personal property, fixtures or Inventory of equal or greater utility and value.

    (e) PRE-CLOSING EXPENSES. FLIP shall pay in full, prior to Closing, all bills and invoices for labor, goods, material and services of any kind relating to the FLIP Properties and utility charges, relating to the period prior to Closing, but excluding therefrom all utility and other charges billed directly to Tenants or subtenants of the FLIP Properties. Except as the parties may otherwise agree herein, any alterations, installations, decorations and other work required to be performed by FLIP prior to the Closing under any and all agreements affecting the FLIP Properties have been or will, by the Closing, be completed and paid for in full.

    (f) GOOD FAITH. All actions required pursuant to this Agreement that are necessary or desirable to effectuate the transactions contemplated herein or to satisfy each of the conditions precedent to the obligations of the Company to effect the Merger shall be taken promptly and in good faith by FLIP, and FLIP shall furnish the Company with such documents or further assurances as the Company may reasonably require, whether prior to or following the Closing.

    (g) NO ASSIGNMENT. FLIP shall not assign, alienate, lien, encumber or otherwise transfer all or any part of any or all of the FLIP Properties or any interest in any or all of them except as contemplated by this Agreement or in connection with the Refinancing.

    (h) CHANGE IN CONDITIONS. FLIP shall promptly notify the Company of any change in any condition with respect to any or all of the FLIP Properties or of the occurrence of any event or circumstance that makes any representation or warranty of FLIP to the Company under this Agreement untrue or misleading, or any covenant of the Company under this Agreement incapable or less likely of being performed, it being understood that FLIP's obligation to provide notice to the Company under this Section 6(h) shall in no way relieve FLIP of any liability for a breach by FLIP of any of its representations, warranties or covenants under this Agreement.

    (i) TAX ITEMS. FLIP acknowledges that (i) the Company needs to be able to prepare accurate estimates of its taxable income in order to monitor compliance with the requirement that it distribute 95% of its

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taxable income to its shareholders, and (ii) the depreciation of the FLIP assets will materially impact the computation of the Company's taxable income. Accordingly, FLIP agrees that (i) within 30 days after Closing, FLIP shall provide the Company with tax basis computations and historical tax depreciation schedules updated through the Closing Date for each FLIP Property and for any properties held by a wholly-owned subsidiary of FLIP, and (ii) within 30 days after Closing, FLIP shall provide the Company with all data required to perform depreciation allocations with respect to each property held by a partnership or limited liability company in which FLIP owns an interest.

    (j) FINANCIAL STATEMENTS. As promptly as practicable, FLIP will deliver or cause to be delivered to the Company the audited (in the case of any fiscal year ending after the date hereof and before the Closing Date) and the unaudited (in case of any fiscal quarter ending after the date hereof and before the Closing
Date) balance sheet of FLIP, and the related audited or unaudited statements of income, retained earnings and cash flows, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be.

                                   ARTICLE 8
                           PRORATIONS AND ADJUSTMENTS

    For the purposes of determining FAV in accordance with Section 2.1 of this Agreement, the following shall be prorated and adjusted between FLIP, on the one hand, and the Company, on the other hand, as of 12:00 a.m. on the Closing Date, except as otherwise specified:

    (a) The amount of all security and other Tenant deposits, and interest due thereon, if any, shall be credited to the Company;

    (b) The Company and FLIP shall divide the cost of any escrows hereunder equally between them;

    (c) To the extent such charges are not billed directly to Tenants, water, electricity, sewer, gas, telephone and other utility charges shall be prorated based, to the extent practicable, on final meter readings and final invoices, or, in the event final readings and invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final utility bills;

    (d) Amounts paid or payable under any contracts assumed by the Company in the Merger (the "CONTRACTS") shall be prorated based, to the extent practicable, on final invoices or, in the event final invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final invoices;

    (e) All real estate, personal property and ad valorem taxes applicable to the FLIP Properties and levied with respect to calendar year 1997 (or 1998, if the Closing occurs in 1998) shall be prorated on an accrual basis, as of the Closing Date, utilizing the actual final Tax Bills for those FLIP Properties for 1996 (or 1997 if available) adjusted for any announced changes in rates of taxation. Prior to or at Closing, FLIP shall pay or have paid all Tax Bills that are due and payable prior to or on the Closing Date and shall furnish evidence of such payment to the Company and the Title Company. The taxes to be prorated (I.E., county, school, city) for each FLIP Property and the billing and accrual schedule for each such tax are set forth in Schedule 12(e) to the MCA;

    (f) All assessments, general or special, shall be prorated as of the Closing Date on a "due date" basis such that FLIP shall be responsible for any installments of assessments which are first due or payable prior to the Closing Date and the Company shall be responsible for any installments of assessments which are first due or payable on or after the Closing Date;

    (g) Commissions of leasing and rental agents for any Lease entered into as of or prior to the Closing Date (which are set forth on Schedule 9(a)(x) to the MCA with respect to the FLIP Properties) that are due and payable at or prior to the Closing Date, whether with respect to base lease term, future

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expansions, renewals, or otherwise, shall be paid in full at or prior to Closing by FLIP, without contribution or proration from the Company;

    (h) All Base Rents and other charges actually received, including, without limitation, all Additional Rent, shall be prorated at Closing. At the time(s) of final calculation and collection from Tenants of Additional Rent for 1997, there shall be a re-proration between the Company and FLIP as to Additional Rent adjustments, which re-proration shall be paid upon the Company's presentation of its final accounting to FLIP, certified as to accuracy by the Company. At the Closing, no "DELINQUENT RENTS" (rents or other charges which are due and owing as of the Closing) shall be prorated in favor of FLIP; and

    (i) Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

    For purposes of calculating Prorations, the Company shall be deemed to be in title to the FLIP Properties, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire Closing Date. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date.

                                   ARTICLE 9
                 DESTRUCTION, LOSS OR DIMINUTION OF PROPERTIES

    If prior to Closing, all or any portion of any FLIP Property is damaged by fire or other natural casualty (collectively "DAMAGE"), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (a "TAKING"), then the following procedures shall apply:

    (a) As used herein, a "MATERIAL EVENT" shall mean any of the following:

        (i) Damage to all or any portion of a FLIP Property, and the cost of repair or replacement of such Damage exceeds 50% of the Allocated Amount and the related Assumed Indebtedness, Prorations and Adjustments of such FLIP Property; or

        (ii) Taking of all or any portion of a FLIP Property, and the value of such Taking exceeds 50% of the Allocated Amount and the related Assumed Indebtedness, Prorations and Adjustments of such FLIP Property; or

        (iii) Any Taking or Damage that results in the cancellation or termination of any Lease of a Required Estoppel Tenant, or that provides to a Required Estoppel Tenant the right to cancel or terminate its Lease upon the giving of subsequent notice (unless such termination right is waived, in writing, by such Tenant), or that otherwise results in the permanent loss of a Required Estoppel Tenant.

    (b) In the event of Damage or a Taking that does not constitute a Material Event, the Company shall close and take the FLIP Properties as diminished by such Damage or Taking, subject to (i) a reduction in the FAV in an amount equal to the difference, if any, between (x) the cost of repair or replacement of such Damage (or the value of such Taking) and (y) the casualty insurance proceeds (or condemnation awards) actually collected by FLIP prior to Closing (and paid to the Company at Closing) by reason of such Damage or Taking.

    (c) If the Damage or Taking is a Material Event, then the Company, at its sole option, shall elect, within 15 days after its acquisition of actual knowledge that such Damage or Taking is a Material Event, to either: (i) delete and eliminate from this Agreement any FLIP Property that has sustained Damage or is taken or made subject to a Taking by giving written notice to FLIP, in which event (x) this Agreement shall be deemed to have been automatically and ipso facto amended so as to eliminate the deleted FLIP Properties herefrom, and FLIP shall take all actions necessary or desirable to divest itself of its record and beneficial ownership of such FLIP Property, and the liabilities incidental or related thereto, and (y) the

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Company and FLIP shall proceed to close on the remaining FLIP Properties (I.E., the non-deleted FLIP Properties) subject to a reduction in the FAV in an amount equal to the aggregate amount of (x) the Allocated Amounts minus (y) the Assumed Indebtedness of the FLIP Property(s) so deleted, in each case as adjusted by eliminating any and all appropriate Prorations and Adjustments with respect to such FLIP Properties; or (ii) proceed to close on all of the FLIP Properties, subject to a reduction in the FAV in an amount equal to the aggregate of all deductible(s) imposed under any casualty insurance policies applicable to the FLIP Property(s) that is the subject of Damage, and an assignment of FLIP's interest in any unpaid insurance proceeds or condemnation awards.

    (d) In the event that the Company elects to close on any FLIP Property that is subject to any Damage or Taking, each party shall fully cooperate with the other party in the adjustment and settlement of the insurance claim (or governmental acquisition proceeding).

    (e) In the event of a dispute between FLIP and the Company with respect to the cost of repair, restoration or replacement as to any Damage or the value of a Taking, an engineer designated by FLIP and an engineer designated by the Company shall select an independent third engineer licensed to practice in the jurisdiction where the FLIP Property is located who shall resolve such dispute. The determination of such third engineer shall be final and binding on the parties and judgment may be rendered thereon in any appropriate court of record. All fees, costs and expenses of such third engineer so selected shall be shared equally by the Company and FLIP.

                                   ARTICLE 10
                               TENANTS IN DEFAULT

    10.1 APPLICABILITY OF PROVISION. If, subsequent to the Approval Date, and prior to the Closing, any FLIP Property shall be leased to (or subject to Leases with) one or more "TENANTS IN DEFAULT," and the total monthly rent payable with respect to such FLIP Property by its Tenants in Default shall, in the aggregate, represent 20% or more of the total rentals then being realized from that FLIP Property (whether one or more, the "DEFAULTED BUILDING"), then, at the Closing, the provisions of this Article 9 shall be applicable. Upon FLIP's discovery of the existence of a Tenant in Default in any FLIP Property, FLIP shall promptly notify the Company, in writing, of the specific facts and circumstances giving rise to such conditions (such written notice being a "TID NOTICE"). For purposes hereof, a "TENANT IN DEFAULT" shall be any Tenant who (i) commits a material default under its Lease, monetary or otherwise, which default has (without regard to applicable notice and cure provisions of its Lease) continued more than 45 days; or (ii) vacates or abandons its respective leased premises without timely paying rent therefor (I.E., within 45 days of due date); or (iii) files, or has filed against it, any petition for bankruptcy or reorganization or other debtor or creditor relief procedure under any state or federal law; or (iv) who repudiates in writing its obligations under its Lease; or (v) who admits or asserts, in writing, its inability or unwillingness either to pay its debts as they become due or otherwise to comply with the terms of its respective Lease.

    10.2 THE COMPANY'S RIGHTS. For and during a period of 20 days after its receipt of a TID Notice (the "TID STUDY PERIOD"), the Company shall have the right to reexamine all of the Books and Records relating to the Tenant In Default and its respective Lease; to inspect the Defaulted Building and leased premises of the Tenant(s) In Default; to interview representatives of, and otherwise freely deal with, the Tenant(s) In Default in order to ascertain the cause and likely effects and ramifications of the particular default(s) in question; and to otherwise evaluate the impact of that particular default on the Company's acquisition of the Defaulted Building as a component of the FLIP Properties. Within ten days after the conclusion of the applicable TID Study Period, upon its reasonable determination that the situation has a Material Adverse Effect on the value of the building, the Company shall have the unilateral right to delete and eliminate those FLIP Properties that include Defaulted Buildings from this Agreement (the "DELETED BUILDINGS") by giving written notice to FLIP ("DELETION NOTICE"). Upon any such identification by the Company of Deleted Buildings and delivery of the Deletion Notice to FLIP, this Agreement shall, without further action of the parties, be deemed to have been amended, ipso facto, so as to eliminate herefrom such Deleted Buildings, and FLIP shall take all actions necessary or desirable to divest itself of its record and beneficial ownership of such FLIP Property, and the liabilities incidental or related thereto, subject to a reduction in the FAV in an amount equal to the aggregate of (x) the Allocated Amounts minus (y) the Assumed Indebtedness of the FLIP Properties so deleted, in each case adjusted by eliminating any and all appropriate Prorations and Adjustments assigned to such FLIP Properties. Upon such amendment, all references to the FLIP Properties shall automatically exclude the Properties so deleted and no Closing or pre-Closing obligations of FLIP (or the conditions precedent to the obligations of the Company to effect the Merger) shall apply to the FLIP Properties so deleted.

                                   ARTICLE 11
                        CONDITIONS PRECEDENT TO CLOSING

    11.1 CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (all of which may be waived in whole or in part by the Company in its sole discretion):

        (a) MASTER INVESTMENT AGREEMENT. The fulfillment (or waiver, if permissible), at or prior to the Closing, of each of the conditions set forth in Article VII of the Master Investment Agreement and the consummation of all of the transactions contemplated in the Master Investment Agreement (other than those contemplated by this Agreement);

        (b) MERGER OF FLIP SUBSIDIARY. At the Effective Time, the FLIP Subsidiary will have merged with and into a wholly-owned subsidiary of the Company, which wholly-owned subsidiary shall qualify as a "qualified REIT subsidiary" within the meaning of the Code;

        (c) PENDING ACTIONS. As of the Closing Date, except as set forth on
    Schedule 6.1(h) to the MCA with respect to the FLIP Properties, there shall be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened, that, after Closing, would materially and adversely affect the value or marketability of any FLIP Property or the FLIP Properties as a whole, or the ability of the Company to operate any or all of the FLIP Properties in the manner in which such FLIP Property is being operated on the date hereof;

        (d) ZONING. As of the Closing Date, no proceedings shall be pending or threatened in writing that could or would involve the change, redesignation, redefinition or other modification of the zoning classifications of any or all of the FLIP Properties, or any portion thereof;

        (e) FLOOD INSURANCE. As of the Closing Date, if any material improvement at a FLIP Property is located in a flood plain, flood plain insurance in form and substance reasonably acceptable to the Company shall be available for purchase by the Company at or prior to the Closing Date;

        (f) UTILITIES. On the Closing Date, no moratorium or legal proceeding shall be pending or threatened affecting the availability, at regular rates and connection fees, of sewer, water, electric, gas, telephone or other services or utilities servicing the FLIP Properties;

        (g) PAY-OFF LETTERS. FLIP shall have provided to the Company a pay-off letter (the "PAY-OFF LETTER") issued by each mortgagee holding an Existing Mortgage, setting forth the amount of principal and interest outstanding on the Closing Date;

        (h) BANKRUPTCY. As of the Closing Date, neither FLIP nor any FLIP Property is the subject of any bankruptcy proceeding for which approval of this transaction has not been given and issued by the applicable bankruptcy court;

        (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of FLIP and the FLIP Shareholders contained herein are true and correct in all material respects as of the Closing Date;

        (j) COVENANTS PERFORMED. All covenants of FLIP and the FLIP Shareholders required to be performed prior to the Closing Date have been performed, in all material respects;

        (k) MATERIAL ADVERSE EFFECT. As of the Closing Date, there have been no events which have had or could be expected to have a Material Adverse Effect;

        (l) TITLE TO THE FLIP PROPERTIES. Title to the FLIP Properties is in the condition required under Article 5;

        (m) NEW JERSEY ENVIRONMENTAL CLEARANCE. On or prior to the Closing Date, FLIP shall have delivered to the Company written proof of compliance with the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 to ET SEQ.) ("ISRA") or written proof of exemption or exclusion therefrom for each FLIP Property at FLIP's sole cost and expense and shall certify that such written proof is a true, complete and correct copy thereof. Such written proof shall be in the form of (i) either (A) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection ("NJDEP"), (B) an unconditional Negative Declaration and No Further Action Letter from the NJDEP or (C) a De Minimis Quantity Exemption and (ii) true complete and correct copies of the supporting Applicability/Nonapplicability Affidavits. FLIP HEREBY WAIVES ITS RIGHT UNDER ISRA TO VOID THE TRANSACTION CONTEMPLATED HEREIN AND TO TERMINATE THIS AGREEMENT AS A RESULT OF NON-COMPLIANCE WITH ISRA; and

        (n) CLOSING DELIVERIES. On the Closing Date, all required closing deliveries shall have been made by FLIP pursuant to Section 10.2, and FLIP shall have delivered any Estoppel Certificates required to be executed by FLIP pursuant to Section 3(a)(xiii) of Schedule 3.1.

    11.2 CLOSING DELIVERIES. It shall be a condition precedent to the obligations of the Company to effect the Merger that, at Closing (or such other times as may be specified below), FLIP shall deliver or cause to be delivered to the Company the following, each in form and substance reasonably acceptable to the Company and its counsel:

        (a) KEYS. Keys to all locks located at each FLIP Property to the extent in FLIP's possession;

        (b) AFFIDAVIT OF TITLE AND ALTA STATEMENT. As to each FLIP Property, an Affidavit of Title and an ALTA Statement (or comparable forms required by the Title Company in New Jersey and required by the Title Company as a condition to the issuance of the Title Policies), including any affidavit required to obtain a non-imputation endorsement, each executed by FLIP and in form and substance acceptable to the Title Company and to the Company;

        (c) LETTERS TO TENANTS. Letters executed by FLIP and, if applicable, its management agents, addressed to all Tenants, in form approved by the Company (the "TENANT LETTERS"), notifying all Tenants of the Merger and directing payment of all rents accruing after the Closing Date to be made to the Company or at its direction;

        (d) TITLE POLICIES AND SURVEYS. The Title Policies (or "marked-up" title commitments) issued by the Title Company, dated as of the Closing Date in the amount of the Allocated Amounts for each FLIP Property, with such endorsements and otherwise in accordance with the requirements of Article 5 (it being understood that FLIP will provide any certificates or undertakings required in order to induce the Title Company to insure over any "gap" period resulting from any delay in recording of documents or later-dating the title insurance file); and the Surveys for each FLIP Property in the form required in Section 5.2 certified by the surveyor to the Company, any designated lender(s) of the Company and the Title Company;

        (e) ORIGINAL DOCUMENTS. To the extent not previously delivered to the Company, originals or copies of the Leases, contracts to be assumed by the Company and Governmental Approvals;

        (f) PLANS AND SPECIFICATIONS. To the extent not previously delivered to the Company, all plans and specifications in FLIP's possession and control or otherwise available to FLIP;

        (g) TAX BILLS. To the extent not previously delivered to the Company, copies of the most currently available Tax Bills;

        (h) ENTITY TRANSFEROR CERTIFICATE. Entity transferor certifications confirming that neither FLIP nor any FLIP Shareholder is a "Foreign Person" within the meaning of Section 1445 of the Code;

        (i) RENT ROLL. A Rent Roll, prepared as of the Closing Date, certified by FLIP to be true, complete and correct through the Closing Date;

        (j) PAY-OFF LETTERS. FLIP shall procure and deliver the Pay-Off Letters with respect to every Existing Mortgage;

        (k) CERTIFICATES OF OCCUPANCY. FLIP shall procure and deliver valid and subsisting certificates of occupancy or the equivalent thereof with respect to each FLIP Property issued by each municipality in which such FLIP Property is located;

        (l) ISRA COMPLIANCE. Documentation evidencing compliance with ISRA issued by the NJDEP's for each of the FLIP Properties; and

        (m) OTHER. Such other documents and instruments as may reasonably be required by the Company, its counsel or the Title Company and that may be necessary to consummate the transaction that is the subject of this Agreement and to otherwise effect the agreements of the parties hereto.

    11.3  CONDITIONS PRECEDENT TO FLIP AND THE FLIP SHAREHOLDERS'
OBLIGATIONS. The obligations of FLIP and the FLIP Shareholders to effect the Merger are subject to the fulfillment, at or prior to the Closing, of the following conditions (all of which may be waived in whole or in part by FLIP and the FLIP Shareholders in their respective sole discretion):

        (a) MASTER INVESTMENT AGREEMENT. The fulfillment (or waiver, if permissible), at or prior to the Closing, of each of the conditions set forth in Article VII of the Master Investment Agreement and the consummation of all of the transactions contemplated in the Master Investment Agreement (other than those contemplated by this Agreement);

        (b) PROMISSORY NOTE. The Company shall have executed and delivered to the Partnership a promissory note substantially in the form attached hereto as Exhibit D, and the Operating Partnership shall have issued to the Company in consideration therefor such number of Partnership Units equal to the aggregate principal amount of indebtedness evidenced by such promissory note divided by the Per Unit Purchase Price; and

        (c) MERGER OF FLIP SUBSIDIARY. At the Effective Time, the FLIP Subsidiary will have merged with and into a wholly-owned subsidiary of the Company, which wholly-owned subsidiary shall qualify as a "qualified REIT subsidiary" within the meaning of the Code.

    11.4 CLOSING DELIVERIES BY THE COMPANY. It shall be a condition precedent to the obligations of FLIP and the FLIP Shareholders to effect the Merger that, at Closing, the Company shall, upon surrender by a FLIP Shareholder of certificates representing FLIP Shares, deliver or cause to be delivered to such FLIP Shareholder certificates representing the number of Company Shares such FLIP Shareholder is entitled to receive pursuant to Section 2.1.

                                   ARTICLE 12
                                 MISCELLANEOUS

    12.1  TERMINATION.

    (a) This Agreement shall be terminated in the event the Master Investment Agreement is terminated pursuant to its terms.

    (b) If this Agreement is validly terminated pursuant to Section 11.1(a), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the parties hereto, except as provided in the Master Investment Agreement.

    12.2 NOTICES. All notices and other communications hereunder must be given in the manner provided in the Master Investment Agreement.

    12.3 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

    12.4 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

    12.5 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person.

    12.6 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

    12.7 PARTIAL INVALIDITY. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

    12.8 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

    12.9 JURISDICTION. THE PARTIES AGREE THAT ALL DISPUTES BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING AT LAW OR IN EQUITY OR OTHERWISE, SHALL BE RESOLVED BY THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER IN ANY OTHER JURISDICTION.

    12.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO A CONTRACT EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE MERGER IS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

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    12.11  COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    12.12 FLIP SUBSIDIARY. It is currently expected by the parties hereto that prior to the Effective Time certain of the FLIP Properties will be held by the FLIP Subsidiary. At the Effective Time, the FLIP Subsidiary will merge with and into a wholly-owned subsidiary of the Company, which wholly-owned subsidiary shall qualify as a "qualified REIT subsidiary" under the Code, and all of the issued and outstanding shares of capital stock of the FLIP Subsidiary shall be extinguished and canceled. The parties hereto agree that they will execute such further documents and instruments and take such further actions as may be reasonably requested by one or more of the other parties hereto to effect such merger.

    12.13 ENTIRE AGREEMENT. This Agreement and the other documents contemplated hereby constitute the entire understanding between the parties with respect to the subject matter hereof, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement.

                                   ARTICLE 13
                                 DEFINED TERMS

    13.1 DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings indicated below:

    "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the business or condition of FLIP, including without limitation financial statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, contracts, licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

    "CONTINUITY PROPERTIES" means all of the FLIP Properties and the FLIP Acquisition Property set forth in Schedule 1(c) to the MCA other than the FLIP Partnership Interests set forth in Schedule 1(o)B to the MCA.

    "FLIP PROPERTIES" means the properties of FLIP including: (i) the parcels of land described and attributed to FLIP in Schedule 1(p)B to the MCA (collectively, the "Land"), together with all strips, gores, rights easements and interests appurtenant thereto, including, but not limited to, all right, title and interest of FLIP in and to any islands, alleys, drives, streets or other public ways adjacent to the Land and any water or mineral rights owned by, or leased to, FLIP; (ii) all improvements located on, over or below the Land, including, but not limited to, the buildings thereon (the "BUILDINGS"), and all other structures, systems, and utilities associated with, and utilized in the ownership and operation of the Buildings (all such improvement being collectively referred to herein as the "IMPROVEMENTS"), but excluding improvements and structures, systems and utilities, if any, owned by Tenants and subtenants of the Buildings: (iii) all right, title and interest of FLIP in and to all tangible personal property (x) located on or in the Land or Improvements, or (y) used in connection with the operation and maintenance of any or all of the FLIP Properties, but not including personal property subject to equipment leases, (collectively, the "PERSONAL PROPERTY"); (iv) all building materials, supplies, hardware, carpeting and other inventory owned by FLIP and maintained in connection with FLIP's ownership and operation of the Land and/or Improvements (collectively, the "INVENTORY"); (v) FLIP's interest in all goodwill, trademarks, trade names, property owners' associations, architectural control boards, development agreements, development rights and entitlements, claims against third parties and other intangible property used or useful in connection with the foregoing (collectively, the "INTANGIBLE PERSONAL PROPERTY"); (vi) FLIP's interest in all leases and other agreements to occupy all or any portion of the Land and/or Improvements in effect on the date hereof or into which FLIP enters prior to the Closing, but pursuant to the express terms of this Agreement

(collectively, the "LEASES"); and (vii) FLIP's proportionate ownership interests in partnerships described on Schedule 1(o)B to the MCA (collectively, the "PARTNERSHIP INTERESTS").

    "MATERIAL ADVERSE EFFECT" means an adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of FLIP or the FLIP Properties which would be material to FLIP and the FLIP Properties, taken as a whole.

    "OPERATING STATEMENTS" mean all income and expense statements and year-end financial operating statements for the FLIP Properties for calendar years 1994, 1995 and 1996 and for the first and second quarters of 1997.

    "PERMITTED LIEN" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to liabilities or obligations not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the FLIP Property subject to such Lien or the use of such FLIP Property in the conduct of the business of FLIP.

    "REMEDIAL ACTION" shall mean any and all corrective or remedial action, preventative measures, response, removal, transport, disposal, clean-up, abatement, treatment and monitoring of Hazardous Materials or Environmental Issues, whether voluntary or mandatory, and includes all studies, assessments, reports or investigations performed in connection therewith to determine if such actions are necessary or appropriate (including investigations performed to determine the progress or status of any such actions), all occurring on or after the date hereof.

    "REMEDIAL COSTS" shall mean all costs, liabilities, expenses and fees incurred on or after the date of this Agreement in connection with Remedial Action, including but not limited to: (i) the fees and environmental consultants and contractors: (ii) reasonable attorneys' fees (including compensation for in-house and corporate counsel provided such compensation does not exceed customary rates for comparable services); (iii) the costs associated with the preparation of reports, and laboratory analysis (including charges for expedited results if reasonably necessary); (iv) regulatory, permitting and review fees;
(v) costs of soil and/ or water treatment (including groundwater monitoring) and/or transport and disposal; and (vi) the cost of supplies, equipment, material and utilities used in connection with Remedial Action.

    "RENT ROLL" means the rent roll for the Buildings, indicating all Leases, Tenants and other pertinent information.

    "TENANTS" means all of the tenants of the FLIP Properties listed on the Rent Roll.

    13.2 GLOSSARY. The following capitalized terms are, unless otherwise indicated below, defined in the following sections of this Agreement, unless otherwise indicated below:

DEFINED TERMS                                                               SECTION
---------------------------------------------------------------  -----------------------------
Acquiror                                                         Recital
Action or Proceeding                                             1(h) of Schedule 3.1
Additional Rent                                                  3(a)(vi) of Schedule 3.1
Adjustments                                                      2.1(b)
Agreement                                                        Preamble
Allocated Amounts                                                2.1(b)
Approval Date                                                    4.3(a)
Assumed Indebtedness                                             2.1(b)
Base Rent                                                        3(a)(vi) of Schedule 3.1
Books and Records                                                12.1
Buildings                                                        12.1

DEFINED TERMS                                                               SECTION
---------------------------------------------------------------  -----------------------------
CERCLA                                                           10.01 of MIA
Closing                                                          1.02 of MIA
Closing Date                                                     1.02 of MIA
Contracts                                                        7(d)
Code                                                             10.01 of MIA
Company                                                          Preamble
Company Shares                                                   2.1(a)
Constituent Corporations                                         1.1
Continuity Properties                                            12.1
Damage                                                           8
Defaulted Building                                               9.1
Defects                                                          5.4
Defects Notice                                                   5.4
Deleted Buildings                                                9.2
Deletion Notice                                                  9.2
Delinquent Rents                                                 7(h)
Delivered Assessments                                            4.3
Disclosed Contracts                                              1(e) of Schedule 3.1
Effective Time                                                   1.4(b)
Environmental Issue Deletion Option                              4.3(d)
Environmental Issue                                              4.3
Environmental Issue Notice                                       4.3(a)
Environmental Law                                                10.01 of MIA
Estoppel Certificate                                             3(a)(xiii) of Schedule 3.1
Exercise Date                                                    1.01(a)(iv) of Stock Purchase
                                                                 Agreement
Existing Loan Documents                                          1(s) of Schedule 3.1
Existing Loans                                                   1(s) of Schedule 3.1
Existing Mortgages                                               1(s) of Schedule 3.1
Existing Notes                                                   1(s) of Schedule 3.1
FAV                                                              2.1(b)
FLIP                                                             Preamble
FLIP Subsidiary                                                  5.1
FLIP Documents                                                   4.2
FLIP Mitigation Option                                           4.3(b)
FLIP Properties                                                  12.1
FLIP Remediation Notice                                          4.3(b)
FLIP Shares                                                      2.1(b)
FLIP Shareholders                                                Preamble
GAAP                                                             10.01 of MIA
Governmental Approvals                                           1(d) of Schedule 3.1
Governmental or Regulatory Authority                             3.05(a) of MIA
Hazardous Materials                                              10.01 of MIA
Improvements                                                     12.1
Intangible Personal Property                                     12.1
Inventory                                                        12.1
ISRA                                                             10.1(m)
Land                                                             12.1
Leases                                                           12.1
Liens                                                            10.01 of MIA
LP Units                                                         2(c) of MCA
Lock-Up Period                                                   2.5

DEFINED TERMS                                                               SECTION
---------------------------------------------------------------  -----------------------------
Maryland Secretary of State                                      1.4(a)(i)
Master Investment Agreement or MIA                               Recital
Material Adverse Effect                                          12.1
Material Event                                                   8(a)
McBride                                                          Recital
McBride Contribution Agreement or MCA                            Recital
McBride Contributor                                              Preamble of MCA
MD Articles of Merger                                            1.4(a)(i)
Merger                                                           Recital
Merger Consideration                                             2.1(b)
MGCL                                                             Recital
New York Secretary of State                                      1.4(a)(ii)
NJDEP                                                            10.1(m)
NYBCL                                                            Recital
NY Certificate of Merger                                         1.4(a)(ii)
Operating Partnership                                            Recital
Operating Statements                                             12.1
Partnerships                                                     1(n) of MCA
Partnership Interests                                            12.1
Partnership Units                                                Recital of MIA
Pay-off Letter                                                   10.1(g)
Per Share Purchase Price                                         2.01 of MIA
Per Unit Purchase Price                                          2.01 of MIA
Permitted Exceptions                                             5(a) of MCA
Permitted Lien                                                   12.1
Permitted Transferee                                             2.5
Personal Property                                                12.1
Prorations                                                       2.1(b)
Refinancing                                                      10.01 of MIA
Remedial Action                                                  12.1
Remedial Costs                                                   12.1
Remediation Escrow                                               4.3(b)
Rent Roll                                                        12.1
Required Estoppel Tenants                                        3(a)(xiii) of Schedule 3.1
Response Period                                                  5.4
Securities Act                                                   3.05(b) of MIA
Stock Purchase Agreement                                         1.01(i) of MIA
Subsequent Assessments                                           4.3
Subsidiary                                                       10.01 of MIA
Surveys                                                          5.2
Surviving Corporation                                            Recital
Taking                                                           8
Tax Bills                                                        1(m) of Schedule 3.1
Tenants                                                          12.1
Tenants in Default                                               9.1
Tenant Letters                                                   10.2(c)
Termination Fee                                                  9.02(b) of MIA
TID Notice                                                       9.1
TID Study Period                                                 9.2
Title Commitments                                                5.1
Title Company                                                    5.1
Title Deleted Properties                                         5.4

DEFINED TERMS                                                               SECTION
---------------------------------------------------------------  -----------------------------
Title Evidence                                                   5.4
Title Policy                                                     5.1
Transaction Agreements                                           10.01 of MIA
Transactions                                                     1.01 of MIA
Transfer Taxes                                                   10.01 of MIA
UCC Searches                                                     5.3

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

                                          AMERICAN REAL ESTATE INVESTMENT
                                          CORPORATION

                                          By: /s/ EVAN ZUCKER
                                             -----------------------------------
                                             Name: Evan Zucker
                                             Title: President

                                          FAIRLAWN INDUSTRIAL PARK, INC.

                                          By: /s/ TIMOTHY B. MCBRIDE
                                             -----------------------------------
                                             Name: Timothy B. McBride
                                             Title: Treasurer and
                                          Attorney-in-Fact

                                      FRANCIS V. McBRIDE
                                      REVOCABLE TRUST, UID 4/22/96

                                      By: /s/ TIMOTHY B.
                                      MCBRIDE,  Attorney-in-Fact
                                         ---------------------------------------
                                         ANTOINETTE R. McBRIDE, TRUSTEE

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          JOAN H. McBRIDE

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          MARY V. DEKORTE

                                          /s/ TIMOTHY B. MCBRIDE
                                          --------------------------------------
                                          TIMOTHY B. McBRIDE

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          KATHRYN M. KRUCKEL

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          MORIA McBRIDE MURPHY

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          J. NEVINS McBRIDE, JR.

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          W. PETER McBRIDE

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          DAVID F. McBRIDE

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          TERENCE A. McBRIDE

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          SHEILA JAMES

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          MICHAEL X. McBRIDE

                                          /s/ TIMOTHY B.
                                          MCBRIDE,  Attorney-in-Fact
                                          --------------------------------------
                                          MARK J. McBRIDE

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                         DATED AS OF            , 1997

                                   ARTICLE I
                                      NAME

    The name of the corporation is:

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

                                   ARTICLE II
                              PURPOSES AND POWERS

    Section II.1.  PURPOSES.

    (a) The purpose of the Company is to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the Charter, "REIT" means a real estate investment trust as defined in Sections 856 through 860 of the Code.

    Section II.2. POWERS. The Company shall have all of the powers granted to corporations by the Maryland General Corporation Law ("MGCL") and all other powers set forth in the Charter which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Charter.

                                  ARTICLE III
                PRINCIPAL OFFICE IN THE STATE AND RESIDENT AGENT

    The post office address and principal office of the Company in the State of Maryland is c/o The Prentice-Hall Company System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Company in the State of Maryland is The Prentice-Hall Company System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

    Section IV.1.  CLASSIFICATION AND NUMBER.

    (a) The number of directors of the Company (the "Directors") shall be seven. The number may be increased or decreased pursuant to the Bylaws of the Company (which action may not affect the tenure of office of any Director), but shall never be more than fifteen nor less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

    (b) The Directors (other than any Director elected solely by holders of one or more classes or series of Preferred Stock) shall be divided into three classes, as nearly equal in number as possible. The first Class of Directors (Class I) shall hold office initially for a term expiring at the first annual
meeting of stockholders after [           ], 1997 (the "Closing Date"). The
Second Class of Directors (Class II) shall hold office initially for a term expiring at the second annual meeting of stockholders after the Closing Date. The Third Class of Directors (Class III) shall hold office initially for a term expiring at the third annual meeting of stockholders after the Closing Date. Directors elected to succeed those Directors whose terms have thereupon expired shall be elected for a term of office of three years and until the election and qualification of their successors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of Directors in each class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of Directors in any two classes shall not exceed one. Stockholder votes to elect Directors shall be conducted in the manner provided in the Bylaws.

    (c) The name and class of the Directors who shall serve as the initial Directors after the Closing Date and until their successors are duly elected and qualified is:

NAME                                                                                                      CLASS
------------------------------------------------------------------------------------------------------  ----------
Jim Mulvihill.........................................................................................  Class III
Evan Zucker...........................................................................................  Class I
David Lesser..........................................................................................  Class III
Jeffrey Kelter........................................................................................  Class II
David McBride.........................................................................................  Class III
Robert Branson........................................................................................  Class II
Timothy McBride.......................................................................................  Class I

    Section IV.2. VACANCIES. Subject to the rights of the holders of any class of stock separately entitled to elect one or more Directors, the stockholders may elect a successor to fill a vacancy on the Board which results from the removal of a Director. A Director elected by the stockholders to fill a vacancy which results from the removal of a Director serves for the balance of the term of the removed Director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more Directors, a majority of the remaining Directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board which results from any cause except an increase in the number of Directors, and a majority of the entire Board may fill a vacancy which results from an increase in the number of Directors. A Director elected by the Board to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

    Section IV.3. RESIGNATION, REMOVAL OR DEATH. Any Director may resign by written notice to the Board, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect one or more Directors, any Director or the entire Board may be removed at any time with cause, by the affirmative vote of the holders of not less than a majority of the then outstanding voting stock.

    Section IV.4. BUSINESS ACTIVITIES BY DIRECTORS. Unless otherwise agreed between the Company and a Director, each individual Director may engage in other business activities of the type conducted by the Company and is not required to present to the Company any investment opportunities presented to them even though the investment opportunities may be within the scope of the Company's investment policies.

    Section IV.5. INDEPENDENT DIRECTORS. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a Director prior to the expiration of the Director's term or office), two of the Directors shall be "Independent Directors." Independent Directors shall mean Directors who are not (i) officers of the Company, (ii) related to officers of the Company or (iii) holders, or officers or directors of such holders, of more than 5% of the issued and outstanding Shares of capital stock of the Company on a fully diluted basis.

    Section IV.6.  GENERAL.

    The Board shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Company; to set apart out of any funds of the Company such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Company; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Company, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Company unless authorized so to do by resolution of the Board.

                                   ARTICLE V
                                 CAPITAL STOCK

    Section V.1. The total number of shares of stock of all classes which the Company has authority to issue is sixty five million (65,000,000) shares of capital stock, par value $.001 per share (the "Shares"), amounting in aggregate par value to $65,000. All of such shares are initially classified as "Common Stock". The Board may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

    Section V.2. Subject to Article VI, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Company:

        (a) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

        (b) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Company's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board may deem advisable.

        (c) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Company, to share ratably in the net assets of the Company remaining, after payment or provision for payment of the debts and other liabilities of the Company and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Company shall be entitled.

    Section V.3. Subject to Article VI and subject to the foregoing, the power of the Board to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the

Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify any unissued shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

        (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

        (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

        (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

        (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board shall determine.

        (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

        (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Company, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

        (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Company, or upon any other action of the Company, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

        (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Company.

    Section V.4. Subject to Article VI and for the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Company (unless otherwise provided in any such articles or document), any class or series of stock of the Company shall be deemed to rank:

        (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

        (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

        (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

    Section V.5. AUTHORIZATION BY BOARD OF STOCK ISSUANCE. The Board is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board and without any action by the stockholders. Notwithstanding any other provision in the Charter, no determination shall be made by the Board nor shall any transaction be entered into by the Company which would cause any Shares or other equity interest in the Company not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

    Section V.6. FRACTIONAL SHARES OF STOCK. The Company may, without the consent or approval of any stockholder, issue fractional Shares of stock, eliminate a fraction of a share by rounding up or down to a full share of stock, arrange for the disposition of a fraction of a share of stock by the person entitled to it, or pay cash for the fair value of a fraction of a share of stock.

    Section V.7. PREEMPTIVE RIGHTS. No holder of any stock or any other securities of the Company, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Company other than such, if any, as the Board, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board, in its sole discretion, may fix; and any stock or other securities which the Board may determine to offer for subscription may, as the Board in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

    Section V.8. CONTROL SHARES. Pursuant to Section 3-702(b) of the MGCL, the terms of Subtitle 7 of Title 3 of such law (the "Control Shares Statute") shall be inapplicable to any acquisition of Control Shares (as that term is defined in the Control Shares Statute) that is not prohibited by the terms of Article VI of the Charter.

                                   ARTICLE VI
                RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

    Section VI.1. DEFINITIONS. For the purpose of this Article VI, the following terms shall have the following meanings:

    (a) AMEX. The term "AMEX" shall mean the American Stock Exchange, Inc.

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    (b) Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

    (c) Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York authorized or required by law, regulation or executive order to close.

    (d) Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.3.7, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

    (e) Charitable Trust. The term "Charitable Trust" shall mean any trust provided for in Section 6.2.1(b)(i) and Section 6.3.1.

    (f) Charitable Trustee. The term "Charitable Trustee" shall mean the Person unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Charitable Trust.

    (g) Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

    (h) Excepted Holder. The term "Excepted Holder" shall mean a stockholder of the Company for whom an Excepted Holder Limit is created by the Board pursuant to Section 6.2.7.

    (i) Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 6.2.7 and subject to adjustment pursuant to Section 6.2.7, the percentage limit established by the Board for such Excepted Holder pursuant to Section 6.2.7.

    (j) Hudson Bay Excepted Holder Limit. The term "Hudson Bay Excepted Holder
Limit" shall mean, subject to adjustment pursuant to Section 6.2.8, [      ]% of
the Common Stock outstanding. Hudson Bay shall be subject to the Ownership Limit with respect to any Preferred Stock acquired.

    (k) Initial Date. The term "Initial Date" shall mean the date upon which the Charter containing this Article VI is filed for record with the State Department of Assessments and Taxation of Maryland.

    (l) Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the AMEX or, if such Shares are not listed or admitted to trading on the AMEX, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such

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Shares selected by the Board or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board.

    (m) McBride Family. The term "McBride Family" shall mean David McBride, Michael McBride and Timothy McBride, each of their parents, brothers, sisters, spouses and children, any lineal descendants of any of the foregoing, any estates of any of the foregoing and any trusts now or hereafter established for the benefit of any of the foregoing; which Persons constitute no less than three individuals for purposes of Section 544 of the Code.

    (n) McBride Family Excepted Holder Limit. The term "McBride Family Excepted Holder Limit" shall mean, subject to adjustment pursuant to Section 6.2.7,
initially [      ]% of the Common Stock outstanding. The McBride Family Excepted
Holder Limit shall be reduced to 40% at such time as the McBride Family Constructively and Beneficially Owns 40% or less of the outstanding Common Stock. The McBride Family shall be subject to the Ownership Limit with respect to any Preferred Stock acquired.

    (o) Ownership Limit. The term "Ownership Limit" shall mean (i) with respect to the Common Stock, the lesser of (A) the percentage obtained by dividing (1) 49.5% minus the McBride Family Excepted Holder Limit by (2) two and (B) 4.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock; and (ii) with respect to any class or series of Preferred Stock, 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock.

    (p) Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

    (q) Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 6.2.1, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

    (r) Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

    (s) Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) a change in the capital structure of the Company, (b) a change in the relationship between two or more Persons which causes a change in Beneficial Ownership or Constructive Ownership of Shares, (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned, or Beneficially Owned and whether by operation of law or otherwise. (For purposes of this Article VI, the right of a limited partner in American Real Estate Investment, L.P., a Delaware limited partnership, to require the Company to issue, at the Company's option, cash or Common Stock in exchange for such limited partner's units of partnership interest pursuant to Article XII of the Agreement of Limited Partnership of American Real Estate Investment, L.P. shall not be considered to be an option or similar right to acquire Shares of the Company, but any actual issuance shall be a Transfer of Common Stock.) The terms "Transferring" and "Transferred" shall have the correlative meanings.

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    Section VI.2.  SHARES.

    Section VI.2.1. OWNERSHIP LIMITATIONS. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

    (a) Basic Restrictions. (i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit; (2) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder; (3) the McBride Family shall not Beneficially Own or Constructively Own Shares in excess of the McBride Family Excepted Holder Limit; and (4) Hudson Bay shall not Beneficially Own or Constructively Own Shares in excess of the Hudson Bay Excepted Holder Limit.

    (ii) No Person shall Beneficially or Constructively Own Shares to the extent that (1) such Beneficial Ownership of Shares would result in the Company being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) such Beneficial or Constructive Ownership of Shares would result in the Company otherwise failing to qualify as a REIT (including, but not limited to, Constructive Ownership that would result in the Company owing (actually or Constructively) an interest in a tenant that is described in
Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

    (iii) No Person shall Transfer any Shares if, as a result of the Transfer, the Shares would be beneficially owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void AB INITIO, and the intended transferee shall acquire no rights in such Shares.

    (b) Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 6.2.1(a)(i) or (ii),

    (i) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 6.2.1(a)(i) or (ii) (rounded to the higher whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in
Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

    (ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of
Section 6.2.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.2.1(a)(i) or (ii) shall be void AB INITIO, and the intended transferee shall acquire no rights in such Shares.

    Section VI.2.2. REMEDIES FOR BREACH. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 6.2.1 (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 6.2.1 shall automatically result in the transfer to the Charitable Trust described

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above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

    Section VI.2.3. NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 6.2.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 6.2.1(b), shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such acquisition or ownership on the Company's status as a REIT.

    Section VI.2.4. OWNERS REQUIRED TO PROVIDE INFORMATION FROM THE INITIAL DATE AND PRIOR TO THE RESTRICTION TERMINATION DATE:

    (a) every owner of more than 1% (or such other percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially and Constructively Owned and a description of the manner in which such Shares are held; provided that a stockholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends received on such Shares (an "Actual Owner"), shall give written notice to the Company stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the stockholder of record is nominee. Each owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial and Constructive Ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

    (b) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company's status as a REIT and to comply with requirements of any taking authority or governmental authority or to determine such compliance.

    Section VI.2.5. REMEDIES NOT LIMITED. Subject to Section 4.1 of the Charter, nothing contained in this Section 6.2 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company's status as a REIT.

    Section VI.2.6. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 6.2, Section 6.3 or any definition contained in Section 6.1, the Board shall have the power to determine the application of the provisions of this Section 6.2 or Section 6.3 with respect to any situation based on the facts known to it. If Section 6.2 or 6.3 requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.1, 6.2 or 6.3.

    Section VI.2.7.  EXCEPTIONS.

    (a) The Board, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Ownership Limit if: (i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account
Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the Excepted Holder's ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph
(a);

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(iii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that clause (2) of subparagraph (a)(ii) of Section 6.2.1 will not be violated by reason of the Excepted Holder's ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (a); and (iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (i),
(ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Share in excess of the Ownership Limit pursuant to any exception thereto granted under this subparagraph (a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 6.2 with respect to Shares held in excess of the Ownership
Limit with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (a)).

    (b) Prior to granting any exception pursuant to subparagraph (a), the Board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole and absolute discretion necessary or advisable in order to determine or ensure the Company's status as a REIT; provided, however, that the Board shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

    (c) Subject to Section 6.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

    (d) The Board may only reduce the Excepted Holder Limit for an Excepted
Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

    (e) The Board may only reduce the McBride Family Excepted Holder Limit below 40%: (i) with the written consent of the McBride Family, or (ii) pursuant to the terms and conditions of Section 6.1(m).

    (f) The Board may only reduce the Hudson Bay Excepted Holder Limit below
[      ]% with the written consent of Hudson Bay.

    Section VI.2.8. INCREASE IN OWNERSHIP LIMIT. The Board may from time to time increase the Ownership Limit, subject to the limitations provided in this
Section 6.2.8.

    (a) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders), could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding Shares.

    (b) Prior to the modification of the Ownership Limit pursuant to this
Section 6.2.8, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure that Company's status as a REIT if the modification in the Ownership Limit were to be made.

    Section VI.2.9. LEGEND. Each certificate for Shares shall bear substantially the following legend:

        The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's Charter, (i) [no Person may Beneficially or Constructively Own Common Stock of the Company in excess of the lesser of (A) the percentage obtained by dividing (1) 49.5% minus the McBride Family

    Excepted Holder Limit by (2) two and (B) 4.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock unless such Person is an Excepted Holder (in which case the Excepted Holders Limit shall be applicable); (ii)] with respect to any class or series of Preferred Stock, no Person may Beneficially or Constructively Own more than 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock of the Company, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to quality as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Company being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO. A Person who attempts to Beneficially or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Company's Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holders of Shares of the Company on request and without change.

    Section VI.3.  TRANSFER OF SHARES IN COMPANY.

    Section VI.3.1. OWNERSHIP IN COMPANY. Upon any purported Transfer or other event described in Section 6.2.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 6.2.1(b). The Charitable Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 6.3.7.

    Section VI.3.2. STATUS OF SHARES HELD BY THE CHARITABLE TRUSTEE. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

    Section VI.3.3. DIVIDEND AND VOTING RIGHTS. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the

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Company that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Company has received notification that Shares have been transferred into a Charitable Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

    Section VI.3.4. RIGHTS UPON LIQUIDATION. Upon any voluntary or involuntary liquidation dissolution or winding up of or any distribution of the assets of the Company, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Company available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares or such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Company, in accordance with Section 6.3.5.

    Section VI.3.5. SALE OF SHARES BY CHARITABLE TRUSTEE. Within 20 days of receiving notice from the Company that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to one or more Persons, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.3.5. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds that amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.3.5, such excess shall be paid to the Charitable Trustee upon demand. The Charitable Trustee shall have the right and power to offer any Shares held in trust for sale to the Company on such terms and conditions as the Charitable Trustee shall deem appropriate.

    Section VI.3.6. PURCHASE RIGHT IN SHARES TRANSFERRED TO THE CHARITABLE TRUSTEE. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 6.3.5. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distributed the net proceeds of the sale to the Prohibited Owner.

    Section VI.3.7. DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Charitable Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the

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restrictions set forth in Section 6.2.1(a) in the hands of such Charitable
Beneficiary and (ii) each such organization must be described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

    Section VI.4. AMEX TRANSACTIONS. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provisions of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

    Section VI.5. ENFORCEMENT. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
Article VI.

    Section VI.6. NON-WAIVER. No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specially waived in writing.

                                  ARTICLE VII

                                  STOCKHOLDERS

    Section VII.1. ACTIONS BY STOCKHOLDERS. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, voting as a single class, except as otherwise provided in the Charter.

    Section VII.2. STOCKHOLDERS PROPOSAL. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Company, including any proposal relating to the nomination of a Director to be elected to the Board, the stockholders must have given timely written notice thereof in writing to the Secretary of the Company in the manner and containing the information required by the Bylaws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Company only to the extent required by Section 2-502 of the MGCL and the Bylaws.

    Section VII.3. ANNUAL MEETING OF STOCKHOLDERS. The first annual meeting of the stockholders of the Company after the Closing Date shall be held in the fourth calendar quarter of 1998.

    Section VII.4. LIMITATION OF DIRECTOR AND OFFICER LIABILITY. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Director or officer of the Company shall be personally liable to the Company or its stockholders for money damages. No amendment of the Charter of the Company or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

    Section VII.5. INDEMNIFICATION. The Company shall indemnify (A) its Directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board or the Company's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contract implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Company or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

    Section VII.6. TRANSACTIONS BETWEEN THE COMPANY AND ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Subject to any express restrictions in the Charter or adopted by the Directors in the Bylaws or by resolution, the Company may enter into any contract or transaction of any kind with any person, including any Director, officer, employee or agent of the Company or any person affiliated with a Director, officer, employee or agent of the Company, whether or not any of them has a financial interest in such transaction.

                                  ARTICLE VIII

                                   AMENDMENTS

    The Company reserves the right from time to time to make any amendments of the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than [a majority] of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting[; provided, however, that any amendment to, repeal of or
adoption of any provision inconsistent with [    ] or of Article VIII shall have
been authorized by not less than [80]% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class), by vote at a meeting or in writing with or without a meeting].

                                   ARTICLE IX

                      DURATION AND DISSOLUTION OF COMPANY

    The duration of the Company shall be perpetual.

                                   ARTICLE X

                                  SEVERABILITY

    The provisions of the Charter are severable, and if the Board shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Charter, even without any amendment of the Charter pursuant to Article VIII and without affecting or impairing any of the remaining provisions of the Charter or rendering invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination. In the event of any such determination by the Board, the Board shall amend the Charter in the manner provided in Article VIII.

    If any provision of the Charter shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Charter in any jurisdiction.

                          DONALDSON, LUFKIN & JENRETTE

              Donaldson, Lufkin & Jenrette Securities Corporation

           227 Park Avenue, New York, New York 10179 - (212) 882-3200


                                          November 10, 1997


Board of Directors
American Real Estate Investment Corporation
1670 Broadway, Suite 3350
Denver, CO 80202

Dear Sirs:


    You have requested our opinion as to the fairness from a financial point of view to American Real Estate Investment Corporation (the "Company") and its stockholders of, if the aggregate, (i) the consideration to be paid by the Company and its operating partnership, American Real Estate Investment, L.P. (the "Operating Partnership"), to the Investors and Contributors (as hereinafter defined) pursuant to the terms of (a) the Stock Purchase Agreement, dated as of August 20, 1997 (the "Stock Purchase Agreement"), between Hudson Bay Partners, L.P. ("Hudson Bay") and the Company, (b) the Management Contribution Agreement, dated as of August 20, 1997 (the "Management Contribution Agreement"), among Jeffrey Kelter ("Kelter"), Penn Square Properties, Inc. ("Penn Square"), the Operating Partnership and the Company, (c) the McBride Contribution Agreement, dated as of August 20, 1997 (the "McBride Contribution Agreement"), among McBride Hudson Bay, L.P. (the "McBride Contributor"), the Company, the Operating Partnership and the other entities listed therein and (d) the Agreement and Plan of Merger, dated as of August 20, 1997 (the "Merger Agreement"), among Fairlawn Industrial Park, Inc. ("FLIP"), the FLIP Shareholders (as defined therein) and the Company pursuant to which FLIP will be merged with into the Company with the Company as the surviving entity; and (ii) the consideration to be received by the Company and the Operating Partnership pursuant to the Stock Purchase Agreement, the Management Contribution Agreement, the McBride Contribution Agreement and the Merger Agreement (which four agreements are referred to collectively as the "Transaction Agreements"). The Transaction Agreements were entered into concurrently with the execution and delivery of a Master Agreement (as defined below), and the transactions contemplated by the Transaction Agreements will be consummated concurrently with those contemplated by the Master Agreement. As used herein, the term "Investors and Contributors" shall mean Hudson Bay (and, under certain circumstances, certain Outside Investors (as defined in the Stock Purchase Agreement)), Kelter, the FLIP Shareholders, the McBride Contributor and the Common Stock Recipients and the LP Unit Recipients (as such last two terms are defined in the McBride Contribution Agreement).



    Pursuant to the Stock Purchase Agreement, Hudson Bay (and, under certain circumstances set forth in the Stock Purchase Agreement, certain Outside Investors) will purchase for cash, subject to certain exceptions set forth in the Stock Purchase Agreement, that number of shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") equal in value to $30.0 million (subject to reduction to the extent of certain contributions pursuant to the McBride Contribution Agreement, including the McBride Consideration (as defined below)), at a purchase price of $11.00 per share, and the Company will issue to Hudson Bay a warrant to purchase 300,000 shares of Company Common Stock, exercisable for a period of seven years, at a price of $11.00 per share (such consideration to be paid by Hudson Bay and the Outside Investors, if any, is referred to as the "Hudson Bay Consideration").

    Pursuant to the Management Contribution Agreement, Kelter will contribute to the Operating Partnership 190,000 shares of Class A preferred stock, par value $.01 per share, of Penn Square, representing all of the authorized and issued preferred stock of Penn Square, in consideration for that number of units of limited partnership interest in the Operating Partnership ("LP Units", which are exchangeable for shares of Company Common Stock or cash in accordance with the partnership agreement of the Operating Partnership) obtained by dividing $4.0 million by $11.00, and a warrant to purchase 250,000 LP Units, exercisable for a period of seven years, at a price of $11.00 per LP Unit (such consideration to be paid by Kelter, the "Penn Square Consideration").


    Pursuant to the McBride Contribution Agreement, the McBride Contributor will make or cause to be made the following contributions to the Operating Partnership and/or the Company (and as to certain of which contributed assets the Operating Partnership and/or the Company will assume existing liabilities as provided in the McBride Contribution Agreement): (i) certain ownership interests in partnerships, corporations or limited liability companies that own (or will own at the closing of the transactions contemplated by the McBride Contribution Agreement) certain interests in real and personal property identified in the McBride Contribution Agreement; (ii) certain other interests in real and personal property identified in the McBride Contribution Agreement; (iii) a cash contribution of $2.0 million; and (iv) certain rights to acquire interests in certain real property identified in the McBride Contribution Agreement (such consideration to be paid or caused to be paid by the McBride Contributor and the consideration to be paid by the FLIP Shareholders pursuant to the Merger Agreement are collectively referred to as the "McBride Base Consideration"). Pursuant to the McBride Contribution Agreement, David McBride will receive a warrant to purchase 125,000 LP Units, exercisable for a period of seven years, at a price of $11.00 per LP Unit. In addition, the McBride Contributor will make an additional cash contribution to the Operating Partnership at the time of consummation of the initial contribution of $6.4 million in exchange for LP Units at a price of $11.00 per LP Unit (such additional consideration, to be paid by the McBride Contributor and the McBride Base Contribution are collectively referred to as the "McBride Consideration").


    Pursuant to the Merger Agreement, each share of common stock, no par value per share, of FLIP ("FLIP Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), shall be converted at the Effective Time into the right to receive that number of shares of Common Stock equal to (x) FAV (as defined in and subject to certain adjustments set forth in the Merger Agreement), divided by (y) the total number of shares of FLIP Common Stock issued and outstanding immediately prior to the Effective Time, divided by (z) $11.00. At the Effective Time, a subsidiary of FLIP is expected to merge with and into a subsidiary of the Company, and all shares of capital stock of such subsidiary of FLIP are expected to be cancelled and extinguished in such merger.


    Pursuant to the Merger Agreement and the McBride Contribution Agreement, the McBride Contributor, the Common Stock Recipients, the LP Unit Recipients and the FLIP Shareholders will together receive from the Company and the Operating Partnership that number of shares of Company Common Stock or LP Units, or a combination of both, that, subject to certain adjustments set forth in the McBride Contribution Agreement and the Merger Agreement, equals the number obtained by dividing the equity value of the McBride Base Consideration (which value the parties have agreed equals $46.6 million) by $11.00.


    In arriving at our opinion, we have assumed that (i) 10% or more the sum of aggregate Allocated Amounts (as defined in the McBride Contribution Agreement) and the Allocated Amounts (as defined in Merger Agreement) will not be delayed by the Operating Partnership pursuant to the terms of the McBride Contribution Agreement and/or the Merger Agreement and (ii) the Acquisition Portfolio (as defined in the McBride Contribution Agreement) will consist of Acquisition Properties (as defined in the

McBride Contribution Agreement) or contracts for the purchase of Acquisition Properties (or other comparable properties in lieu thereof) having an aggregate value of at least $37 million.


    In arriving at our opinion, we have reviewed the Master Investment Agreement, dated as of August 20, 1997 (the "Master Agreement"), among the McBride Contributor, Kelter, Penn Square and Hudson Bay (collectively, the "Investors"), the Operating Partnership, the Company and the other parties listed therein, and the exhibits which include, without limitation, the Stock Purchase Agreement, the Management Contribution Agreement and the McBride Contribution Agreement and the Merger Agreement; the draft Amended and Restated Agreement of Limited Partnership of the Operating Partnership attached as
Exhibit 7.02(1) to the Master Agreement and the draft Articles of Amendment of Articles of Incorporation of Penn Square attached as Exhibit B to the Management Contribution Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company or the Investors including information provided during discussions with Company management and representatives of the Investors. Included in the information provided during discussions with Company management were certain financial projections of the Company for the period beginning January 1, 1997 and ending December 31, 2001 prepared by management of the Company. Included in the information provided during discussions with representatives of the Investors were certain financial projections of Penn Square for the period beginning January 1, 1997 and ending December 31, 2006 prepared by management of Penn Square, certain cash flow projections for the individual real estate properties to be transferred to the Company or the Operating Partnership pursuant to the transactions contemplated by the Master Agreement for the period beginning July 1, 1997 and ending June 30, 2003 prepared by the Investors and certain operating cost projections for the Company on a pro forma basis for the period beginning January 1, 1997 and ending June 30, 1998 prepared by the Investors. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock, reviewed prices and premiums paid in certain/ other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of the opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.


    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the company, the Investors or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of management of the Company as to the future operating and financial performance of the company. With respect to the cash flow projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the Investors as to the future cash flows of the applicable real estate properties. With respect to the operating cost projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the Investors as to the future operating costs of the Company on a pro forma basis. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities, or those of Penn Square or any assets or liabilities to be transferred to the Company pursuant to the transactions contemplated by the Master Agreement or for making any independent verification of any of the information reviewed by us.

    Our opinion is necessarily based on economic, market financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company Common Stock will actually trade at any time. Our opinion does not address the relative merits of the transactions contemplated by the Master Agreement and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the transactions contemplated by the Master Agreement. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    This opinion has been prepared for use by the Board of Directors of the company and shall not be reproduced, summarized, described or referred to, or given to any other person or otherwise made public, without the prior written consent of DLJ; provided, however, that this letter may be reproduced in full in a proxy statement/prospectus of the Company with respect to the meeting of its shareholders in connection with the transactions contemplated by the Master Agreement.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be paid by the Company and the Operating Partnership to the Investors and Contributors as described above and the consideration to be received by the Company and the Operating Partnership in the forms of the Hudson Bay Consideration, the Penn Square Consideration and the McBride Consideration are, in the aggregate, fair to the Company and its stockholders from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE

                                          SECURITIES CORPORATION


                                          By:__/s/ Michael S. Dana______________

                                             Michael S. Dana
                                            Managing Director

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                           1670 Broadway--Suite 3350
                             Denver, Colorado 80202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Mr. James Mulvihill and Mr. Evan Zucker, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of American Real Estate Investment Corporation, a Maryland corporation, held of record by the undersigned on October 8, 1997, at the Special Meeting of Stockholders to be held on December 11, 1997, or any adjournment thereof.

    1. A proposal to approve, subject to stockholder approval at the Special Meeting of proposals 2 and 3 herein, the consummation of an agreement with McBride providing for the contribution to the Company or the Operating Partnership of (i) interests in certain entities owning real properties, cash and agreements to acquire office and industrial properties, and (ii) $2 million, in exchange for shares of Stock, LP Units and warrants to purchase LP Units.

          / /  In Favor of          / /  Against          / /  Abstain

    2. A proposal to approve, subject to stockholder approval at the Special Meeting of proposals 1 and 3 herein, the consummation of the Merger with and into the Company pursuant to which the Company will issue to the stockholders of FLIP shares of Stock of the Company and, as a consequence of the Merger, will result in the adoption of Amended and Restated Articles of Incorporation of the Company and the reconstitution of the Company's Board of Directors.

          / /  In Favor of          / /  Against          / /  Abstain

    3. A proposal to approve, subject to stockholder approval at the Special Meeting of proposals 1 and 2 herein, the consummation of an agreement providing for the purchase by Hudson Bay of a total of 1,963,635 shares of Stock.

          / /  In Favor of          / /  Against          / /  Abstain

    4. A proposal to approve the postponement or adjournment of the Special Meeting for the solicitation of additional votes, if necessary.

          / /  In Favor of          / /  Against          / /  Abstain

    5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3. IF NO DIRECTION IS MADE WITH RESPECT TO PROPOSAL 4, THIS PROXY WILL NOT BE VOTED IN FAVOR OF PROPOSAL 4.

    PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

    WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated: , 1997                           Signature
                                        Title (if required)
                                        Signature (if held jointly)